As filed with the Securities and Exchange Commission on October 9, 2026

Registration No. 333-292590

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silvia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	39-2767031
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, Floor 2

New York, New York 10022

Telephone: (305) 938-0912

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Pompliano

Chief Executive Officer

Silvia, Inc.

600 Lexington Avenue, Floor 2

New York, New York 10022

Telephone: (305) 938-0912

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Constantine Karides, Esq.

Lynwood E. Reinhardt, Esq.

Katherine E. Geddes, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

(212) 521-5400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-292590) (the “Registration Statement”), originally filed by Silvia, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2026 and declared effective on January 20, 2026, is being filed to include in the Registration Statement the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026, including the audited consolidated financial statements contained therein; the information contained in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 13, 2026, including the unaudited condensed consolidated financial statements contained therein; and other material developments since the date of the prospectus dated January 23, 2026, and to update certain other information in the Registration Statement.

The prospectus contained in this Post-Effective Amendment amends and restates in its entirety the prospectus dated January 23, 2026 filed by the Company with the SEC pursuant to Rule 424(b)(3) on January 23, 2026. The prospectus contained in this Post-Effective Amendment is a complete prospectus and does not rely on incorporation by reference of the Company’s reports filed under the Securities Exchange Act of 1934, as amended.

No additional securities are being registered under this Post-Effective Amendment, and this Post-Effective Amendment is not being filed pursuant to Rule 462(c) or Rule 462(d) under the Securities Act of 1933. The Registration Statement registers 34,411,715 shares of common stock, par value $0.001 per share (“Common Stock”), consisting of 13,900,000 shares offered for resale by certain selling securityholders named in the prospectus (each, a “Selling Securityholder” and, collectively, the “Selling Securityholders”), 7,659,237 shares issuable upon conversion of purchased convertible notes issued by the Company (the “Convertible Notes”) and offered for resale by the Selling Securityholders, and 12,852,478 shares issuable by the Company upon exercise of warrants to purchase Common Stock (the “Warrants”). All registration fees payable in respect of the registered securities were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We and the Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 9, 2026.

PROSPECTUS

Silvia, Inc.

13,900,000 Shares of Common Stock

7,659,237 Shares of Common Stock Issuable Upon Conversion of the Convertible Notes

12,852,478 Shares of Common Stock Issuable Upon Exercise of the Warrants

This prospectus relates to 34,411,715 shares of our common stock, par value $0.001 per share (“Common Stock”), which consists of (i) the resale of up to 13,900,000 shares of our Common Stock by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), (ii) the resale of up to 7,659,237 shares of Common Stock issuable upon conversion of the Convertible Notes (as defined below) by certain of the Selling Securityholders, and (iii) the issuance by the Company of up to 12,852,478 shares of Common Stock that are issuable upon the exercise of 12,852,478 warrants, including 12,499,978 public warrants (the “Public Warrants”) and 352,500 private warrants (the “Private Warrants” and together with the Public Warrants, the “Warrants”).

On December 5, 2025, we consummated the transactions contemplated by that certain business combination agreement, dated as of June 23, 2025 (the “Business Combination Agreement”), with Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“Legacy ProCap”), and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”). As contemplated by the Business Combination Agreement, (i) SPAC Merger Sub merged with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”) and (ii) Company Merger Sub merged with and into Legacy ProCap, with Legacy ProCap continuing as the surviving company (the “Company Merger,” together with SPAC Merger, the “Mergers” and collectively with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). As a result of the Business Combination, CCCM and Legacy ProCap became our wholly-owned subsidiaries, and we became a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

The Selling Securityholders can sell, under this prospectus, up to 21,559,237 shares of Common Stock constituting approximately 27% of our issued and outstanding shares of Common Stock and approximately 35% of our issued and outstanding shares of Common Stock held by non-affiliates as of September 30, 2026. Sales of a substantial number of shares of our Common Stock in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of shares of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of shares of our Common Stock.

The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices.

We are registering the resale of shares of Common Stock as required by an amended and restated registration rights agreement, dated as of December 5, 2025, by and among us, Legacy ProCap, the sponsor and certain holders of common units of Legacy ProCap (the “ProCap Holders”), under which we assumed the obligations of CCCM under that certain registration rights agreement, dated as of May 15, 2025 (as amended, the “Amended and Restated Registration Rights Agreement”).

We are also registering the resale of shares of Common Stock as required by the subscription agreements, dated as of June 23, 2025, entered into by and among us, Legacy ProCap and CCCM (collectively, the “Convertible Note Subscription Agreements”), pursuant to which, upon the consummation of the Business Combination on December 5, 2025 (the “Closing”), certain qualified investors (the “Convertible Note Investors”) purchased convertible notes issued by the Company (the “Convertible Notes”), in an aggregate principal amount of $235.0 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). On February 9, 2026, the Company entered into privately negotiated note repurchase agreements (the “Repurchase Agreements”) with certain noteholders of its outstanding Convertible Notes (the “Repurchase”). Pursuant to the Repurchase Agreements, the Company agreed to repurchase $135,400,000 in aggregate principal amount of the Convertible Notes for an aggregate cash purchase price of $119,152,000. The outstanding principal balance of the Convertible Notes after the Repurchase was $99,600,000.

We are also registering the issuance of shares of Common Stock underlying the Warrants as required by that certain warrant agreement, dated as of May 15, 2025, by and between CCCM and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (“CST”), as warrant agent, as subsequently assigned pursuant to that certain warrant assignment, assumption and amendment agreement, dated as of December 5, 2025 (the “A&R Warrant Agreement”), by and among us, CCCM, and CST.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “SVIA” and our Warrants are listed on the Nasdaq Capital Market under the symbol “SVIAW.” On October 6, 2026, the closing price of our Common Stock was $4.18 and the closing price for our Warrants was $0.56.

Our business and investment in our securities involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 21,559,237 shares of Common Stock from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” the “Registrant,” and “Silvia” and refer to the consolidated operations of Silvia, Inc. and its subsidiaries. All references herein to the “Board” refer to the board of directors of the Company. References to “Pubco” refer to the Company prior to the consummation of the Business Combination and references to “Legacy ProCap” refer to ProCap BTC, LLC prior to the consummation of the Business Combination.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements regarding the financial position, business strategy and the plans and objectives of management for our future operations, are forward-looking statements. When used in this prospectus, the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

The forward-looking statements in this prospectus are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus and are subject to numerous risks, including, but not limited to, the following:

●	our ability to realize the benefits expected from the Business Combination;

●	our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges;

●	our ability to maintain listing of the Company’s securities on The Nasdaq Stock Market LLC (“Nasdaq”);

●	the price and volatility of Bitcoin;

●	the potential impact of a prolonged government shutdown;

●	our ability to implement our Bitcoin treasury strategy and its effects on our business;

●	changes in applicable laws and regulations;

●	our ability to manage growth;

●	the nature and degree of our competition;

●	the general volatility of the capital markets and the establishment of a market for our shares;

●	our ability to raise the additional capital necessary to sustain our anticipated operations and implement our business plan;

●	the loss of one or more of the Company’s executive officers and other key employees;

●	failure to hire and retain qualified employees;

●	failure to comply with federal, state and local laws and regulations; and

●	risks related to global economic and societal disruptions from the impact of part terrorist attacks in the United States, threats of future attacks, political and military activities overseas, other disruptive worldwide political and economic events, and adverse weather conditions.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. We operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 7 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants. Unless the context otherwise requires, we use the terms “Silvia,” “Company,” “we,” “us” and “our” in this prospectus to refer to Silvia, Inc. and our wholly owned subsidiaries.

Overview

Founded in 2025, Silvia is a U.S.-based modern finance company. Our mission is to help independent investors make money. Historically, our operations included investor-focused media, educational content and strategic investments designed to support independent investors through digital platforms and other content offerings. In addition, we believe that advances in artificial intelligence (“AI”) and automation have the potential to transform financial analysis, investment research and investor decision support. Our strategy is centered on developing scalable technology platforms, expanding our proprietary data and analytical capabilities, and pursuing strategic opportunities that enhance our products, services and long-term growth prospects. Through a combination of internal development initiatives and strategic acquisitions, we seek to provide technology-enabled solutions designed to improve the accessibility, efficiency and quality of financial information and analysis available to investors.

During 2026, we expanded our AI-focused initiatives through the launch of Silvia Insights, an AI-driven research product designed to provide investors with market intelligence and investment research, and the acquisition of CFO Silvia, Inc. (“CFO Silvia” and such acquisition, the “CFO Silvia Acquisition”), a consumer-focused financial technology platform that utilizes AI to aggregate and analyze financial information. During the quarter ended June 30, 2026, we further expanded our business to include asset management through the launch of Silvia Innovation Fund I, LP, a Delaware limited partnership (the “Initial Fund” and, together with any other private funds, alternative investment vehicles or co-investment vehicles that we or our subsidiaries sponsor, advise or manage, the “Funds”), and, on August 13, 2026, an unaffiliated third-party trust filed a registration statement with respect to five proposed exchange-traded funds for which one of our subsidiaries is proposed to serve as investment sub-adviser. We also have adopted a Bitcoin treasury strategy and intend to hold Bitcoin as a treasury reserve asset. Our business is built upon a foundational belief that Bitcoin represents a superior long-term store of value and a viable alternative to traditional fiat-based reserve assets, and we believe that Bitcoin will play an increasingly important role as a reserve asset for individuals, corporations and governments worldwide.

The Business Combination

On June 23, 2025, the Company, Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), Legacy ProCap, and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”), previously entered into a business combination agreement, dated June 23, 2025, (and as may be further amended, restated or otherwise modified from time to time, the “Business Combination Agreement” and, together with the Transaction Financings (as defined below) and other transactions contemplated by the Business Combination Agreement, the “Business Combination”). On July 28, 2025, the parties to the Business Combination Agreement entered into the First Amendment to the Business Combination Agreement (the “First Amendment to the Business Combination Agreement”), which amended the Business Combination Agreement to provide, among other things, that 15% of the adjustment shares, which were originally to be delivered to the holders of common units of Legacy ProCap, would be reallocated to non-redeeming public shareholders. On December 5, 2025 (the “Closing” and, such date, the “Closing Date”), as contemplated by the Business Combination Agreement, the Company consummated the Business Combination, pursuant to which: (i) SPAC Merger Sub merged with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”) and (ii) Company Merger Sub merged with and into Legacy ProCap, with Legacy ProCap continuing as the surviving company (the “Company Merger,” and together with SPAC Merger, the “Mergers”).

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Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the Closing, CCCM de-registered from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Domestication”), and (ii) upon the Closing, (x) in connection with the SPAC Merger, each outstanding share of common stock of CCCM immediately prior to the effective time of the SPAC Merger was automatically cancelled in exchange for the right to receive shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), and each holder of a warrant of CCCM received a warrant to purchase one share of Common Stock (each, a “Warrant”), and (y) in connection with the Company Merger, the ProCap Holders received, in exchange for their membership interests in Legacy ProCap, shares of Common Stock. As a result of the Business Combination, CCCM and Legacy ProCap became wholly-owned subsidiaries of the Company, and the Company became a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement. The rights of holders of our Common Stock and Warrants are governed by our Amended and Restated certificate of incorporation (our “Charter”), our amended and restated bylaws (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). See the section entitled “Description of Capital Stock.”

Convertible Note Financing

In connection with the execution of the Business Combination Agreement, on June 23, 2025, the Convertible Note Investors each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with us, Legacy ProCap, and CCCM pursuant to which, upon the Closing, the Convertible Note Investors purchased convertible notes issued by the Company (the “Convertible Notes”), in an aggregate principal amount of $235.0 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing” and, together with the purchase of preferred units by certain subscribers pursuant to the preferred equity subscription agreements, dated as of June 23, 2025 (the “Preferred Equity Investment”), the “Transaction Financings”). The Convertible Note Financing was funded and contingent upon the Closing. The Convertible Notes have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and are collateralized by cash, cash equivalents and certain Bitcoin assets. Under the indenture associated with the Convertible Note Financing (the “Indenture”), the Company has up to 30 days from the Closing to achieve, and must maintain at all times thereafter, a 1.0:1.0 loan-to-collateral ratio compliance level with respect to the Convertible Notes using a mix of Bitcoin (with Bitcoin being valued at 50% for collateral calculation purposes), cash and cash equivalents (with cash and cash equivalents being valued at 100% for collateral calculation purposes). While the Company is not obligated under the terms of the Indenture to maintain any specific minimum percentage of the collateral for the Convertible Notes in the form of Bitcoin, as of October 6, 2026, no less than approximately 47% of the Company’s aggregate Bitcoin holdings will serve as collateral under the Indenture. U.S. Bank Trust Company, National Association serves as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements.

Recent Developments

The following summarizes material developments in our business since the date of the prospectus dated January 23, 2026, in each case as reported in our filings with the SEC through October 6, 2026.

Repurchase of Convertible Notes. On February 9, 2026, we entered into privately negotiated note repurchase agreements with certain holders of the Convertible Notes and repurchased $135.4 million aggregate principal amount of the Convertible Notes for an aggregate cash purchase price of $119.2 million. As of June 30, 2026, $99.6 million aggregate principal amount of Convertible Notes remained outstanding, with a net carrying value of $92.3 million. The Convertible Notes have a conversion rate of 76.9 shares of Common Stock per $1,000 principal amount, equal to a conversion price of approximately $13.00 per share. Although the Convertible Notes mature in 2028, holders have the right to require us to repurchase all or a portion of the Convertible Notes for cash at a price equal to 100% of the outstanding principal amount on June 5, 2027.

Acquisition of CFO Silvia, Inc. On April 6, 2026, we completed our acquisition of CFO Silvia, Inc. pursuant to an Agreement and Plan of Merger dated as of February 9, 2026. The merger consideration consisted of (i) 8,100,000 shares of Common Stock, reduced to 7,516,951 shares to account for certain unpaid liabilities as of the closing date, (ii) 900,000 shares of Common Stock deposited into escrow for twelve months to secure indemnification obligations under the merger agreement, and (iii) up to 9,000,000 additional shares of Common Stock issuable as earnout consideration if the daily volume-weighted average trading price of our Common Stock, determined over the ten-day period ending the day prior to the applicable determination date, equals or exceeds $9.00 per share during the five-year period following the closing date. The offer and sale of the closing shares and the escrow shares were not registered under the Securities Act and were made in reliance on Section 4(a)(2) of the Securities Act. We entered into a registration rights agreement covering the resale of the closing shares, the escrow shares and the earnout shares. None of those shares are offered by this prospectus. Effective as of the closing date, Shain Noor, CFO Silvia’s co-founder, was appointed our Chief Technology Officer.

Expansion into Asset Management. During the quarter ended June 30, 2026, we expanded our business to include asset management through the launch of the Initial Fund. As of June 30, 2026, the Initial Fund and the related entities had not commenced significant operations and had not engaged in material transactions.

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Proposed Exchange-Traded Funds. On August 13, 2026, Tidal Trust IV, a Delaware statutory trust that is not affiliated with us (the “ETF Trust”), filed a registration statement on Form N-1A with the SEC with respect to five proposed actively managed exchange-traded funds (the “Silvia ETFs”). Tidal Investments LLC serves as investment adviser to the Silvia ETFs (the “Adviser”), and ProCap Investment Advisers, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Investment Manager”) is proposed to serve as investment sub-adviser (in that capacity, the “Sub-Adviser”) and to provide portfolio management services. As of October 6, 2026, we had not earned any sub-advisory fees, no seed capital had been committed or funded by us or our subsidiaries and costs incurred in connection with the proposed funds were not material.

Special Purpose Vehicle Investments. On August 26, 2026, we expanded our asset management through the launch of Silvia SPV, LP (the “SPV Fund”), which is advised by the Investment Manager. The SPV Fund has committed to invest in three privately-held companies for a total of $11.0 million, which will be initially funded by the Company. As of October 6, 2026, we had not earned any management fees on those investments.

Company Name Change. On September 17, 2026, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State to change the Company’s name from ProCap Financial, Inc. to Silvia, Inc., effective as of September 22, 2026.

Summary Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

●	Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of shares of our Common Stock to fall.

●	Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy.

●	Our expansion into AI-powered financial products and services is at an early stage and exposes us to technology, operational, and execution risks.

●

Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.

●	The AI models on which our business depends may produce inaccurate, biased, or harmful outputs, which could expose us to reputational harm, regulatory action, and litigation.

●

Due to our limited operating history and the concentration of our Bitcoin holdings, it will be difficult to evaluate our business and future prospects, and we may not be able to achieve or maintain profitability in any given period.

●	We depend on third-party computing infrastructure and on access to large quantities of high-quality data, and rapid technological change could render our AI technology obsolete or uncompetitive.

●

We operate in a highly competitive environment and compete against companies and other entities with similar strategies, including companies with significant Bitcoin holdings and spot exchange traded funds and spot exchange-traded products (“ETPs”) for Bitcoin and other digital assets, and our business, operating results, and financial condition may be adversely affected if we are unable to compete effectively.

●	The regulatory environment for AI is rapidly evolving and uncertain, and new laws and regulations could restrict our operations, increase our costs, or expose us to enforcement actions.

●	Investing in Bitcoin exposes us to certain risks associated with the inherent nature of Bitcoin as a digital asset, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in Bitcoin’s entirely electronic, virtual form and decentralized network. Our risk management methods to address these risks might not be effective.

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●	There is legal and regulatory uncertainty around Bitcoin and other digital assets, and our Bitcoin strategy could subject us to enhanced regulatory oversight.

●	Holders of our Common Stock will experience dilution in the future due to any exercise of existing Warrants, any conversion of the Convertible Notes, the issuance of shares of Common Stock in connection with our acquisition of CFO Silvia, including any earnout shares, and any future issuances of our equity securities.

●	We will incur significant costs as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.

●	We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

●	We have engaged in transactions with our affiliates and we expect to do so in the future. The terms of such transactions and the resolution of any conflicts that may arise may not always be in our or our stockholders’ best interests.

●	Our directors and executive officers are active on social media, which may pose risks to our reputation, create regulatory or disclosure concerns, and impact the Common Stock price.

●	Volatility in our share price could subject us to securities class action litigation.
●	Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Convertible Notes and could have a further material adverse effect on our business, financial condition and results of operations.

●	The debt documents governing debt incurred by us other than the Convertible Notes may contain terms that restrict our current and future borrowing costs and reduce our access to capital.

●	The Convertible Notes will be secured by a substantial portion of our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent to the extent the value of such assets exceeded the amount of our secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

●	The conversion rate of the Convertible Notes may not be adjusted for all dilutive events that may occur.

●	There is limited trading and liquidity for the Convertible Notes, and notwithstanding any registration rights and trading being facilitated through the facilities of The Depository Trust Company, holders’ ability to sell the Convertible Notes could be limited.

●	Unrealized fair value gains on our Bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

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●	We have identified a material weakness in our internal control over financial reporting. If we are unable to remediate the material weakness and maintain effective internal controls, the accuracy and timeliness of our financial reporting may be adversely affected, which could cause the market price of our Common Stock to decline, lessen investor confidence and harm our business.

●	We may not realize the anticipated benefits of our acquisition of CFO Silvia, and the integration of that business may be more costly or take longer than we expect.

●	We are highly dependent on Anthony Pompliano and other members of our senior management team and the loss of key personnel could have a material adverse effect on our business, operations, financial condition and stock price.

●	We must satisfy the requirements for continued listing on Nasdaq, including its independent director and audit committee requirements, and any failure to do so could result in the delisting of our Common Stock and our Warrants.

●	We cannot guarantee that our share repurchase program will be fully consummated or that it will enhance long-term stockholder value, and share repurchases will diminish our cash and Bitcoin reserves.

Corporate Information

We were incorporated under the laws of the state of Delaware on June 17, 2025, for the purpose of effectuating the Business Combination. On September 17, 2026, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State to change the Company’s name from ProCap Financial, Inc. to Silvia, Inc., effective as of September 22, 2026. Our principal executive offices are located at 600 Lexington Avenue, Floor 2, New York, New York 10022, and our telephone number is (305) 938-0912. Our website address is https://www.silvia.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering of our securities. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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THE OFFERING

Shares of Common Stock offered by the Selling Securityholders	Up to 21,559,237 shares of Common Stock, which consists of (i) up to 13,900,000 shares of Common Stock issued in connection with the Business Combination and (ii) up to 7,659,237 shares of Common Stock issuable upon conversion of the Convertible Notes. On February 9, 2026, we agreed to repurchase $135.4 million aggregate principal amount of the Convertible Notes. As of June 30, 2026, $99.6 million aggregate principal amount of Convertible Notes remained outstanding and 7,659,237 shares of Common Stock were issuable upon conversion of the Convertible Notes.

Shares of Common Stock offered by us	Up to 12,852,478 shares of Common Stock that are issuable upon the exercise of the Warrants.

Shares of Common Stock outstanding prior to this offering	79,375,625 shares of Common Stock (as of October 6, 2026).

Warrants outstanding prior to this offering	12,852,478 Warrants (as of October 6, 2026).

Exercise Price per Warrant	$11.50

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise. On October 6, 2026, the last reported sales price of our Common Stock was $4.18 and the exercise price per share of the Warrants was $11.50. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that the holders of the Warrants will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, there is no certainty that the holders of Warrants will exercise their Warrants and, accordingly, we may not receive any cash proceeds in relation to our outstanding Warrants. See “Use of Proceeds.”

Risk Factors	You should carefully read the “Risk Factors” beginning on page 7 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq Global Market symbol for our Common Stock	“SVIA”

Nasdaq Capital Market symbol for our Warrants	“SVIAW”

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RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Throughout this section, unless otherwise indicated or the context otherwise requires, references to “Silvia,” “we,” “us,” “our” and other similar terms refer to the Company and its subsidiaries, prior to and/or after giving effect to the Business Combination, as the context may require.

Risks Related to the Offerings

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of shares of our Common Stock to fall.

The Selling Securityholders can sell, under this prospectus, up to 21,559,237 shares of Common Stock, constituting approximately 27% of our issued and outstanding shares of Common Stock and approximately 35% of our issued and outstanding shares of Common Stock held by non-affiliates, as of September 30, 2026.

Sales of a substantial number of shares of our Common Stock in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of shares of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of shares of our Common Stock.

The exercise of our outstanding Warrants and the conversion of our Convertible Notes would dilute the ownership interests of our existing stockholders and could adversely affect the market price of our Common Stock.

As of October 6, 2026, we had 12,852,478 Warrants outstanding, each entitling the registered holder to purchase one share of Common Stock at an exercise price of $11.50 per share, and 7,659,237 shares of Common Stock were issuable upon conversion of our outstanding Convertible Notes (after giving effect to our repurchase in February 2026 of approximately $135.4 million aggregate principal amount of Convertible Notes). To the extent the Warrants are exercised or the Convertible Notes are converted, additional shares of Common Stock will be issued, which will dilute the ownership interests of our existing stockholders and increase the number of shares eligible for resale in the public market. Sales of a substantial number of such shares, or the perception that such sales may occur, could adversely affect the prevailing market price of our Common Stock and make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

Our Warrants are exercisable at a price that significantly exceeds recent trading prices of our Common Stock, the Warrants may expire worthless, and we may not receive any cash proceeds from the exercise of the Warrants.

Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Warrants became exercisable 30 days after the completion of the Business Combination and will expire at 5:00 p.m., New York City time, on December 5, 2030, or earlier upon redemption or liquidation. The exercise price of the Warrants has significantly exceeded recent trading prices of our Common Stock. The closing price of our Common Stock was $4.18 per share as of October 6, 2026.

There is no assurance that the market price of our Common Stock will exceed the exercise price of the Warrants before the Warrants expire. If it does not, holders of the Warrants will have no economic incentive to exercise their Warrants, the Warrants will expire worthless and those holders will lose the entire value of their investment in the Warrants. We may receive up to an aggregate of approximately $148 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash, and we expect to use any net proceeds we receive from the exercise of the Warrants for general corporate purposes. To the extent that Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease, potentially to zero. Accordingly, we may not receive any cash proceeds from our outstanding Warrants, and we do not expect to rely on the exercise of the Warrants as a source of funding. If we require additional capital, we may be unable to obtain it on acceptable terms or at all. See “Use of Proceeds” and “Description of Capital Stock.”

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We may not have an effective registration statement or a current prospectus available for the shares of Common Stock issuable upon exercise of the Warrants, in which case the Warrants may be exercisable only on a cashless basis or may not be exercisable at all, and may expire worthless.

We are not obligated to deliver any shares of Common Stock upon the exercise of a Warrant, and we have no obligation to settle a Warrant exercise, unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a current prospectus relating to those shares is available. We have registered the offering of the shares of Common Stock issuable upon exercise of the Warrants on a Registration Statement on Form S-1 (File No. 333-292590) that was declared effective on January 20, 2026, and supplemented as recently as August 19, 2026, and we have filed Post-Effective Amendment to the Registration Statement, of which this prospectus forms a part, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026, including the audited consolidated financial statements contained therein, the information contained in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 13, 2026, including the unaudited condensed consolidated financial statements contained therein, and other material developments since the date of the prospectus dated January 23, 2026, and to update certain other information in the Registration Statement. We have agreed to use our commercially reasonable efforts to maintain a current prospectus relating to those shares until the expiration of the Public Warrants. We may not be able to do so, and we may be required to suspend the use of the prospectus from time to time. In addition, no Warrant will be exercisable, and we will not be obligated to issue shares of Common Stock upon exercise of a Warrant, unless the shares of Common Stock issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder. If these conditions are not satisfied, the holder of a Warrant will not be entitled to exercise that Warrant, and the Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. Holders of Warrants therefore bear the risk that their Warrants expire worthless notwithstanding any increase in the market price of our Common Stock.

The resale of a substantial number of shares of our Common Stock by our affiliates, or the perception that these sales could occur, may cause the market price of our Common Stock to decline significantly.

This prospectus covers the resale of up to 21,559,237 shares of our Common Stock by the Selling Securityholders, representing approximately 27% of our outstanding Common Stock, and approximately 35% of our shares held by non-affiliates as of September 30, 2026. 11,262,500 of these shares are held by our directors, executive officers, and affiliates.

The number of shares registered for resale is substantial relative to the historical trading volume of our Common Stock. During the three months ended June 30, 2026, the average daily trading volume of our Common Stock was approximately 1.2 million shares. Accordingly, even sales representing a small percentage of the registered shares could exceed ordinary trading volume and result in a significant decline in the market price of our Common Stock. Sales may also occur in concentrated periods, including immediately following effectiveness of the registration statement, the expiration or waiver of lock-up restrictions, or the release of our financial results, which may amplify volatility. We cannot predict the timing, size, or manner of any sales by the Selling Securityholders, and the Selling Securityholders are under no obligation to inform us of their intentions in advance of a sale.

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Risks Related to Our Business and AI-Strategy

Our expansion into AI-powered financial products and services is at an early stage and exposes us to technology, operational, and execution risks.

In 2026, we added strategies relating to the use of AI and automation to support the development and delivery of financial products and services, while maintaining our Bitcoin treasury strategy and de-emphasizing our advertising and media operations. In April 2026, we launched Silvia Insights, an AI-based research platform intended to deliver research to independent investors, and we completed our acquisition of CFO Silvia. CFO Silvia has developed a consumer-facing AI platform that aggregates and organizes financial data to provide users with automated financial education, tracking, and analytical tools, and that connects to financial account integrations, including brokerage accounts, retirement accounts, cryptocurrency wallets, real estate valuation services, and alternative investment platforms.

Our AI-powered products and strategy are at an early stage of development. CFO Silvia has limited historical operations, and we have not yet generated material revenue from AI-powered products or services. The development, launch, and commercialization of these offerings will require significant additional investment in technology, talent, and infrastructure, and we may be unable to develop, commercialize, or scale them successfully, which could impair or delay our AI strategy. In addition, although CFO Silvia performs extensive internal testing on its products and features, it has a limited frame of reference by which to evaluate their long-term quality, reliability, durability, and performance characteristics, including exposure to or consequence of external attacks, and latent defects may exist that it is unable to detect or remedy before release. Efforts to remedy defects may not be timely, may hamper production, or may not completely satisfy users. If we are unable to manage this expansion successfully, our business, financial condition, and the market price of our Common Stock could be materially and adversely affected.

The AI models on which our business depends may produce inaccurate, biased, or harmful outputs, which could expose us to reputational harm, regulatory action, and litigation.

Our AI-powered products and services rely on large language models, generative AI systems, and other machine learning technologies, including third-party foundation models licensed from external providers, that are probabilistic in nature and may generate outputs that are factually incorrect, misleading, offensive, or otherwise harmful. These outputs, sometimes referred to as “hallucinations,” are an inherent limitation of current AI architectures, and our mitigation efforts, including human review and oversight processes, may not be sufficient to prevent them. If our AI systems produce inaccurate outputs that users rely on in financial or other consequential contexts, it could lead us or our customers to make decisions that could bias certain individuals or classes of individuals, and we could face liability exposure, regulatory enforcement actions, loss of user trust, and material damage to our brand and reputation. The probabilistic nature of these systems means that similar inputs may produce materially different outputs at different times, making comprehensive quality assurance and testing inherently difficult. We may also be unable to fully explain or audit how our AI models produce particular outputs, which may create challenges in complying with regulatory requirements relating to algorithmic transparency and explainability. Improvements to our models may not eliminate these risks, and as our products are deployed in increasingly consequential contexts, the potential severity of harm from erroneous outputs increases accordingly.

We depend on third-party computing infrastructure and on access to large quantities of high-quality data, and rapid technological change could render our AI technology obsolete or uncompetitive.

Training and operating AI models require access to substantial and specialized computational resources, including high-performance graphics processing units and large-scale data center capacity. The global supply of these resources is constrained, and we depend on a limited number of suppliers for critical hardware components and on cloud infrastructure providers for a significant portion of our computing needs. We also rely on third-party providers of foundation models and large language models to power certain features of our AI products, and we have limited control over the development, pricing, availability, or performance of those models. Any disruption to the supply chain for AI-specialized chips, whether due to geopolitical tensions, export controls, manufacturing constraints, natural disasters, or supplier-specific issues, and any disruption to those cloud services or foundation model application programming interfaces (“APIs”), adverse change to their pricing or terms, termination or non-renewal of license agreements, or decision by those providers to prioritize their own competing AI offerings, could impair our ability to develop and operate our AI products or increase our costs. The cost of compute has risen substantially and may continue to increase as competition for scarce resources intensifies.

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The performance of our AI models also depends on the quantity, quality, and diversity of the data used by us and our third-party service providers to train them, and on our continued access to financial account data through third-party integrations. We face increasing legal, regulatory, and contractual restrictions on the data available for AI training. Copyright holders, content publishers, and data providers have asserted that the use of their content for AI training constitutes infringement, and multiple lawsuits are pending against AI companies alleging copyright infringement in connection with AI training data. Litigation regarding the applicability of fair use and similar doctrines to AI training data remains unresolved, and website operators and content platforms have implemented technical measures to prevent AI companies from accessing their content. If we or our third-party model providers are found to have infringed third-party intellectual property rights in connection with AI training, or if we are unable to obtain sufficient high-quality data, or if legal developments require us to obtain licenses for data previously used without explicit authorization, our ability to develop competitive AI products could be significantly impaired, and we could face substantial retroactive licensing costs, litigation exposure, or claims for damages or injunctive relief.

In addition, the AI industry is characterized by rapid and disruptive technological change, evolving industry standards, frequent new product introductions, and short product life cycles. Breakthroughs in AI architectures, training methodologies, or inference optimization could fundamentally alter the competitive landscape in ways that are difficult to predict, and competitors or new market entrants may develop technologies that are superior to, or more cost-effective than, ours, or that render our approach technically obsolete. The transition from one generation of AI technology to the next may require substantial capital investment with no assurance of adequate returns. If we fail to keep pace with technological advances or misallocate resources toward technologies that do not gain market acceptance, our business, financial condition, and results of operations could be materially and adversely affected.

We may not be able to adequately protect our proprietary technology and intellectual property, and we face risks of infringement claims from third parties.

Our success depends in part on our ability to protect our proprietary AI models, training methodologies, datasets, software, and other intellectual property. We rely on a combination of trade secret, copyright, patent, and trademark law, as well as contractual restrictions, to protect those rights. The legal protections available for AI-related innovations, including the patentability of AI-generated inventions and the copyrightability of AI model outputs, remain uncertain and are evolving. Courts and the U.S. Copyright Office have indicated that works generated solely by AI without human authorship may not be eligible for copyright protection, which could limit our ability to protect certain AI-generated outputs. Our trade secrets, including model weights, training methods, and proprietary techniques, could be independently discovered, reverse-engineered, or misappropriated by competitors or former employees. We also face the risk that third parties, including competitors with extensive patent portfolios, will assert intellectual property claims against us. The AI industry has seen a significant increase in patent assertion activity, and we may be required to obtain licenses, modify our technology, or cease certain activities in response to infringement claims, any of which could be costly and disruptive. In addition, if the outputs of our AI systems are found to infringe third-party copyrights, trademarks, or other intellectual property rights, we could face claims from content owners or be required to implement filtering or other measures that could impair our products’ functionality.

The regulatory environment for AI is rapidly evolving and uncertain, and new laws and regulations could restrict our operations, increase our costs, or expose us to enforcement actions.

Governments worldwide are developing and implementing regulatory frameworks for AI, and the pace and scope of regulatory activity has accelerated significantly. The European Union’s Artificial Intelligence Act (the “AI Act”) - the world’s first comprehensive AI law - entered into force on August 1, 2024, with most of its provisions applying from August 2, 2026. The AI Act imposes risk-based compliance obligations on providers and deployers of high-risk AI systems, including obligations relating to data quality, transparency, human oversight, and record-keeping requirements, and may require modifications to our products, development processes, and operational practices. Certain provisions of the AI Act relating to prohibited AI practices and general-purpose AI models have earlier or phased application dates, and our use of third-party foundation models may subject us to additional compliance obligations under the AI Act even where we are not the developer of those models. In the United States, a patchwork of federal executive orders, agency guidance, and state legislation creates a complex and potentially inconsistent regulatory landscape, and other jurisdictions are pursuing their own regulatory approaches. These regimes may impose requirements relating to algorithmic transparency, bias testing and auditing, impact assessments, data governance, human oversight, and content labeling that are technically difficult or commercially impractical to satisfy. The cost of compliance across multiple jurisdictions is substantial and growing, and non-compliance could result in significant fines, operational restrictions, or reputational harm.

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We may also become subject to regulatory action under existing consumer protection, anti-discrimination, privacy, fair lending, or sector-specific laws that are applied to AI technologies in novel or unexpected ways. State attorneys general and the Federal Trade Commission have brought enforcement actions against companies for allegedly unfair or deceptive practices in connection with AI products, including claims relating to the accuracy of AI outputs and the adequacy of disclosures to consumers. The CFO Silvia platform is designed to provide informational, educational, and analytical tools and is not intended to provide personalized investment advice within the meaning of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or to serve as a registered investment adviser. However, the platform’s conversational AI features, which generate responses tailored to individual users’ financial information and questions, could be characterized by regulators as providing individualized advice or recommendations. If the SEC or a state regulator were to disagree with our characterization, we could become subject to registration, examination, disclosure, and compliance obligations that would be costly, could require changes to the platform’s functionality, and could expose us to enforcement action for having operated without proper registration. Our business is also subject to export controls and trade restrictions that may limit our ability to deploy AI products and services in certain jurisdictions or to access certain technologies and components, and violations could result in significant civil and criminal penalties. The uncertainty surrounding future regulation makes it difficult for us to plan our business and could deter potential users from adopting our products.

We collect and process substantial amounts of personal and financial data, and privacy, data protection, and cybersecurity failures could expose us to liability and reputational harm.

We collect, process, store, and use substantial amounts of data, including personal data and sensitive financial information, in connection with the operation of our AI-powered systems and services. The CFO Silvia platform connects to users’ brokerage, retirement, cryptocurrency wallet, real estate valuation, and alternative investment accounts, and the aggregation of that information increases the potential consequences of any security incident or misuse. Our AI models may also process personal data during training, fine-tuning, or inference, and the lawfulness of such processing under applicable data protection laws is subject to ongoing regulatory scrutiny and uncertainty. We are subject to a broad and evolving array of data privacy and protection laws and regulations, including the General Data Protection Regulation in the European Union, the California Consumer Privacy Act, as amended by the California Privacy Rights Act, the Gramm-Leach-Bliley Act and its implementing regulations, and numerous other federal, state, and international privacy laws. These laws impose complex obligations regarding data collection, use, storage, transfer, and deletion, and provide individuals with various rights regarding their personal data, including rights that may be difficult to satisfy in the context of AI model training. Data protection authorities have initiated investigations into AI companies regarding the lawfulness of processing personal data for model training, and we could face enforcement actions, fines, or orders to cease processing that could materially disrupt our operations. The interaction between AI-specific regulations and general privacy frameworks remains uncertain and could create compliance gaps or conflicting requirements, and cross-border data transfer restrictions add further complexity to our operations.

In addition, bad actors use increasingly sophisticated methods, including the use of AI, to engage in illegal activities involving the theft and misuse of personal information, confidential information, and intellectual property, and the use of AI technology can itself give rise to security risks to our confidential and proprietary information. A security incident affecting our systems, the CFO Silvia platform, or the third-party providers on which we or that platform rely could result in the loss, unauthorized disclosure, or misuse of user data and account credentials. Any of these events could damage our reputation, result in the loss of valuable property and information, cause us to breach applicable laws and regulations, subject us to litigation and regulatory proceedings, and adversely affect our business, financial condition, and results of operations.

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We may not realize the anticipated benefits of our acquisition of CFO Silvia, Inc., and the integration of that business may be more costly or take longer than we expect.

We believe that significant benefits may be realized from our acquisition of CFO Silvia, Inc., which we completed on April 6, 2026. Realizing those benefits will be a complex process, however, and may disrupt our existing operations if it is not implemented in a timely and efficient manner. The full benefits of the acquisition may not be realized as we expect, may not be achieved within the anticipated time frame, or may not be achieved at all, and any failure to achieve those benefits could adversely affect our business, operating results or financial condition and cause the combined business not to perform as expected. Among other matters, we must address the following in order to realize the anticipated benefits of the acquisition:

●	combining certain of the companies’ financial, reporting and corporate functions;

●	consolidating the companies’ administrative and information technology infrastructure;

●	expanding the finance and accounting infrastructure and personnel of CFO Silvia, Inc., including SEC reporting capabilities and technical accounting, tax, internal audit and compliance capabilities;

●	implementing and maintaining the internal control over financial reporting and the disclosure controls and procedures required of a public company; and

●	maintaining continued compliance with the Nasdaq Listing Rules, including Nasdaq’s corporate governance requirements.

The integration and operation of CFO Silvia may be difficult and may impose significant demands on our management and our administrative and financial resources. Integration risks include implementing consistent operating standards; consolidating systems, procedures and vendors; integrating management and personnel; retaining key employees; maintaining employee morale; adapting marketing strategies; and establishing or enhancing financial reporting systems and internal control over financial reporting. As described above, we have identified a material weakness in our internal control over financial reporting, which may increase the difficulty of integrating the acquired business into our financial reporting processes. We also depend on the continued service of the personnel of the acquired business, including Shain Noor, our Chief Technology Officer. If we are unable to integrate, operate or improve CFO Silvia effectively, or if we are unable to retain its key personnel, our business, results of operations and cash flows could be materially and adversely affected.

Because there was no public market for the capital stock of CFO Silvia, Inc., the value of the shares of Common Stock that we issued in that acquisition may be more or less than the fair market value of the capital stock we acquired.

The outstanding capital stock of CFO Silvia was privately held and was not traded in any public market, which made it difficult to determine its fair market value. Because the percentage of our equity issued to the stockholders of CFO Silvia was determined on the basis of negotiations between the parties, it is possible that the value of the shares of Common Stock we issued in the acquisition was more or less than the fair market value of the capital stock we acquired.

The accounting for our acquisition of CFO Silvia is preliminary and remains subject to measurement-period adjustments, and the final accounting for that acquisition may differ from the preliminary amounts we have recorded.

The results of CFO Silvia are included in our consolidated financial statements beginning on the April 6, 2026 acquisition date, and we incurred approximately $1.4 million of expenses directly related to the acquisition during the six months ended June 30, 2026. As of June 30, 2026, we had recorded a preliminary purchase price allocation reflecting total consideration of $23.3 million, identifiable intangible assets of $15.3 million and goodwill of $12.7 million. That purchase price allocation is preliminary and remains subject to measurement-period adjustments relating to the finalization of certain income tax matters and the valuation of the assets acquired and the liabilities assumed, and any such adjustments may be recorded during the measurement period, which will not exceed one year from the acquisition date. Accordingly, the amounts that we ultimately record, including the allocation of the consideration among the assets acquired and the liabilities assumed and the amounts of goodwill and other intangible assets, may differ from the preliminary amounts. To the extent that we record goodwill or other intangible assets in connection with the acquisition, those assets would be subject to periodic impairment testing, and any resulting impairment charge could adversely affect our reported results of operations.

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Although we attempt to remedy any issues we observe in our products as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not completely satisfy our customers.

We have performed, and will continue to perform, extensive internal testing on our products and features; however, like the rest of the industry, we currently have a limited frame of reference by which to evaluate certain aspects of our long-term quality, reliability, durability and performance characteristics, including exposure to or consequence of external attacks. While we attempt to identify and address or remedy defects we identify during the pre-production and sale phases, there may be latent defects that we may be unable to detect or control for our products, and thereby address, prior to its sale to customers.

Risks Related to Our Expansion into Asset Management

Our expansion into asset management is a new initiative. The Investment Manager’s registration as an investment adviser with the SEC may be delayed or may not become effective, the Initial Fund may not raise capital, operate or perform as anticipated, and additional private funds, special purpose vehicles and the proposed Silvia ETFs may not launch or operate as anticipated, which could materially and adversely affect our business, financial condition, results of operations and reputation.

Our expansion into the asset management business is a new initiative. The Investment Manager serves as investment adviser to the Initial Fund, our initial asset-management product. The Investment Manager may also serve as investment adviser to additional private funds and to special purpose vehicles, alternative investment vehicles, co-investment vehicles and similar vehicles (“SPVs”) that we or our subsidiaries sponsor, advise or manage (the Initial Fund, together with any such other private funds and SPVs, the “Funds”; the term “Funds” does not include the Silvia ETFs). The Investment Manager is also proposed to serve as investment sub-adviser to five proposed actively managed exchange-traded funds described under “Risks Related to Our Expansion into Exchange-Traded Funds” below (the “Silvia ETFs”). Silvia Innovation Fund I GP, LLC, the general partner of the Initial Fund (the “General Partner”), is also our wholly-owned subsidiary and is a legal entity separate from the Investment Manager. We, the Investment Manager and the General Partner have a limited operating history forming, marketing, managing and administering private funds, SPVs and other investment products, and no operating history providing sub-advisory services to registered investment companies.

The Investment Manager currently relies on exemptions from registration as an investment adviser under applicable federal and state law in connection with its private fund advisory activities, including its advisory services to the Initial Fund. An investment adviser or sub-adviser to a registered investment company, however, generally must be registered with the SEC under the Advisers Act, and may not rely on those exemptions. On September 17, 2026, the Investment Manager filed Parts 1 and 2A of Form ADV with the SEC to register as an investment adviser under the Advisers Act, but its registration has not yet become effective, and there can be no assurance that its registration will become effective on the anticipated timeline or at all. The SEC may request additional information or changes to the Investment Manager’s disclosures, policies, procedures, personnel or operations, or may institute proceedings to determine whether registration should be denied, and the Investment Manager may experience other regulatory, operational or compliance delays in completing the registration process. Any delay in, or failure to obtain, registration could delay or prevent the Investment Manager from serving as sub-adviser to the Silvia ETFs and the launch of one or more Silvia ETFs, limit the Investment Manager’s ability to expand its advisory activities beyond those permitted by the exemptions on which it currently relies, prevent us from earning anticipated sub-advisory fees, require changes to our proposed products or contractual arrangements or cause us to incur additional costs. Registration with the SEC would not constitute approval or endorsement by the SEC of the Investment Manager, its qualifications or any investment product it advises, and would not ensure that the Initial Fund will raise sufficient capital, operate or perform as anticipated or that any additional private fund, SPV or Silvia ETF will launch, raise sufficient capital, achieve its investment objectives or be commercially successful.

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Our asset management activities are subject to extensive regulation and compliance requirements that could increase our costs, require changes to our business and expose us to liability.

Registration under the Advisers Act applies at the adviser level and, once effective, generally will govern the Investment Manager’s advisory business as a whole, not only its activities as sub-adviser to the Silvia ETFs. Upon registration, the Investment Manager’s advisory activities with respect to the Initial Fund, any other private funds, any SPVs and the Silvia ETFs will be subject to the Advisers Act and to SEC examination authority, and compliance with these requirements with respect to our existing private fund business may require changes to our existing marketing materials, valuation practices, expense allocation practices and Fund documentation. The Investment Manager’s registration will not relieve the Funds of the need to satisfy the separate exemptions on which they rely, as described below, or relieve the Silvia ETFs of the separate requirements applicable to registered investment companies. The General Partner is not currently registered as an investment adviser with the SEC and may become registered in the future, in its discretion or if required by applicable law, and there can be no assurance that any exemption on which it relies will remain available. Growth in regulatory assets under management, changes in the activities of the Investment Manager or the General Partner, or changes in applicable law could require registration or subject the asset management business to additional regulatory requirements.

As an investment adviser, the Investment Manager currently owes fiduciary duties to its advisory clients and is subject to the anti-fraud provisions of the Advisers Act. Upon registration, the Investment Manager will become subject to additional requirements applicable to SEC-registered investment advisers and to SEC examination authority. These current and future regulatory requirements, together with those applicable to the General Partner, may expose us, through our ownership of them, to compliance costs, liabilities and reputational risks, including requirements relating to, among other matters:

●	Written compliance policies and procedures under Rule 206(4)-7 under the Advisers Act, including the designation of a chief compliance officer;
●	Marketing, advertising and presentation of investment performance, including under Rule 206(4)-1 under the Advisers Act;
●	Books and records and regulatory reporting;
●	Custody and safeguarding of assets;
●	Valuation of investments;
●	Allocation of investments, co-investments, fees and expenses;
●	Transactions involving affiliates;
●	Codes of ethics, personal trading and political contributions;
●	Receipt and use of material nonpublic information;
●	Anti-money-laundering, sanctions and investor-identification controls, including requirements that may become applicable under future regulations;
●	Privacy, cybersecurity and protection of confidential investor information;
●	Pay-to-play restrictions;
●	Employee benefit plan and Employee Retirement Income Security Act of 1974, as amended matters; and
●	Disclosure and management of conflicts of interest.

Compliance with these requirements will require significant expenditures, additional personnel and substantial management attention, and the applicable regulatory framework may change or be interpreted by regulators differently from us. The launch of additional Funds or other products with different structures, investment strategies or investor bases could further increase the complexity and cost of the compliance program.

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We intend that investment advisory services will be provided through the Investment Manager. Our consumer platform does not provide personalized investment advice within the meaning of the Advisers Act and is not intended to serve as a registered investment adviser. However, whether a person is acting as an investment adviser depends on the relevant facts and circumstances. Changes to the functionality of our consumer platform, the manner in which investment-related information is presented through it, its integration with the Investment Manager or the Funds, or the nature and size of our other activities could cause the SEC or another regulator to conclude that we or one or more of our other subsidiaries are acting as an investment adviser or are otherwise subject to investment-adviser or other regulation. Such a determination could require additional registrations, compliance infrastructure or changes to our consumer platform or other business activities and could expose us to examinations, investigations, enforcement proceedings or other liability.

Failure to satisfy applicable exemptions or to comply with the requirements governing our advisory activities could expose us and the Funds to liability.

The Initial Fund is being offered in a transaction exempt from registration in reliance on Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended, and relies on the exemption from registration provided by Section 3(c)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and other private funds and SPVs may rely on the same or similar exemptions, although their offering terms, investor eligibility requirements and applicable exclusions may differ. The availability of these exemptions depends on compliance with numerous conditions, including applicable investor-eligibility requirements, which may differ by vehicle and exemption, as well as restrictions relating to the manner of offering Fund interests, the number and nature of investors, transfers of Fund interests and the activities of the Funds and their affiliates. A failure to satisfy the conditions of an applicable exemption could require an affected Fund to register, restructure or discontinue its activities and could result in investor rescission rights, regulatory action, litigation and other liability.

We, our subsidiaries, the Investment Manager, the General Partner, and their respective directors, officers and employees could be subject to liability for errors of judgment, mistakes of law, breaches of fiduciary duty or other acts or omissions in connection with the management of the Funds or the provision of sub-advisory services to the Silvia ETFs. A failure to comply with applicable law, regulation, Fund documents or the terms of a sub-advisory agreement could result in regulatory examinations or investigations, investor or client claims, litigation, fines, censures, disgorgement, limitations on activities, suspension or revocation of the Investment Manager’s registration or other registrations, disqualification from managing assets for certain investors, termination of advisory or sub-advisory relationships and reputational harm. Any of these consequences could materially and adversely affect our business and our ability to raise and manage investor capital.

Actual, potential or perceived conflicts of interest could adversely affect the Funds, the Silvia ETFs, their investors, our business and our reputation.

Our asset management activities will create actual, potential and perceived conflicts among us and our subsidiaries, including the Investment Manager and the General Partner, our and their respective directors, officers and employees, the Funds, the Silvia ETFs, other investment vehicles and accounts, portfolio companies, co-investors, Fund investors, Silvia ETF shareholders and our public stockholders. In particular, Anthony Pompliano serves as our Chief Executive Officer and Chairman and is identified in the Initial Fund’s offering materials as the Chairman and Chief Executive Officer of the General Partner, the portfolio manager of the Investment Manager, and the Initial Fund’s key person, and he is expected to serve as a portfolio manager of the Silvia ETFs. Other personnel may likewise have overlapping positions, responsibilities or economic interests and may be required to allocate their time and attention among our existing business, the Funds, the Silvia ETFs and other affiliated activities.

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Conflicts may arise in connection with, among other matters:

●	The allocation of investment and co-investment opportunities among the Funds, the Silvia ETFs, other accounts and our corporate treasury activities;
●	The allocation of personnel, time and other resources;
●	The allocation of due-diligence, broken-deal, legal, compliance and other expenses;
●	Transactions among Funds, affiliated entities and portfolio companies;
●	Services provided by us or our affiliates to Funds or portfolio companies, and the fees received for those services;
●	Differences in management fees, sub-advisory fees, carried interest and other economic arrangements among the Funds and the Silvia ETFs;
●	Side letters and preferential rights granted to particular investors;
●	The valuation of investments;
●	The timing and terms of investment purchases, sales and distributions;
●	Continuation vehicles and other transactions that extend an investment’s holding period;
●	Personal investments made by our personnel or their affiliates;
●	The receipt, sharing or use of material nonpublic information;
●	Public commentary by our personnel regarding markets, digital assets or issuers in which we, a Fund or a Silvia ETF has or may acquire an interest;
●	The funding and subsequent return of General Partner or Company capital; and
●	Our responsibilities to public stockholders as compared with the fiduciary or contractual duties owed by the Investment Manager or the General Partner to the Funds, the Silvia ETFs and their investors.

Different fee structures and performance-based compensation arrangements may create an incentive to allocate opportunities to Funds or accounts that generate greater fees or carried interest. Carried interest may also create an incentive to cause a Fund to make investments with a higher risk of loss, dispose of investments at a particular time or hold investments for longer than would otherwise be the case. Conversely, investments made with capital provided by us may create incentives that differ from those relating to investments made primarily with third-party capital.

The Investment Manager and the General Partner may establish policies, procedures, information barriers and governance processes designed to identify and mitigate conflicts of interest, and we may seek review by independent directors, advisory committees or other bodies where appropriate. These measures may not identify or adequately address every conflict, and conflicts may not be resolved in favor of us, our public stockholders, a particular Fund or Silvia ETF or its investors. The duties of our directors and officers to us and our stockholders may differ from, and may conflict with, the fiduciary or contractual duties that the Investment Manager and the General Partner owe to the Funds, the Silvia ETFs and their investors. Actual or perceived failures to manage conflicts appropriately could result in investor dissatisfaction, loss of investor capital, investor outflows or redemptions, adverse publicity, litigation, regulatory investigations or enforcement actions, impair the ability to raise future Funds and damage our reputation. Conflicts relating to the license arrangement with a publisher in which our Chief Executive Officer holds an ownership interest are described under “Risks Related to Our Expansion into Exchange-Traded Funds” below.

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Our Chief Executive Officer’s media activities and overlapping Bitcoin-related exposures could create conflicts of interest and expose us to regulatory and reputational risks.

Our Chief Executive Officer regularly makes public statements about markets, digital assets and individual companies through media channels, and we, the Funds or one or more Silvia ETFs may hold, purchase or sell securities of companies that are the subject of those statements. An investment adviser that publicly recommends a security in which it or its clients hold a position, or in which it intends to transact, without adequate disclosure may violate the anti-fraud provisions of the Advisers Act. Coordinating the timing and content of our Chief Executive Officer’s public commentary with the trading activity of the Silvia ETFs, the Funds and our own treasury operations will require policies, information barriers and pre-clearance procedures that we have not previously been required to maintain. Any failure of those procedures, or any allegation that our Chief Executive Officer’s commentary was used to influence the price of a security held by a Silvia ETF, by a Fund or by us, could result in SEC enforcement action, private litigation, termination of advisory or sub-advisory agreements and substantial reputational harm.

In addition, we hold Bitcoin as a treasury reserve asset, the Investment Manager advises the Funds, and the Investment Manager expects to provide sub-advisory services to Silvia ETFs that may invest in Bitcoin-related equities, including other Bitcoin treasury companies. Investment Company Act restrictions may prohibit one or more Silvia ETFs, including any Silvia ETF that invests in Bitcoin treasury companies, from investing in our securities or securities of certain other entities affiliated with us or the Investment Manager, including other Bitcoin treasury companies that are affiliated with us. As a result, such securities may be excluded from the applicable Silvia ETF’s investment universe even if they otherwise satisfy its investment criteria, causing its portfolio to differ from the portfolio that its stated methodology would otherwise produce. Notwithstanding those restrictions, our corporate treasury activities, the Funds and the Silvia ETFs may transact in the same or related issuers, instruments or Bitcoin-related exposures, creating conflicts relating to the allocation of investment opportunities, the timing of transactions and the use and control of material nonpublic information.

The success of our asset management business depends on our ability to raise sufficient third-party capital in a highly competitive market and to generate competitive investment performance.

Operating an asset management platform requires specialized investment, legal, regulatory, compliance, accounting, valuation, tax, investor-relations, information-technology and administrative expertise and capabilities that we may not currently possess or may be unable to develop, acquire or scale effectively, and developing the business may require significant expenditures and management attention before it generates meaningful revenue, diverting resources from our existing operations and increasing our fixed cost base.

Our ability to generate management fees and performance-based compensation will depend substantially on the ability of the Investment Manager and the General Partner to raise capital commitments from third-party investors for the Initial Fund and any successor funds or other investment products. Fundraising is subject to numerous factors outside our control, including general economic and financial-market conditions, interest rates, investor liquidity and asset-allocation decisions, the availability of distributions from investors’ existing private-market investments, investment performance and track record, the reputation and continued service of the relevant investment professionals, regulatory developments and the terms offered by competing investment products. The Initial Fund may not reach its target size, and its pool of eligible investors is limited by the private-offering and Investment Company Act exemptions on which it relies, which restrict participation to investors that satisfy specified eligibility requirements.

The asset management industry is highly competitive. We and the Funds compete with established alternative asset managers, traditional asset managers, private equity and venture capital firms, financial institutions, family offices, corporate investors and other sponsors, many of which have longer operating histories, established investment records, broader distribution networks, greater resources, more developed compliance and operating infrastructure and stronger investor relationships, and some of which offer lower fees, greater liquidity, more favorable investment terms or broader co-investment opportunities.

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To attract investors, the Investment Manager or the General Partner may reduce or waive management fees, reimburse or bear Fund expenses, provide preferential rights through side letters, offer co-investment opportunities or otherwise agree to terms that reduce the revenues or profitability of our asset management business. In addition, management fees from closed-end Funds may decline following the expiration of their investment periods or as invested capital is realized. The ability to maintain or grow management-fee revenue may therefore depend on the ability to raise successor Funds or other investment products before fees from existing Funds decline.

A failure to raise sufficient fee-paying capital could reduce management fees, limit the ability to deploy capital and earn carried interest or other performance-based compensation, impair the ability to raise future Funds and leave our asset management business with an operating cost base that is disproportionate to its size. In addition, if limited partners default on or delay funding their capital commitments, a Fund’s ability to deploy capital could be impaired, and such Fund may seek to borrow or obtain other financing or we may elect or agree to provide the support described below.

The structure of our management fees and performance-based compensation could cause our asset management results to be volatile.

The revenues and other economic returns generated by our asset management business will depend on the amount of fee-paying capital or assets under management, the applicable fee rates, the investment performance of the Funds and the timing and amount of investment realizations. For the Initial Fund, management fees are payable to the Investment Manager and are based on each limited partner’s capital commitment during the Fund’s investment period and on invested capital thereafter, and carried interest is payable to the General Partner. The Company does not receive any management fees or carried interest directly; those economics are earned by the Investment Manager and the General Partner, respectively. Other current or future products may calculate fees on a different basis. Accordingly, increases or decreases in total capital commitments may not result in proportionate changes in management-fee revenue.

Carried interest, incentive fees, and other performance-based compensation generally depend on a Fund achieving specified investment returns or distribution thresholds. Because the Initial Fund has a long-term, multi-year investment period, any carried interest is long-dated and depends on the timing and amount of investment realizations; such compensation may not be earned for many years, may be concentrated in a limited number of periods and may vary materially. Newly formed Funds may generate little or no performance-based compensation while they deploy capital, and there can be no assurance that any Fund will generate returns sufficient for the General Partner to earn carried interest or for us to realize the related economics.

Poor investment performance could reduce the value of fee-paying assets, delay or eliminate performance-based compensation, cause investors to decline to invest in future Funds and result in demands for fee concessions, while personnel, compliance, technology, insurance and other operating expenses of the asset management business may continue regardless of investment performance or the amount of capital raised.

The General Partner may be required to return previously distributed carried interest pursuant to a fund-level clawback provision, the amount of which may be affected by investment losses, the timing of realizations, prior distributions, tax payments and the terms of the applicable Fund documents. Because the General Partner is our wholly-owned subsidiary, any such clawback or other repayment obligation would reduce amounts otherwise available to us and could adversely affect our liquidity and results of operations. As a result of these factors, the revenues and earnings generated by our asset management business may be volatile, difficult to predict and uneven from period to period.

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The Initial Fund expects to invest primarily in technology-sector companies and assets, many of which may be private and illiquid. Its areas of focus may include artificial intelligence, defense technology, hardware, health technology, software and other technology-related solutions, although the Initial Fund has broad flexibility as to geography, strategy and asset class. A primary focus on private technology investments may heighten the volatility of the Initial Fund’s performance and increase valuation, exit and fundraising risk, because such investments are often illiquid, may take years to mature, may be difficult to value or realize and are subject to rapid technological, competitive and regulatory change. In addition, to the extent a Fund incurs indebtedness or uses bridge financing, such leverage may magnify investment losses and increase the Fund’s liquidity demands.

Capital we use to seed, warehouse, or support our Funds may be illiquid and expose us to losses, reduce our liquidity, and increase the complexity and volatility of our financial statements.

The General Partner is expected to contribute all or substantially all of the Initial Fund’s initial capital, which may be used to make the Initial Fund’s initial investments and the Initial Fund’s initial expenses. The SPV Fund has committed to invest in three privately-held companies for a total of $11.0 million, which will be initially funded by the Company. As of October 6, 2026, we had not earned any management fees on those investments. As third-party investors are admitted at subsequent closings, a portion of the General Partner’s funded capital is expected to be returned. To the extent the General Partner or another of our subsidiaries provides such capital, that capital represents our capital and exposes us to the risks described in this risk factor.

We may also determine, or be perceived by investors or counterparties as having an obligation, to provide additional capital or support to a Fund beyond the General Partner’s commitment and any pre-closing seed funding, which could include acquiring or warehousing additional investments, bridging investor capital contributions, making loans, or providing guarantees, indemnities or other financial support. We are under no obligation to provide any such additional support unless we agree to do so, and the nature and extent of any such support have not been determined.

Capital that we fund, directly or through the General Partner or another subsidiary, in or alongside the Funds may be illiquid and long-term in nature and is subject to the valuation risks described below. We may be required to hold such positions for extended periods and could lose some or all of the capital we invest. Capital used to fund the General Partner’s commitment or to seed, warehouse or otherwise support the Funds would not be available for our existing operations, debt service, acquisitions or other corporate purposes, which could adversely affect our liquidity and capital resources and may limit our ability to launch additional Funds or pursue other strategic initiatives.

Whether we are required to consolidate the Initial Fund or any other sponsored investment product in our financial statements depends on our economic interests in, decision-making rights over and other relationships with the relevant vehicle. These determinations are complex, require significant judgment and may change over time. If we were required to consolidate a Fund or another sponsored investment product, we could be required to recognize its assets, liabilities, revenues, expenses and noncontrolling interests, which could increase the reported size and complexity of our balance sheet and the volatility of our reported results.

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Valuations of private and illiquid investments are subjective and may differ materially from the values ultimately realized.

The Funds may invest in private companies and other assets for which readily observable market prices are unavailable or unreliable. For the Initial Fund, the General Partner will determine the value of the Fund’s assets at least quarterly, and in connection with distributions, in accordance with the Fund’s valuation policies, and the General Partner’s good-faith determinations of value are generally conclusive and binding under the Fund documents. The valuation of these investments requires the application of methodologies, estimates, assumptions and judgments concerning matters such as comparable public companies and transactions, projected financial performance, discount rates, capital structures, market conditions and the probability and timing of future financing, sale or liquidity events.

There is no single standard for determining the fair value of a private or illiquid investment, and different market participants may assign materially different values to the same investment. Information used in a valuation may be incomplete, inaccurate or subsequently revised. The Initial Fund does not intend to commission periodic independent appraisals of its portfolio companies. Even if an administrator, appraisal firm or other third party were engaged to assist with the valuation process, doing so would not eliminate the subjective nature of that process or assure that a reported value will ultimately be realized.

The amount ultimately realized upon the sale or other disposition of an investment may differ materially from its previously reported value. Valuations may affect, in each case to the extent applicable:

●	Reported Fund performance and net asset value;
●	Management fees and carried interest;
●	Allocations among investors;
●	Capital accounts;
●	The admission of investors at subsequent closings;
●	In-kind distributions and other transactions involving Fund assets;
●	Our seed and co-investment balances; and
●	Our financial statements and results of operations.

Investors, auditors or regulators may disagree with the methodologies, assumptions or conclusions used in valuing Fund investments. Valuation errors or disputes could require adjustments to Fund financial statements, reimbursement of fees, changes to carried interest, repayment of previously distributed amounts, changes to our financial statements, litigation or regulatory action. Valuation issues could also impair investor confidence and make it more difficult to raise additional capital.

Our asset management business depends on key personnel, including professionals who also support our other businesses, and the loss of key personnel could disrupt the business.

The success of our asset management business will depend substantially on the investment judgment, industry knowledge, reputation, relationships and continued service of a limited number of senior professionals, including Mr. Pompliano, who is the Initial Fund’s key person. Investors may commit capital to a Fund in significant part because of the identity, experience and perceived capabilities of particular investment professionals.

The death of Mr. Pompliano, his removal, resignation or withdrawal from specified positions with the Investment Manager or the General Partner, or his inability to perform his advisory duties for a specified period, would constitute a key person event under the Initial Fund’s documents. Upon a key person event, the Initial Fund’s investment period would be suspended, and if the requisite investors do not approve one or more replacement principals or elect to reinstate the investment period within the applicable cure period, the investment period would terminate. A suspension or termination of the investment period would reduce the Initial Fund’s ability to deploy capital and could reduce future management fees and performance-based compensation. More generally, the death, disability, departure, reduced involvement or reputational impairment of a key professional could disrupt the management of existing Funds, impair investment sourcing and decision-making, adversely affect investment performance and make it more difficult to raise additional capital.

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Mr. Pompliano is also expected to be responsible for the Silvia ETFs, the Funds and our corporate treasury activities. Managing registered investment companies requires daily portfolio management, trading, liquidity classification, valuation and compliance testing, and the addition of five registered portfolios will substantially increase the demands on him and our other professionals. The departure, incapacity or reduced availability of any of these professionals, or a determination by the investment adviser or board of trustees of the Silvia ETFs that our resources are insufficient to support the Silvia ETFs, could result in the termination or non-renewal of the sub-advisory agreements and could simultaneously disrupt the Funds, our corporate treasury activities and our other business lines.

We will also need to recruit and retain qualified investment, finance, accounting, valuation, legal, compliance, tax, operations, information-technology and investor-relations professionals, including professionals qualified to manage registered funds. Competition for experienced asset management personnel is significant, and established investment managers may be able to offer more attractive compensation, carried-interest participation or other opportunities. The loss of key personnel, an inability to recruit or retain qualified professionals, or a failure to develop and implement effective succession plans could materially and adversely affect the ability to manage the Funds and the Silvia ETFs, generate competitive investment returns, maintain investor relationships and grow our asset management business.

Failures in our systems, controls or third-party service providers could disrupt our asset management business and expose us to liability.

Operating an asset management business involves complex operational and financial processes, including investor onboarding, capital calls, cash management, investment and expense allocations, calculation of management fees and carried interest, maintenance of investor capital accounts, portfolio valuation, compliance testing, regulatory filings, investor reporting, tax reporting and administration of side-letter obligations.

Our existing systems, internal controls, policies and personnel may not be adequate to perform or support these functions accurately, consistently and on a timely basis. These risks are heightened by the material weakness in our internal control over financial reporting disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control over Financial Reporting” in this prospectus, which relates to inadequate segregation of duties and effective risk assessment and insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles and SEC guidelines. This material weakness exists as of the date of this prospectus and has not been remediated, and our expansion into asset management would add further operational and financial-reporting complexity while this weakness persists and may complicate the buildout of the financial-reporting and compliance processes required to support the Investment Manager’s advisory business, including the proposed Silvia ETFs. Human error, inadequate segregation of duties, inaccurate or incomplete data, software defects, deficient policies, ineffective supervision, unauthorized transactions, cyber incidents or failures in communications among us and our service providers could result in:

●	Incorrect capital calls or distributions;

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●	Errors in the calculation of fees or carried interest;
●	Inaccurate valuations, financial statements or investor reports;
●	Misallocation of investments, income, gains, losses or expenses;
●	Missed regulatory or tax filings;
●	Breaches of Fund documents or side letters;
●	Loss or disclosure of confidential information;
●	Misappropriation or loss of assets; or
●	Violations of applicable law.

We and the Funds expect to rely on third parties to perform significant functions for the Funds and our asset management business. These are expected to include a fund administrator engaged to provide services such as investor onboarding, calculation of management fees and carried interest, accounting, recordkeeping and tax reporting, as well as auditors, tax advisers, counsel, custodians, banks, brokers, data hosts and other providers. We may have limited ability to supervise the day-to-day operations, cybersecurity practices, personnel or financial condition of these providers.

A service provider’s operational error, system outage, cyber incident, failure to comply with law, misuse or loss of confidential information, misappropriation of assets, insolvency or termination of services could disrupt our operations, delay investor reporting or distributions, cause financial loss and expose us to investor claims or regulatory scrutiny. Alternative providers may not be available on acceptable terms or within the time required to avoid disruption. Contractual protections, indemnification rights and insurance may not fully protect us or the Funds from resulting losses, and a failure to develop and maintain systems, controls and third-party oversight commensurate with the size and complexity of our asset management business could materially and adversely affect our operations, financial condition and reputation.

Adverse events involving the Funds, the Silvia ETFs or portfolio companies may be attributed to us, and we may incur litigation and indemnification liabilities that are not covered by Fund indemnification or insurance.

Because the Funds may use our name, personnel, relationships or other resources, and the proposed Silvia ETFs are expected to use the Silvia name, which is central to our consumer platform, adverse events involving a Fund, a Silvia ETF, a portfolio company, an affiliated asset management entity or a Silvia ETF’s investment adviser, trust or service providers may be attributed to us even where we are not legally responsible, and resulting negative publicity could spread rapidly and damage our reputation, our consumer platform and our ability to raise capital disproportionately to the financial significance of the underlying event.

We, our personnel, or affiliated entities may be named in litigation, arbitration, regulatory investigations or other proceedings involving the Funds, Fund investors, portfolio companies, co-investors, service providers or counterparties. Our personnel may also serve as directors, managers or observers of portfolio companies, which could expose them and us to claims relating to the conduct or financial condition of those companies.

The Funds may be required to indemnify the Investment Manager, the General Partner and their respective personnel, and we may have separate indemnification obligations to our own directors, officers, employees or affiliates. Because the Investment Manager and the General Partner are our wholly-owned subsidiaries, liabilities incurred by them could adversely affect our financial condition and results of operations, and available Fund indemnification may be unavailable or insufficient. The Funds and their portfolio companies are separate legal entities. Defense costs, settlements, judgments, indemnification obligations and the diversion of management attention could be material to us. Available insurance may be subject to exclusions, deductibles and coverage limits and may not cover all resulting losses.

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Risks Related to Our Expansion into Exchange-Traded Funds

Our expansion into the exchange-traded fund (“ETF”) business is a new initiative, the proposed Silvia ETFs may not launch when expected, will depend on third parties that we do not control and may not attract sufficient assets or generate meaningful revenue, and our sub-advisory arrangements may be terminated on short notice without penalty.

On August 13, 2026, the ETF Trust, filed a post-effective amendment to its registration statement on Form N-1A with the SEC (File No. 333-285633) with respect to the Silvia ETFs. The Silvia ETFs are expected to operate under a white-label structure in which the Adviser serves as investment adviser to the Silvia ETFs and the ETF Trust engages third-party service providers, including a distributor, administrator, custodian and transfer agent, none of which we control or select. The Investment Manager, in its proposed capacity as investment sub-adviser to the Silvia ETFs, is expected to provide portfolio management services to the Silvia ETFs pursuant to sub-advisory agreements with the Adviser and the ETF Trust, subject to the supervision and oversight of the Adviser and the board of trustees of the ETF Trust (the “Fund Board”). Failure, disruption, insolvency, regulatory issue or termination involving the Adviser, the ETF Trust, or their service providers could disrupt or delay the operations of the Silvia ETFs and adversely affect our ETF business.

The registration statement remains subject to SEC review and comment and may be amended, delayed or withdrawn. No Silvia ETF may commence operations until the registration statement with respect to that series has become effective, the shares of that series have been approved for listing on a national securities exchange, the Investment Manager’s registration as an investment adviser has become effective and the applicable distribution and operational arrangements are in place. The SEC staff may require changes to the names, investment strategies, disclosure or other features of the proposed Silvia ETFs, including under Rule 35d-1 under the Investment Company Act (the “Names Rule”) to the extent applicable to the final fund names and strategies, and there can be no assurance that any Silvia ETF will launch on the anticipated timeline or at all.

Each Silvia ETF must qualify to rely on Rule 6c-11 under the Investment Company Act and satisfy the initial and continued listing requirements of its primary listing exchange. Rule 6c-11 requires, among other things, daily portfolio transparency and written policies and procedures governing the construction and acceptance of baskets. A failure to satisfy Rule 6c-11 or applicable exchange requirements, an inability to provide required portfolio information, or an inability to operate an effective creation and redemption process could delay the launch of a Silvia ETF, result in a trading halt or delisting, increase premiums and discounts to net asset value, or require changes to the fund’s investment strategy.

Even if the proposed Silvia ETFs launch, they may fail to attract sufficient assets under management (“AUM”) to be economically viable. The ETF industry is intensely competitive and is dominated by asset managers with substantially greater scale, distribution networks, brand recognition and financial resources, and is characterized by ongoing fee compression. ETFs that do not achieve sufficient scale may be closed, liquidated, or deregistered, and the Fund Board may close or liquidate any Silvia ETF at any time, in accordance with applicable law and the fund’s governing documents. Launch costs, marketing expenses and any expense obligations we agree to bear may exceed the sub-advisory fee revenue generated by the Silvia ETFs for an extended period or indefinitely.

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Under the Investment Company Act, each sub-advisory agreement must be approved by the Fund Board, including a majority of the trustees who are not interested persons of the ETF Trust, must be approved at least annually after an initial term of up to two years, terminates automatically upon assignment and may be terminated without penalty by the Fund Board or by a vote of a majority of the applicable fund’s outstanding voting securities on not more than 60 days’ written notice. The ETF Trust and the Adviser have received exemptive relief permitting the Adviser, subject to approval by the Fund Board and other conditions, to hire, replace or terminate unaffiliated sub-advisers and materially amend unaffiliated sub-advisory agreements without obtaining the applicable Silvia ETF shareholder approval. Silvia ETF shareholders will be required to receive notice of a change in sub-adviser. Accordingly, the Adviser and the Fund Board may replace the Investment Manager as sub-adviser without the applicable Silvia ETF shareholder vote, and the loss or non-renewal of the sub-advisory relationship could eliminate anticipated fee revenue.

The Fund Board owes fiduciary duties to the Silvia ETFs and their shareholders, and not to the Company or our stockholders. The Fund Board or the Adviser could decline to renew, terminate or replace the Investment Manager as sub-adviser, or seek different fee or service arrangements, in each case without our consent or regard to the interests of the Company or its stockholders. The loss, termination or non-renewal of a sub-advisory relationship, or a deterioration in our relationship with the Adviser, could prevent us from earning, or materially reduce, anticipated sub-advisory fee revenue.

Certain proposed Silvia ETFs reference third-party individuals, companies and publications that have not sponsored or endorsed the funds, and one proposed Silvia ETF depends on a license from a publisher in which our Chief Executive Officer holds an ownership interest, which exposes us to intellectual property, right-of-publicity, conflict-of-interest and regulatory risks, including potential forced renaming.

Certain of the proposed Silvia ETFs are expected to be named for, or to employ investment strategies based on public statements by or public information about, third parties, including prominent business executives, the companies they lead, and investment ideas published by Opening Bell Daily, LLC’s (the “Opening Bell”) Best Ideas Club. Except for the license from the Opening Bell described below, none of the referenced individuals or entities sponsors, endorses, manages or participates in the Silvia ETFs. A license to use content or other intellectual property does not mean that the licensor sponsors or endorses a fund.

These individuals or entities, or persons acting on their behalf, could assert claims based on rights of publicity, trademark, unfair competition, false endorsement or similar theories, object publicly to the funds, or take actions, including changes in their public activities, roles or communications, that impair the relevant fund’s strategy or viability. Defending such claims could be costly regardless of merit, and an adverse outcome, SEC staff comment or third-party objection could require the renaming, restructuring or abandonment of one or more proposed Silvia ETFs.

In addition, strategies that rely on third-party publications or public statements depend on the continued availability, timeliness, continuity and quality of that source material, none of which we control. A cessation, reduction, delay or change in the relevant content, the termination or narrowing of any applicable license, or a dispute regarding permitted use of transcripts, datasets or other materials could force changes to, or the closure of, the affected fund.

Our Chief Executive Officer and Chairman is a co-founder of, and holds an ownership interest in, the Opening Bell, a financial media publisher, through Inflection Points, Inc. On August 12, 2026, the Investment Manager entered into a license agreement with the Opening Bell pursuant to which the Investment Manager licenses the research service on which the investment universe of the Silvia Best Ideas ETF is based. As the sole consideration for the license, the Investment Manager will pay the Opening Bell a royalty calculated as a percentage of the average daily net assets of the Silvia Best Ideas ETF (the “Royalty”). The Royalty accrues only with respect to periods during which the license agreement is in effect and the Silvia Best Ideas ETF is operational. The license was reviewed and approved by the Audit Committee in accordance with our related person transaction policy. Our Chief Executive Officer and Chairman does not receive any economic benefit from the license other than indirectly through his ownership interest in Opening Bell.

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This arrangement creates actual and potential conflicts of interest, including with respect to the editorial independence of the underlying publication and the possibility that our Chief Executive Officer’s media activities could be attributed to, or perceived as promoting, the proposed Silvia ETFs. In addition, the license arrangement and the operation and marketing of the Silvia Best Ideas ETF may increase the visibility of, and lead to an increase in paid subscriptions to, the Opening Bell’s publications, which could provide indirect benefits to our Chief Executive Officer through his ownership interests that are not reflected in the Royalty.

Revenues from our ETF business will depend on AUM and fee rates, will fluctuate with market prices, including the price of Bitcoin, and may increase the correlation of our results to digital asset markets.

Any sub-advisory fees we earn are expected to be calculated as a percentage of the average daily net assets of each Silvia ETF’s AUM and paid out of the Adviser’s unitary management fee. The Company would not receive sub-advisory fees directly; those economics would be earned by the Investment Manager, our wholly-owned subsidiary, and would be reflected in our consolidated results. AUM, and therefore our fee revenue, will fluctuate with market prices, investment performance and creations and redemptions of fund shares, and could decline rapidly during market downturns.

Several of the proposed Silvia ETFs are expected to have substantial exposure to Bitcoin-related equities or other volatile assets. Because we also hold Bitcoin directly as a treasury reserve asset, a decline in the price of Bitcoin could simultaneously reduce the fair value of our digital asset holdings, the AUM and related fee revenue of the Silvia ETFs and demand for our other products, compounding the effect of digital asset market volatility on our results of operations. Poor investment performance by any Silvia ETF could also cause outflows and impair our ability to launch future products. A registered fund is generally required to have a net worth of at least $100,000 before it may make a public offering of its shares, and each Silvia ETF will therefore require seed capital. We anticipate that third parties will provide seed capital for each Silvia ETF, however, we or our affiliates may provide seed capital to the Silvia ETFs. Any seed capital we provide will be exposed to the relevant fund’s investment performance, may be illiquid, will not be available for our existing operations or other corporate purposes, and could require us to consolidate the fund in our financial statements for so long as our ownership remains controlling.

The proposed Silvia ETFs are expected to employ novel and complex investment strategies, which increase operational, valuation, liquidity and compliance risks for which the Investment Manager may be responsible.

The proposed Silvia ETFs are expected to employ novel, actively managed strategies, each of which presents the strategy-specific risks described below. These strategies collectively present heightened risks relating to the valuation of illiquid or hard-to-value assets, compliance with the Investment Company Act limits on illiquid investments and each fund’s liquidity risk management program, derivatives risk management and counterparty exposure, methodology design and execution errors, and market-price deviations from net asset value and impaired arbitrage in fund shares. In addition, each proposed Silvia ETF is expected to be non-diversified, which means that the underperformance of a small number of positions could disproportionately reduce a fund’s AUM and our related fee revenue. The nature and allocation of valuation, liquidity, derivatives and compliance responsibilities will depend on the final governing agreements and applicable fund policies.

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The Investment Manager is not expected to take physical possession of the assets of any Silvia ETF, which are expected to be held by the ETF Trust’s custodian. The Investment Manager also expects to perform delegated responsibilities supporting the Silvia ETFs’ compliance with applicable Investment Company Act requirements, including Rule 6c-11 (ETF operations and portfolio transparency), Rule 22e-4 (liquidity risk management), Rule 18f-4 (derivatives), Rule 2a-5 (fair valuation) and the Names Rule, in each case as and to the extent those responsibilities are allocated to it under the sub-advisory agreements.

Operational, trading or valuation errors or compliance failures by the Investment Manager could result in reimbursement obligations, regulatory sanctions, litigation, termination of the sub-advisory agreements and reputational harm, and we may incur liabilities that are not covered by indemnification or insurance. The Investment Manager will owe fiduciary duties to the Silvia ETFs under the Advisers Act, and the compensation it receives for its sub-advisory services would be subject to Section 36(b) of the Investment Company Act, which imposes a fiduciary duty with respect to the receipt of compensation and may be enforced through private litigation.

The proposed Silvia Anti-Money Printer ETF’s multi-theme strategy exposes the fund, and our related fee revenue, to risks specific to each of its investment categories.

The proposed Silvia Anti-Money Printer ETF is expected to allocate its assets among four investment sleeves: productive land, Bitcoin (through Bitcoin miners and Bitcoin exchange-traded products) and gold (through gold miners and gold exchange-traded products). Each sleeve presents distinct risks, and the fund’s allocations among sleeves may vary over time. The fund is expected to obtain exposure to these sleeves through securities and other instruments permitted for a registered investment company rather than through direct ownership of the underlying assets. Land-related issuers, including REITs and royalty companies, are sensitive to interest rates, commodity and land prices and real estate market conditions, and any investment in publicly traded partnerships would present additional tax and liquidity considerations. Issuers and instruments providing Bitcoin-related exposure are subject to the digital asset market risks described elsewhere in this prospectus, and gold-related issuers and instruments are sensitive to gold prices, production costs and operational and geopolitical developments.

The proposed Silvia Best Ideas ETF’s investment universe is defined by a single third-party research publication, and the fund invests in ideas only after they have been publicly disseminated.

The proposed Silvia Best Ideas ETF is expected to select investments from single-stock ideas published in the Best Ideas Club, a subscription research service of the Opening Bell, pursuant to the license arrangement with the Opening Bell described above. The fund’s investment universe would therefore depend on the volume, quality and continuity of ideas published by a single publication that we do not control. If the Best Ideas Club publishes fewer ideas, changes its format or editorial approach, or ceases publication, or if the applicable license is terminated or narrowed, the fund may be unable to implement its strategy and may be required to change its strategy or close.

In addition, because investment ideas are published to the Best Ideas Club’s subscribers before the fund is able to trade, market prices may already reflect the published idea by the time the fund establishes a position, and other market participants may trade ahead of, alongside or against the fund. The investors whose ideas are featured owe no duty to the fund, may hold economic interests or hedges that differ from their published views, and may exit or reverse a position without timely public disclosure. The fund’s general 12-month target holding period may also cause it to continue to hold positions after the originating thesis is no longer current. Underperformance attributable to these features could cause outflows or the closure of the fund and, because of our Chief Executive Officer’s ownership interest in the Opening Bell, could attract disproportionate scrutiny of the related license arrangement and of our management of the associated conflicts of interest.

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The proposed Silvia Bitcoin Treasury mNAV Discount ETF’s methodology may not identify undervalued issuers, and its investable universe is limited, concentrated and composed of smaller, less liquid issuers.

The proposed Silvia Bitcoin Treasury mNAV Discount ETF is expected to invest in Bitcoin treasury companies whose fully diluted market capitalization is below the value of their Bitcoin holdings, based on a market-to-net-asset-value methodology. A discount of this kind describes a mathematical relationship and does not mean that an issuer’s securities are undervalued or that they will appreciate. Discounts may persist or widen for extended periods, including because of an issuer’s leverage, capital structure, governance, operating losses or limited liquidity, and issuers trading at a discount may continue to underperform notwithstanding the methodology’s screening criteria.

The fund’s eligibility thresholds are expected to permit investment in small- and micro-capitalization issuers with limited trading volume, which present heightened volatility, liquidity and transaction cost risks, and the universe of eligible Bitcoin treasury companies is limited and may contract as a result of acquisitions, delistings, changes in issuer treasury strategies or a broader loss of investor interest in the Bitcoin treasury company model. The fund’s mandatory removal triggers may require sales at disadvantageous times or prices, and the fund is expected to have a high portfolio turnover rate, which increases transaction costs. In addition, because we have adopted a Bitcoin treasury strategy and hold Bitcoin as a treasury reserve asset, underperformance of the fund or adverse developments affecting Bitcoin treasury companies generally could be perceived as reflecting on the viability of our own Bitcoin treasury strategy, compounding the reputational and financial effects on the Company beyond the loss of fee revenue.

The proposed Silvia Elon ETF concentrates its exposure in companies associated with a single individual and may hold private investments and derivatives that present valuation, liquidity and counterparty risks.

The proposed Silvia Elon ETF is expected to concentrate its exposure in companies founded, managed or controlled by a single individual, Elon Musk, the Chief Executive Officer of Space Exploration Technologies Corp. The values of these companies may be highly correlated, and developments involving Mr. Musk, including death, incapacity, litigation, regulatory action, reputational events or changes in his roles, holdings or public activities, could cause simultaneous declines across the fund’s portfolio. In addition, a change in Mr. Musk’s relationship with an issuer could cause the issuer to cease to satisfy the fund’s qualification criteria, requiring the fund to dispose of, or terminate derivatives referencing, the position at disadvantageous times or prices. The fund also may obtain exposure through total return swaps and other derivatives, which present counterparty credit risk and may require the fund to hold significant cash and cash equivalents as collateral, which may create a drag on performance.

Because a Silvia ETF may hold privately held companies and related instruments in an amount approaching the 15% limit on illiquid investments imposed by Rule 22e-4 under the Investment Company Act, changes in the value of the fund’s liquid holdings, redemption activity or a reclassification of an investment’s liquidity could cause the fund to exceed that limit without any purchase by the Investment Manager. Exceeding the limit would require reporting to the Fund Board and to the SEC and could require the fund to dispose of investments at disadvantageous prices, and repeated or prolonged breaches could result in regulatory action against, or termination of, the Investment Manager as sub-adviser. In addition, investments in privately held companies and special purpose vehicles may also be subject to contractual restrictions on transfer or disclosure, may not be eligible to be transferred in-kind in connection with creations or redemptions, and may require the relevant ETF to use cash transactions. These features could increase transaction costs, taxable gains, valuation uncertainty and dilution and could impair the arbitrage mechanism for the ETF’s shares. Investments through special purpose vehicles may also expose the ETF to additional fees and expenses and may provide the ETF with fewer voting, information, governance or other rights than it would have if it held the underlying investment directly.

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Privately held investments are also hard to value, and the Investment Manager’s valuation-related responsibilities with respect to these investments present a heightened risk of valuation errors, which could result in reimbursement obligations, regulatory action or litigation for which we may be responsible.

The proposed Silvia Jensen Interview ETF’s investment process depends on the continued availability, and the Investment Manager’s interpretation, of public statements by a single executive.

The proposed Silvia Jensen Interview ETF is expected to select investments based on the Investment Manager’s analysis of a corpus of broadly disseminated public statements by a single executive, Jensen Huang, the Chief Executive Officer of NVIDIA, during rolling monthly periods. The strategy depends on the continued volume, frequency and substance of Mr. Huang’s public commentary, none of which we control. If Mr. Huang reduces or ceases public commentary, changes roles, or becomes subject to restrictions on his public statements, the corpus may contain few or no qualifying statements, the fund’s portfolio may become less representative of its stated strategy, and the fund may be required to change its strategy or close.

The Investment Manager will exercise judgment in determining whether a public statement reflects an investment view relevant to the fund and whether, when and to what extent to implement that view. The Investment Manager is not required to purchase or sell a security solely because Mr. Huang has made a statement concerning the security, its issuer or a related investment. Public statements may be ambiguous, incomplete, hypothetical, humorous, subsequently edited, deleted, clarified or withdrawn, and the Investment Manager may interpret a statement differently from other market participants. Errors or delays in identifying, transcribing, attributing or interpreting public statements, including because of third-party data, social-media or technology failures, could cause the fund to make investment decisions that differ from those that would have been made if complete and accurate information had been available.

In addition, the fund is expected to concentrate in semiconductor, artificial intelligence infrastructure and related sectors, the values of which may be highly correlated with one another and with developments affecting a small number of large technology companies. A downturn in these sectors, or execution errors in the corpus methodology, could reduce the fund’s AUM and our related fee revenue and expose the Investment Manager to claims relating to the design or implementation of the fund’s investment process.

This prospectus is not an offer to sell or the solicitation of an offer to buy shares of any Silvia ETF, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of shares of a Silvia ETF will be made only by means of a prospectus of that fund. We are not the issuer of, and do not offer, shares of any Silvia ETF.

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Risks Related to Our Business and Bitcoin Treasury Strategy

Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy.

Our Bitcoin strategy exposes us to various risks, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $60,000 per Bitcoin and above $125,000 per Bitcoin on the Coinbase exchange (a major U.S.-based crypto exchange) in the 12 months preceding the date of this prospectus. The trading price of Bitcoin significantly decreased during prior periods, and such declines may occur again in the future. For example, the price of Bitcoin declined by approximately 77%, from a high of about $69,000 in November 2021 to approximately $16,000 in November 2022, before increasing by more than 300% to over $65,000 in March 2024. As of October 6, 2026, the price of Bitcoin was approximately $85,540. The fair value of our Bitcoin holdings was $441.8 million as of December 31, 2025 and $313.4 million as of June 30, 2026, and we recognized an unrealized loss of $49.4 million from the remeasurement of our Bitcoin holdings for the three months ended June 30, 2026 and $154.8 million for the six months ended June 30, 2026. These price swings illustrate the substantial fluctuations Bitcoin may experience over short and long time periods, and future performance may differ materially from past results.

Bitcoin is a relatively new asset class with a limited history. Bitcoin is a digital asset that was introduced in 2009 and remains in the early stages of adoption compared to traditional currencies and assets. It lacks a long track record of performance and is subject to rapidly evolving regulatory, technological, and economic conditions. Unlike fiat currencies such as the U.S. Dollar or Euro, Bitcoin is not formally recognized legal tender in most jurisdictions and is not supported by any sovereign authority or central bank. This lack of governmental backing could diminish confidence in Bitcoin’s long-term viability and increase volatility and speculative risk.

Bitcoin is reliant on relatively new computer technology. Bitcoin operates through a decentralized, peer-to-peer network of computers using open-source software to verify and record transactions on a public ledger known as the Bitcoin blockchain. The absence of a central governing authority means that Bitcoin is reliant on the continued operation and integrity of this decentralized network. Bitcoin may be subject to changes in the underlying Bitcoin protocol, including “hard forks,” which result in divergent versions of the blockchain and potentially new digital assets. There is no assurance that we will be able to claim, access, or benefit from such forks or other developments, and there may be legal, technical, or operational uncertainties associated with them.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns, and we can only generate cash from our Bitcoin holdings if we sell our Bitcoin or implement strategies to create income streams or otherwise generate cash by using our Bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our Bitcoin holdings, and any such strategies may subject us to additional risks.

Our Bitcoin holdings may significantly impact our financial results and the market price of our listed securities. Our Bitcoin holdings may significantly affect our financial results and if we increase our overall holdings of Bitcoin in the future, may have an even greater impact on our financial results and the market price of our listed securities. As of June 30, 2026, we held approximately 5,355 Bitcoin with a fair value of $313.4 million, and we reported net losses of $65.0 million and $172.8 million for the three and six months ended June 30, 2026, respectively, driven in significant part by unrealized losses from the remeasurement of our Bitcoin holdings of $49.4 million and $154.8 million, respectively.

Our assets are concentrated in Bitcoin. The vast majority of our assets are concentrated in our Bitcoin holdings. The concentration of our assets in Bitcoin may limit our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.

We have historically depended on equity and debt financings and on available working capital to purchase Bitcoin. We do not maintain any committed external sources of liquidity, including credit facilities or other financing arrangements, and our liquidity is derived primarily from cash on hand and Bitcoin holdings. Our most recent acquisition of Bitcoin, in February 2026, was funded from our working capital. During the six months ended June 30, 2026 we also used working capital and proceeds from the sale of Bitcoin to repurchase Convertible Notes and shares of Common Stock. If we are unable to obtain equity or debt financing on favorable terms or at all, or if our available cash and cash equivalents decline, we may not be able to successfully execute on our Bitcoin strategy.

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We rely on a limited number of exchanges and dealers to purchase and sell Bitcoin. Bitcoin markets rely on a limited number of exchanges and dealers for liquidity. If these counterparties suspend withdrawals, become insolvent, or experience technical outages, we may not be able to sell Bitcoin when needed, regardless of market prices.

We have acquired Bitcoin by writing put option contracts, which can require us to purchase Bitcoin at prices above prevailing market prices. We have sold Bitcoin put option contracts as part of our Bitcoin treasury and income-generating strategy. When a contract we have sold is exercised, we are obligated to purchase the underlying Bitcoin at the contractual strike price, which may exceed the market price of Bitcoin at that time. During February 2026, put option contracts covering an aggregate of 450 Bitcoin were exercised and we purchased the underlying Bitcoin at the applicable strike prices. During February and March 2026, we unwound two put option contracts covering an aggregate of 450 Bitcoin prior to expiration, and we recognized a realized loss on put option liabilities of $0.9 million for the six months ended June 30, 2026. As of June 30, 2026, we had no outstanding Bitcoin put option contracts. If we sell put option contracts in the future, we may be required to deploy capital to acquire Bitcoin at prices above prevailing market prices, to post additional collateral, or to incur losses on unwinding those contracts, any of which could adversely affect our liquidity, our financial results and the market price of our listed securities.

Our Bitcoin strategy has not been tested over an extended period of time or under different market conditions. We are continually examining the risks and rewards of our strategy to acquire and hold Bitcoin. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe Bitcoin, due to its fixed supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of Bitcoin has declined in recent periods during which the inflation rate increased. If Bitcoin prices were to decrease or our Bitcoin strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We are subject to counterparty risks, including in particular risks relating to our custodians. If one of the custodians or exchanges we use to store or transfer our Bitcoin experiences operational failure, insolvency, hacking, or fraud, we may not be able to recover our Bitcoin. We have implemented various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the Bitcoin we own in custody accounts at U.S.-based, institutional-grade, qualified custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held Bitcoin is not subject to claims of our custodians’ creditors. Our Bitcoin is held offline in cold storage, and our custody arrangements are concentrated among a small number of providers. As of October 6, 2026, approximately 27% of our Bitcoin was held with Anchorage Digital Bank, N.A. (“Anchorage”) and approximately 73% of our Bitcoin was held with BitGo Trust Company, Inc. (“BitGo”). Custodial arrangements for digital assets are not as well-established as those for traditional assets. Digital asset services are concentrated among a small group of custodians and liquidity providers. Failure or instability at any one of these counterparties could have outsized effects on our treasury management. Our ability to enforce claims against custodians in bankruptcy or receivership is uncertain and applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held Bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Bitcoin, or delaying or hindering our access to our Bitcoin holdings, and this may ultimately result in the loss of the value related to some or all of such Bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of Bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of Bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Bitcoin, limit the availability to us of financing collateralized by Bitcoin, or create or expose additional counterparty risks.

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Changes in the accounting treatment of our Bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. ASU 2023-08 requires us to measure our Bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our Bitcoin holdings in net income each reporting period. ASU 2023-08 requires us to provide certain interim and annual disclosures with respect to our Bitcoin holdings. Due in particular to the volatility in the price of Bitcoin, ASU 2023-08 has had, and we expect will continue to have a material impact on our financial results, increase the volatility of our financial results and affect the carrying value of our Bitcoin holdings on our balance sheet. As described in greater detail under the risk factor heading “Unrealized fair value gains on our Bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022,” ASU 2023-08 could also have adverse tax consequences. These impacts could in turn have a material adverse effect on our financial results and the market price of our listed securities.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.

Bitcoin is a highly volatile asset, and fluctuations in the price of Bitcoin have influenced, and are likely to continue to influence, our financial results and the market price of our listed securities, including having the potential to amplify our market price volatility relative to the price of Bitcoin. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of Bitcoin decreased substantially (as it has in the past), including as a result of:

●	decreased user and investor confidence in Bitcoin, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of Bitcoin by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of Bitcoins associated with significant hacks, seizures, or forfeitures; and (iii) actual or perceived manipulation of the spot or derivative markets for Bitcoin or spot Bitcoin ETPs;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, Bitcoin or the broader digital assets industry, for example, (i) public perception that Bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the Bitcoin ecosystem; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading Ltd. (“FTX Trading”) and its affiliates; and (iv) the actual or perceived environmental impact of Bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the Bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of Bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

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●	since stablecoins are often used as a medium of exchange for Bitcoin purchases, a stablecoin’s substantial deviation from its intended peg or unavailability of stablecoins may cause a decrease in the price of Bitcoin or adversely affect investor confidence in digital assets generally;

●	developments relating to the Bitcoin protocol, including (i) changes to the Bitcoin protocol that impact the security, speed, scalability, usability or value of the Bitcoin network, such as changes to the cryptographic security protocol underpinning the Bitcoin blockchain, changes to the maximum number of Bitcoin outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the Bitcoin protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the Bitcoin protocol that introduce software bugs, security risks or other elements that adversely affect Bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for Bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from customer accounts on its platform and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which was subsequently dismissed by the district court judge upon a joint request filed by the SEC and Binance on May 29, 2025;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, exchanges, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in prior years, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of Bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, exchanges, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of Bitcoin, including due to block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate Bitcoin transactions, or increases in the costs associated with Bitcoin mining, including increases in electricity costs and hardware and software used in mining, or new or enhanced regulation or taxation of Bitcoin mining, which could further increase the costs associated with Bitcoin mining, any of which may cause a decline in support for the Bitcoin network;

●	transaction congestion and fees associated with processing transactions on the Bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of conflict in the Middle East.

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Due to our limited operating history and the concentration of our Bitcoin holdings, it will be difficult to evaluate our business and future prospects, and we may not be able to achieve or maintain profitability in any given period.

We have a limited operating history, particularly with respect to our current business model, which is highly concentrated in the acquisition and holding of Bitcoin. As a result, there is limited historical information available to evaluate our business, our management’s ability to execute our strategy, or our prospects for future growth and profitability. We have incurred net losses in each period since inception. We reported a net loss of $29.0 million for the period from June 17, 2025 (inception) through December 31, 2025 and net losses of $65.0 million and $172.8 million for the three and six months ended June 30, 2026, respectively. The lack of a diversified operating history increases the difficulty for investors and analysts to assess our performance, business model viability, and the likelihood of achieving or maintaining profitability. Furthermore, our financial results and prospects are highly dependent on the value and performance of our Bitcoin holdings, which are subject to significant volatility and risk. If we are unable to effectively manage our Bitcoin portfolio, respond to market changes, or adapt our business strategy as necessary, we may not be able to achieve or sustain profitability in any given period. This uncertainty may adversely affect the market price of our Common Stock and the value of an investment in our Company.

We operate in a highly competitive environment and compete against companies and other entities with similar strategies, including companies with significant Bitcoin holdings and spot exchange traded funds and spot ETPs for Bitcoin and other digital assets, and our business, operating results, and financial condition may be adversely affected if we are unable to compete effectively.

The market for companies and investment vehicles focused on Bitcoin and other digital assets is intensely competitive and rapidly evolving. We face competition from a variety of sources, including other public companies with significant Bitcoin holdings and similar Bitcoin strategies, as well as spot exchange traded funds and spot ETPs that provide investors with exposure to Bitcoin and other digital assets. Many of these competitors may have greater financial resources, more established operating histories, broader access to capital markets, and more extensive relationships with key market participants. In addition, the entry of new competitors, including large financial institutions and technology companies, could further intensify competition. Recent joint statements from the leadership of the SEC and the Commodity Futures Trading Commission (the “CFTC”) explicitly invite new entrants (such as registered SEC/CFTC exchanges or dual-registered venues) to explore listing spot crypto-asset products. If we are unable to effectively differentiate our business model, attract and retain investors, or respond to competitive pressures, our business, operating results, and financial condition could be materially and adversely affected. Increased competition may also lead to downward pressure on the market price of our Common Stock and could impair our ability to achieve our strategic objectives.

Investing in Bitcoin exposes us to certain risks associated with the inherent nature of Bitcoin as a digital asset, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in Bitcoin’s entirely electronic, virtual form and decentralized network. Our risk management methods to address these risks might not be effective.

Our business model involves significant exposure to Bitcoin, which is subject to a number of unique and substantial risks inherent with many digital assets. The price of Bitcoin has historically been highly volatile and may continue to fluctuate dramatically in response to various factors, including market sentiment, regulatory developments, technological changes, macroeconomic trends, and the actions of large holders or market participants. Bitcoin markets rely on a limited number of exchanges and dealers for liquidity. If these counterparties suspend withdrawals, become insolvent, or experience technical outages, we may not be able to sell Bitcoin when needed, regardless of market prices. Bitcoin markets may also experience periods of limited liquidity and trading volumes, which could make it difficult for us to liquidate our holdings at favorable prices or at all. The relative anonymity of Bitcoin transactions and the decentralized nature of the Bitcoin network may make it susceptible to market abuse, manipulation, fraud, and other illicit activities. In addition, we are reliant on third-party exchanges and custodians for the purchase, sale, and safekeeping of our Bitcoin holdings, and failures in compliance, internal controls, or cybersecurity at these entities could result in significant losses. While we have implemented risk management policies and procedures to address these risks, there can be no assurance that such measures will be effective in preventing or mitigating losses. Any failure to adequately manage these risks could have a material adverse effect on our business, financial condition, and results of operations.

Our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our Common Stock.

We expect that our operating results, revenues, and expenses may vary significantly from quarter to quarter due to a variety of factors, many of which are outside of our control. These factors include, but are not limited to, fluctuations in the market price of Bitcoin, changes in the fair value of our Bitcoin holdings, the timing and size of Bitcoin purchases or sales, changes in accounting standards or interpretations, and the impact of regulatory developments. In addition, our expenses may increase as we invest in infrastructure, personnel, and compliance measures to support our business. As a result, we may experience periods of losses or lower-than-expected profitability, which could cause the market price of our Common Stock to decline. The unpredictability of our financial performance may also make it difficult for investors to accurately forecast future results, increasing the risk associated with an investment in us. For the three months ended June 30, 2026, our revenue was $37,000 and we incurred a loss from operations of $15.0 million, and for the six months ended June 30, 2026, our revenue was $38,000 and we incurred a loss from operations of $22.8 million. Because unrealized gains and losses on our Bitcoin holdings are recognized in net income, our reported results may vary significantly between periods and may not be indicative of our underlying operating performance or cash flows.

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The value of our Common Stock will depend to a great extent on market demand for our Bitcoin strategy. If market demand for that strategy were to diminish, the value of our Common Stock could decrease significantly.

The market value of our Common Stock is likely to be closely tied to investor perceptions of the attractiveness and viability of our Bitcoin-focused strategy. In recent years, corporate adoption of Bitcoin has been influenced by trends and market sentiment, with some companies acquiring Bitcoin to enhance their public profiles, attract investor attention, or pursue speculative strategies unrelated to their core businesses. If market enthusiasm for corporate Bitcoin adoption were to wane, or if investors were to view our strategy as less compelling or sustainable, demand for our Common Stock could decline significantly. Additionally, negative publicity, regulatory scrutiny, or adverse developments affecting other companies with similar strategies could further reduce investor interest in us. A decrease in market demand for our Bitcoin strategy could result in a significant decline in the value of our Common Stock, regardless of the underlying performance of our Bitcoin holdings.

A significant decrease in the market value of our Bitcoin holdings could adversely affect our ability to satisfy our financial obligations under our Convertible Note Financing and any subsequent debt financings.

Our ability to meet our financial obligations, including those arising from our Convertible Note Financing and any future debt financings, is dependent in large part on the value of our Bitcoin holdings. Under the indenture governing the Convertible Notes, we must maintain at all times a 1.0:1.0 loan-to-collateral ratio compliance level with respect to the Convertible Notes outstanding, with Bitcoin valued at 50% of its market value, and cash and cash equivalents valued at 100%, for purposes of that calculation. A decline in the market price of Bitcoin therefore requires us to pledge additional Bitcoin, cash or cash equivalents in order to maintain the required level of collateralization. As of June 30, 2026, $99.6 million aggregate principal amount of Convertible Notes remained outstanding and we had 3,515 Bitcoin on deposit as collateral for the Convertible Notes, of which 3,404 Bitcoin were required to be maintained as collateral. Our capacity to satisfy a collateral requirement with cash is limited. As of June 30, 2026, we had cash and cash equivalents of approximately $15.3 million and no restricted cash, compared to cash and cash equivalents of approximately $45.0 million and restricted cash of approximately $149.9 million as of December 31, 2025. In addition, because the holders of the Convertible Notes have the right to require us to repurchase the Convertible Notes for cash on June 5, 2027, the carrying amount of the Convertible Notes was classified as a current liability as of June 30, 2026, and we had a working capital deficit of approximately $77.3 million as of that date. A significant decline in the market price of Bitcoin could materially reduce the value of our assets and impair our liquidity position. If the value of our Bitcoin holdings were to fall below certain thresholds, we may be unable to generate sufficient cash flows or access additional financing on favorable terms, or at all, to satisfy our debt obligations as they become due. In addition, a decline in the value of our Bitcoin holdings could trigger covenants or other provisions in our debt agreements, potentially resulting in defaults, acceleration of repayment obligations, or the need to post additional collateral. Any such events could have a material adverse effect on our business, financial condition, and results of operations, and could result in a significant loss of value for holders of our Common Stock.

Future developments regarding the treatment of crypto assets for U.S. and foreign tax purposes could adversely impact our business.

The tax treatment of Bitcoin and other digital assets is subject to significant uncertainty and evolving guidance from U.S. federal, state, and local tax authorities, as well as foreign tax authorities. Changes in tax laws, regulations, or interpretations could have a material impact on our business, including our ability to acquire, hold, or dispose of Bitcoin in a tax-efficient manner. For example, future legislation or regulatory guidance could result in the imposition of new or increased taxes on the acquisition, holding, or transfer of Bitcoin, or could require us to report additional information to tax authorities. In addition, differences in the tax treatment of digital assets across jurisdictions could create compliance challenges and increase our administrative and operational costs. Any adverse developments in the tax treatment of digital assets could reduce the attractiveness of our business model, increase our tax liabilities, and negatively affect our financial results and the value of our Common Stock.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to Bitcoin and other digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. Recent actions by U.S. federal authorities have provided greater clarity in certain respects, including as to the current treatment of Bitcoin under the federal securities laws, but the legal and regulatory framework applicable to digital assets in the United States and other jurisdictions continues to develop and remains subject to further legislation, rulemaking, interpretation, judicial decisions, implementation and changes in policy.

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The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. For example, within the past several years:

●	in January 2025, President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries. In July 2025, that working group issued a report recommending a range of legislative and regulatory changes relating to digital asset market structure, banking, custody, taxation and illicit finance; those recommendations are not themselves law. In May 2026, the President issued a further executive order directing federal financial regulators to review regulatory frameworks with a view to integrating digital assets and other financial technology into traditional financial services and payment systems. Executive policy may be modified, implemented in unanticipated ways or rescinded by the current or a future administration;

●	in January 2025, the SEC staff issued Staff Accounting Bulletin No. 122, which rescinded Staff Accounting Bulletin No. 121, and provides that an entity that has an obligation to safeguard crypto assets for others should determine whether to recognize a liability related to the risk of loss under that obligation, and measure any such liability, by applying existing loss-contingency guidance under U.S. GAAP or IFRS. Staff Accounting Bulletin No. 122 also reminds entities of existing requirements to provide disclosures that allow investors to understand an entity’s obligation to safeguard crypto assets held for others;

●	in March 2025, an executive order established a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile, to be capitalized with Bitcoin and other digital assets forfeited to the federal government, directed that Bitcoin deposited in the reserve not be sold, and directed the Secretaries of the Treasury and Commerce to develop budget-neutral strategies for acquiring additional Bitcoin. The acquisition, retention or disposition of Bitcoin by the federal government, changes in the implementation of these directives, or their reversal, could affect expectations regarding the supply of and demand for Bitcoin and contribute to volatility in its price;

●

in July 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act was enacted, establishing a federal framework for payment stablecoins. That statute does not regulate Bitcoin as a payment stablecoin and does not establish a comprehensive federal framework for digital asset market structure, and implementing regulations had not been finalized as of the date of this prospectus;

●

the European Union’s Markets in Crypto-Assets Regulation, a comprehensive regulatory framework for the issuance of, and the provision of services relating to, digital assets, has applied since December 30, 2024, and the transitional periods available to service providers that were operating under national regimes ended on July 1, 2026, after which a provider that has not obtained the required authorization may not provide crypto-asset services to clients in the European Union;

●	in June 2023, the SEC filed a complaint against Coinbase, Inc. and Coinbase Global, Inc., alleging, among other claims, that Coinbase was operating as an unregistered securities exchange, broker, and clearing agency and that it failed to register the offer and sale of its crypto asset staking-as-a-service program. In March 2024, a federal court in the Southern District of New York ruled against Coinbase, finding that certain crypto asset transactions and the staking program might be considered securities and denying the company’s motion to dismiss. However, in February 2025, the SEC filed a joint stipulation with the Coinbase entities to dismiss its enforcement action against both entities exercising its discretion to do so, but not because the SEC conceded the merits of the claims alleged in the action;

●	in June 2023, the SEC filed a complaint against Binance Holdings Ltd., related Binance entities, and Changpeng Zhao alleging, among other claims, that they were operating as an unregistered securities exchange, broker, dealer, and clearing agency and conducted an unregistered offer and sale of Binance’s own crypto assets. In June 2024, the District Court for the District of Columbia issued an order dismissing certain claims while allowing others to proceed. However, in May 2025, the SEC filed a joint stipulation with the Binance entities and Mr. Zhao to dismiss with prejudice its ongoing civil enforcement action against them in the exercise of its discretion;

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●	in December 2020, the SEC filed a complaint against Ripple Labs, Inc., relating to, among other claims, that Ripple undertook the distribution of unregistered securities. In August 2024, the court entered final judgment, having found that certain of Ripple’s institutional sales of XRP constituted an unregistered offer and sale of investment contracts and ordered Ripple to pay a civil penalty of over $125 million. In June 2025, a federal judge in the Southern District of New York rejected a joint motion by Ripple Labs and the SEC that would have endorsed a $50 million fine to settle the civil lawsuit. In August 2025, the SEC dropped its appeal and Ripple dropped its cross-appeal, thus finalizing the $125 million judgment. Similar intervention by the U.S. courts may also materially impact the price of Bitcoin and our ability to own or transfer Bitcoin;

●	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency. In March 2025, the SEC exercised its discretion and filed a joint stipulation to dismiss the SEC’s ongoing civil enforcement action against Kraken;

●	In the United Kingdom, the Financial Services and Markets Act 2023, provided the framework for regulating market activities in “cryptoassets,” and regulations made in February 2026, together with final rules and guidance published by the Financial Conduct Authority in June 2026, will bring a broad range of cryptoasset activities within the Financial Conduct Authority’s regulatory remit when the new regime takes effect on October 25, 2027;

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network (FinCEN) to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country. Other jurisdictions, including Egypt, Morocco and the Dominican Republic, have also made the use of Bitcoin illegal. If the use of Bitcoin is made illegal in other jurisdictions, particularly where Bitcoin is currently traded in heavy volumes, the available market for Bitcoin may contract. Additionally, if another government with considerable economic power were to ban digital assets or related activities, this could have further impact on the price of Bitcoin. As a result, the markets and opportunities discussed herein may not reflect the markets and opportunities available to us in the future.

Since 2018, the SEC has initiated a number of crypto and digital-asset-related enforcement actions. While the SEC has since requested the dismissal of several of these cases, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of Bitcoin and our ability to own or transfer Bitcoin. In January 2025, the SEC launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for crypto assets. Since then, the task force has sought written input and hosted roundtables with market participants to further task force goals of drawing clear regulatory lines, providing paths to registration, crafting disclosure frameworks, and deploying enforcement resources judiciously. In March 2026, the SEC issued an interpretation, accompanied by related guidance from the CFTC, addressing the application of the federal securities laws to certain types of crypto assets and certain transactions involving crypto assets, and in August 2026 the SEC proposed, but has not adopted, rules that would establish a tailored offering regime for certain investment contracts involving crypto assets. Legislation that would establish a comprehensive federal framework for digital asset market structure remained under consideration in Congress and had not been enacted as of the date of this prospectus, and in September 2026 the U.S. Senate did not advance the principal pending bill for consideration. We cannot predict whether proposed rules will be adopted or in what form, whether legislation will be enacted, how the SEC’s interpretation will be applied, revised or withdrawn, how courts will address these matters, or whether current regulatory approaches will be maintained under future administrations.

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It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and Bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of Bitcoin, as well as our ability to hold or transact in Bitcoin, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a Bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of Bitcoin in particular, may also impact the price of Bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to Bitcoin, institutional demand for Bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for Bitcoin as a store of value or means of payment, and the availability and popularity of alternatives to Bitcoin. Even if growth in Bitcoin adoption occurs in the near or medium-term, there is no assurance that Bitcoin usage will continue to grow over the long-term.

Because Bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of Bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of Bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of Bitcoin. The liquidity of Bitcoin may also be reduced and damage to the public perception of Bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold Bitcoin, provide Bitcoin-related services or accept Bitcoin as payment, which could also decrease the price of Bitcoin. Actions by U.S. banking regulators, such as the issuance in January 2023 and February 2023 by Federal banking agencies of joint statements that cautioned banks on the risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for Bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. In 2025, the Federal banking agencies withdrew from those joint statements, rescinded prior notification and supervisory non-objection requirements applicable to certain crypto-asset activities, and issued a joint statement describing how existing laws, regulations and risk-management principles apply to crypto-asset safekeeping by banking organizations. Banking organizations nevertheless remain subject to safety-and-soundness, anti-money laundering, sanctions, cybersecurity, liquidity, operational, third-party risk management and other legal and supervisory requirements, and individual institutions may decline to provide, or may limit, condition, suspend or terminate, services to Bitcoin-related customers and service providers based on those requirements, their own risk appetite or other considerations. Supervisory policy in this area may also change again in the future. The liquidity of Bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for Bitcoin and other digital assets.

The concentration of Bitcoin ownership could increase the risk of malicious activity, including potential attacks on the Bitcoin network.

A significant portion of the overall supply of Bitcoin is held by a relatively small number of holders. This concentration of ownership may make the Bitcoin network more susceptible to manipulation or malicious activity by a large holder or group of holders. Malicious actors could theoretically structure an attack whereby such actors gain control of more than half of the Bitcoin network’s processing power, or “aggregate hashrate.” If a malicious actor or group of actors acquired a hashrate exceeding the rest of the Bitcoin network, it would be able to exert unilateral control over the addition of blocks to the Bitcoin blockchain. This would allow a malicious actor to engage in “double spending” (i.e., use the same bitcoin for two or more transactions), prevent other transactions from being confirmed on the Bitcoin blockchain, or prevent other miners from mining any valid new blocks. Each of the events described above, among other things, could adversely affect the price of Bitcoin; reduce user confidence in Bitcoin, the Bitcoin network and the fairness of digital asset trading venues; and slow (or even reverse) the further adoption of Bitcoin. Any of these outcomes could materially and adversely affect the value of our Bitcoin holdings and, as a result, the market price of our securities.

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Bitcoin could be subject to complex and costly regulatory requirements, and future regulatory developments are impossible to predict.

Depending on the regulatory characterization of Bitcoin, our business and our Bitcoin strategy may be subject to regulation by one or more regulators in the United States and globally. The CFTC takes the position that some digital assets, including Bitcoin, fall within the definition of a “commodity” under the Commodity Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets, including the Bitcoin markets in which we would transact. The CFTC does not currently have regulatory jurisdiction over the cash-market for commodities such as Bitcoin, but does comprehensively regulate the commodity derivatives markets. This includes the futures and swaps markets for Bitcoin through which we may engage in hedging activities. Among other things, such regulations may require us to post margin with a clearinghouse or counterparty, which would limit our ability to acquire additional Bitcoin. Additionally, any violation of CFTC regulations applicable to our hedging activities could have a significant financial and reputational impact on the Company.

Senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the federal securities laws, but such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets. Future regulatory developments with respect to Bitcoin from the CFTC, SEC, or any other federal or state regulator, are difficult to predict.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the future, adopt laws, regulations or directives that affect digital asset networks and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin and other digital assets by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin and digital asset economy.

Future legislation and regulatory requirements could have an adverse impact on the Bitcoin market and/or our proposed business.

Various governmental and regulatory bodies in the United States - including the United States Congress - may adopt new laws or regulations that could affect the listing and clearing of crypto-related products. Several bills to address the digital asset regulatory landscape have been introduced in the first few months of the 119th Congress (2025-2027), including:

●	a stablecoin bill (Guiding and Establishing National Innovation for US Stablecoins Act (“GENIUS Act”) S.1582), which has passed the Senate and House of Representatives with bipartisan support and was signed into law on July 18, 2025;

●	one strategic bitcoin reserve bill (Boosting Innovation, Technology, and Competitiveness through Optimized Investment Nationwide (“BITCOIN Act”) S.954), which is currently undergoing review in the Senate; and

●	a crypto-asset market structure bill (Digital Asset Market Clarity Act of 2025 (“CLARITY Act”) H.R.3633), which was passed by the House of Representatives on July 17, 2025, with bipartisan support and will be delivered to the Senate;

The GENIUS Act introduces the first comprehensive federal framework for stablecoins, requiring full 1:1 backing, reserve, and anti-money-laundering compliance. Although the Act focuses on stablecoins, its regulatory framework and enforcement mechanisms could influence broader digital asset oversight, indirectly affecting Bitcoin custody, trading infrastructure, and compliance costs. In addition, several legislative efforts to address the regulation of cryptocurrency, including Bitcoin, have been introduced and are currently pending congressional consideration. Emerging laws and proposals in the U.S. federal government may materially affect our operations, Bitcoin holdings, and investment outcomes.

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The CLARITY Act, specifically, would clarify which digital assets are commodities versus securities. Additionally, the CLARITY Act would subject certain spot-market digital commodities to a comprehensive regulatory regime for the first time in the United States. While this legislation could have a positive impact on the price of Bitcoin if market participants believe that regulatory clarity and market structure is an advantage, it could also have a negative impact on the industry and the value of Bitcoin if legal and regulatory requirements arising from such legislation are deemed to be too onerous, or for several other reasons.

Separately, it is not currently possible to know what changes will be made to the CLARITY Act as it proceeds through the legislative phases, in the event that it is signed into law. Currently, the legislation only requires registration of entities acting as brokers, dealers, exchanges and custodians, rather than entities like ours. However, such entities may bear costs associated with registration that may be passed on to us and other entities transacting in Bitcoin. Additionally, the current legislation would amend the definition of “commodity interests” to include certain digital commodities, which would likely include Bitcoin. Such an amendment could cause certain collective investment vehicles that invest in Bitcoin or advise others as to investing in Bitcoin to be required to register with the CFTC as commodity pool operators (“CPOs”) or commodity trading advisors (“CTAs”). While we do not currently anticipate that we would be required to register as a CPO or CTA even under the current version of the CLARITY Act, if we were required to do so, we could face increased compliance costs and regulatory scrutiny, which could have a material and adverse impact on our business and performance.

If we elect to use derivative instruments to hedge the price risk of holding Bitcoin, such derivatives are highly volatile and subject to market and liquidity risks, which could negatively impact our Bitcoin strategy.

We may invest and trade in a variety of derivative instruments to hedge the price risk associated with Bitcoin. Derivatives, such as futures and swaps, are financial instruments or arrangements in which the risk and return are related to changes in the value of other assets, reference rates or indices. These instruments are highly volatile and expose investors to a high risk of loss. The low initial margin deposits normally required to establish a position in such instruments permit a high degree of leverage. As a result, depending on the type of instrument, a relatively small movement in the price of a contract may result in a profit or a loss which is high in proportion to the amount of funds actually placed as initial margin and may result in unquantifiable further loss exceeding any margin deposited. Our ability to profit or avoid risk through investment or trading in derivatives will depend on our ability to anticipate changes in the underlying assets, reference rates or indices. Engaging in hedging may result in poorer overall performance for us than we could have achieved had we not engaged in such hedging transactions. In addition, although we may utilize a variety of instruments, including options and other derivatives, for hedging and risk management purposes, we are not obligated to, and may not, hedge against certain risks. Furthermore, our portfolio may be exposed to risks that cannot be hedged. Use of hedging and risk management products may also increase our regulatory burden and costs of compliance.

We will be exposed to the default risk of our clearing broker if we hedge the price risk of Bitcoin through the purchase of futures contracts.

If we use a clearing broker to help manage financial transactions - such as buying or selling Bitcoin futures contracts to hedge against Bitcoin price swings - then we will be exposed to the clearing broker’s credit risk. Under the CEA and CFTC regulations, futures contracts must be cleared through a clearing broker known as a registered futures commission merchant (“FCM”). FCMs hold a certain amount of the customer collateral that customers deposit in connection with their futures trading, and are responsible for posting that collateral to the clearinghouse on the customer’s behalf when the clearinghouse issues a margin call. FCMs are required to maintain such collateral and all customer assets in a segregated account. If the FCM fails to do so, or is unable to satisfy a substantial deficit in a customer account, our customers (including us) may be subject to risk of loss of their funds in the event of the FCM’s insolvency. In such event, under the current U.S. Bankruptcy Code, the FCM’s customers (including us) are entitled to recover only a proportional share of all property available for distribution to all of that FCM’s customers. We may therefore be exposed to material losses in the event of an FCM’s or fellow FCM customer’s default or insolvency.

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Qualified Financial Contract Stay rules may restrict our ability to liquidate our positions or exercise default rights in the event that a swap counterparty becomes insolvent.

Under regulations issued by certain U.S. banking regulators that are currently in effect, certain large U.S. financial institutions and their subsidiaries, as well as the U.S. branches or subsidiaries of certain large non-US financial institutions, are required to amend the default and transfer provisions of their “Qualified Financial Contracts” (“QFCs”), and to ensure that future QFCs comply with the relevant regulations.

QFCs include swaps and repurchase agreements (among other types of contracts) and guarantees and other forms of credit enhancement for such contracts, that receive certain favorable treatment under the U.S. Bankruptcy Code by permitting market participants (like us) to avoid the otherwise-applicable “automatic stay” provisions of the Bankruptcy Code, and terminate the contracts in the event of the financial institution’s or our guarantor’s bankruptcy. The purpose of these requirements is to ensure that, in the event of a large financial institution’s bankruptcy, or the bankruptcy of a guarantor or covered affiliate, QFC counterparties do not simultaneously terminate their positions and cause a liquidity shortfall before the financial institution’s affiliates and/or federal regulators are able to resolve the defaulting entity in an orderly fashion.

As a result of these regulations, if we enter into QFCs with a covered financial institution, and that financial institution, our guarantor or a covered affiliate becomes bankrupt (i.e., it becomes subject to a receivership, insolvency, liquidation, resolution or similar proceeding), we may be restricted from immediately terminating that agreement, which could lead to losses on our positions.

In addition, various foreign jurisdictions have adopted comparable rules, including France, Germany, Japan, Switzerland and U.K. If we enter into QFCs with a covered financial institution in any of those foreign jurisdictions, the restrictions on immediately terminating QFCs could lead to a negative effect on our business.

The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of Bitcoin and adversely affect our business.

As a result of our Bitcoin strategy, our assets are concentrated in our Bitcoin holdings. Accordingly, the emergence or growth of digital assets other than Bitcoin may have a material adverse effect on our financial condition. As of May 2025, Bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions on the network that requires significantly less computing power than proof-of-work mining. As a result, validators now stake, or lock up, a certain amount of Ethereum’s native cryptocurrency, Ether, as collateral. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions on the Ethereum network and other alternative blockchain networks are perceived as superior to proof-of-work mining used for the Bitcoin network, those alternative blockchain networks and their associated digital assets could gain market share relative to Bitcoin.

Other alternative digital assets that may compete with Bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to Bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. Stablecoins offer users the benefit of blockchain-based transactions without exposure to the price volatility historically associated with Bitcoin. As adoption of stablecoins grows, they may increasingly serve functions that might otherwise have been fulfilled by Bitcoin, particularly for payments, remittances, or short-term transactional use cases. If stablecoins gain broader acceptance by consumers, businesses, or regulators as a preferred form of digital currency, demand for Bitcoin could diminish. This competitive dynamic may adversely affect Bitcoin’s market price, reduce trading volumes, and negatively impact our Bitcoin-related holdings, financial performance, and strategic initiatives.

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Additionally, central banks in some countries have started to introduce digital forms of legal tender often known as central bank digital currency (“CBDCs”). For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, Bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of Bitcoin to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

The availability of spot Bitcoin ETPs for Bitcoin and other digital assets may adversely affect the market price of our listed securities and may make it more difficult for us to execute our Bitcoin strategy.

Although Bitcoin and other digital assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to Bitcoin through traditional investment channels, and instead generally were only able to hold Bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold Bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct Bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to Bitcoin through investment vehicles that hold Bitcoin and issue shares representing fractional undivided interests in their underlying Bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to Bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot Bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. To the extent investors view our Common Stock as providing exposure to Bitcoin, it is possible that the value of our Common Stock may also have included a premium over the value of our Bitcoin due to the prior scarcity of traditional investment vehicles providing investment exposure to Bitcoin, and that the value of our Common Stock may decline due to investors now having a greater range of options to gain exposure to Bitcoin and investors choosing to gain such exposure through spot Bitcoin ETPs rather than our Common Stock. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in Ether, the main crypto digital asset supporting and underlying the Ethereum blockchain. The approved Ether spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for Ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of Bitcoin as well as a decline in the value of our Common Stock relative to the value of our Bitcoin.

Although we are an operating company, and believe we offer a different value proposition than a Bitcoin investment vehicle such as a spot Bitcoin ETP, investors may nevertheless view our Common Stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP instead of our Common Stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin that is generally not subject to federal income tax at the entity level, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot Bitcoin ETPs, we (i) do not seek for our shares of our Common Stock to track the value of the underlying Bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Exchange Act, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Common Stock. Based on how we are viewed in the market relative to spot Bitcoin ETPs, and other vehicles which offer economic exposure to Bitcoin, such as Bitcoin futures exchange-traded funds (“ETFs”), leveraged Bitcoin futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our Common Stock relative to the value of our Bitcoin holdings may increase or decrease in different market conditions.

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As a result of the foregoing factors, availability of spot Bitcoin ETPs for Bitcoin and other digital assets could have a material adverse effect on the market price of our listed securities.

In the ordinary course of business managing our Bitcoin holding as a Bitcoin treasury company, we may purchase Bitcoin through spot markets which may be exposed to fraud and market manipulation, including through front running and wash trading, which may adversely affect the value of the shares of our Common Stock.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the Bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in Bitcoin manipulating Bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in Bitcoin, new sources of demand for Bitcoin, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at Bitcoin trading platforms.

In the ordinary course of business managing our Bitcoin holding as a Bitcoin treasury company, we may purchase Bitcoin through spot markets. Over the past several years, a number of Bitcoin spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such Bitcoin spot markets were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges.

In 2022, there were reports claiming that more than half of Bitcoin trading volume on digital asset exchanges was fake. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain Bitcoin exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of Bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling Bitcoin and Bitcoin Cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the shares of our Common Stock. Any market abuse, and a loss of investor confidence in Bitcoin, may adversely impact pricing trends in Bitcoin markets broadly, as well as an investment in shares of our Common Stock.

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The price of Bitcoin on available spot markets may be exposed to wash trading.

Spot markets on which Bitcoin trades, through which we may purchase Bitcoin, may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin and/or negatively affect the market perception of Bitcoin.

To the extent that wash trading either occurs or appears to occur in spot markets on which Bitcoin trades, investors may develop negative perceptions about Bitcoin and the digital assets industry more broadly, which could adversely impact the price of Bitcoin and, therefore, the price of shares of our Common Stock. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

The price of Bitcoin on available spot markets may be exposed to front-running.

Spot markets on which Bitcoin trades, through which we may purchase Bitcoin, may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Bitcoin is susceptible to various types of malicious attacks, including a “51% attack” and such an attack, even temporarily, could adversely impact the price of Bitcoin and the value of shares of our Common Stock.

Digital asset networks, including the Bitcoin network, are subject to control by entities that capture a majority of the network’s computational power. If a single attacker, or a group of attackers acting in concert, control (even temporarily) a majority of the network mining power (known as hash rate) of the Bitcoin network, known as a “51%” attack, they could engage in harmful acts that could threaten the integrity of the network. For example, such attackers could reverse completed transactions, approve or reject transactions solely for their own benefit, or modify the ordering of transactions. This might allow these malicious actors to “double-spend” their own Bitcoin (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actors did not yield control of the processing power on the Bitcoin network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin network may not be possible.

Further, a malicious actor could create a flood of transactions in order to slow down confirmations of transactions on the Bitcoin network. For example, on June 2, 2018, the Horizen network was the target of a double-spend attack by an unknown actor that gained more than 50% of the processing power of the Horizen network. The attack was the result of delayed submission of blocks to the Horizen network. The core developers of Zen subsequently implemented mitigation procedures to significantly increase the difficulty of attacks of this nature by introducing a penalty for delayed block submissions.

Bitcoin mining pools, where miners combine their computational resources (hash power) to increase their chances of mining new blocks and earning rewards, have become a crucial part of the Bitcoin network. If large mining pools were to combine their resources and act maliciously, it could increase the risk of a 51% attack. Moreover, if a majority of miners used the same hardware to mine Bitcoin and such hardware contained malicious code, it is possible that the distributor of that code could launch a 51% attack. For example, in May 2019, the Bitcoin Cash network, a proof-of-work network, experienced a >50% attack when two large mining pools reversed a series of transactions to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, certain individuals believe it negatively impacted the Bitcoin Cash network.

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A 51% attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced computing power threshold required to control a majority of a given network. Nevertheless, it is theoretically possible to mount a similar 51% attack on Bitcoin or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Bitcoin network increases, there may be a negative effect on the value of Bitcoin and the value of the shares of our Common Stock.

There are only a few developers who have the authority to maintain the Bitcoin code. A malicious actor could obtain control over the Bitcoin network by influencing or exerting control over one or more maintainers. The malicious actor could, for example, convince or pressure a maintainer to modify the code in a manner that benefits the malicious actor. If such amended code is then unknowingly incorporated by a majority of miners, the malicious actor might be able to manipulate the bitcoin network to their benefit. To the extent the malicious actor is successful, and such amendments enable the malicious exploitation of the Bitcoin network, the risk that a malicious actor may be able to obtain control of the Bitcoin network in this manner exists, which may adversely affect the value of our Common Stock.

To the extent that the Bitcoin ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the shares of our Common Stock.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in Bitcoin and a decline in the value of Bitcoin and, as a result, adversely impact shares of our Common Stock.

There is legal and regulatory uncertainty around Bitcoin and other digital assets, and our Bitcoin strategy could subject us to enhanced regulatory oversight.

As noted above, several spot Bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot Bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our Bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented or intend to implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering, know-your-customer and sanctions laws and regulations and take care to only acquire our Bitcoin through entities subject to anti-money laundering/know-your-customer regulation and related compliance rules in the United States, if we are found to have purchased any of our Bitcoin from bad actors that have used Bitcoin to launder money or from persons subject to sanctions, we may be subject to regulatory proceedings, investigations and any further transactions or dealings in Bitcoin by us may be restricted or prohibited.

At the Closing, Legacy ProCap contributed its Bitcoin to us, and we use a portion of the Bitcoin and/or cash and cash equivalents to secure the Convertible Notes. We may incur additional indebtedness or enter into other financial instruments in the future that may be collateralized by our Bitcoin holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our Bitcoin holdings. These types of Bitcoin-related transactions may be the subject of enhanced regulatory oversight. These and any other Bitcoin-related transactions we may enter into, beyond simply acquiring and holding Bitcoin, may subject us to additional regulatory compliance requirements and scrutiny, including under Federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

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Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. While the financial and regulatory fallout from FTX’s collapse did not directly impact our business, financial condition or corporate assets, the FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting Bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in Bitcoin.

Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes.

Bitcoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many Bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in Bitcoin trading venues, including prominent exchanges that handle a significant volume of Bitcoin trading and/or are subject to regulatory oversight, in the event one or more Bitcoin trading venues cease or pause for a prolonged period the trading of Bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of Bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the Bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the Bitcoin market than is commonly understood. Any actual or perceived wash trading in the Bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our Bitcoin. Negative perception, a lack of stability in the broader Bitcoin markets and the closure, temporary shutdown or operational disruption of Bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the Bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in Bitcoin and the broader Bitcoin ecosystem and greater volatility in the price of Bitcoin. Since 2018, the SEC has initiated a number of crypto and digital-asset-related enforcement actions. While the SEC has since requested the dismissal of several of these cases, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of Bitcoin and our ability to own or transfer Bitcoin. As the price of our listed securities is affected by the value of our Bitcoin holdings, the failure of a major participant in the Bitcoin ecosystem could have a material adverse effect on the market price of our listed securities.

In addition, private actors that are wary of Bitcoin or the regulatory concerns associated with Bitcoin have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities.

Failure to maintain effective Anti-Money Laundering and Know Your Customer compliance policies could adversely affect our business, reputation, and regulatory standing.

We implemented a comprehensive Know Your Customer (“KYC”) and Anti-Money Laundering (“AML”) Policy designed to comply with global AML and Counter-Terrorist Financing (“CTF”) laws and regulations. The policy includes board-level governance, annual risk assessments, customer identification procedures, enhanced due diligence for high-risk customers, ongoing transaction monitoring, daily sanctions screening, and prompt reporting of suspicious activities. We also conduct annual AML/KYC training for all employees and engage an independent third party to audit our program annually.

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Despite these measures, there can be no assurance that our policies and procedures will be fully effective in preventing the use of services for money laundering, terrorist financing, or other illicit activities. The legal and regulatory landscape governing AML, KYC, and CTF compliance continues to evolve, and we may be subject to increased scrutiny or new regulatory requirements in the jurisdictions in which we operate. Any failure, or perceived failure, to maintain effective compliance programs could result in significant legal, financial, and reputational harm, including regulatory enforcement actions, monetary penalties, operational restrictions, and loss of business opportunities.

Moreover, detecting and preventing such misuse is inherently challenging, and despite our efforts, we may not be able to identify all illicit activity in a timely manner or at all. Any such failure could harm our reputation, impair customer and partner confidence, and adversely affect our financial condition and results of operations.

We do not have policies in place to address airdrops, incidental rights, or hard forks, and any failure to adopt or implement such policies in a timely manner could expose us to operational, legal, and compliance risks.

As part of our operations, we may be affected by events such as airdrops, the receipt of incidental rights, or blockchain protocol changes known as hard forks. At present, we do not have formal policies or procedures in place to address the accounting, operational, tax, legal, or regulatory implications of these events. We plan to evaluate the need for such policies in consultation with our board of directors. While our audit committee and board of directors will monitor related risks as part of their oversight responsibilities, there can be no assurance that appropriate policies will be adopted or implemented in a timely manner, or at all.

The absence of formalized policies increases our exposure to various risks, including inconsistent treatment of such events, potential violations of applicable laws or regulations, financial reporting inaccuracies, and operational inefficiencies. In addition, future receipt of digital assets through airdrops or forks may raise questions about our rights and obligations with respect to such assets, as well as potential tax liabilities. If we fail to appropriately address these issues, our business, financial condition, and results of operations could be materially and adversely affected.

Our Bitcoin holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the Bitcoin market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Bitcoin at favorable prices or at all. For example, a number of Bitcoin exchanges or other trading venues temporarily halted deposits and withdrawals in 2022. As a result, our Bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, Bitcoin we hold with our custodians and transact with our trade execution partners will not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Bitcoin or otherwise generate funds using our Bitcoin holdings, including in particular during times of market instability or when the price of Bitcoin has declined significantly. If we are unable to sell our Bitcoin, enter into additional capital raising transactions, including capital raising transactions using Bitcoin as collateral, or otherwise generate funds using our Bitcoin holdings, or if we are forced to sell our Bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyber-attack and unauthorized parties obtain access to our Bitcoin assets, we may lose some or all of our Bitcoin assets temporarily or permanently and our financial condition and results of operations could be materially adversely affected.

Substantially all of the Bitcoin we own is held in custody accounts at institutional-grade digital asset qualified custodians. As of October 6, 2026, approximately 27% of our Bitcoin was held with Anchorage, and approximately 73% of our Bitcoin was held with BitGo. Any material failure by our partners to maintain the necessary controls, policies, and procedures to manage our Bitcoin could adversely impact our business, operating results, and financial condition. Security breaches and cyberattacks are of particular concern with respect to our Bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in:

●	a partial or total loss of our Bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our Bitcoin;

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●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Bitcoin blockchain ecosystem or in the use of the Bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Middle East conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Bitcoin industry, including third-party services on which we rely, could materially and adversely affect our business.

We face risks relating to the custody of our Bitcoin, including the loss or destruction of private keys required to access our Bitcoin and cyberattacks or other data loss relating to our Bitcoin, which could cause us to lose some or all of our Bitcoin.

We hold our Bitcoin with regulated qualified custodians at U.S.-based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security. We do not anticipate that our custodial services contracts will restrict our ability to reallocate our Bitcoin among our custodians, and our Bitcoin holdings may be concentrated with a single custodian from time to time. If there is a decrease in the availability of digital asset qualified custodians that we believe can safely custody our Bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Our insurance may only cover losses of a small fraction of the value of the entirety of our Bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we will have or that such coverage will cover losses with respect to our Bitcoin. Moreover, our use of custodians exposes us to the risk that the Bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Bitcoin.

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Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Bitcoin is held. While the Bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Bitcoin held in such wallet. To the extent our private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulatory, supervisory, and market developments may limit the availability, terms or quality of custodial and other services for Bitcoin.

The number of financial institutions and other service providers that offer custodial and related services for Bitcoin remains limited relative to traditional asset classes, and those services may be concentrated among a relatively small number of providers. Applicable laws, regulations and supervisory expectations, as well as the risk appetite, operational capacity, financial condition and commercial terms of individual providers, may affect the availability, cost, scope and quality of custodial services for Bitcoin, and a provider may limit, condition, suspend or discontinue those services. Custodial arrangements for Bitcoin are also subject to operational, cybersecurity, key management, fraud, insolvency and legal risks, including uncertainty as to the treatment of digital assets held by a custodian in an insolvency proceeding. Any of these developments could increase the cost of, or reduce access to, custodial services for Bitcoin and could adversely affect our ability to hold or transact in Bitcoin.

Regulatory change reclassifying Bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act and could adversely affect the market price of Bitcoin and the market price of our listed securities. Any such regulatory change could also require us to institute burdensome regulatory requirements, and our activities may be restricted. We are not subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers, which could pose risks to investors.

Our assets are concentrated in our Bitcoin holdings. The CFTC has asserted regulatory authority over Bitcoin and courts have generally accepted that Bitcoin falls under the CFTC’s purview for commodities regulation. In March 2026, the SEC issued an interpretation, accompanied by related guidance from the CFTC, in which the SEC concluded that, based on its understanding of their characteristics, terms and functions as of the date of that release, certain crypto assets, including Bitcoin, are digital commodities that are not themselves securities for purposes of the federal securities laws. That interpretation does not supersede or replace the judicial test used to determine whether a contract, transaction or scheme is an investment contract, is based on the SEC’s current understanding of the crypto asset markets, and is subject to refinement, revision or withdrawal by the SEC. If the characteristics, terms or functions of Bitcoin change, if applicable law or judicial interpretations change, or if the SEC were to revise its interpretation or otherwise determine that Bitcoin is a security, we could be classified as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which would subject us to significant additional regulatory controls, fines or other penalties that could have a material adverse effect on our ability to execute on our Bitcoin strategy and our business and operations, and may also require us to substantially change or restructure the manner in which we conduct our business, including discontinuing certain products or services. We cannot assure investors that, under certain conditions, changed circumstances, or changes in the law, we may not become subject to the Investment Company Act or other burdensome regulations.

In addition, if Bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of Bitcoin and in turn adversely affect the market price of our listed securities.

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If we were to become subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and ETFs, or to obligations applicable to investment advisers, the costs of compliance could be burdensome and could prevent us from executing our Bitcoin strategy.

Mutual funds, exchange-traded funds (“ETFs”) and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers,” as applicable, under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our policy establishing Bitcoin as our primary treasury reserve asset (the “Treasury Reserve Policy”) or our Bitcoin strategy, our use of leverage, the manner in which our Bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our Bitcoin holdings or other activities it may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Bitcoin. Registration under, and compliance with, the Advisers Act could be costly and could divert attention of us and our directors. If registration is required, there can be no assurance that necessary approvals will be obtained, or that statutory, regulatory, judicial, or administrative interpretations of existing laws and regulations will not in the future impose more comprehensive or stringent requirements on us and our directors.

Our Bitcoin strategy exposes us to risk of non-performance by counterparties, including in particular risks related to our custodians.

Our Bitcoin strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of Bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our Bitcoin is custodian performance obligations under the custody arrangements we have entered into. A series of relatively recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, among others, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and its former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held Bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our Bitcoin holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our Bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

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We may pursue strategies to generate income or liquidity from our Bitcoin holdings, such as lending, staking, or entering into other arrangements, which could significantly increase our exposure to counterparty, credit, and operational risks.

In addition to the risks associated with the custody of our Bitcoin, we may from time to time pursue strategies to generate income or liquidity from our Bitcoin holdings, including lending Bitcoin to third parties, entering into repurchase or derivative arrangements, staking assets (including other cryptocurrency assets, although Bitcoin itself does not natively support staking), or using our holdings in other ways that may involve the transfer or encumbrance of digital assets. These strategies inherently involve heightened counterparty risk, particularly where our Bitcoin is transferred to or held by third parties for purposes of collateralization, lending, or income generation. Any such arrangements could expose us to the risk of loss in the event of the counterparty’s default, insolvency, fraud, or mismanagement. In addition, these activities may subject us to complex legal, regulatory, and tax regimes that continue to evolve and remain uncertain. If a counterparty fails to return our Bitcoin as expected, or if our rights in such arrangements are not enforceable in the event of insolvency or other adverse proceedings, we could suffer substantial losses. These risks could have a material adverse effect on our business, financial condition, and results of operations.

The regulatory treatment of staking remains subject to further development and change. In March 2026, the SEC issued an interpretation, accompanied by related guidance from the CFTC, addressing the status under the federal securities laws of certain protocol staking activities on proof-of-stake networks, including self staking, self-custodial staking directly with a third party, custodial arrangements and liquid staking, as well as certain ancillary services. The SEC concluded that those activities, conducted in the manner and under the circumstances described in that release, do not involve the offer and sale of a security. That interpretation supersedes prior statements of the SEC staff on these topics, including the statements issued by the Division of Corporation Finance on May 29, 2025 and August 5, 2025. The interpretation is nonetheless limited to the activities and circumstances it describes. It does not address “restaking,” and it does not extend to arrangements in which the service provider determines whether, when or how much of a customer’s assets to stake, or guarantees or otherwise sets the amount of rewards. The interpretation also does not supersede or replace the judicial test used to determine whether a contract, transaction or scheme is an investment contract, is based on the SEC’s current understanding of the crypto asset markets, and is subject to refinement, revision or withdrawal, including in response to public comment. Staking arrangements also remain subject to state, tax and non-U.S. requirements that continue to develop, and a change in law, judicial interpretation or regulatory policy could subject staking arrangements to registration or other requirements under the federal securities laws.

In addition, staking often involves the risk of “slashing,” a mechanism by which staked assets may be forfeited due to network rule violations or technical errors. Staked assets may also be subject to bonding and unbonding periods, lock-up periods or delayed withdrawal windows, limiting liquidity and financial flexibility. Staking typically requires reliance on third-party custodians or validator infrastructure, increasing exposure to cybersecurity threats, loss of access to digital wallets, or operational failures. These risks, combined with the evolving and complex nature of staking protocols, could result in asset loss, reduced returns, or other adverse effects on our business, financial condition, and results of operations.

Because a substantial portion of our total assets consists of Bitcoin, a prolonged decline in the market price of Bitcoin could cause us to fall below Nasdaq’s continued listing standards for minimum stockholders’ equity or market value of listed securities.

A significant portion of our total assets is comprised of Bitcoin, and as a result, the value of our assets will be highly sensitive to fluctuations in the market price of Bitcoin. Nasdaq’s continued listing standards require listed companies to maintain certain minimum levels of stockholders’ equity and market value of listed securities. If the market price of Bitcoin were to experience a prolonged or severe decline, the value of our Bitcoin holdings - and consequently, our total assets and stockholders’ equity - could decrease substantially. Such a decline could cause us to fall below the minimum requirements for continued listing on Nasdaq, including the minimum stockholders’ equity or market value of listed securities. If we were to fail to satisfy these continued listing standards, Nasdaq could initiate delisting proceedings, which would likely have a material adverse effect on the liquidity and market price of our Common Stock. Delisting could also impair our ability to access capital markets, attract and retain investors, and execute our business strategy. Even the risk of potential delisting could negatively impact investor confidence and the value of our Common Stock.

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Negative developments in the cryptocurrency industry - including fraud, cybercrime or platform failures - may result in unfavorable publicity and could impact investor sentiment with respect to us even if we are not directly involved in any of the reported events.

The cryptocurrency industry has been subject to a number of high-profile negative developments, including instances of fraud, theft, cyberattacks, regulatory enforcement actions, and failures or insolvencies of major trading platforms and custodians. Even if we are not directly involved in or affected by such events, negative publicity and heightened scrutiny of the cryptocurrency industry as a whole could adversely impact investor sentiment toward companies with significant exposure to digital assets, including ours. For example, reports of security breaches, mismanagement, or criminal activity at other cryptocurrency companies or exchanges may lead to increased concerns about the safety and legitimacy of digital assets generally, which could result in reduced demand for our Common Stock, increased volatility in our share price, and greater difficulty in raising capital or maintaining business relationships. In addition, negative industry developments may prompt regulatory authorities to impose stricter requirements or oversight, which could increase our compliance costs and operational risks. The perception of heightened risk in the cryptocurrency sector, regardless of our actual involvement or risk profile, could therefore have a material adverse effect on our reputation, business, financial condition, and results of operations.

We may engage in staking activities with respect to digital assets that we hold, which could expose us to significant risks, including regulatory, operational, and financial risks.

Staking involves committing digital assets to support the operations of a blockchain network, including transaction validation and governance, in exchange for potential rewards. The regulatory treatment of staking remains uncertain, but the SEC recently issued a statement providing that certain cryptoasset staking activities in connection with proof-of-stake networks do not create investment contracts that would require registration under the federal securities laws. Specifically, the SEC’s Division of Corporation Finance issued a statement on May 29, 2025, stating that protocol staking activities, such as self-staking and custodial staking, are not considered investment contracts under the Howey test. This means that these activities do not involve the offer or sale of securities and are not subject to registration requirements under federal securities laws. However, this statement is narrowly framed and fact-dependent, and does not address all variations of staking, including “liquid staking” and “restaking.” Additionally, the SEC statement is non-binding and does not foreclose contrary SEC guidance or enforcement activity.

In addition, staking often involves the risk of “slashing,” a mechanism by which staked assets may be forfeited due to network rule violations or technical errors. Staked assets may also be subject to lock-up periods or delayed withdrawal windows, limiting liquidity and financial flexibility. Furthermore, staking typically requires reliance on third-party custodians or validator infrastructure, increasing exposure to cybersecurity threats, loss of access to digital wallets, or operational failures. These risks, combined with the evolving and complex nature of staking protocols, could result in asset loss, reduced returns, or other adverse effects on our business, financial condition, and results of operations.

Changes to the protocols underlying blockchain networks, including soft forks and hard forks, may result in significant disruptions, chain splits, or divergence in asset values, any of which could materially and adversely affect the value of our digital asset holdings and our business operations.

Blockchain networks, such as Bitcoin, operate on open-source protocols that are not centrally governed. As a result, changes to these protocols - whether through “soft forks” that maintain backward compatibility or “hard forks” that create incompatible versions - are typically initiated and adopted through community consensus. For certain changes, such as soft forks, miners may signal their support with hash power, but ultimate enforcement of rule changes is determined by the node operators who validate transactions and blocks. If a substantial portion of nodes rejects a proposed change, especially in the context of a hard fork, the network may experience a chain split in which two or more divergent versions of the blockchain emerge.

Such chain splits can lead to operational disruptions, security vulnerabilities, or significant uncertainty regarding which blockchain version will be recognized as the “main” chain. In the event of a fork, we may hold or receive assets on multiple chains, which could result in unexpected tax, legal, or accounting consequences, or may expose us to technical or custodial risks. Additionally, forks can cause volatility in the price and liquidity of digital assets held by us, particularly if there is a lack of consensus among network participants or divergence in community support, market acceptance, or exchange listings. These risks could adversely impact the value of our digital assets, impair our ability to generate revenue or pursue our business strategies, and result in increased compliance, legal, or operational costs.

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Risks Related to Being a Public Company

The market price of our Common Stock may be volatile and decline materially as a result of volatility in Bitcoin or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.

The trading price of our Common Stock is likely to be volatile. The stock market has recently experienced and in the future may experience extreme volatility. This volatility has often been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of our Common Stock at an attractive price due to a number of factors such as the following:

●	our operating and financial performance and prospects;

●	risk of our credit rating being downgraded;

●	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

●	conditions that impact demand for our future products and/or services;

●	future announcements concerning our business, our customers’ businesses or our competitors’ businesses;

●	the public’s reaction to our press releases or other public announcements and filings with the SEC;

●	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;

●	the size of our public float;

●	volatility in Bitcoin, our principal asset;

●	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

●	market and industry perception of our success, or lack thereof, in pursuing our strategy;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	changes in laws or regulations which adversely affect our industry or us;

●	privacy and data protection laws, privacy or data breaches, or the loss of data;

●	changes in our accounting standards, policies, guidance, interpretations or principles;

●	changes in our senior management or key personnel;

● ●	issuances, exchanges or sales, or expected issuances, exchanges or sales of our Common Stock; repurchases of our Common Stock pursuant to pre-approved buyback programs;

●	changes in our dividend policy;

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●	failure by us to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions or a change in regulations or enforcement policies that adversely affects our operations;

●	adverse resolution of new or pending investigation, regulatory action or litigation against us; and

●	changes in general market, economic and political conditions in the United States and other global economies or financial markets, including those resulting from inflation and related monetary policy in response to inflation, natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Common Stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low. As a result, you may suffer a loss on your investment. Our share price may be exposed to additional risks because our business will become a public company through a “de-SPAC” transaction. There has been increased focus by government agencies on such transactions, and we expect that increased focus to continue. We may be subject to increased scrutiny by the SEC and other government agencies on holders of our securities as a result, which could adversely affect the price of our Common Stock.

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Our failure to raise capital when needed could harm our business, operating results and financial condition.

We cannot be certain whether we will generate sufficient cash through our provision of Bitcoin products or the active management of our Bitcoin holdings to fund future operations or growth of our business. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. We incurred debt at Closing pursuant to the issuance of the Convertible Notes, and may from time to time incur additional debt in order to further our Bitcoin acquisition strategy. If we incur additional debt, the debt holders could also have rights senior to holders of our Common Stock to make claims on our assets. The terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. As a result, holders of our Common Stock will bear the risk of future issuances of debt securities reducing the value of our Common Stock.

Holders of our Common Stock will experience dilution in the future due to the exercise of outstanding Warrants, any conversion of the Convertible Notes, the issuance of shares of Common Stock under our equity incentive plan, the issuance of shares of Common Stock in connection with our acquisition of CFO Silvia, including any earnout shares, and any future issuances of our equity securities.

We currently have outstanding Warrants and Convertible Notes. The number of shares of Common Stock issuable upon exercise of the Warrants or conversion of the Convertible Notes may increase, and the applicable exercise or conversion price may decrease, as a result of anti-dilution or other adjustment provisions contained in those instruments, including in connection with stock splits, stock dividends, certain distributions or issuances of Common Stock at prices below the applicable exercise or conversion price, and any such adjustment would increase the dilution to our existing stockholders. In addition, on April 6, 2026, in connection with the closing of our acquisition of CFO Silvia, we issued 7,516,951 shares of Common Stock as closing consideration and deposited 900,000 shares of Common Stock into escrow, and we may be required to issue up to 9,000,000 additional shares of Common Stock as earnout consideration if certain conditions are satisfied. The shares issued as closing consideration and deposited into escrow are outstanding, and the dilution resulting from those shares has already occurred. Any earnout shares would be issued after the date of this prospectus and would result in additional dilution to our existing stockholders.

Following the approval by our stockholders of an amendment to our 2025 Equity Incentive Plan (the “Incentive Plan”) at that annual meeting, the aggregate share reserve under that plan is 24,733,020 shares of Common Stock, and on May 18, 2026 we filed a registration statement on Form S-8 registering the additional 12,000,000 shares approved at that annual meeting of Common Stock issuable under that plan. Awards under our equity incentive plan may be granted with exercise, purchase or reference prices below the then-current market price of our Common Stock, and shares registered on Form S-8 are generally available for resale in the public market upon issuance, subject to applicable restrictions for our affiliates. Our board of directors may also adopt additional equity compensation plans, seek stockholder approval to increase the number of shares reserved under our existing plan, or grant equity awards outside of that plan, including inducement awards in connection with acquisitions or new hires.

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We may also pursue additional acquisitions and may pay all or a portion of the consideration for any such transaction in shares of Common Stock or other equity or equity-linked securities, including through escrow, holdback, contingent consideration or earnout arrangements that result in the issuance of additional shares after closing. Where the number of shares issuable in a transaction is determined by reference to the trading price of our Common Stock, a decline in that price would increase the number of shares issued and the resulting dilution to our existing stockholders. We may also assume, or issue replacement awards in respect of, equity awards, warrants or convertible or other equity-linked instruments of an acquired company, which would further increase the number of shares of Common Stock issuable by us.

We may also issue additional shares of Common Stock or other equity or equity-linked securities from time to time in public or private offerings, including registered offerings under an effective shelf registration statement, sales under an “at-the-market” offering program, or privately negotiated transactions, in order to raise capital, to repay, refinance or satisfy indebtedness, including the Convertible Notes, or for other corporate purposes. Any such securities may be issued at prices below the then-current market price of our Common Stock and may have rights, preferences or privileges senior to those of our Common Stock. We may not be able to sell such securities on terms favorable to us, or at all.

The exercise of our Warrants, the conversion of the Convertible Notes, the issuance of any earnout shares, the issuance of shares of Common Stock under our equity incentive plan and the issuance of additional shares of our Common Stock or other equity-linked securities will dilute the ownership interests of our existing stockholders and may adversely affect the market price of our Common Stock. In addition, the sale of a substantial number of shares of Common Stock issued or issuable upon exercise, conversion, vesting or settlement of these securities, or the perception that such sales could occur, could place downward pressure on the market price of our Common Stock, whether or not those sales actually occur. Holders of the Convertible Notes may also engage in hedging or short sale transactions in our Common Stock, which could have a similar effect. These issuances may also reduce our earnings or net asset value per share, may make it more difficult for us to raise capital on favorable terms and may reduce the voting power and relative ownership percentage of our existing stockholders.

The issuance of additional shares or convertible securities by us could make it difficult for another company to acquire us, may dilute the ownership of holders of our Common Stock and could adversely affect the price of our Common Stock.

We may obtain additional financing and may issue additional shares and/or offer debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity and/or preferred shares. Issuing additional shares of our Common Stock, other equity securities, and/or securities convertible into equity may dilute the economic and voting rights of our existing shareholders, reduce the market price of outstanding shares of our Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. The potential issuance of additional securities may delay or prevent a change in control of us, discourage bids for our securities at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our securities, including our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock bear the risk that our future offerings and exercise of any options under any stock option plans that we may implement may reduce the market price of our Common Stock and dilute their percentage ownership.

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We have incurred, and will continue to incur, significant costs as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements, including the ability to maintain an effective system of internal controls and compliance.

We have incurred, and will continue to incur, significant legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements. We also will incur significant costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and related rules implemented by the SEC and Nasdaq, or any other national securities exchange on which we may list our securities. These laws and regulations could make it more difficult or costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Additionally, there can be no assurance that we will comply with all relevant statutory and regulatory requirements or that deficiencies in our internal controls and compliance will not arise, or that we will be able to implement, and continue to maintain, adequate measures to rectify or mitigate any such deficiencies in our internal controls, in a timely manner or at all. We cannot assure you that there will be no instances of inadvertent non-compliance with statutory requirements, which may subject us to regulatory action, including monetary penalties, which may adversely affect our business and reputation. Furthermore, these laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board or board committees or as executive officers. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

Our management team has limited experience managing and operating a U.S. public company.

Certain members of our management team have limited experience managing and operating a U.S. publicly traded company, interacting with U.S. public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. Being a U.S. public company subjects us to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of U.S. public companies, and, as described below, we have identified a material weakness in our internal control over financial reporting. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company may require costs greater than expected. To support our operations as a U.S. public company, we plan to recruit additional qualified employees or external consultants with relevant experience, which will increase our operating costs in future periods. Should any of these factors materialize, our business, financial condition and results of operations could be adversely affected.

We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future. If we are unable to remediate the material weakness and maintain effective internal controls, the accuracy and timeliness of our financial reporting may be adversely affected, which could cause the market price of our Common Stock to decline, lessen investor confidence and harm our business.

As a public company, we are subject to significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation, and testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business.

In connection with the preparation of our financial statements for the period from June 17, 2025 (inception) through December 31, 2025, we identified a material weakness in our internal control over financial reporting relating to (i) inadequate segregation of duties and ineffective risk assessment and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles and SEC guidelines. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

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As a result of the material weakness, our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, concluded that our disclosure controls and procedures were not effective as of December 31, 2025 or as of June 30, 2026. Our Annual Report on Form 10-K for the period ended December 31, 2025 did not include a report of management’s assessment regarding internal control over financial reporting, or an attestation report of our independent registered public accounting firm, in reliance on the transition period established by the rules of the SEC for newly public companies. We will be required to furnish a report of management’s assessment of the effectiveness of our internal control over financial reporting beginning with our Annual Report on Form 10-K for the fiscal year ending December 31, 2026. For so long as we remain an emerging growth company, and for so long as we otherwise remain a non-accelerated filer, we will not be required to obtain an attestation report from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act. At such time as we are first required to obtain such an attestation report, our independent registered public accounting firm may be unable to issue an unqualified opinion if any material weakness has not then been remediated.

We, with oversight from our audit committee (the “Audit Committee”), are in the process of developing and implementing a remediation plan specific to the material weakness, which is expected to include the adequate segregation of duties, effective risk assessment and the implementation of written policies and procedures for accounting and financial reporting. However, the material weakness will not be considered remediated until the applicable remedial controls operate for a sufficient period of time and management has concluded, through testing, that the related controls are operating effectively. Our remediation efforts are expected to require us to hire additional accounting, finance and internal audit personnel with public company reporting and technical accounting experience, to engage outside advisors and to implement new accounting and financial reporting systems, each of which will increase our operating expenses. Competition for personnel with these skills is intense, and we may be unable to hire or retain them on acceptable terms or at all. We can provide no assurance that the measures we take will be sufficient to remediate the material weakness, that we will complete our remediation within any particular timeframe, or that additional material weaknesses or significant deficiencies will not be identified in the future.

Substantially all of our assets consist of Bitcoin held through third-party custodians, and our internal control over financial reporting depends in part on controls over the custody, transfer, reconciliation and periodic verification of our Bitcoin holdings, on the fair value measurement of those holdings and on our ability to obtain and rely upon control reports of our custodians. A deficiency in those controls, or in the controls of our custodians, could result in errors in our reported holdings or in the loss, theft or misappropriation of our Bitcoin, which may be irreversible and for which we may have limited or no recourse. In addition, we may exclude businesses that we acquire from the scope of our assessment of the effectiveness of our internal control over financial reporting for up to one year following the date of acquisition, and the internal controls of an acquired business may be less developed than our own.

If we are unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, or if our independent registered public accounting firm is unable, when it is required to do so, to issue an unqualified attestation report on the effectiveness of our internal control over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our Common Stock. Failure to remediate the material weakness described above, or any material weakness identified in the future, or to implement or maintain other effective control systems required of public companies, could also result in material misstatements in our financial statements or in the restatement of previously issued financial statements, cause us to fail to meet our reporting obligations on a timely basis, subject us to regulatory scrutiny, SEC investigation or enforcement action and litigation by our stockholders, adversely affect our ability to satisfy the continued listing standards of Nasdaq, impair our eligibility to use short-form registration statements on Form S-3 and our ability to conduct registered offerings, including under any at-the-market offering program, and restrict our future access to the capital markets.

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Our failure to timely and effectively implement controls and procedures required by Sections 302 and 404(a) of the Sarbanes-Oxley Act that are applicable to us could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of The Nasdaq Global Market. Section 302 of the Sarbanes-Oxley Act requires, among other things, that we report on and evaluate the effectiveness of our disclosure controls and procedures in our quarterly and annual reports. Section 404 of the Sarbanes-Oxley Act requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each fiscal year, including a management report assessing the effectiveness of our internal control over financial reporting. Our Annual Report on Form 10-K for the period ended December 31, 2025 did not include a report of management’s assessment regarding internal control over financial reporting in reliance on the transition period established by the rules of the SEC for newly public companies, and we expect that management’s report will be required beginning with our Annual Report on Form 10-K for the fiscal year ending December 31, 2026. Additionally, once we cease to be an emerging growth company, our independent registered public accounting firm will also be required to attest to the effectiveness of our internal control over financial reporting in each Annual Report on Form 10-K to be filed with the SEC. As described above, we have identified a material weakness in our internal control over financial reporting, and we may in the future identify additional material weaknesses or significant deficiencies that we may be unable to remedy before the requisite deadline for those reports. Our ability to comply with the annual internal control reporting requirements will depend on the effectiveness of our financial reporting and data systems and controls across our company. We expect these systems and controls to involve significant expenditures and to become increasingly complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. Any weaknesses or deficiencies or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations or result in material misstatements or omissions in our financial statements, which could adversely affect our business, invite regulatory scrutiny, and reduce the market price of our Common Stock.

We must satisfy the requirements for continued listing on Nasdaq, including its independent director and audit committee requirements, and any failure to do so could result in the delisting of our Common Stock and our Warrants.

Our Common Stock and Public Warrants are listed on Nasdaq. To maintain that listing, we must satisfy Nasdaq’s continued listing requirements, including corporate governance requirements relating to the composition of our Board of Directors and our Audit Committee. From time to time, we may not be in compliance with one or more requirements, as occurred following a director resignation in January 2026 that is described in our Current Report on Form 8-K filed with the SEC on January 23, 2026. Although we regained compliance and that matter has been closed by Nasdaq, we cannot assure you that we will remain in compliance with all applicable Nasdaq requirements in the future. If we fail to satisfy Nasdaq’s continued listing requirements and do not timely regain compliance, Nasdaq could commence suspension or delisting procedures, which could reduce the liquidity and market price of our Common Stock and impair our ability to raise capital.

We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

We qualify as an “emerging growth company,” as defined in the JOBS Act. While we remain an emerging growth company, we will be permitted to, and plans to, rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (i) an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley, (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (iii) reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, registration statements and proxy statements, and (iv) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies.

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In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.

We cannot predict whether investors will find our Common Stock less attractive if we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for Common Stock. The market price of our Common Stock may be more volatile.

We expect to remain an emerging growth company until the earlier of (i) the last day of the fiscal year (1) following the fifth anniversary of the consummation of the Business Combination, (2) in which we have total annual gross revenue of at least $1.235 billion, or (3) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates equaled or exceeded $700 million as of the end of that year’s second fiscal quarter, and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Our Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, agents or stockholders.

Our Charter provides that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, agent or our stockholder to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter, or our Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction over any such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). Our Charter will also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our exclusive forum provision does not apply to a complaint asserting a cause of action arising under the Exchange Act or the rules and regulations promulgated thereunder.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees, agents or stockholders, which may discourage such lawsuits against us and such persons. A stockholder that is unable to bring a claim in the judicial forum of our choosing may be required to incur additional costs in the pursuit of actions which are subject to the exclusive forum provisions described above. We believe these choice of forum provisions may benefit us by providing increased consistency in the application of the DGCL and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums, and protection against the burdens of multi-forum litigation. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of the choice of forum provisions included in our governing documents. If a court were to find these provisions of our governing documents inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our financial condition, results of operations and cash flows.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, the market price of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us and our business. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. If one or more of the analysts who cover us downgrades our Common Stock or if our reporting results do not meet their expectations, the market price of our Common Stock could decline. Moreover, the market price of our Common Stock may decline after the Business Combination if we do not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial analysts, or the effect of the Business Combination on our financial results is not consistent with the expectations of financial analysts. Accordingly, holders of our Common Stock may experience a loss as a result of a decline in the market price of our Common Stock following the Business Combination. In addition, a decline in the market price of our Common Stock following the consummation of the Business Combination could adversely affect our ability to issue additional securities and to obtain additional financing in the future.

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We may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm our business, financial condition and operating results.

We may from time to time become subject to claims, arbitrations, individual and class action lawsuits with respect to a variety of matters, including employment, consumer protection, advertising and securities. In addition, we may from time to time become subject to government and regulatory investigations, inquiries, actions or requests, other proceedings and enforcement actions alleging violations of laws, rules and regulations, both foreign and domestic. The scope, determination and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes and proceedings to which we are subject cannot be predicted with certainty, and may result in:

●	substantial payments to satisfy judgments, fines or penalties;

●	substantial outside counsel, advisor and consultant fees and costs, including costs for monitorships or other compliance requirements that last beyond the date of the initial regulatory or other governmental action;

●	substantial administrative costs, including arbitration fees;

●	additional compliance and licensure requirements;

●	loss or non-renewal of then-existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for our business;

●	loss of productivity and high demands on employee time;

●	criminal sanctions or consent decrees;

●	termination of certain employees, including members of our executive team;

●	barring of certain employees from participating in our business in whole or in part;

●	orders that restrict our business or prevent us from offering certain products or services;

●	changes to our business model and practices;

●	an inability to deliver on our strategy;

●	delays to planned transactions, product launches or improvements; and

●	damage to our brand and reputation.

Regardless of the outcome, any such matters can have an adverse impact, which may be material, on our business, operating results or financial condition because of legal costs, diversion of management resources, reputational damage and other factors.

We are highly dependent on Anthony Pompliano and other members of our senior management team and the loss of key personnel could have a material adverse effect on our business, operations, financial condition and stock price.

We are highly dependent on the services of Anthony Pompliano, our Chief Executive Officer. Although Mr. Pompliano spends a majority of his business time and attention on our Company and expects to remain highly active in our management, he does not expect to devote his full time and attention to us. Mr. Pompliano continues to lead Professional Capital Management, to serve as Chief Executive Officer and a member of the board of directors of ProCap Acquisition Corp, a special purpose acquisition company, to serve as Chief Executive Officer of the Investment Manager, and portfolio manager of the Company’s ETFs, among other business ventures. As a result, he may devote less time to us than if he was not engaged in other business activities. While Mr. Pompliano owes fiduciary duties to our stockholders, he may also owe fiduciary duties to shareholders of other companies with which he may be affiliated. Mr. Pompliano is not bound by an employment agreement for any specific term and, if we were unable to retain him, we may not be able to successfully attract and retain a qualified replacement. Furthermore, the loss of any key personnel could impact our ability to maintain relationships with customers, partners, and investors, or to execute our business strategy effectively, particularly if a suitable replacement cannot be found in a timely manner. The unanticipated departure of any of our key executives could cause uncertainty among investors and employees, potentially leading to stock price volatility or operational challenges. Additionally, the absence of our key executives could result in significant management and operational gaps that could take time to address, which could negatively affect our ability to meet business objectives.

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We have engaged in transactions with our affiliates and we expect to do so in the future. The terms of such transactions and the resolution of any conflicts that may arise may not always be in our or our stockholders’ best interests.

We have engaged in transactions, and we expect to continue to engage in transactions, with affiliated companies. Related party transactions can create the possibility of conflicts of interest with regard to our management. Such a conflict could cause an individual in our management to seek to advance his or her economic interests above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors.

For example, on April 6, 2026, the Company completed its acquisition of CFO Silvia, an entity whose majority owner was Inflection Points Inc. (“Inflection Points”), an entity in which our Chief Executive Officer and Chairman, is the Chief Executive Officer, in which pursuant to the Agreement and Plan of Merger, dated as of February 9, 2026 (the “Merger Agreement”), by and among the Company, Silvia Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”), CFO Silvia, Inflection Points, and Shain Noor. Pursuant to the Merger Agreement, Merger Sub merged with and into CFO Silvia, with CFO Silvia surviving as a direct wholly-owned subsidiary of the Company.

Additionally, Legacy ProCap entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”) on June 23, 2025 with Professional Capital Management, an entity owned and controlled by Mr. Pompliano, our Chief Executive Officer. Under the Services Agreement, Professional Capital Management provides consulting and marketing services to Legacy ProCap. The term of the Services Agreement is four years and automatically renews annually thereafter; however, the Services Agreement may be terminated by either party upon 30 days’ written notice. The purpose of the Services Agreement is for Professional Capital Management to provide certain services and resources to support the growth of Legacy ProCap and us. The services that Professional Capital Management provides through the Services Agreement are different than the services Mr. Pompliano provides in his role as Chief Executive Officer of Legacy ProCap and our Company. As we mature, we expect that we will use fewer of Professional Capital Management’s services pursuant to the Services Agreement.

These transactions between CFO Silvia, Legacy ProCap, us, and other entities owned or controlled by Mr. Pompliano may raise potential conflicts of interest and could result in business arrangements that are not as favorable to Legacy ProCap or us as those with unrelated third parties. In particular, Mr. Pompliano will have significant influence over our operations and the interests of his other business ventures, including in Professional Capital Management, may conflict with our interests. These conflicts of interest could arise in situations where our business needs and Mr. Pompliano’s personal or other business interests diverge. If any such conflicts arise, they could harm our business or reputation, lead to regulatory scrutiny, or result in adverse financial or operational consequences. Although we have adopted policies and procedures intended to address such conflicts of interest, there can be no assurance that these measures will effectively mitigate all risks associated with related-party transactions.

Equity-based compensation awards to our Chief Executive Officer and directors may expose us to reputational risk, stockholder discontent, dilution to existing holders of our Common Stock or litigation, which could have an adverse impact on our business, reputation, and results of operations.

Our Chief Executive Officer, Anthony Pompliano, and members of our board of directors will receive a significant portion of their compensation in the form of incentive-based equity awards that are subject to the achievement of specified performance metrics over multi-year periods. While these awards are designed to align incentives with long-term company performance and stockholder returns, the structure, size, or outcome of such awards may not be viewed as appropriately calibrated by stockholders, proxy advisory firms, or the general public.

If our Chief Executive Officer and directors receive substantial equity compensation due to the achievement of certain performance metrics that are perceived as insufficiently rigorous, misaligned with actual performance, or not reflective of broader stockholder value creation, we may be subject to negative publicity, or reputational damage. Additionally, we may face scrutiny from institutional investors or governance advocacy groups, which could impact investor sentiment and ultimately stock price.

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Moreover, actual or perceived misalignment in the design, disclosure, or approval of such compensation arrangements could increase the likelihood of stockholder derivative litigation, including claims of breach of fiduciary duty, corporate waste, or inadequate disclosure under securities laws. Even if such claims are without merit, defending against them could require significant time and result in substantial legal costs. Defense of any claim, any adverse judgment, or settlement could have a material adverse effect on our financial condition, business, or reputation.

In addition, the issuance of equity awards to our Chief Executive Officer and directors will increase the number of outstanding shares of our Common Stock, which will dilute the ownership interests of existing stockholders. Such dilution may be significant depending on the size of the awards and future equity grants, and could adversely affect the market price of our Common Stock and the voting power of existing stockholders. Furthermore, because these awards may be structured to vest upon the achievement of performance metrics or service-based milestones, the timing and magnitude of such dilution may be unpredictable. Any such dilution could also make it more difficult for existing stockholders to realize future appreciation in the value of their investment.

Excessive severance arrangements may discourage the timely termination of underperforming executives and could negatively impact our performance, governance practices, and reputation.

Upon Closing, we entered into severance arrangements with certain of our executive officers, including our Chief Executive Officer, Anthony Pompliano, that provide for significant payments and benefits upon termination of employment under specified circumstances. While these arrangements are intended to attract and retain experienced leadership, they may reduce our ability to remove executives whose performance does not meet expectations.

If the severance benefits payable upon termination are perceived to be excessive in light of the executive’s experience, performance or tenure, we may be disincentivized from pursuing termination due to the associated financial cost or potential public scrutiny. This could result in the continued employment of underperforming executives, which may hinder our ability to execute strategic initiatives, weaken operational effectiveness, and impair long-term value creation for stockholders.

Additionally, such arrangements may be criticized by stockholders, proxy advisory firms, or corporate governance advocates, particularly if the terms are viewed as misaligned with market practice or performance outcomes. This may lead to reputational harm, litigation, or increased scrutiny of our executive compensation practices. In some cases, these concerns may give rise to stockholder litigation alleging breaches of fiduciary duty or corporate waste. Defending against such actions could be costly and time-consuming, and an adverse outcome could materially affect our financial condition and results of operations.

Our decision to compensate our Chief Executive Officer at a rate of $1 per year may expose us to legal and reputational risks under federal and New York State labor laws.

We currently compensate our Chief Executive Officer, Anthony Pompliano, at an annual salary of $1. While it is not uncommon for executives of growth-stage companies to forego cash compensation, and this arrangement is intended to reflect Mr. Pompliano’s personal commitment to us and is voluntarily undertaken, it is significantly below the minimum wage requirements under both the federal Fair Labor Standards Act (FLSA) and the New York State Labor Law. There is no legal exception that would allow us to not pay an executive at least minimum wage for all hours worked, plus potentially overtime pay for hours worked in excess of 40 hours per week.

While Mr. Pompliano will receive other compensation from us in the form of incentive-based equity, there is a risk that regulatory authorities or courts could determine that our compensation arrangement does not meet the applicable legal standards. This could subject us to investigations, governmental agency audits, litigation, penalties, and potential back-pay, liquidated damages, and attorneys’ fees obligations. The annual salary of $1 is also insufficient with respect to satisfying standard employee withholdings and deductions, such as for certain insurances and statutory benefits (e.g., disability and paid family leave in New York). Moreover, any such actions could divert management’s attention, result in significant costs, and negatively impact our reputation with investors, regulators, and potential employees. Further, this compensation arrangement could generate negative public perception or scrutiny, particularly in light of broader concerns about labor practices and executive governance. Any adverse outcome from this arrangement could result in damages for unpaid wages, liquidated damages, civil penalties, interest, and attorney’s fees, which could materially and adversely affect our business, financial condition, results of operations, and reputation.

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Our directors and executive officers are active on social media, which may pose risks to our reputation, create regulatory or disclosure concerns, and impact the Common Stock price.

Certain of our directors and executive officers maintain active personal or professional social media accounts, including on platforms such as X (formerly known as Twitter), LinkedIn, Instagram, and others. Although these individuals may not intend to speak on behalf of us, statements made on social media - whether related to our business or unrelated personal views - may nonetheless be attributed to us. This could result in reputational harm, increased media or regulatory scrutiny, or adverse reactions from investors, customers, or other stakeholders.

Additionally, if any such communications are deemed to be incorrect, include material nonpublic information or are inconsistent with our public disclosures, we could face legal, regulatory, or investor relations challenges. We may also be required to address or clarify such statements, which could divert management’s attention, result in increased costs, and negatively impact the Common Stock price. While we will maintain disclosure controls and provide guidelines to our officers and directors, we cannot guarantee compliance at all times or prevent the dissemination of information that may adversely affect our business, results of operations, or financial condition.

Finally, the considerable expansion in the use of social media over recent years has increased the volume and speed at which negative publicity arising from these events can be generated and spread, and we may be unable to timely respond to, correct any inaccuracies in, or adequately address negative perceptions arising from such coverage. In addition, negative or inaccurate posts or comments about us on social media platforms could damage our reputation, brand image and goodwill, and we could lose the confidence of our customers and partners, regardless of whether such information is true and regardless of any number of measures we may take to address them.

Risks Related to Ownership of Our Common Stock and Warrants

Volatility in our share price could subject us to securities class action litigation.

The market price of the shares of our Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of this type of litigation and investigations. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

We may redeem the Public Warrants at a time that is disadvantageous to holders, and the terms of the Public Warrants may be amended in a manner adverse to holders with the approval of holders of at least 50% of the then-outstanding Public Warrants.

Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant, upon a minimum of 30 days prior written notice of redemption, if the closing price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 30 days after the completion of the Business Combination and ending three business days before we send the notice of redemption. If we call the Public Warrants for redemption, holders may be required to exercise their Public Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell their Public Warrants at the then-current market price when they might otherwise wish to hold them, or to accept the nominal redemption price, which is likely to be substantially less than the market value of their Public Warrants at the time of redemption. We may not redeem the Public Warrants unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares is available throughout the applicable measurement period. The warrant agreement does not permit us to redeem the Public Warrants in reliance on an available exemption from registration in lieu of an effective registration statement.

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In addition, the warrant agreement governing the Public Warrants provides that the terms of the Public Warrants may be amended without the consent of any holder for specified purposes, including (i) curing any ambiguity or correcting any defective provision or mistake, including to conform the provisions of the A&R Warrant Agreement to the description of the terms of the Public Warrants set forth herein, (ii) adjusting the provisions relating to cash dividends on our Common Stock as contemplated by the A&R Warrant Agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the A&R Warrant Agreement that the parties deem necessary or desirable and that the parties deem not to adversely affect the rights of the registered holders of the Public Warrants, or (iv) providing for the Public Warrants to become exercisable, in connection with a reorganization, merger, consolidation or sale of substantially all of our assets, for the securities, cash or other property that a holder would have received in that transaction had it exercised its Public Warrant immediately prior to the transaction, in lieu of shares of Common Stock, and that all other modifications or amendments require the vote or written consent of holders of at least 50% of the then-outstanding Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve the amendment, which could include increasing the exercise price of the Public Warrants, shortening the exercise period or decreasing the number of shares of Common Stock purchasable upon exercise of a Public Warrant. Any amendment to the terms of the Private Warrants or any working capital warrants, including the forfeiture or cancellation of any such warrants, requires the vote or written consent of holders of at least 50% of the Private Warrants, including the vote or written consent of Cohen Capital Markets and Clear Street.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Stock.

Our management currently expects that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While our management expects research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our Common Stock could be adversely affected.

We may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, applicable law, regulations, restrictions, our respective results of operations, financial condition, cash requirements, contractual restrictions, our future projects and plans and other factors that our Board may deem relevant. In addition, our ability to pay dividends depends significantly on the extent to which we receive dividends and other distributions from our subsidiaries, and there can be no assurance that we will pay dividends. As a result, capital appreciation, if any, of our Common Stock will be an investor’s sole source of gain for the foreseeable future.

We cannot guarantee that our share repurchase program will be fully consummated or that it will enhance long-term stockholder value, and share repurchases will diminish our cash and Bitcoin reserves.

On December 9, 2025, our Board approved a share repurchase program (the “2025 Repurchase Program”) providing for the repurchase of up to $100 million of our outstanding shares of Common Stock. Under the 2025 Repurchase Program, we are authorized to repurchase shares of Common Stock through open market purchases, privately negotiated transactions, accelerated share repurchases or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Exchange Act. In connection with the 2025 Repurchase Program, on December 12, 2025 we entered into an open market share repurchase agreement with TD Securities Inc., which has agreed to act as our non-exclusive agent to repurchase shares of Common Stock in the open market. During the three months ended June 30, 2026, we repurchased 2,570,974 shares of Common Stock for approximately $4.8 million, including commissions, at an average price of $1.85 per share, and during the six months ended June 30, 2026 we repurchased 5,238,030 shares of Common Stock for approximately $12.8 million, including commissions. As of June 30, 2026, approximately $84.4 million remained available under the 2025 Repurchase Program. As of June 30, 2026, we held 6,077,426 shares of Common Stock in treasury.

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The 2025 Repurchase Program does not obligate us to repurchase any shares of Common Stock, and the timing and amount of any repurchases will depend on available capital resources, legal requirements, market conditions, the trading price of our Common Stock, the availability of the safe harbors provided under the Exchange Act, alternative uses of capital and other factors. We cannot guarantee that the 2025 Repurchase Program will be fully consummated or that it will enhance long-term stockholder value. Share repurchases reduce our cash and cash equivalents, our Bitcoin holdings when Bitcoin is sold to fund the repurchases, to service our indebtedness, including the Convertible Notes, or to fund our operations. Repurchases could also affect the trading price of our Common Stock and increase its volatility, and the 2025 Repurchase Program may be suspended, modified or terminated at any time, which could cause the trading price of our Common Stock to decline.

Risks Related to the Convertible Notes

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Convertible Notes and could have a further material adverse effect on our business, financial condition and results of operations.

The Convertible Notes, bear no interest, mature in 2028 and are convertible at a conversion rate of 76.9 shares of Common Stock per $1,000 principal amount, equal to a conversion price of approximately $13.00 per share. Although the Convertible Notes mature in December 2028, the holders have the right to require the Company to repurchase all or a portion of Convertible Notes for cash at a price equal to 100% of outstanding principal amount anytime on June 5, 2027 (“Repurchase Date”). As of June 30, 2026, $99.6 million aggregate principal amount of Convertible Notes remained outstanding and 7,659,237 shares of Common Stock were issuable upon conversion of the Convertible Notes.

In the future, we may seek to raise or borrow additional funds to expand our product or business development efforts, make acquisitions or otherwise fund or grow our business and operations. Our indebtedness could have important consequences to the holders of our Common Stock, including:

●	increasing our vulnerability to general adverse economic and industry conditions;

●	requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

●	making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;

●	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

●	possibly placing us at a competitive disadvantage compared to our competitors that have less debt;

●	limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we find acceptable;

●	federal and state fraudulent transfer laws may permit a court to void the Convertible Notes and, if that occurs, the noteholders may not receive any payments on the Convertible Notes;

●	We may not have the ability to raise the funds necessary to settle conversions of the Convertible Notes, repurchase the Convertible Notes upon a fundamental change, purchase the Convertible Notes if tendered at the option of holders at the date specified in the indenture or repay the Convertible Notes in cash at their maturity, and our future debt may contain limitations on our ability to pay cash upon conversion, redemption or repurchase of the Convertible Notes;

●	the accounting method for convertible debt securities that may be settled in cash, including the Convertible Notes, may have a material effect on our reported financial results; and

●	the market price of the Convertible Notes, which may fluctuate significantly, may directly affect the market price for the Common Stock.

We may be able to incur significant additional indebtedness in the future and this could result in additional risk.

If we incur any additional indebtedness that ranks equally with the Convertible Notes, subject to any collateral arrangements, the holders of that debt will be entitled to share ratably in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up as a company. This may have the effect of reducing the amount of proceeds paid to our creditors and stockholders. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new indebtedness is added to our current indebtedness levels, the related risks that we now face could increase. Any of these risks could materially impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Convertible Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful or be on commercially reasonable terms, which would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the Convertible Notes and could force us into bankruptcy or liquidation.

Our ability to make scheduled payments on or to refinance our debt obligations, including the Convertible Notes, depends on our financial condition and results of operations, which in turn are highly dependent on and correlated with the value and performance of our Bitcoin holdings as well as subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Convertible Notes.

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If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Convertible Notes. Our ability to restructure or refinance our debt will depend on, among other things, the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the Indenture that governs the Convertible Notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

Further, the Indenture that governs the Convertible Notes contains provisions that will restrict our ability to dispose of assets constituting collateral that secures the repayment of the Convertible Notes and use the proceeds from any such disposition. While we may dispose of assets not constituting collateral, we may not be able to consummate those dispositions quickly or at all or to obtain the proceeds that could be realized from such dispositions. In addition, any such dispositions and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we cannot make scheduled payments on our indebtedness, to the extent applicable, we will be in default and holders of the Convertible Notes and our other indebtedness could declare all outstanding principal and interest to be due and payable and foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. If we breach the covenants under our debt instruments, we would be in default under such instruments. The holders of such indebtedness could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. All of these events could result in the noteholders losing their entire investment in the Convertible Notes.

Additionally, in the event of a foreclosure on the collateral securing the Convertible Notes, the interests of our equity holders would be adversely affected. The collateral may include assets material to our business, including Bitcoin or other digital assets, and the loss of such assets could significantly impair our operations, financial condition, and prospects. Furthermore, because the claims of secured creditors generally take priority over those of equity holders in a bankruptcy or liquidation scenario, any such foreclosure could materially diminish or eliminate the residual value of our equity. As a result, holders of our Common Stock could lose all or a substantial portion of their investment in the event of a default and subsequent enforcement of remedies by the holders of the Convertible Note.

The debt documents governing debt incurred by us other than the Convertible Notes may contain terms that restrict our current and future borrowing costs and reduce our access to capital.

The terms of debt documents for indebtedness that we may incur other than the Convertible Notes may impose significant operating and financial restrictions on us. These restrictions could limit our ability to incur additional indebtedness, pay dividends, make investments, sell assets, or engage in certain business transactions. Such covenants may also require us to maintain specified financial ratios or meet other financial conditions. These restrictions could limit our flexibility in responding to changing business and economic conditions, increase our borrowing costs, and reduce our ability to obtain additional financing on favorable terms or at all. If we are unable to comply with the covenants or other terms of the Indenture or any other debt documents pursuant to which we incur indebtedness other than the Convertible Notes, it could result in an event of default, which could have a material adverse effect on our business, financial condition, and results of operations.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies, if any, may increase our future borrowing costs and reduce our access to capital.

There can be no assurances that any rating assigned to our debt securities will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Convertible Notes. Credit ratings are not recommendations to purchase, hold or sell the Convertible Notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Convertible Notes.

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Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Convertible Notes is subsequently lowered or withdrawn for any reason, our noteholders may not be able to resell their Convertible Notes at a favorable price or at all.

The Convertible Notes will be secured by a substantial portion of our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent to the extent the value of such assets exceeded the amount of our secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

Under the Indenture, we must maintain at all times a 1.0:1.0 loan-to-collateral ratio compliance level with respect to the Convertible Notes using a mix of Bitcoin (with Bitcoin being valued at 50% for collateral calculation purposes) and cash and cash equivalents (with cash and cash equivalents being valued at 100% for collateral calculation purposes). U.S. Bank Trust Company, National Association serves as collateral agent and trustee with regard to the Convertible Notes and the associated indenture and security agreements. As of October 6, 2026, we had 2,700 Bitcoin on deposit at BitGo. as collateral for the Convertible Notes, of which approximately 2,338 Bitcoin were required to be used as collateral. In the event of our insolvency, liquidation, dissolution, or reorganization, the assets securing the Convertible Notes will be available to satisfy the claims of the holders of the Convertible Notes and other secured creditors before any remaining value is available to satisfy the claims of our unsecured creditors or holders of our equity securities. If the value of the secured assets is insufficient to repay all amounts owed under the Convertible Notes and other secured obligations, our general creditors and equity holders may not receive any recovery. Because a significant portion of our assets consists of Bitcoin, the value of the collateral securing the Convertible Notes is subject to extreme volatility. See the risk factors entitled “Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy” and “Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.” Sharp declines in the price of Bitcoin could require us to pledge additional Bitcoin, cash, or cash equivalents in order to maintain the collateral coverage required under the terms of the Convertible Notes. Furthermore, the existence of these security interests may limit our ability to incur additional secured indebtedness, dispose of assets, or obtain additional financing, thereby reducing our financial flexibility and ability to respond to business opportunities or adverse developments.

Federal and state fraudulent transfer laws may permit a court to void the Convertible Notes and, if that occurs, the Convertible noteholders may not receive any payments on the Convertible Notes.

Under U.S. federal and state laws, a court may void or otherwise decline to enforce the Convertible Notes, or subordinate the Convertible Notes to our other obligations, if it finds that, at the time the Convertible Notes were issued, we received less than reasonably equivalent value or fair consideration for the Convertible Notes and, among other things, (i) we were insolvent or rendered insolvent by reason of the issuance of the Convertible Notes, (ii) we were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital, or (iii) we intended to incur, or believed we would incur, debts beyond our ability to pay as they mature. In addition, a court could void the Convertible Notes if it finds that they were issued with actual intent to hinder, delay, or defraud creditors. If a court were to take any such action, noteholders could lose their right to payment on the Convertible Notes, which would have a material adverse effect on their investment.

The conversion rate of the Convertible Notes may not be adjusted for all dilutive events that may occur.

The terms of the Convertible Notes provide for adjustments to the conversion rate in certain circumstances, such as stock splits, stock or cash dividends, certain distributions, tender or exchange offers or a “Make-Whole Fundamental Change” (as such term is defined in the Indenture). However, the conversion rate will not be adjusted for every event that could have a dilutive effect on the value of the Convertible Notes or the underlying Common Stock. As a result, events may occur that adversely affect the value of the Convertible Notes or the Common Stock into which the Convertible Notes are convertible, but that do not result in an adjustment to the conversion rate. This could result in noteholders receiving less value upon conversion than they would have if the conversion rate had been adjusted for all such events.

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The increase in the conversion rate applicable to the Convertible Notes that holders convert in connection with a redemption or conversion may not adequately compensate noteholders for the lost option time value of the Convertible Notes.

If we elect to redeem the Convertible Notes or if certain other events occur, the conversion rate may be increased for notes converted in connection with such events. However, the amount of any such increase may not fully compensate noteholders for the lost time value of their option to convert the Convertible Notes at a later date. As a result, noteholders who convert their notes in connection with a redemption or other event may receive less value than they would have received if they had been able to hold the Convertible Notes until a later date or convert at a more favorable time.

Liquidity, regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the Convertible Notes and the ability of investors to implement a convertible note arbitrage trading strategy.

The trading price and liquidity of the Convertible Notes may be affected by a variety of factors, including changes in market conditions, regulatory actions, and other events beyond our control. These factors may make it difficult for investors to buy or sell the Convertible Notes at desired prices or in desired quantities. In addition, the ability of investors to implement a convertible note arbitrage trading strategy, which typically involves taking offsetting positions in the Convertible Notes and the underlying Common Stock, may be adversely affected by limited liquidity or other market disruptions. As a result, investors may not be able to realize the expected returns from their investment in the Convertible Notes.

Upon conversion of the Convertible Notes, noteholders may receive less valuable consideration than expected because the value of the Common Stock may decline after noteholders exercise their conversion right but before we settle the conversion obligation.

When a noteholder elects to convert notes into our Common Stock, there may be a delay between the time the conversion right is exercised and the time we deliver the shares or other consideration. During this period, the market price of our Common Stock may decrease, resulting in the Convertible Notes noteholder receiving less valuable consideration than anticipated at the time of conversion. This risk is heightened during periods of market volatility or if there are delays in settlement.

Conversion or redemption may adversely affect noteholders’ return on the Convertible Notes.

If the Convertible Notes are converted or redeemed prior to maturity, noteholders may not realize the full potential return on their investment. Early conversion or redemption may occur at times when the market price of our Common Stock is unfavorable or when interest rates or other market conditions would otherwise make holding the Convertible Notes more advantageous. As a result, noteholders may receive less value than if they had held the Convertible Notes to maturity or converted at a later, more favorable time.

Investors in the Convertible Notes may have to pay U.S. federal income tax if we adjust the conversion rate of the Convertible Notes in certain circumstances, even if they do not receive any cash.

In certain circumstances, an adjustment to the conversion rate of the Convertible Notes may be treated as a taxable distribution to noteholders for U.S. federal income tax purposes, even if noteholders do not receive any cash or other property as a result of the adjustment. Noteholders may be required to include the amount of such a distribution in their taxable income and pay tax on it, even though they have not received any cash with which to pay the tax. The tax treatment of such adjustments is complex and may vary depending on individual circumstances.

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The accounting method for convertible debt securities that may be settled in cash, including the Convertible Notes, may have a material effect on our reported financial results.

Under applicable accounting standards, we will be required to separately account for the liability and equity components of the Convertible Notes, which will result in the recognition of non-cash interest expense in our financial statements. This could have a material effect on our reported net income, earnings per share, and other financial measures. In addition, changes in accounting rules or interpretations could further affect the accounting treatment of the Convertible Notes and our reported financial results.

The market price of our Common Stock, which may fluctuate significantly, may directly affect the value of the Convertible Notes.

The market price of our Common Stock is likely to fluctuate due to various factors, including our financial performance, industry trends, general economic conditions, and market sentiment. Because the Convertible Notes are convertible into Common Stock, the value of the Convertible Notes will be directly affected by fluctuations in the market price of our Common Stock. A decline in the market price of our Common Stock could reduce the value of the Convertible Notes and the amount that noteholders would receive upon conversion.

There is limited trading and liquidity for the Convertible Notes, and notwithstanding any registration rights and trading being facilitated through the facilities of The Depository Trust Company, holders’ ability to sell the Convertible Notes could be limited.

The Convertible Notes are not listed on any securities exchange, and there is only a limited trading market for the Convertible Notes. Although the Convertible Notes may be eligible for trading through the facilities of The Depository Trust Company and we have granted registration rights, there can be no assurance that an active trading market for the Convertible Notes will develop or be maintained. The reduction in the aggregate principal amount of the Convertible Notes outstanding as a result of the Note Repurchase may further limit the liquidity of the Convertible Notes. As a result, holders may not be able to sell their notes at desired times or prices, or at all. The lack of liquidity could adversely affect the market value of the Convertible Notes.

Noteholders will not be entitled to any rights with respect to our Common Stock, but will be subject to all changes made with respect to our Common Stock.

Until a noteholder converts notes into our Common Stock, the Convertible Notes noteholder will not have any rights as a stockholder, including voting rights or rights to receive dividends or other distributions. However, the value of the Convertible Notes may be affected by changes in the rights, preferences, or privileges of our Common Stock, or by other actions taken by us with respect to our Common Stock. As a result, noteholders are subject to the risks associated with changes affecting our Common Stock, even though they do not have the rights of stockholders.

The Convertible Notes are convertible into our Common Stock. As a result, noteholders will be subject to all of the risks associated with holding our Common Stock.

Because the Convertible Notes are convertible into shares of our Common Stock, noteholders will be exposed to the risks associated with an investment in our Common Stock. These risks include, among others, the risk of fluctuations in the market price of our Common Stock, the risk that we may not pay dividends, and the risk that our business, financial condition, or results of operations may be adversely affected by factors beyond our control. In addition, as a public company listed on Nasdaq, we are subject to extensive regulation and reporting requirements, and any failure to comply with these requirements could adversely affect the value of our Common Stock and, consequently, the value of the Convertible Notes.

Cross-default provisions under the Indenture and under indebtedness documents governing our indebtedness other than the Convertible Notes could result in liquidity issues and impact our ability to repay our indebtedness obligations generally.

The Indenture contains a cross-default provision that allows for the holders of the Convertible Notes to accelerate repayment of the Convertible Notes in the event of (i) a payment default with respect to any of our indebtedness other than the Convertible Notes in an amount equal to or greater than one-hundred million dollars ($100,000,000) (or our foreign currency equivalent) in the aggregate or (ii) any other default under any such indebtedness that results in such indebtedness becoming or being declared due and payable before our stated maturity.

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In addition, the breach of the covenants under the Indenture, including defaults related to payment, conversion of the Convertible Notes or bankruptcy or insolvency-related issues, among other defaults, could result in an event of default under our indebtedness other than the Convertible Notes, assuming the documents governing any such indebtedness contain similar cross-default or cross-acceleration provisions. Such a default under the Indenture would allow the creditors under such other indebtedness to accelerate the repayment of their indebtedness.

A triggering of any such cross-default or cross-acceleration provisions under the Indenture and/or such other indebtedness on a stand-alone or simultaneous basis could create liquidity issues and adversely impact our ability to repay the Convertible Notes and/or such other indebtedness. An inability of us to repay the holders of the Convertible Notes would give such holders the right to proceed against the collateral granted to them to secure such indebtedness. Assuming such other indebtedness other than the Convertible Notes is also secured, the creditors under such indebtedness would similarly have the right to proceed against the collateral granted to them to secure their indebtedness. Additionally, we may not be able to incur additional loans from other lenders to enable us to refinance the Convertible Notes and/or any such other indebtedness.

Risks Related to Taxation

Unrealized fair value gains on our Bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

The U.S. enacted the Inflation Reduction Act of 2022 (“IRA”) in August 2022. Unless an exemption applies, the IRA imposes a 15% corporate alternative minimum tax (“CAMT”) on a corporation with respect to an initial tax year and subsequent tax years, if the average annual adjusted financial statement income (“AFSI”) for any consecutive three-tax-year period preceding the initial tax year exceeds $1 billion. On September 12, 2024, the Department of Treasury and the IRS issued proposed regulations with respect to the application of CAMT.

Additionally, we are required to adopt ASU 2023-08, under which Bitcoin holdings must be measured at fair value in our statement of financial position, with gains and losses from changes in the fair value of our Bitcoin recognized in net income each reporting period. On September 30, 2025, the Department of Treasury and the IRS issued interim guidance permitting a corporation to disregard unrealized gains and losses on its digital asset holdings when computing AFSI, and stated their intention to issue revised proposed regulations similar to this guidance. Pursuant to this interim guidance, we intend to exclude unrealized gains and losses on our Bitcoin holdings from our AFSI.

However, the interim guidance is not final and could be modified or withdrawn, and revised or final regulations or future legislation may not provide similar relief. If that occurs, we may become subject to CAMT. Accordingly, as a result of the enactment of the IRA and our adoption of ASU 2023-08, we may be subject to CAMT in the 2026 taxable year and beyond. If we become subject to CAMT, it could result in a material tax obligation that we would need to satisfy in cash, which could materially affect our financial results, including our earnings and cash flow, and our financial condition.

Realized losses and our inability to obtain all expected tax benefits could adversely affect our business, results of operations, and cash flows.

Our business is exposed to significant price volatility and operational risks inherent in the Bitcoin ecosystem, which may cause us to incur realized losses on digital asset positions, hedges, lending or staking arrangements, and other activities. Market dislocations, sharp declines in Bitcoin prices, forced liquidations, counterparty defaults, or changes in trading or custody practices may require us to sell assets at unfavorable prices or incur losses on settlements and unwinds. In addition, changes in accounting standards or their application may accelerate recognition of losses or reduce the timing or magnitude of gains, which can increase earnings volatility and negatively impact regulatory capital, liquidity management, and debt covenant compliance. Any sustained period of realized losses could materially reduce our cash flows and capital resources and constrain our ability to invest in growth initiatives.

We may be unable to realize the full value of our expected tax benefits, including net operating losses, capital loss carryforwards, tax credit carryforwards, and deductions relating to our digital asset activities. The characterization and timing of income, gains, and losses from digital assets remain areas of evolving and, in some jurisdictions, unsettled tax law. As a result, tax authorities may challenge our positions, deny deductions, recharacterize transactions, or otherwise reduce the availability of anticipated tax attributes. Moreover, limitations under applicable tax law, such as restrictions on the use of capital losses against ordinary income, annual utilization caps, separate-return limitation year rules, or ownership change limitations, could defer, diminish, or eliminate our ability to utilize carryforwards. Changes in tax legislation, regulations, administrative guidance, or judicial decisions, in the United States or in non-U.S. jurisdictions where we operate, could further reduce the expected benefit of our tax attributes or require us to establish additional valuation allowances.

We periodically assess the realizability of our deferred tax assets and may be required to record or increase a valuation allowance if we experience losses, reduced forecasted taxable income, or adverse changes in tax law or audit outcomes. Establishing or increasing valuation allowances would increase our tax expense and reduce net income. In addition, if we experience an “ownership change” for tax purposes, our ability to use net operating loss carryforwards and certain built-in losses may be subject to significant annual limitations. To the extent our realized losses increase while our expected tax benefits decline or are deferred, our effective tax rate may rise and our after-tax results and cash flows could be materially and adversely affected.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

The Company may receive up to an aggregate of approximately $148 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants. To the extent that Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease, potentially to zero. On October 6, 2026, the last reported sales price of our Common Stock was $4.18 and the exercise price per share of the Warrants was $11.50. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that holders of Warrants will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, there is no certainty that holders of Warrants will exercise their Warrants and, accordingly, we may not receive any cash proceeds in relation to our outstanding Warrants. See “Description of Capital Stock” for additional information regarding the Warrants.

We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include funding working capital requirements, capital expenditures, acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. See “Plan of Distribution” elsewhere in this prospectus for more information.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Securityholders under this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

MARKET INFORMATION

Our Common Stock is listed on the Nasdaq Global Market under the symbol “SVIA” and our Warrants are listed on the Nasdaq Capital Market under the symbol “SVIAW.” As of September 30, 2026, there were approximately 80 holders of record of our Common Stock. The actual number of stockholders of our Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Common Stock or Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to the “Company,” “Silvia,” “we,” “us” or “our” refer to Silvia, Inc., a Delaware corporation, and its subsidiaries. The following discussion and analysis of the financial condition and results of operations of the Company should be read together with our audited consolidated financial statements for the period from June 17, 2025 (inception) through December 31, 2025, our unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2026, and the related notes, in each case included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those described under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

Basis of Presentation

On December 5, 2025, the Company completed the Business Combination with CCCM, which was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Legacy ProCap was determined to be the accounting acquirer and CCCM was treated as the acquired company for financial reporting purposes. Following the Business Combination, the Company became the publicly traded parent company, and Legacy ProCap became its operating subsidiary. As a result, our audited consolidated financial statements included elsewhere in this prospectus reflect (i) the historical operating results of the Company and Legacy ProCap prior to the Business Combination, (ii) the combined results of CCCM and the Company following the Closing of the Business Combination, (iii) the assets and liabilities of CCCM at their historical cost and (iv) our equity structure for all periods presented, as affected by the recapitalization presentation. See Note 4 to our audited consolidated financial statements included elsewhere in this prospectus for further information regarding the Business Combination. In addition, the historical financial statements of Legacy ProCap became the historical financial statements of the Company. Accordingly, the comparative financial information presented for periods prior to the Business Combination, including the period from June 10, 2025 (inception) through June 30, 2025, reflects the historical results of Legacy ProCap.

Overview

We are a U.S.-based modern finance company. The Company’s mission is to help independent investors make money. Historically, the Company’s operations included investor-focused media, educational content, and strategic investments designed to support independent investors through digital platforms and other content offerings. We believe advances in artificial intelligence and automation technologies have the potential to transform financial analysis, investment research, and investor decision support.

Our strategy is centered on developing scalable technology platforms, expanding our proprietary data and analytical capabilities, and pursuing strategic opportunities that enhance our products, services, and long-term growth prospects. Through a combination of internal development initiatives and strategic acquisitions, we seek to provide technology-enabled solutions designed to improve the accessibility, efficiency, and quality of financial information and analysis available to investors.

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During 2026, we expanded our AI-focused initiatives through the launch of Silvia Insights and the acquisition of CFO Silvia. Silvia Insights is an AI-driven research product designed to provide investors with market intelligence and investment research. CFO Silvia is a consumer-focused financial technology platform that utilizes AI to aggregate and analyze financial information. Together, these initiatives support our objective of developing technology-enabled solutions that improve the accessibility and efficiency of financial analysis and investor engagement.

We also conduct an asset management business through the Investment Manager, which serves as investment adviser to the Initial Fund and the SPV Fund, may serve as investment adviser to additional private funds and to other special purpose vehicles, alternative investment vehicles, co-investment vehicles and similar vehicles (together with the SPV Fund, “SPVs”) and is also proposed to serve as investment sub-adviser to five proposed actively managed exchange-traded funds (the “Silvia ETFs”). We refer to the Initial Fund, together with any other private funds and SPVs that we or our subsidiaries sponsor, advise or manage, as the “Funds”; the term “Funds” does not include the Silvia ETFs.

Our asset management activities are at an early stage. The Initial Fund was launched during the quarter ended June 30, 2026, the SPV Fund was launched in August 2026, the Silvia ETFs have not launched and the Investment Manager’s registration as an investment adviser has not yet become effective. Accordingly, our historical results of operations discussed below do not reflect significant operations of our asset management activities and remain significantly affected by changes in the fair value of our Bitcoin holdings. Over time, we expect the economics of our asset management business to consist primarily of management fees and sub-advisory fees earned by the Investment Manager and carried interest earned by the general partner of the Initial Fund, and we expect to incur related costs substantially in advance of any meaningful related revenue. Each of these activities is described below under “—Recent Developments.”

In addition, we have adopted a Bitcoin treasury strategy and intend to hold Bitcoin as a treasury reserve asset. We believe that Bitcoin represents a superior long-term store of value and a viable alternative to traditional fiat-based reserve assets and that Bitcoin will play an increasingly important role as a reserve asset for individuals, corporations, and governments worldwide.

Recent Developments

Acquisition of CFO Silvia

On April 6, 2026, we completed the CFO Silvia Acquisition, a consumer-focused financial technology platform that utilizes artificial intelligence technologies to aggregate, organize, and analyze financial information. The CFO Silvia Acquisition expands our AI-powered product offerings and supports our strategy of developing technology-enabled solutions designed to improve financial analysis, research, and investor decision-making.

The results of CFO Silvia have been included in our unaudited condensed consolidated financial statements since April 6, 2026. Additional information regarding the CFO Silvia Acquisition is included in Note 3 to the unaudited condensed consolidated financial statements.

CFO Silvia has developed a consumer-facing AI platform that aggregates and organizes financial data to provide users with automated financial education, tracking and analytical tools. The CFO Silvia platform connects to financial account integrations, including brokerage accounts, retirement accounts, cryptocurrency wallets, real estate valuation services, and alternative investment platforms, to deliver users a consolidated, real-time view of their net worth, holdings and liabilities.

The CFO Silvia platform utilizes AI-driven analytical tools to perform portfolio tracking, concentration analysis, fee analysis, scenario modeling, and informational financial summaries through a conversational interface accessible via chat, email, and voice. The platform is designed to surface potential portfolio risks, including sector or asset class overconcentration, elevated fee structures, and inefficient cash allocation. The platform does not provide personalized investment advice within the meaning of the Advisers Act and is not intended to serve as a registered investment adviser or replace the judgment of a qualified financial professional.

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AI and Regulatory Uncertainty

Our AI-related initiatives operate in rapidly evolving and competitive markets and are subject to changing legal, regulatory, and technological developments, including those relating to data privacy, cybersecurity, intellectual property, consumer protection, and the use of automated financial analysis tools. As we continue to develop and expand our platforms, we expect innovation, technology development, and disciplined capital allocation to remain important components of our strategy.

Initial Fund

During the quarter ended June 30, 2026, we expanded our business to include asset management through the launch of the Initial Fund, our initial asset management product. The Investment Manager serves as investment adviser to the Initial Fund, and Silvia Innovation Fund I GP, LLC, our wholly-owned subsidiary and a legal entity separate from the Investment Manager (the “General Partner”), serves as its general partner. We hold indirectly an interest in the Initial Fund through the General Partner. The Initial Fund expects to invest primarily in technology-sector companies and assets, many of which may be private and illiquid, although it has broad flexibility as to geography, strategy and asset class. As of June 30, 2026, the Initial Fund and related entities had not commenced significant operations and had not engaged in material transactions.

The economics of the Initial Fund are earned at the subsidiary level. Management fees from the Initial Fund are payable to the Investment Manager and are based on each limited partner’s capital commitment during the Initial Fund’s investment period and on invested capital thereafter. Carried interest is payable to the General Partner and depends on the Initial Fund’s investment results and on the timing and amount of investment realizations. The Company does not receive management fees or carried interest directly. As a result, management-fee revenue from the Initial Fund will depend substantially on the ability of the Investment Manager and the General Partner to raise capital commitments from third-party investors, and any carried interest will be long-dated, may not be earned for many years, if at all, and may be concentrated in a limited number of periods. Carried interest distributed to the General Partner may also be subject to a fund-level clawback, which would reduce amounts otherwise available to us. Fee reductions, waivers or expense support offered to attract investors could reduce the revenues of our asset management business, while its personnel, compliance, technology and other operating expenses may continue regardless of the amount of capital raised or investment performance.

The General Partner is expected to contribute all or substantially all of the Initial Fund’s initial capital, which may be used to make the Initial Fund’s initial investments and to pay its initial expenses, and a portion of that funded capital is expected to be returned to the General Partner as third-party investors are admitted at subsequent closings. There can be no assurance as to the amount or timing of any such return. Capital funded by the General Partner represents our capital, may be invested in private and illiquid assets that are difficult to value and would not be available for our existing operations or other corporate purposes while it remains invested. We may also elect to provide additional capital or support to the Funds, such as warehousing investments or bridging investor capital contributions, but we are under no obligation to provide any such support unless we agree to do so, and the nature and extent of any such support have not been determined. Whether we are required to consolidate the Initial Fund or any other Fund in our financial statements will depend on our economic interests in, decision-making rights over and other relationships with the relevant vehicle.

SPV Fund Investment

As of October 6, 2026, we committed to transfer $11.0 million to Silvia SPV GP, LLC to fund the three initial investments of the SPV Fund.

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Appointment of Independent Director and Nasdaq Compliance

On July 15, 2026, the Company appointed Benjamin Buchanan as an independent director of the Company’s board of directors (the “Board”) and member of the audit committee of the Board (the “Audit Committee”). As a result of this appointment, the Company regained compliance with The Nasdaq Stock Market LLC (“Nasdaq”) corporate governance requirements relating to Board and Audit Committee independence. On July 21, 2026, the Company received notice from Nasdaq confirming that the compliance matter had been resolved and closed.

Proposed Exchange-Traded Funds

On August 13, 2026, the ETF Trust, filed a post-effective amendment to its registration statement on Form N-1A with the SEC with respect to the Silvia ETFs. That registration statement is separate from the registration statement of which this prospectus forms a part. The Adviser serves as investment adviser to the Silvia ETFs, and the Investment Manager is proposed to serve as investment sub-adviser and to provide portfolio management services, subject to the supervision and oversight of the Adviser and the board of trustees of the ETF Trust.

The ETF Trust’s registration statement remains subject to SEC review and comment and may be amended, delayed or withdrawn. No Silvia ETF may commence operations until the registration statement with respect to that fund has become effective, its shares have been approved for listing on a national securities exchange, the Investment Manager’s registration as an investment adviser has become effective and applicable distribution and operational arrangements are in place, and there can be no assurance that any Silvia ETF will launch when anticipated or at all. We have not earned any sub-advisory fees to date and do not expect the Silvia ETFs to generate meaningful revenue in the near term. See “Risk Factors—Risks Related to Our Expansion into Exchange-Traded Funds.”

If the Silvia ETFs launch, any sub-advisory fees are expected to be calculated as a percentage of the average daily net assets of each Silvia ETF and paid out of the Adviser’s unitary management fee. The Company would not receive sub-advisory fees directly; those fees would be earned by the Investment Manager and reflected in our consolidated results. Sub-advisory fee revenue would therefore depend on the assets of the Silvia ETFs, which will fluctuate with market prices, investment performance and creations and redemptions of fund shares, and on the continuation of the sub-advisory relationship, which the Adviser and the board of trustees of the ETF Trust may terminate or decline to renew. Launch, marketing and compliance costs, and any expense obligations we agree to bear, may exceed sub-advisory fee revenue for an extended period or indefinitely. Each Silvia ETF will require seed capital before it may publicly offer its shares. We anticipate that third parties will provide that seed capital, although we or our affiliates may provide seed capital to the Silvia ETFs. In addition, under a license agreement entered into on August 12, 2026, the Investment Manager will pay a royalty calculated as a percentage of the average daily net assets of one proposed Silvia ETF for periods during which the license agreement is in effect and that fund is operational, which would reduce the Investment Manager’s net economics from that fund.

This Registration Statement and the prospectus herein are not an offer to sell or the solicitation of an offer to buy shares of any Silvia ETF. Any offering of shares of a Silvia ETF will be made only by means of a prospectus of that fund. We are not the issuer of, and do not offer, shares of any Silvia ETF.

Special Purpose Vehicles

In addition to the Initial Fund, the Investment Manager may serve as investment adviser to additional private funds and to SPVs that we or our subsidiaries sponsor, advise or manage. On August 26, 2026, we expanded our asset management business through the launch of the SPV Fund, which is advised by the Investment Manager. The SPV Fund has invested in three privately-held companies for a total of $11 ..0 million. As of October 6, 2026, we had not earned any management fees on those investments.

The launch of the SPV Fund and its investments occurred after June 30, 2026 and are not reflected in our historical results of operations discussed below. The $11.0 million amount represents the aggregate investments to be made by the SPV Fund as of October 6, 2026, and is not revenue to us. The economic terms of the SPV Fund and of any future SPVs, including any fees or other compensation payable to the Investment Manager or our other subsidiaries, may differ from those of the Initial Fund, and any economics we derive from SPVs will depend on the terms of each vehicle, the performance of its investments, which may be illiquid and difficult to value, and the timing of any realizations.

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Investment Adviser Registration

On September 17, 2026, the Investment Manager filed Parts 1 and 2A of Form ADV with the SEC to register as an investment adviser under the Advisers Act. The Investment Manager’s registration has not yet become effective. The Investment Manager currently relies on exemptions from registration under applicable federal and state law in connection with its private fund advisory activities, including its advisory services to the Initial Fund.

Registration under the Advisers Act applies at the adviser level. The Investment Manager’s registration will not constitute registration of Silvia, Inc., the General Partner, any Fund or our consumer platform. As described under “—Acquisition of CFO Silvia” above, the CFO Silvia platform does not provide personalized investment advice and is not intended to serve as a registered investment adviser.

As an investment adviser, the Investment Manager currently owes fiduciary duties to its advisory clients and is subject to the anti-fraud provisions of the Advisers Act. Upon effectiveness of its registration, the Investment Manager will become subject to additional requirements applicable to SEC-registered investment advisers and to SEC examination authority. We expect the registration process and the continued development of the Investment Manager’s compliance program to require significant expenditures before our asset management business generates meaningful revenue and while the material weakness in our internal control over financial reporting described under “—Internal Control over Financial Reporting” below remains unremediated.

There can be no assurance that the Investment Manager’s registration will become effective when anticipated or at all. Any delay in, or failure to obtain, registration could delay or prevent the launch of one or more Silvia ETFs, limit the Investment Manager’s ability to expand its advisory activities beyond those permitted by the exemptions on which it currently relies or cause us to incur additional costs. See “Business—Government Regulation—Investment Adviser Registration and Advisory Activities” and “Risk Factors—Risks Related to Our Expansion into Asset Management.”

Results of Operations for the Period from June 17, 2025 (inception) through December 31, 2025

The following table sets forth a summary of our results of operations for the period from June 17, 2025 (inception) through December 31, 2025. This information should be read together with our audited consolidated financial statements and the related notes included elsewhere in this prospectus.

For the period from June 17, 2025 (inception) through December 31, 2025
Revenue	$85,000

Operating expenses
General and administrative	7,630,335
Stock-based compensation	442,043
Loss from operations	(7,987,378)

Other income (expense):
Realized loss on sale of digital assets	(54,463,684)
Change in fair value of digital assets	(25,005,384)
Change in fair value of conversion feature - preferred units	56,298,500
Change in fair value of convertible note conversion feature	2,350,290
Change in fair value of derivative securities	106,264
Interest income	259,942
Interest expense	(534,054)
Other expense, net	(20,988,126)

Net loss	$(28,975,504)

Weighted average number of shares of common stock outstanding, basic and diluted	73,685,031
Net loss per common stock, basic and diluted	$(0.39)

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Revenues

Revenue for the period from June 17, 2025 (inception) through December 31, 2025 was $85,000 and not material to overall results. We currently generate limited revenue from digital advertising and marketing services, which is recognized over time as performance obligations are satisfied. We have not yet demonstrated an ability to generate sustainable or predictable revenue, and there can be no assurance that we will do so in the future.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs, professional fees, and other corporate overhead expenses. For the period from June 17, 2025 (inception) through December 31, 2025, general and administrative expenses totaled $7.6 million. Personnel-related costs included $2.3 million of salary expense and accrued bonuses. Professional fees totaled $4.6 million and were primarily attributable to legal, accounting, advisory, and other professional services incurred in connection with the consummation of the Business Combination and our transition to operating as a public company. The remaining general and administrative expenses consisted of insurance, technology, facilities, and other corporate costs incurred during the period.

Other Income (Expense)

Other income (expense) for the period from June 17, 2025 (inception) through December 31, 2025 was net expense of $21.0 million, primarily driven by realized loss on sale of digital assets, changes in fair value of conversion feature, digital assets and derivative securities, as well as interest expense and interest income.

We recognized a realized loss of $54.5 million on the sale of digital assets and an unrealized loss of $25.0 million related to changes in the fair value of our remaining digital asset holdings. These losses were driven by volatility in Bitcoin market prices during the period and reflect our strategy of holding Bitcoin as a primary treasury reserve asset, which subjects our results of operations to significant market price fluctuations.

Other income included a gain in the change in fair value of conversion feature - preferred units of $56.3 million, a $2.4 million gain related to changes in the fair value of the conversion feature embedded in our Convertible Notes and a $0.1 million gain related to changes in the fair value of our put option liability. These amounts reflect non-cash fair value remeasurements recognized in earnings during the period from June 17, 2025 (inception) through December 31, 2025.

Interest expense totaled $0.5 million, primarily attributable to amortization of capitalized financing-related costs incurred and amortization of debt discount during the period from June 17, 2025 (inception) through December 31, 2025.

Interest income during the period of $0.3 million was primarily attributable to interest earned through the US Bank collateral account.

Results of Operations for the Three Months Ended June 30, 2026, and the Period from June 10, 2025 (Inception) through June 30, 2025

The following table sets forth a summary of our results of operations for the three months ended June 30, 2026 (in thousands, except share and per share data). The comparison period presented in our unaudited condensed consolidated financial statements is the period from June 10, 2025 (inception) through June 30, 2025, which reflects the historical results of Legacy ProCap and is not comparable to the three months ended June 30, 2026. This information should be read together with our unaudited condensed consolidated financial statements and the related notes included elsewhere in this prospectus.

	For the Three Months Ended	Period from June 10, 2025 (Inception) through	Increase	Percentage
	June 30, 2026	June 30, 2025	(Decrease)	Change

Revenue	$37	$-	$37	100%

Operating Expenses:
General and administrative	11,304	8	11,296	100%
Stock-based compensation	3,723	-	3,723	100%
Total Operating Expenses	15,027	8	15,019	187738%
Operating Loss	(14,990)	(8)	(14,982)	187275%

Other income (expense)
Unrealized (loss) gain on digital assets	(49,362)	14,296	(63,658)	-445%
Realized loss on digital assets	(2,676)	-	(2,676)	100%
Change in fair value of convertible notes conversion feature	109	-	109	100%
Interest and dividend income	128	-	128	100%
Interest expense	(760)	-	(760)	0%
Change in fair value of derivative liability	-	10,330	(10,330)	-100%
Other (expense) income, net	(52,561)	24,626	(77,187)	-313%
Net (loss) income before taxes	(67,551)	24,618	(92,169)	-374%

Income tax benefit	(2,504)	-	(2,504)	0%

Net (Loss) Income	$(65,047)	$24,618	$(89,665)	-364%

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Revenues

Revenue for the three months ended June 30, 2026 was $0.04 million and for the period from June 10, 2025 (Inception) through June 30, 2025 was $0. Revenue remained limited as we launched new revenue generating products during the period relating to Silvia Insights and CFO Silvia. The Company’s revenue growth will depend on the successful commercialization of its products and services and the continued execution of its growth strategy.

General and Administrative Expenses

General and administrative expenses were $11.3 million for the three months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (Inception) through June 30, 2025. The 2026 period reflects operations as a public company and inclusion of $6.7 million of payroll compensation (including a one-time signing bonus of $5.0 million for the Chief Technology Officer), $1.3 million of software licensing fees, $1.2 million of amortization of acquired intangible assets, $1.0 million of professional fees (including acquisition related expenses), among other expenses. The inception period reflected only limited administrative activities as we had recently commenced operations then and had not yet developed the infrastructure, personnel base, and operational scale necessary to support its current business activities.

Stock-based compensation

Stock-based compensation expense was $3.7 million for the three months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025. The increase was attributable to equity awards granted to employees and consultants under the Company’s equity incentive plans.

Other Income (Expense), net

Other expense, net for the three months ended June 30, 2026 was $52.6 million, compared to other income, net of $24.6 million for the period from June 10, 2025 (Inception) through June 30, 2025. The Company’s results during the period were primarily driven by the change in fair value of digital assets as a result of decline in Bitcoin market prices.

Unrealized gain (loss) on digital assets

Unrealized loss on digital assets was $49.4 million for the three months ended June 30, 2026, compared to an unrealized gain on digital assets of $14.3 million for the period from June 10, 2025 (inception) through June 30, 2025. The change was primarily attributable to declines in the fair value of the Company’s Bitcoin holdings during the 2026 period.

Realized loss on digital assets

Realized loss on digital assets was $2.7 million for the three months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025. The loss was attributable to sales of digital assets during the 2026 period.

Interest and dividend income

Interest and dividend income was $0.1 million for the three months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025. The increase was primarily attributable to income earned on cash, cash equivalents, and investments held during the 2026 period.

Change in fair value of derivative liabilities

Change in fair value of derivative liabilities was $0 for the three months ended June 30, 2026, compared to $10.3 million for the period from June 10, 2025 (inception) through June 30, 2025. The change was attributable to the absence of derivative liabilities during the 2026 period.

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Results of Operations for the Six Months Ended June 30, 2026, and the Period from June 10, 2025 (Inception) through June 30, 2025

The following table sets forth a summary of our results of operations for the six months ended June 30, 2026 (in thousands, except share and per share data). The comparison period presented in our unaudited condensed consolidated financial statements is the period from June 10, 2025 (inception) through June 30, 2025, which reflects the historical results of Legacy ProCap and is not comparable to the six months ended June 30, 2026. This information should be read together with our unaudited condensed consolidated financial statements and the related notes included elsewhere in this prospectus.

	For the Six Months Ended	Period from June 10, 2025 (Inception) through	Increase	Percentage
	June 30, 2026	June 30, 2025	(Decrease)	Change

Revenue	$38	$-	$38	100%

Operating Expenses:
General and administrative	15,556	8	15,548	100%
Stock-based compensation	7,263	-	7,263	100%
Total Operating Expenses	22,819	8	22,811	285138%
Operating Loss	(22,781)	(8)	(22,773)	284663%

Other income (expense)
Unrealized (loss) gain on digital assets	(154,829)	14,296	(169,125)	-1183%
Realized loss on digital assets	(2,676)	-	(2,676)	100%
Change in fair value of convertible notes conversion feature	946	-	946	100%
Realized loss on put option liability	(914)	-	(914)	100%
Gain on extinguishment of debt	5,933	-	5,933	100%
Interest and dividend income	871	-	871	100%
Interest expense	(1,860)	-	(1,860)	100%
Change in fair value of derivative liability	-	10,330	(10,330)	100%
Other (expense) income, net	(152,529)	24,626	(177,155)	-719%

Net (loss) income before taxes	(175,310)	24,618	(199,928)	-812%

Income tax benefit	(2,504)	-	(2,504)	0%

Net (Loss) Income	$(172,806)	$24,618	$(197,424)	-802%

Revenues

Revenue for the six months ended June 30, 2026 and for the period from June 10, 2025 (Inception) through June 30, 2025 was $0.04 million and $0, respectively, as we launched new revenue generating products during the June 30, 2026 period relating to Silvia Insights and the CFO Silvia Acquisition. The Company’s revenue growth will depend on the successful commercialization of its products and services and the continued execution of its growth strategy.

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General and Administrative Expenses

General and administrative expenses were $15.6 million for the six months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (Inception) through June 30, 2025. The 2026 period reflects operations as a public company and inclusion of $7.7 million of payroll compensation (including a one-time signing bonus of $5.0 million for the Chief Technology Officer), $1.3 million of software licensing fees, $1.2 million of amortization of acquired intangible assets, $2.8 million of professional fees (including acquisition related expenses), among other expenses. The inception period reflected only limited administrative activities as we had recently commenced operations then and had not yet developed the infrastructure, personnel base, and operational scale necessary to support its current business activities.

Stock-based compensation

Stock-based compensation expense was $7.3 million for the six months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025. The increase was attributable to equity awards granted to employees and consultants under the Company’s equity incentive plans.

Other Income (Expense), net

Other expense, net was $152.5 million for the six months ended June 30, 2026, compared to other income, net of $24.6 million for the period from June 10, 2025 (inception) through June 30, 2025. The change was primarily attributable to unrealized losses on digital assets recognized during the 2026 period.

Unrealized gain (loss) on digital assets

Unrealized loss on digital assets was $154.8 million for the six months ended June 30, 2026, compared to an unrealized gain on digital assets of $14.3 million for the period from June 10, 2025 (inception) through June 30, 2025. The change was primarily attributable to declines in the fair value of the Company’s Bitcoin holdings during the 2026 period.

Realized loss on digital assets

Realized loss on digital assets was $2.7 million for the six months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025. The loss was attributable to sales of digital assets during the 2026 period.

Change in fair value of convertible notes

Change in fair value of convertible notes resulted in income of $0.9 million for the six months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025. The income was attributable to changes in the fair value of the conversion feature embedded within the Company’s convertible notes.

Realized loss on put option liabilities

Realized loss on put option liabilities was $0.9 million for the six months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025. The loss was attributable to the settlement of put option liabilities during the period.

Gain on extinguishment of debt

Gain on extinguishment of debt was $5.9 million for the six months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025. The gain was primarily attributable to the repurchase of a portion of the Company’s outstanding convertible notes at a discount to the principal outstanding.

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Interest expense

Interest expense was $1.9 million for the six months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025. The increase was primarily attributable to amortization of debt discount and debt issuance costs associated with the Company’s convertible notes, as well as the repayment of a portion of such notes during the period.

Change in fair value of derivative liabilities

Change in fair value of derivative liabilities was $0 for the six months ended June 30, 2026, compared to income of $10.3 million for the period from June 10, 2025 (inception) through June 30, 2025. The decrease was attributable to the absence of derivative liabilities during the 2026 period.

Liquidity and Capital Resources

As of December 31, 2025, we had cash and cash equivalents of approximately $45.0 million, restricted cash of approximately $149.9 million and working capital of approximately $194.8 million. Restricted cash primarily related to collateral requirements under the Convertible Notes and our written Bitcoin put option contracts.

As of June 30, 2026, we had cash and cash equivalents of approximately $15.3 million, no restricted cash and a working capital deficit of approximately $77.3 million. The working capital deficit resulted primarily from the reclassification of the Convertible Notes as current liabilities as of June 30, 2026 as a result of the holders’ contractual repurchase right that becomes exercisable on June 5, 2027.

For the period from June 17, 2025 (inception) through December 31, 2025, we reported a net loss of approximately $29.0 million. This net loss was primarily driven by factors that are inherently volatile and subject to market conditions, including:

●	Realized and unrealized losses related to Bitcoin holdings due to fluctuations in the market price of Bitcoin;
●	General and administrative expenses associated with the Business Combination and operating as a public company.

Because digital assets and derivative instruments are measured at fair value, our results of operations may fluctuate significantly from period to period, as discussed further in Note 11 to our audited consolidated financial statements for more information.

On December 5, 2025, we completed the Business Combination and issued the Convertible Notes in the aggregate principal amount of $235.0 million for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes. See Note 8 to our audited financial statements for more information.

As of June 30, 2026, the aggregate principal amount of the outstanding convertible notes was $99.6 million. Although the notes mature in December 2028, holders may have contractual repurchase rights that become exercisable beginning June 5, 2027. As a result, the convertible notes were classified as current liabilities as of June 30, 2026. See Note 7, Convertible Notes to our unaudited condensed consolidated financial statements, for additional information.

As of June 30, 2026, we held approximately 5,355 Bitcoin with an aggregate fair value of approximately $313.4 million, a portion of which serves as collateral under our convertible note arrangements.

Other than collateral arrangements associated with financing activities, we currently have no off-balance sheet financing arrangements and did not have any material capital expenditure commitments as of June 30, 2026.

We do not maintain any committed external sources of liquidity, including credit facilities or other financing arrangements. In evaluating our liquidity position, we considered our anticipated operating cash needs, the timing and nature of potential obligations under the Convertible Notes, our current cash and cash equivalents balance, and the availability of financing and capital-raising alternatives. While our Bitcoin is held for long-term appreciation, we also considered it in the overall evaluation of our liquidity position given its active trading market. As a result, a significant increase or decrease in the market value or liquidity of Bitcoin would impact our evaluation.

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In the near term, we expect to use available resources primarily to fund operating expenses, working capital requirements, investments in technology and infrastructure, and the development of our asset management and exchange-traded fund businesses. With respect to those businesses, we expect these uses to include (i) registration and compliance costs of the Investment Manager, including personnel, systems and third-party service providers, which support the Investment Manager’s advisory business as a whole, (ii) the General Partner’s capital contributions to the Initial Fund, a portion of which is expected to be returned as third-party investors are admitted at subsequent closings, (iii) any capital or other support that we elect or agree to provide to the SPV Fund or other SPVs, which we are not obligated to provide unless we agree to do so, and (iv) seed capital and expense limitation or reimbursement obligations that we agree to provide in connection with the Silvia ETFs, if any. As of the date of this prospectus, we have not committed to provide seed capital to any Silvia ETF. Amounts that we commit to those businesses, if any, would not be available for our existing operations, debt service, acquisitions or other corporate purposes, and we expect those costs to increase in future periods and to be incurred before, and substantially in advance of, any related revenue. Capital contributed by third-party investors to the Funds or the Silvia ETFs would not be available to fund our corporate operations. Over the longer term, we may deploy capital to support strategic acquisitions, business expansion initiatives, investments in digital assets and potential share repurchase programs. The timing and magnitude of those expenditures will depend on market conditions, the availability of capital and strategic opportunities. Based on our assessment of its anticipated operating cash needs, potential obligations under the Convertible Notes, financial position, and available financing and capital-raising alternatives, we believe that the Company has sufficient resources to satisfy anticipated working capital and operating requirements for at least the next twelve months.

Share Repurchases

On December 9, 2025, our Board approved the 2025 Repurchase Program, providing for the repurchase of up to $100 million of our outstanding shares of Common Stock, and on December 12, 2025 we entered into an open market share repurchase agreement with TD Securities Inc., which agreed to act as our non-exclusive agent to repurchase shares of Common Stock in the open market. During December 2025, we repurchased 839,396 shares of Common Stock for approximately $2.8 million, including commissions, at an average price of $3.391 per share.

During the three months ended June 30, 2026, we repurchased 2,570,974 shares of Common Stock for approximately $4.8 million, including commissions, at an average price of $1.85 per share, and during the six months ended June 30, 2026 we repurchased 5,238,030 shares of Common Stock for approximately $12.8 million, including commissions. As of June 30, 2026, approximately $84.4 million remained available under the 2025 Repurchase Program. As of June 30, 2026, we held 6,077,426 shares of Common Stock in treasury, compared to 839,396 shares of Common Stock held in treasury as of December 31, 2025. Repurchases under the 2025 Repurchase Program reduce our cash and cash equivalents, Bitcoin holdings when Bitcoin is used to fund repurchases, the capital otherwise available to acquire Bitcoin, to service the Convertible Notes or to fund our operations. The 2025 Repurchase Program does not obligate us to repurchase any shares of Common Stock and may be suspended, modified or terminated at any time.

Cash Flows

For the period from June 17, 2025 (inception) through December 31, 2025

The following table summarizes our cash flows from operating, investing and financing activities for period from June 17, 2025 (inception) through December 31, 2025:

For the period June 17, 2025 (inception) through
December 31, 2025
Net cash used in operating activities	$(7,491,814)
Net cash used in investing activities	$(521,344,966)
Net cash provided by financing activities	$723,698,239

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Cash Flows Used in Operating Activities

Net cash used in operating activities for the period from June 17, 2025 (inception) through December 31, 2025, was $7.5 million. Non-cash adjustments to reconcile net loss to net cash used in operating activities was $21.5 million and were primarily due to, a realized loss on the sale of Bitcoin of $54.5 million an unrealized loss change in fair value of Bitcoin of $25.0 million, amortization of debt discount and debt issuance costs of $0.5 million, stock-based compensation expense of $0.4 million, and depreciation expense of $0.03 million offset by an unrealized gain from the change in fair value of the Convertible Notes’ conversion feature of $2.4 million, an unrealized gain change in fair value of the derivative securities liability of $0.1 million, and an unrealized gain in the change in the fair value of the preferred units conversion feature of $56.3 million and $0.2 million in changes in operating assets and liabilities.

Cash Flows Used by Investing Activities

Net cash used in investing activities for the period from June 17, 2025 (inception) through December 31, 2025, was $521.3 million, driven by purchases of Bitcoin of $983.3 million and the purchase of fixed assets of $0.1 million, partially offset by proceeds from the sale of Bitcoin of $462.0 million, as reflected in the accompanying consolidated Statement of Cash Flows included in our Audited Financial Statements.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities for the period from June 17, 2025 (inception) through December 31, 2025, was $723.7 million and consisted of proceeds from the sales of Preferred Units of $495.7 million and issuance of Convertible Notes of $228.0 million, proceeds from the reverse recapitalization of $12.2 million, proceeds from derivative securities of $0.5 million, and proceeds from the promissory note, related party of $1.8 million, offset by debt issuance costs of $9.7 million, payment of the promissory note, related party of $1.9 million, and purchase of treasury stock of $2.9 million.

For the Six Months Ended June 30, 2026 and for the period from June 10, 2025 (Inception) through June 30, 2025

The following table summarizes our cash flows from operating, investing and financing activities for the six months ended June 30, 2026 and for the period from June 10, 2025 (Inception) through June 30, 2025 (In thousands):

	For the six months ended June 30, 2026	Period from June 10, 2025 (Inception) through June 30, 2025
Net cash used in operating activities	$(14,541)	$-
Net cash used in investing activities	(30,724)	(476,000)
Net cash (used in) provided by financing activities	$(134,258)	$476,000

Cash Flows Used in Operating Activities

Net cash used in operating activities was $14.5 million for the six months ended June 30, 2026, compared to $0 for the period from June 10, 2025 (inception) through June 30, 2025.

For the six months ended June 30, 2026, net cash used in operating activities reflected the Company’s net loss of $172.8 million, adjusted for non-cash items of $162.0 million. The most significant adjustment was $154.8 million of unrealized losses on digital assets resulting from declines in the fair value of Bitcoin holdings during the period. Changes in operating assets and liabilities resulted in a net use of cash of $3.8 million during the period.

For the period from June 10, 2025 (inception) through June 30, 2025, net cash provided by operating activities was not significant. Net income of $24.6 million, primarily attributable to unrealized gains on digital assets and gains recognized from changes in the fair value of the conversion feature liability, was largely offset by non-cash fair value adjustments and changes in working capital accounts.

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Cash Flows Used in Investing Activities

Net cash used in investing activities was $30.7 million for the six months ended June 30, 2026. The use of cash was primarily attributable to $36.0 million of purchases of digital assets, $1.3 million paid in connection with the CFO Silvia acquisition, and $0.3 million of capital expenditures for property and equipment. These cash outflows were partially offset by $6.9 million of proceeds from sales of digital assets.

For the period from June 10, 2025 (inception) through June 30, 2025, net cash used in investing activities consisted primarily of $476.0 million of purchases of digital assets.

Cash Flows Used in Financing Activities

Net cash used in financing activities was $134.3 million for the six months ended June 30, 2026. The use of cash primarily consisted of $119.2 million of payments to repurchase a portion of the Company’s outstanding convertible notes, $12.8 million of treasury stock repurchases, $1.7 million of purchases of derivative securities, $1.0 million of tax payments associated with the vesting of restricted stock units, and $0.6 million of settlements of derivative securities. These outflows were partially offset by $0.9 million of proceeds received from derivative securities.

For the period from June 10, 2025 (inception) through June 30, 2025, net cash provided by financing activities consisted primarily of $476.0 million of proceeds from the issuance of preferred units, which were used principally to fund the acquisition of digital assets.

Internal Control over Financial Reporting

In connection with the preparation of our financial statements for the period from June 17, 2025 (inception) through December 31, 2025, we identified a material weakness in our internal control over financial reporting relating to (i) inadequate segregation of duties and effective risk assessment and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and SEC guidelines. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Based on an evaluation under the supervision and with the participation of our management, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of December 31, 2025 or as of June 30, 2026, due to the material weakness described above. There was no change in our internal control over financial reporting during the quarter ended June 30, 2026 that materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

We, with oversight from our Audit Committee, are in the process of developing and implementing a remediation plan specific to the material weakness, which is expected to include the adequate segregation of duties, effective risk assessment and the implementation of written policies and procedures for accounting and financial reporting. The material weakness will not be considered remediated until the applicable remedial controls operate for a sufficient period of time and management has concluded, through testing, that the related controls are operating effectively, and remediation was not complete as of June 30, 2026. We cannot assure you that these measures will be sufficient to remediate the material weakness or that additional material weaknesses will not be identified in the future. See “Risk Factors.”

Critical Accounting Policies and Estimates

Our audited financial statements and unaudited condensed consolidated financial statements and in each case, the accompanying notes thereto included elsewhere in this prospectus are prepared in accordance with GAAP.

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The preparation of our unaudited condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs and expenses, and related disclosure. We have based our estimates on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We are subject to uncertainties such as the impact of future events, economic and political factors, and changes in our business environment; therefore, actual results could differ significantly from these estimates under different assumptions or conditions. To the extent that there are differences between our estimates and actual results, our future unaudited condensed consolidated financial statement presentation, financial condition, results of operations, and cash flows will be affected.

We consider an accounting estimate to be critical if it requires assumptions about matters that were highly uncertain at the time the estimate was made and if changes in those assumptions, or changes in the estimate that are reasonably likely to occur from period to period, would have a material effect on our financial condition or results of operations.

See “Summary of Significant Accounting Policies” described in Note 3 to our audited consolidated financial statements included elsewhere in this prospectus for a description of our significant accounting policies. During the six months ended June 30, 2026, we identified the following additional critical accounting estimates as a result of the CFO Silvia Acquisition.

Business Combinations

We account for acquisitions in accordance with ASC 805, Business Combinations. The allocation of purchase consideration to the assets acquired and the liabilities assumed requires significant estimates and management judgment, particularly with respect to the valuation of identifiable intangible assets, contingent consideration arrangements, the estimated useful lives of acquired assets and certain tax-related matters.

The valuation of acquired intangible assets and contingent consideration involves the use of significant assumptions, including projected future cash flows, royalty rates, customer attrition rates, discount rates, expected volatility and other market-based inputs. Changes in those assumptions could materially affect the amounts assigned to the acquired assets and the assumed liabilities, the resulting amount of goodwill recognized and future amortization expense. In addition, because the purchase price allocation remains subject to measurement-period adjustments, future revisions to estimates may result in changes to the recorded amounts of the assets acquired and the liabilities assumed.

Share-Based Compensation

We account for share-based compensation in accordance with ASC 718, Compensation—Stock Compensation. The determination of the grant-date fair value of certain share-based awards requires significant judgment and the use of valuation models, particularly for awards containing market-based vesting conditions.

Valuation of those awards requires management to develop assumptions regarding expected stock price volatility, expected term, risk-free interest rates, dividend yield and other market-based inputs. Changes in those assumptions may significantly affect the estimated fair value of the awards and, accordingly, the amount and timing of compensation expense recognized in future periods.

Off-Balance Sheet Arrangements

Other than collateral arrangements associated with our financing and derivative activities, we do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

See “Recent Accounting Pronouncements” described in Note 3 of our audited consolidated financial statements and Note 2 of our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

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Emerging Growth Company Status

We are an emerging growth company (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an EGC or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of our Chief Executive Officer’s compensation to median employee compensation.

We will remain an EGC until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Bitcoin Market Price Risk

Our Bitcoin investment is measured using observed prices from active exchanges and adjustments are recorded in net income through “other income (expenses), net” in our unaudited condensed consolidated statements of operations. The Bitcoin market price may fluctuate significantly and a decline in the market price of Bitcoin could result in a material adverse effect on our financial results in future periods. As of June 30, 2026 and December 31, 2025, the fair value of our Bitcoin investment included in digital assets was $313.4 million and $441.8 million, respectively. For the six months ended June 30, 2026, we recognized an unrealized loss from the remeasurement of our Bitcoin investment of $154.8 million. See “Risk Factors” for additional information regarding the risks related to our Bitcoin holdings.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required by Item 305 of Regulation S-K.

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BUSINESS

Overview

Founded in 2025, we are a U.S.-based, modern finance company. Our mission is to help independent investors make money.

We initially launched with Bitcoin-focused media products and Bitcoin holdings on our consolidated balance sheet. In 2026, we added strategies relating to the use of AI and automation to support the development and delivery of financial products and services, including the launch of Silvia Insights and our acquisition of CFO Silvia, Inc. Our corporate strategy is currently focused on our AI-powered operations and the de-emphasis of our advertising and media operations, while maintaining our Bitcoin treasury strategy.

We also conduct an asset management business through the Investment Manager. The Investment Manager serves as investment adviser to the Initial Fund and to SPV Fund and may serve as investment adviser to additional private funds and to other special purpose vehicles, alternative investment vehicles, co-investment vehicles and similar vehicles (together with the SPV Fund, “SPVs”). The Investment Manager is also proposed to serve as investment sub-adviser to five proposed actively managed exchange-traded funds (the “Silvia ETFs”), which have not launched. We refer to the Initial Fund, together with any other private funds and SPVs that we or our subsidiaries sponsor, advise or manage, as the “Funds”; the term “Funds” does not include the Silvia ETFs. Our asset management activities are at an early stage, the Investment Manager’s registration as an investment adviser with the SEC has not yet become effective, and our historical results of operations do not reflect significant operations of those activities. See “—Asset Management” below.

Our business is built upon a foundational belief that advances in AI may enable more scalable and efficient tools for portfolio analysis, financial planning, and investor decision support. Consistent with this approach, we expect to increasingly rely on software-based systems and automated processes as part of our operating model. We further believe that Bitcoin represents a superior long-term store of value and a viable alternative to traditional fiat-based reserve assets, and that Bitcoin will play an increasingly important role as a reserve asset for individuals, corporations, and governments worldwide. To support our operations, we have initiated our plan to accumulate and hold Bitcoin as a treasury reserve asset. As of June 30, 2026, we held approximately 5,355 Bitcoin with an aggregate cost basis of approximately $493.3 million and an aggregate fair value of approximately $313.4 million, a portion of which serves as collateral under the Convertible Notes.

Our management team is led by our Chief Executive Officer, Anthony Pompliano, who also serves as the founder and Chief Executive Officer of Professional Capital Management, Chief Executive Officer of the Investment Manager, expected portfolio manager of the proposed Silvia ETFs, and Chief Executive Officer of ProCap Acquisition Corp.

AI Products and Strategy

In connection with our strategic expansion into AI software, announced in February 2026, we intend to develop and commercialize AI-powered products and services focused on financial education, portfolio analysis, and investor decision support. We believe that the adoption of AI technologies in financial services is accelerating, with industry participants increasingly deploying AI systems across compliance, risk management, customer engagement, and financial planning functions. We intend to position ourselves to capitalize on this trend through the development and commercialization of AI-powered financial tools for consumers and, over time, institutional and enterprise users. Our AI products rely on both proprietary technology and third-party foundation models, and we do not develop or train our own large language models from scratch.

In April 2026, we launched Silvia Insights, an AI-based research platform intended to deliver research to independent investors.

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On April 6, 2026, we completed our acquisition of CFO Silvia, Inc. pursuant to an Agreement and Plan of Merger, dated as of February 9, 2026, and CFO Silvia, Inc. became our wholly owned subsidiary. For additional information regarding the acquisition, see “Prospectus Summary - Recent Developments.”

CFO Silvia, Inc. has developed a consumer-facing AI platform that aggregates and organizes financial data to provide users with automated financial education, tracking and analytical tools. The platform connects to financial account integrations, including brokerage accounts, retirement accounts, cryptocurrency wallets, real estate valuation services, and alternative investment platforms, to deliver users a consolidated, real-time view of their net worth, holdings and liabilities.

The platform utilizes AI-driven analytical tools, including large language models licensed from third-party providers, to perform portfolio tracking, concentration analysis, fee analysis, scenario modeling, and informational financial summaries through a conversational interface accessible via chat, email, and voice. The platform is designed to surface potential portfolio risks, including sector or asset class overconcentration, elevated fee structures, and inefficient cash allocation. The platform incorporates human oversight and review processes designed to identify and mitigate potential errors or harmful outputs, although these processes may not be sufficient to prevent all inaccurate or misleading outputs. The platform does not provide personalized investment advice within the meaning of the Advisers Act, as amended, and is not intended to serve as a registered investment adviser or replace the judgment of a qualified financial professional.

We expect to leverage CFO Silvia, Inc.’s technology platform, data infrastructure and development team, led by Shain Noor in his capacity as our Chief Technology Officer, to expand our AI product offerings.

Our AI-powered products and strategy are at an early stage of development. CFO Silvia, Inc. has limited historical operations, and we have not yet generated material revenue from AI-powered products or services. The development, launch, and commercialization of our AI-powered product offerings will require significant additional investment in technology, talent, and infrastructure. The market for AI-powered financial products is rapidly evolving and increasingly competitive, and there can be no assurance that our products will achieve market acceptance, generate meaningful revenue, or compete effectively against existing or future competitors with greater resources and more established market positions. See “Risk Factors” for additional discussion of risks related to our AI-powered products and strategy.

Asset Management

Investment Adviser Registration

On September 17, 2026, the Investment Manager filed Parts 1 and 2A of Form ADV with the SEC to register as an investment adviser under the Advisers Act. The Investment Manager’s registration has not yet become effective. The Investment Manager currently relies on exemptions from registration under applicable federal and state law in connection with its private fund advisory activities, including its advisory services to the Initial Fund.

Silvia Innovation Fund I GP, LLC, the general partner of the Initial Fund (the “General Partner”), is also our wholly-owned subsidiary, is a legal entity separate from the Investment Manager and is not currently registered as an investment adviser with the SEC. Registration under the Advisers Act applies at the adviser level, and the Investment Manager’s registration will not constitute registration of Silvia, Inc., the General Partner, any Fund, any Silvia ETF or our consumer platform.

Our asset management business is at an early stage. We expect the registration process and the continued development of the Investment Manager’s compliance program to require significant expenditures and management attention, and we expect these costs to be incurred before our asset management business generates meaningful revenue. There can be no assurance that the Investment Manager’s registration will become effective when anticipated or at all. See “—Government Regulation—Investment Adviser Registration and Advisory Activities” below and “Risk Factors—Risks Related to Our Expansion into Asset Management.”

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Initial Fund

During the quarter ended June 30, 2026, we expanded our business to include asset management through the launch of the Initial Fund, our initial asset management product. The Investment Manager serves as investment adviser to the Initial Fund, and the General Partner serves as its general partner. We hold indirectly an interest in the Initial Fund through the General Partner. The Initial Fund expects to invest primarily in technology-sector companies and assets, many of which may be private and illiquid, although it has broad flexibility as to geography, strategy and asset class. As of June 30, 2026, the Initial Fund and the related entities had not commenced significant operations and had not engaged in material transactions.

The economics of the Initial Fund are earned at the subsidiary level. Management fees from the Initial Fund are payable to the Investment Manager, and carried interest is payable to the General Partner. Silvia, Inc., as the parent company, does not receive management fees or carried interest directly. Management-fee revenue from the Initial Fund will therefore depend substantially on the ability of the Investment Manager and the General Partner to raise capital commitments from third-party investors, and any carried interest will be long-dated, may not be earned for many years, if at all, and may be subject to a fund-level clawback, which would reduce amounts otherwise available to us.

The General Partner is expected to contribute all or substantially all of the Initial Fund’s initial capital, and a portion of that funded capital is expected to be returned to the General Partner as third-party investors are admitted at subsequent closings. There can be no assurance as to the amount or timing of any such return. We may also elect to provide additional capital or support to the Funds, but we are under no obligation to provide any such support unless we agree to do so.

Special Purpose Vehicles

On August 26, 2026, we expanded our asset management business through the launch of the SPV Fund, which is advised by the Investment Manager. The SPV Fund has committed to invest in three privately-held companies for a total of $11.0 million. The $11 .0 million amount represents the aggregate investments to be made by the SPV Fund as of October 6, 2026 and is not revenue to us. As of October 6, 2026, we had not earned any management fees on those investments.

The launch of the SPV Fund and its investments occurred after June 30, 2026 and are not reflected in our historical results of operations included elsewhere in this prospectus.

Proposed Exchange-Traded Funds

On August 13, 2026, the ETF Trust, filed a post-effective amendment to its registration statement on Form N-1A with the SEC with respect to the Silvia ETFs: the Silvia Anti-Money Printer ETF, the Silvia Best Ideas ETF, the Silvia Bitcoin mNAV Discount ETF, the Silvia Elon ETF and the Silvia Jensen Interview ETF. The Adviser serves as investment adviser to the Silvia ETFs, and the Investment Manager is proposed to serve as investment Sub-Adviser, subject to the supervision and oversight of the Adviser and the board of trustees of the ETF Trust.

No Silvia ETF may commence operations until, among other things, the registration statement with respect to that fund has become effective, its shares have been approved for listing on a national securities exchange and the Investment Manager’s registration as an investment adviser has become effective, and there can be no assurance that any Silvia ETF will launch when anticipated or at all. We have not earned any sub-advisory fees to date and do not expect the Silvia ETFs to generate meaningful revenue in the near term. As of August 13, 2026, no seed capital had been committed or funded by us or our subsidiaries and costs incurred in connection with the proposed funds were not material. See “Risk Factors—Risks Related to Our Expansion into Exchange-Traded Funds.”

If the Silvia ETFs launch, any sub-advisory fees are expected to be calculated as a percentage of the average daily net assets of each Silvia ETF and paid out of the Adviser’s unitary management fee. Those fees would be earned by the Investment Manager, rather than by the parent company directly. Launch, marketing and compliance costs, and any expense obligations we agree to bear, may exceed sub-advisory fee revenue for an extended period or indefinitely. Each Silvia ETF will require seed capital before it may publicly offer its shares. We anticipate that third parties will provide that seed capital, although we or our affiliates may provide seed capital to the Silvia ETFs. In addition, under a license agreement entered into on August 12, 2026, the Investment Manager will pay a royalty calculated as a percentage of the average daily net assets of one proposed Silvia ETF for periods during which the license agreement is in effect and that fund is operational.

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This prospectus is not an offer to sell or the solicitation of an offer to buy shares of any Silvia ETF. Any offering of shares of a Silvia ETF will be made only by means of a prospectus of that fund. We are not the issuer of, and do not offer, shares of any Silvia ETF.

We may to use less than 5% of our total Bitcoin holdings, if any, for staking activities. Staked Bitcoin typically remains custodied and subject to an unbonding period of approximately seven days, during which it is not transferable. In connection with any staking activities, we intend to adhere to the following guidelines:

●	Allocation Limits: Silvia will allocate no more than 5% of Silvia’s Bitcoin holdings for use in staking activities.

●	Custody Protocols: All staked Bitcoin will remain with a qualified institutional custodians engaged by Silvia, which currently include Anchorage, BitGo, Coinbase Trust Company, LLC (“Coinbase”) and FalconX (as defined below). The custodian may facilitate access to third-party staking or yield protocols on behalf of Silvia. In the future, we may engage additional or alternative custodians to support these activities, provided that all such custodians meet applicable regulatory and institutional standards. See “- Custody of Silvia’s Bitcoin” below.

●	Oversight and Approvals: All staking decisions require approval from our Chief Executive Officer, and activity is subject to ongoing monitoring by our senior management team and compliance officer.

●	Unbonding Period: We will not exceed an unbonding period of approximately 7 days without approval from our Chief Executive Officer.

●	Risk Controls: We will monitor potential risks associated with staking, including liquidity constraints and counterparty exposure. Further, we and our audit committee will periodically review participation in connection with our general risk management protocols.

While Bitcoin does not use a PoS consensus mechanism and cannot be staked natively, emerging protocols such as Babylon, enable Bitcoin holders to lock Bitcoin as economic security on PoS chains. These mechanisms do not involve validating transactions on the Bitcoin blockchain but enables Bitcoin to serve as collateral for security in other blockchain ecosystems. In return, participants may receive rewards, if any, distributed by the PoS protocol and not by the Bitcoin network.

In exchange for evaluating or using our partners’ staking platforms or services, including those involving Bitcoin staking via external protocols, we may receive fixed advertising fees and, where applicable, a portion of any staking rewards generated by our participation.

Bitcoin Treasury Strategy

Silvia’s Bitcoin treasury strategy is grounded in the belief that Bitcoin represents an attractive store of value, characterized by its fixed supply, verifiable scarcity, and global liquidity. Silvia has adopted a Treasury Reserve Policy that establishes Bitcoin as the primary treasury reserve asset, while maintaining sufficient cash and cash equivalents to meet working capital, operational, and contractual requirements. The key elements of Silvia’s Bitcoin strategy include:

●	Opportunistic Purchases: Silvia will monitor macroeconomic indicators, market valuation metrics (including, but not limited to, Market Value to Realized Value (“MVRV”) ratio, relative strength index, and on-chain analytics), and industry sentiment to identify periods of market dislocation or undervaluation. During such periods, Silvia may accelerate Bitcoin accumulation through discretionary purchases. We will retain sufficient cash and cash equivalents for operating needs and obligations. Our Bitcoin holdings are not intended to replace working capital reserves.

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●	Capital Raising: Silvia may periodically access capital markets through the issuance of equity, debt, or convertible instruments, with the objective of deploying proceeds into additional Bitcoin acquisitions. Silvia may also utilize innovative financing strategies, such as Bitcoin-collateralized debt instruments, to enhance its ability to accumulate Bitcoin in a manner that is accretive to shareholders on a per-share basis.

●	Treasury Reserve Assets: Silvia views its Bitcoin holdings as a strategic treasury reserve asset. Silvia may accumulate additional Bitcoin as market conditions and capital availability permit. We may periodically sell Bitcoin to meet critical liquidity needs, to fund investments or seed capital in our asset management business to address adverse regulatory changes, to purchase our Common Stock when conditions are advantageous, for tax purposes, or in the event of a fundamental change in Silvia’s strategic outlook.

●	Governance and Risk Management: The Board has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of Silvia’s Bitcoin holdings or other activities it may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Bitcoin. All Bitcoin acquisition and treasury management activities are overseen by our senior management team and the Board, in consultation with external advisors with expertise in Bitcoin and corporate finance. Silvia will maintain internal controls, risk limits, and compliance protocols to ensure prudent execution of its Bitcoin strategy.

In addition, we may enter into various investment strategies such as put and call option contracts as part of a broader Bitcoin treasury and yield generating strategy to manage exposure to fluctuations in the market price of Bitcoin or for trading purposes. Put options provide the right to sell Bitcoin at a specified strike price on or before a stated maturity date, or the obligation to buy Bitcoin at the strike price if the put option is written. Call options provide the right to buy Bitcoin at a specified strike price on or before a stated maturity date, or the obligation to sell Bitcoin at the strike price if the call option is written. The contracts may be exchange-traded or over-the-counter and may be cash-settled or physically settled. While these strategies may result in Bitcoin being sold if options are exercised, such dispositions are an expected feature of the strategy rather than discretionary sales. During the three months ended March 31, 2026, we sold Bitcoin put option contracts with an aggregate notional amount of up to 900 Bitcoin, with contractual strike prices ranging from $70,000 to $80,000 per Bitcoin and expiration dates in February and March 2026, and we received aggregate option premiums of approximately $0.9 million. As of June 30, 2026, we had no outstanding Bitcoin put option contracts.

While we do not have policies in place to address air drops, incidental rights and hard forks, we plan to discuss with the Board the potential need for such policies in the future. Our audit committee and the Board will monitor the need for such policies as part of their risk management oversight.

To facilitate our Bitcoin purchases, we purchase Bitcoin through third-party trading platforms and certain brokers. We have entered into several customary purchase and sale agreements with various counterparties, pursuant to which the counterparties execute our Bitcoin transactions. In the ordinary course of our business, we may enter into additional similar, customary agreements with other third-party providers.

Hedging and Risk Management Practices

To reduce the volatility inherent in our Bitcoin holdings and better manage capital efficiency, we may implement selective hedging strategies. These include:

●	Use of exchange-listed Bitcoin derivatives, such as CME Bitcoin futures and options;

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●	Put options, covered call or collar strategies to limit downside risk or monetize price volatility; and

●	Strategic counterparty arrangements for risk reduction in liquidity or event-driven scenarios.

We do not engage in speculative trading or market-making activities. All derivatives transactions are for bona fide risk management, not for speculative gain. Any hedging transactions would be conducted solely for our own account and in compliance with the CEA, applicable exchange rules, SEC regulations, and relevant internal risk and hedging policies. See “- Government Regulation” below for more information.

Overview of AI Industry and Market

Artificial intelligence technology refers to computer systems that perform tasks that have historically required human analysis or judgment. Recent advances have been driven by machine learning, in which models are trained on large datasets to identify patterns, and by generative AI, in which large language models produce text, code and other outputs in response to instructions expressed in ordinary language. More recently, providers have begun to deploy agentic systems, which combine models with software tools, data connections and workflow logic so that a system can carry out multi-step tasks with limited human direction. In financial services, these technologies are being applied to research and analysis, document and data processing, portfolio monitoring, financial planning, customer engagement and other investor-facing functions. The outputs of these AI systems are probabilistic in nature and may contain errors, biases, or inconsistencies that are not apparent to users, and the ability to explain how an AI system produced a particular output remains limited.

We believe the adoption of AI in financial services is being driven by several characteristics of the industry. Financial workflows are data-rich and repetitive, which makes them suited to automation; much of the analysis historically performed by investment professionals is labor-intensive and costly to deliver at scale; and financial information is increasingly available in machine-readable form through account aggregation, market data feeds and public disclosure systems. At the same time, individual investors increasingly hold assets across multiple account types and asset classes, including public securities, private investments, real estate and digital assets, and many do not have access to analysis that accounts for their full financial position. Providers are seeking to use AI to deliver personalized and continuously updated analysis at a cost that permits broader distribution.

The AI industry is generally organized in layers. Semiconductor manufacturers and cloud providers supply the specialized processors and data center capacity used to train and operate models. A comparatively small number of model developers, including companies such as OpenAI, Anthropic, Google, and Meta, train and license foundation models, which are general-purpose models that other companies adapt for particular uses. Application providers build products on those models, typically combining them with their own software, product design, workflow logic and access to data. Data providers, account aggregation services and market data vendors supply the inputs on which model outputs depend, and human review and oversight remain necessary where outputs are used in consequential contexts. Participants at the application layer, including us, generally depend on third parties for foundation models, computing capacity and data, and the availability, performance, pricing and terms of those inputs are largely outside their control. Our reliance on third-party foundation models means that changes in model capabilities, API availability, pricing, or licensing terms could materially affect our ability to operate or improve our products.

Competition in AI-enabled financial products is intense, and the industry is characterized by rapid innovation and short product cycles. Participants compete on the quality and accuracy of model outputs, the breadth and reliability of data and integrations, product design, speed of development, brand and distribution, and price. Because current models are probabilistic, accuracy, reliability and the ability to explain how a result was produced are important to adoption, particularly where a user may rely on an output in making a financial decision. Other significant constraints include the cost and availability of computing capacity, competition for technical personnel, data privacy, data rights and cybersecurity requirements, unsettled questions of intellectual property law concerning the training of models and the use of model outputs, potential liability exposure for AI-generated content that infringes third-party rights or harms users, and the expectations of financial and consumer protection regulators. See “- Government Regulation” below and “Risk Factors—Risks Related to Our Business and AI-Strategy.”

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Our AI-powered operations are conducted at the application layer of this industry. In April 2026, we launched Silvia Insights, an AI-based research platform intended to deliver research to independent investors, and we completed our acquisition of CFO Silvia, whose platform connects to a user’s financial accounts and applies AI-driven analytical tools to provide portfolio tracking, concentration analysis, fee analysis, scenario modeling and informational financial summaries through a conversational interface. Neither product is intended to provide personalized investment advice. Our AI-powered products and strategy are at an early stage of development, and we have not yet generated material revenue from AI-powered products or services. See “- AI Products and Strategy” above.

Overview of Bitcoin Industry and Market

Introduced in 2008 and launched in 2009, Bitcoin is a decentralized digital currency operating on a peer-to-peer network and is built on free and open-source technology, which is designed to facilitate secure and transparent transactions. This network hosts a public transaction ledger, known as the Bitcoin blockchain, on which all validated transactions that have ever taken place on the Bitcoin network are recorded. One or more “private keys” are stored in individual “wallet” functions, which are used to sign transactions and control the transfer of Bitcoin. The Bitcoin blockchain is maintained by a decentralized network of participants (i.e., miners, nodes, and developers), none of whom has unilateral control. As a result, the Bitcoin network can be updated without any single entity owning or operating the network.

The global Bitcoin market has grown substantially over the past five years, with its total market capitalization of approximately $1.7 trillion as of October 6, 2026. This expansion underscores Bitcoin’s emergence as a globally recognized store of value and a foundational asset within the digital asset ecosystem.

Bitcoin’s price rose from approximately over $9,000 in July 2020 to over $120,000 by July 2025, reflecting long-term adoption and increasing institutional participation. After a decline during COVID in early 2020, Bitcoin rebounded strongly and ended that year near $29,000. In 2021, it surged past $60,000 before briefly correcting below $30,000 mid-year.

Through 2022 and 2023, Bitcoin remained at prices significantly below its all-time high. Momentum returned in 2024, driven by ETF inflows and institutional accumulation, pushing prices to over $60,000. In 2025, Bitcoin reached new all-time highs over $120,000, bolstered by favorable regulatory developments and renewed investor confidence.

Bitcoin’s five-year trajectory highlights the asset’s resilience, sustained growth, institutional validation, and increasing relevance as a long-term investment asset.

●	While Bitcoin is often described as a potential store of value, it has historically exhibited strong volatility. The price of Bitcoin has fluctuated dramatically over short periods of time, and it is not uncommon for Bitcoin to experience double-digit percentage changes within a single day. For example, Bitcoin traded at approximately $16,000 in January 2023 and has since increased to an average of $83,556 as of September 30, 2026, reflecting significant appreciation during this period. At the same time, Bitcoin has also experienced material drawdowns, including a decline of about 77% from November 2021 to November 2022. This volatility is influenced by factors including speculative trading, limited liquidity, concentration of ownership, evolving regulation, technological developments, and shifts in market sentiment. See the risk factors entitled “Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy” and “Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.”

The Bitcoin industry is dynamic and rapidly evolving, offering substantial opportunities alongside significant risks. We will continue to monitor technological, regulatory, and market developments to navigate this complex landscape effectively.

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Creation of New Bitcoin and Limits on Supply

The Bitcoin protocol limits the total number of Bitcoins that can be generated over time to 21 million. As of February 12, 2026, approximately 20 million Bitcoin have been generated, further highlighting the asset’s scarcity and long-term value proposition. Based on current estimates, we expect that the 21 millionth Bitcoin will be mined around the year 2140. New Bitcoin are created and allocated by the Bitcoin protocol through a “mining” process that rewards users that validate transactions in the Bitcoin blockchain. Validated transactions are added in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the Bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to perform repeated hash functions in search of a valid solution under Bitcoin’s “proof-of-work” protocol.

To incentivize miners to incur the costs of mining Bitcoin, the Bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated Bitcoin. The current reward for miners that successfully validate a block of transactions is 3.125 Bitcoin per mined block. The mining reward is reduced by half, which is referred to as a Bitcoin halving, after every 210,000 blocks are mined. This halving has historically occurred approximately every four years. The most recent Bitcoin halving occurred in 2024, and the next Bitcoin halving is expected to occur sometime in 2028, although the exact date is uncertain and depends on block times.

Modifications to the Bitcoin Protocol

The Bitcoin network operates as a decentralized, open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. Bitcoin Core, a widely used Bitcoin software implementation, is maintained by a community of open-source contributors that propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, Bitcoin network is a peer-to-peer network in which individual network participants, called nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a proposed change becomes part of the Bitcoin protocol only if a majority of network participants, including miners and nodes, choose to adopt and enforce it through the software they run on the Bitcoin network. For some changes, such as soft forks, activation may involve miners signaling support with their hash power, but enforcement of the rules is determined by node operators. If a certain percentage of the nodes reject the changes, particularly in the case of a hard fork, a chain split can occur, resulting in separate versions of the blockchain based on the software each participant chooses to run. A soft fork is a backward-compatible change to the Bitcoin protocol that tightens or adds new consensus rules. Nodes that have not been upgraded will still accept blocks as valid if those blocks comply with both old and new rules. However, non-upgraded nodes may be unaware of the new restrictions and cannot enforce them. A hard fork, by contrast, is a non-backward-compatible change that alters consensus rules such that nodes running older versions cannot validate blocks created under the new rules. If consensus is not reached, hard forks can result in a split into two separate blockchains.

Forms of Attack Against the Bitcoin Network and Wallets

Blockchain technology has certain built-in security features that make it difficult for hackers and other malicious actors to alter confirmed transaction records or tamper with the blockchain’s historical ledger. However, as with any computer network, the Bitcoin network may still be subject to certain attacks. Some forms of attack include direct attacks, like “denial-of-service attacks” or “51% attacks” on the Bitcoin network, as well as individual-level security breaches, such as unauthorized access to digital wallets.

Bitcoin is controllable only by the possessor of the private key(s) associated with the public address to which the Bitcoin is assigned. Private keys are typically generated and stored by individual users or custodians and may be secured in hardware wallets, software wallets, or custodial storage solutions. One form of obtaining unauthorized access to a wallet occurs following a “phishing attack” where the attacker deceives the victim and manipulates them into sharing their private keys or other sensitive information. Loss of private keys generally results in permanent loss of access to the associated Bitcoin.

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A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The Bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can increase transaction fees or delay transaction confirmations, but typically do not result in delays in block creation. A “51% attack” may occur when a group of miners attain more than 50% of the Bitcoin network’s mining power, enabling them to temporarily reorganize the blockchain, censor transactions, or perform double-spend attacks. However, such an attack does not permit altering Bitcoin’s fundamental protocol rules or total supply. As of the date of this prospectus, we are not aware of any successful “51% attack” on the Bitcoin network. We believe, due to Bitcoin’s globally distributed hash rate, the prohibitively high cost of mounting such an attack, and the existence of community and network-level responses serve as additional deterrents even if an attack is attempted. See “Risk Factors - Risks Related to Our Business and Bitcoin Treasury Strategy” for more information on the related risks.

Bitcoin Industry Participants

The primary Bitcoin industry participants are miners, node operators, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions. Developers and infrastructure providers (e.g., Lightning Network operators) also play a key role in Bitcoin’s ecosystem, though they may not be primary participants in trading or mining.

Miners. Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine Bitcoin blocks. See “- Creation of New Bitcoin and Limits on Supply” above.

Node operators. Node operators validate transactions and blocks according to the consensus rules coded in their software along with propagating transaction information throughout the peer-to-peer network. These operators can range from individuals to large-scale commercial operators.

Investors and Traders. Bitcoin investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell Bitcoin or Bitcoin-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot Bitcoin exchange-traded products (“ETPs”) on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were Bitcoin futures contracts, this order represented the first time the SEC approved the listing and trading of ETPs that acquire, hold and sell Bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to Bitcoin through traditional brokerage accounts. We anticipate that the approval of spot Bitcoin ETPs will improve market liquidity and broaden investor access to the Bitcoin ecosystem, which we expect to lead to greater adoption of Bitcoin and long term price stability.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of Bitcoin in exchange for fiat or other digital assets. Bitcoin can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on Bitcoin trading platforms, which are typically regulated as money service businesses and not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for Bitcoin also exist. The value of Bitcoin within the market is determined, in part, by the supply of and demand for Bitcoin in the global Bitcoin market, market expectations for the adoption of Bitcoin as a store of value, the number of merchants that accept Bitcoin as a form of payment, the volume of peer-to-peer transactions, macroeconomic conditions, and regulatory developments, among other factors.

Service providers. Service providers offer a multitude of services to other participants in the Bitcoin industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by Bitcoin collateral, and financial advisory services. If adoption of the Bitcoin network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

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Other Digital Assets

As of the date of this prospectus, Bitcoin was the largest digital asset by market capitalization. However, numerous alternative digital assets exist, which are often referred to as “altcoins,” and many entities, including consortia and financial institutions, are actively researching and investing resources in blockchain platforms and digital assets that utilize consensus mechanisms other than proof-of-work mining, which is employed by the Bitcoin network. For example, in late 2022 the Ethereum network completed “The Merge,” transitioning from proof-of-work (“PoW”) to a PoS mechanism. Under PoW, miners expend computing power and energy to solve cryptographic puzzles. The first to solve a valid block earns the right to add it to the blockchain and receive newly minted tokens and transaction fees as a reward. By contrast, under PoS, validators pseudo-randomly are selected to propose and attest to blocks based on the amount of network tokens they have locked (or “staked”) as collateral. If validators act dishonestly or violate protocol rules, their “staked” tokens may be subject to “slashing,” resulting in partial or complete forfeiture. Because PoS does not require energy-intensive mining competition, it generally operates with materially lower energy consumption than PoW. Some alternative digital assets, such as stablecoins, are designed to maintain a constant price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly, particularly as a medium of exchange and store of value, particularly on digital asset trading platforms where they are often used as trading pairs or to facilitate transactions without converting to fiat currency. Additionally, central banks in some countries have started to introduce digital forms of legal tender known as central bank digital currencies (“CBDCs”), which are digital forms of legal tender issued and controlled by sovereign authorities.

Competition

We compete in the market for AI-enabled financial products and services. In financial research, consumer finance, portfolio analysis, financial planning and investor decision support, we compete with established financial data, research and analytics providers, financial planning and account aggregation software companies, brokerage firms and other financial institutions that make analytical tools available to their customers, consumer-facing financial technology applications, general-purpose AI platforms whose products may be used for financial analysis, and new entrants. Many of these competitors have longer operating histories, substantially greater financial, technical and personnel resources, more established distribution and larger user bases than we do, and general-purpose AI platforms may extend their offerings to include functionality that competes directly with ours.

In our asset management business, we compete for investment opportunities, capital commitments and personnel with established asset managers and other sponsors of private funds and SPVs and, if the Silvia ETFs commence operations, with exchange-traded fund sponsors and other investment products. Competition is affected by investment performance and track record, fees, distribution and the scale and reputation of the sponsor. As of June 30, 2026, neither the Initial Fund nor the Investment Manager had established an investment record. We and the Investment Manager have a limited operating history managing private funds and SPVs, and the Silvia ETFs remain proposed. We are not the issuer of, and do not offer, shares of any Silvia ETF.

Our Bitcoin strategy generally involves, from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase Bitcoin and (ii) acquiring Bitcoin with our liquid assets that exceed working capital requirements. When we engage in such capital raising transactions, we compete for capital with, among others, the Bitcoin network, ETPs, Bitcoin miners, digital assets exchanges, other digital assets service providers, other private and, increasingly, publicly traded companies that hold Bitcoin or other digital assets as treasury reserve assets, private funds that invest in Bitcoin and other digital assets, and similar vehicles. An increase in the competition for sources of capital could adversely affect the availability and cost of financing for our Bitcoin purchases, and thereby could adversely affect the market price of our listed securities.

Bitcoin ETFs are designed solely to track the price of Bitcoin and provide passive exposure through a regulated fund structure. In contrast, Silvia directly acquires and holds Bitcoin as its primary treasury reserve asset. The Treasury Reserve Policy prioritizes the accumulation of Bitcoin using excess cash assets and proceeds from capital raising transactions, with a long-term view toward holding and growing its Bitcoin reserves. This direct ownership model ensures that shareholders have transparent, verifiable exposure to Bitcoin’s price appreciation, while also allowing Silvia to leverage its Bitcoin holdings for strategic and operational purposes.

Silvia’s differentiated model - combining direct Bitcoin holdings with an AI consumer finance platform offers investors a multifaceted exposure to the Bitcoin ecosystem that is not available through traditional investment vehicles. We believe that our disciplined capital allocation, robust governance, and thought leadership position us to become a leading choice for investors seeking exposure to Bitcoin and the broader digital asset economy.

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Across each of our businesses, we expect to compete principally on the basis of product quality and accuracy, the breadth and reliability of our data and integrations, technology and personnel, brand and distribution, investment performance, fees, scale, regulatory and compliance capability, relationships with service providers and speed to market.

Our Competitive Strengths

AI Platform, Data Infrastructure and Account Integrations. Through our acquisition of CFO Silvia, we own a consumer-facing AI platform, together with the software, data infrastructure and related intellectual property underlying it, that connects to a range of financial account integrations, including brokerage accounts, retirement accounts, cryptocurrency wallets, real estate valuation services and alternative investment platforms, and that applies AI-driven analytical tools to the resulting information. We believe that the breadth of these integrations, and the consolidated view of a user’s holdings and liabilities that they support, provide a foundation on which we can develop additional investor-focused products.

AI Product Development Capability. In connection with our acquisition of CFO Silvia, we added a development team, led by Shain Noor in his capacity as our Chief Technology Officer, focused on the application of AI to financial use cases. We are using that capability to develop investor-focused AI products across multiple interfaces and use cases, including Silvia Insights, our AI-based research platform for independent investors, and the conversational interfaces through which the CFO Silvia platform is accessible by chat, email and voice. Our AI-powered products are at an early stage of development and have not yet generated material revenue.

Developing Advisory Business Supported by Our Technology, Audience, Distribution and Capital Markets Experience. We are developing our investment advisory business through the Investment Manager, which serves as investment adviser to the Initial Fund and the SPV Fund and is proposed to serve as Sub-Adviser to the Silvia ETFs. We believe that business is complemented by our technology capabilities, our existing audience and brand, our distribution channels and our experience in the capital markets. Our content and social media channels give us a direct means of introducing new products to independent investors, and user engagement with those products may in turn inform our product development. We are also developing AI-powered products that are intended to serve groups of investors that overlap with those our asset management business may serve. These activities are at different stages: the Investment Manager’s registration as an investment adviser has not yet become effective, the Initial Fund had not commenced significant operations as of June 30, 2026, the SPV Fund was launched on August 26, 2026, the Silvia ETFs remain proposed and may not commence operations, and our AI-powered products are at an early stage of development. As of June 30, 2026, the Investment Manager had not established an investment record, and we are not the issuer of, and do not offer, shares of any Silvia ETF.

Large, Engaged, and Cross-Platform Audience. Silvia’s Chief Executive Officer, Anthony Pompliano, has cultivated a substantial and engaged global audience through his daily newsletter (The Pomp Letter), podcast (The Pomp Podcast), and social media platforms, including X (formerly Twitter), YouTube, Instagram, Facebook, and LinkedIn. As of the date of this prospectus, Mr. Pompliano’s cumulative following across these platforms exceeds 2.5 million, reflecting high levels of user engagement and trust. This broad reach allows for effective dissemination of digital asset content and timely updates on Bitcoin and macroeconomic trends.

Recognized Authority in the Bitcoin and Cryptocurrency-Related Financial Markets Space. Mr. Pompliano has become a leading voice in the cryptocurrency and related financial markets community through years of public advocacy, consistent content production, and appearances on major financial media outlets, including CNBC, Bloomberg, and Fox Business. Mr. Pompliano is widely regarded as a well-known educator and early adopter of Bitcoin, often sought for his views by institutional investors and retail audiences alike.

Proven Content and Distribution Strategy. Through daily content including interviews with prominent investors, policymakers, technologists, and entrepreneurs, Mr. Pompliano consistently provides high-value insights tailored for both novice and experienced investors. Mr. Pompliano’s ability to communicate complex financial and technological concepts in accessible formats has led to strong audience retention and subscriber growth across multiple platforms.

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Integrated Media Products. The integration of media operations with Silvia’s financial services platform creates a powerful feedback loop - educational content and market commentary attract new participants to the Bitcoin ecosystem, while Silvia’s financial products and services benefit from increased awareness and credibility. By producing accessible, high-quality educational content, Silvia demystifies Bitcoin for both institutional and retail audiences, fostering greater understanding and adoption of Bitcoin as an asset class.

Strategic Relationships and Industry Influence. Mr. Pompliano maintains strong relationships with certain leaders in venture capital, blockchain infrastructure, and financial media. These relationships offer strategic value in the form of deal flow, brand partnerships, and access to early-stage innovations in the digital asset sector, which may be leveraged for business development and market positioning.

Strong Brand Recognition and Monetization History. The “Pomp” brand is widely recognized in the Bitcoin and fintech community. Mr. Pompliano has demonstrated monetization across multiple channels, including premium subscriptions, advertising, live events, educational courses, and media licensing. Mr. Pompliano’s track record reinforces his value as both a content creator and business operator.

Institutional and Entrepreneurial Experience. In addition to his public persona, Mr. Pompliano has experience as a venture capitalist and entrepreneur, having co-founded Morgan Creek Digital and invested in over 300 private companies. Mr. Pompliano’s background in both institutional finance and startup ecosystems provides him with a unique perspective on market dynamics, innovation, and capital allocation within the digital economy.

Potential Advantages and Disadvantages of Holding Bitcoin

Silvia believes that Bitcoin is an attractive asset because it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy. We also believe that, due to its limited supply, Bitcoin may offer the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value.

Bitcoin exists entirely in electronic form, as virtually irreversible public transaction ledger entries on the blockchain, and transactions in Bitcoin are recorded and authenticated not by a central repository, but by a decentralized peer-to-peer network. This decentralization mitigates the risks of certain threats common to centralized computer networks, such as denial-of-service attacks, and reduces the dependency of the Bitcoin network on any single system. The decentralization of user nodes and miners also mitigates the risk of a 51% attack, which would be very costly and difficult to execute with respect to Bitcoin because the Bitcoin network is open source and widely distributed, and transactions on the blockchain require significant computing power to be validated.

However, while the Bitcoin network as a whole is decentralized, the private keys used to access Bitcoin balances are not widely distributed and are susceptible to phishing and other attacks designed to obtain sensitive information or gain access to password-protected systems. Loss of such private keys can result in an inability to access, and effective loss of, the corresponding Bitcoin. Consequently, Bitcoin holdings are susceptible to all of the risks inherent in holding any electronic data, such as power failure, data corruption, security breach, communication failure and user error, among others. These risks, in turn, make Bitcoin substantially more susceptible to theft, destruction, or loss of value from hackers, corruption, viruses and other technology-specific factors as compared to conventional fiat currency or other conventional financial assets. For more information on risks associated with holding Bitcoin, please see “Risk Factors - Risks Related to Our Business and Bitcoin Treasury Strategy” of this prospectus.

In addition, the Bitcoin network relies on open-source developers to maintain and improve the Bitcoin protocol. Accordingly, Bitcoin may be subject to protocol design changes, governance disputes such as “forked” protocols, competing protocols, and other open source-specific risks that do not affect conventional proprietary software.

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Custody of Silvia’s Bitcoin

Silvia secures all Bitcoin holdings in custody accounts at top-tier, U.S.-based institutional qualified custodians with demonstrated records of regulatory compliance and information security. Silvia has engaged Anchorage, BitGo, Coinbase and FalconX as qualified custodians of its Bitcoin. As of October 6, 2026, approximately 27% of our Bitcoin was held with Anchorage and approximately 73% of our Bitcoin was held with BitGo.

Silvia’s custody framework includes:

●	Diversification of custody across multiple providers to mitigate counterparty risk;

●	Utilization of multi-signature cold storage solutions to enhance security, which store private keys in offline, air-gapped environments that are not connected to the internet, significantly reducing the risk of cyberattacks, unauthorized access, or online breaches;

●	Rigorous due diligence and ongoing monitoring of custodians and service providers; and

●	Negotiation of contractual protections to ensure Silvia’s property interests in Bitcoin are safeguarded in the event of custodian insolvency or other adverse events.

In the ordinary course of our business, we entered into customary custody services agreements (the “Custody Agreements”) with each of Anchorage, BitGo, Coinbase and FalconX, pursuant to which we engaged those custodians to provide custodial services for our Bitcoin holdings. Under the Custody Agreements, all of our Bitcoin assets held with a custodian are fully segregated on-chain and are not commingled with the assets of that custodian or its other clients. All of our Bitcoin assets are held in cold storage, and Silvia is the only party with access to its Bitcoin held in custody with its custodians. The existence of Silvia’s Bitcoin held in custody pursuant to the Custody Agreements may be verified by third party auditors, subject to Silvia’s consent for the applicable custodian to share account information with such auditors. Our Custody Agreement with Anchorage has a term of eighteen months from June 19, 2025 and automatically renews for one-year terms, unless written notice is provided to the other party thirty days prior to the expiration of that Custody Agreement. The Custody Agreements may be terminated for cause by the non-breaching party upon a material breach which is not cured within thirty days after receipt by the breaching party of written notice from the non-breaching party of a material breach; however, the Custody Agreements may be terminated immediately under certain circumstances. In the ordinary course of our business, we may enter into other customary custody agreements with other third-party providers.

Anchorage is chartered as a national trust bank and is regulated by the Office of the Comptroller of the Currency (“OCC”). As a national trust bank, Anchorage is authorized to perform fiduciary custody of digital assets, including Bitcoin, and is subject to ongoing regulatory oversight by the OCC. Anchorage maintains insurance coverage for certain losses of Bitcoin and other digital assets held in its custody. Anchorage holds insurance policies with aggregate policy limits, rather than per-account limits, including coverage for: the loss of property due to theft, robbery, burglary and third-party computer and funds transfer fraud ($100,000,000 policy limit), cyber/technology errors and omissions ($1,000,000 policy limit), general liability ($4,000,000 policy limit, inclusive of umbrella coverage), workers’ compensation (in accordance with minimum state law requirements), employer’s liability ($1,000,000 policy limit) and automobile liability ($4,000,000 policy limit, inclusive of umbrella coverage). However, digital assets held in Anchorage’s custody are not guaranteed by Anchorage and are not subject to the insurance protections of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”).

BitGo is a state-chartered trust company organized under the laws of the State of South Dakota and regulated by the South Dakota Division of Banking. As a regulated trust company, BitGo is authorized to provide fiduciary custody services for digital assets, including Bitcoin, and is subject to ongoing regulatory oversight by its primary banking regulator. BitGo is considered a qualified custodian under applicable regulatory frameworks and holds client digital assets in segregated custody accounts that are not commingled with BitGo’s proprietary assets. BitGo maintains insurance coverage for certain losses of digital assets held in its custody through policies underwritten by a syndicate of insurers, including Lloyd’s of London and European market participants, with an aggregate specie insurance limit of up to $250 million for digital assets for which BitGo holds all private keys, and ancillary crime coverage, in each case subject to customary exclusions, deductibles and policy terms. However, digital assets held in BitGo’s custody are not guaranteed by BitGo and are not subject to the insurance protections of the FDIC or the SIPC.

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Coinbase is a limited-purpose trust company chartered under the New York Banking Law and is regulated by the New York State Department of Financial Services (“NYDFS”). As a fiduciary and regulated entity, Coinbase is authorized to provide custody services for a wide range of digital assets and is subject to regulatory oversight and capital requirements. Coinbase is a qualified custodian under the Advisers Act, and maintains client digital assets in segregated accounts that are legally distinct from Coinbase’s corporate assets. To protect against external threats, Coinbase maintains insurance coverage designed to cover losses resulting from theft or cybersecurity breaches. However, digital assets held by Coinbase are not guaranteed by Coinbase, insured by the FDIC or protected by the SIPC, and their value may fluctuate.

FalconX is an institutional prime brokerage that operates through several subsidiaries, including FalconX Bravo, Inc., a CFTC-registered swap dealer and a member of the National Futures Association, and FalconX Delta, Inc., a money services business registered with the Financial Crimes Enforcement Network (collectively, “FalconX”). FalconX is authorized to provide institutional access to the over-the-counter derivatives market and maintains numerous state-level money transmitter licenses. As a prime broker, FalconX provides integrated trading, credit and custody services, utilizing bankruptcy-remote structures so that client digital assets are held in segregated accounts and are not commingled with the firm’s proprietary assets. In addition to its own custodial infrastructure, FalconX provides “Prime Connect” services, which allow clients to trade while keeping assets in third-party qualified custody with NYDFS-regulated partners. FalconX maintains insurance coverage for digital assets held in its custody, but digital assets in its custody are not guaranteed by FalconX, insured by the FDIC or protected by the SIPC.

Silvia will continuously review and enhance its custody arrangements to ensure the highest standards of asset protection and operational resilience.

Government Regulation

Artificial Intelligence, Data and Consumer Protection

The regulation of AI is developing and varies by jurisdiction. There is currently no comprehensive U.S. federal statute governing the development or use of AI. Federal activity to date has consisted principally of executive orders, agency policy statements and guidance, and voluntary frameworks, including the AI Risk Management Framework published by the National Institute of Standards and Technology, which is voluntary. A number of states have enacted AI legislation, which varies in scope and includes requirements relating to disclosure when a consumer is interacting with an AI system, transparency concerning training data and model capabilities, restrictions on specified uses of AI and obligations relating to automated decision-making. These laws have different effective dates, several remain subject to rulemaking or amendment, and their application to our products is not settled.

Our AI-powered products are also subject to laws of general application that are increasingly being applied to AI, including federal and state prohibitions on unfair or deceptive acts and practices, consumer protection and anti-discrimination laws, privacy and data protection laws governing the collection, use, sharing and retention of personal and financial information, data security and breach notification requirements, and intellectual property laws, the application of which to the training of models and to model outputs remains unsettled. Several states, including Colorado, have enacted or are considering legislation that imposes specific obligations on deployers of AI systems used in consequential decisions, including requirements for impact assessments, bias testing, and consumer disclosures. Because the CFO Silvia platform connects to users’ financial accounts, our collection and use of that information may also be subject to financial privacy requirements, including the Gramm-Leach-Bliley Act. Outside the United States, the European Union has adopted Regulation (EU) 2024/1689, known as the Artificial Intelligence Act (“EU AI Act”), which establishes a risk-based framework with obligations that apply in phases and that was amended in 2026 to defer the application of certain obligations applicable to high-risk AI systems, and other jurisdictions have adopted or proposed AI, privacy and consumer protection requirements that differ from one another and from U.S. requirements. The EU AI Act could impose substantial compliance costs and operational constraints with our international operations. Other jurisdictions, including the United Kingdom, Canada, China, and Brazil, are also developing or have implemented AI-specific regulations that may affect the global competitive landscape and our ability to operate in certain markets. These requirements would apply to us only to the extent our products are made available in, or our activities otherwise have a sufficient connection to, the relevant jurisdiction.

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Existing financial services laws may apply to AI-enabled financial tools depending on the functionality those tools actually provide. The CFO Silvia platform is designed to provide informational, educational and analytical tools and is not intended to provide personalized investment advice within the meaning of the Advisers Act or to serve as a registered investment adviser, and Silvia Insights is intended to deliver research rather than individualized recommendations. However, the conversational nature of these platforms, which generate responses tailored to a user’s specific financial situation, could blur the distinction between information and advice in ways that are difficult to predict. The distinction between research, information and education, on the one hand, and investment advice or recommendations, on the other, depends on the functionality provided and on how regulators and courts apply existing standards to AI-enabled tools, which has not been settled. The SEC, FINRA, and state regulators have indicated increased focus on the use of AI in investment-related contexts. If the SEC, a state securities regulator or another authority were to conclude that one of our products provides investment advice or recommendations, additional registration, disclosure, conduct and compliance requirements could apply, we could be required to change the functionality of the product, and we could be subject to enforcement action for having previously operated without registration. See “Risk Factors—Risks Related to Our Business and AI-Strategy.”

Investment Adviser Registration and Advisory Activities

The Investment Manager serves as investment adviser to the Initial Fund and the SPV Fund, and the General Partner serves as general partner of the Initial Fund. As of the date of this prospectus, neither the Investment Manager nor the General Partner is registered as an investment adviser with the SEC, and the Investment Manager relies on exemptions from registration under applicable federal and state law in connection with its private fund advisory activities. On September 17, 2026, the Investment Manager filed Parts 1 and 2A of Form ADV with the SEC to register as an investment adviser under the Advisers Act, but its registration has not yet become effective. The anti-fraud provisions of Section 206 of the Advisers Act apply to an investment adviser whether or not it is registered, and the Investment Manager is accordingly subject to the fiduciary and anti-fraud obligations those provisions impose, to applicable state law and to the anti-fraud provisions of the federal securities laws generally.

Registration applies at the adviser level rather than to particular clients. Once effective, the Investment Manager’s registration generally will govern its advisory business as a whole, and its advisory activities with respect to the Initial Fund, any other private funds and any SPVs, as well as its proposed sub-advisory services to the Silvia ETFs, would become subject to the requirements of the Advisers Act applicable to SEC-registered investment advisers. Those requirements include the compliance program and chief compliance officer requirements of Rule 206(4)-7, the advertising and marketing requirements of Rule 206(4)-1, code of ethics and personal trading requirements, books and records and reporting requirements, requirements applicable to the custody of client assets, limitations on performance-based compensation and SEC examination authority. An adviser to private funds is also subject to requirements and supervisory expectations concerning the valuation of fund assets, the allocation of fees and expenses, the treatment of conflicts of interest and the terms on which it and its affiliates transact with the funds they advise and with fund investors. The Investment Manager’s registration will not constitute registration of Silvia, Inc., the General Partner, any Fund or our consumer platform.

Initial Fund and Special Purpose Vehicles

Interests in the Initial Fund are being offered in a transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act and Regulation D thereunder, and the Initial Fund is not registered under the Investment Company Act in reliance on the exclusion provided by Section 3(c)(1) of that statute. The availability of these exemptions and exclusions depends on satisfying conditions relating to investor eligibility, the manner in which interests are offered and the number and nature of investors, and they limit participation in the Initial Fund to investors that satisfy specified eligibility requirements.

The SPV Fund and any other private funds and SPVs that we or our subsidiaries sponsor, advise or manage may rely on the same or similar exemptions and exclusions, although their offering terms, investor eligibility requirements and applicable exclusions may differ by vehicle. A failure to satisfy the conditions of an applicable exemption or exclusion could require an affected Fund to register, restructure or discontinue its activities. See “Risk Factors—Risks Related to Our Expansion into Asset Management.”

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Proposed Exchange-Traded Funds

Each Silvia ETF is proposed as a series of the ETF Trust, which is not affiliated with us and which is registered under the Investment Company Act as an open-end management investment company. The Adviser serves as investment adviser to the Silvia ETFs, and the Investment Manager is proposed to serve as Sub-Adviser and to provide portfolio management services. An investment adviser or sub-adviser to a registered investment company generally must be registered with the SEC under the Advisers Act and may not rely on the exemptions on which the Investment Manager currently relies. Based on the ETF Trust’s current filings on Form N-1A, the Silvia ETFs remain proposed, and no Silvia ETF may commence operations until the registration statement with respect to that fund has become effective, its shares have been approved for listing on a national securities exchange, the Investment Manager’s registration as an investment adviser has become effective and applicable distribution and operational arrangements are in place. We are not the issuer of, and do not offer, shares of any Silvia ETF.

Registered funds and their advisers are subject to extensive regulation under the Investment Company Act, the Advisers Act and the rules under those statutes, and shares of an exchange-traded fund are registered under the Securities Act on a registration statement on Form N-1A that must become effective before shares may be sold. Requirements that would apply to the Silvia ETFs and the parties that serve them include Rule 6c-11, which permits an exchange-traded fund satisfying its conditions to operate without individual exemptive relief and imposes portfolio holdings transparency, website disclosure and basket requirements; Rule 22e-4, which requires a liquidity risk management program; Rule 18f-4, which governs the use of derivatives; Rule 2a-5, which governs determinations of fair value and permits a fund’s board to designate a valuation designee; and Rule 35d-1, which generally requires a fund whose name suggests a particular investment focus to adopt a policy to invest at least 80% of the value of its assets in accordance with that focus. Advisory and sub-advisory agreements must be approved in the manner required by Section 15 of the Investment Company Act, and compensation received for advisory services is subject to the fiduciary duty imposed by Section 36(b) of that statute, which may be enforced through private litigation. The listing and continued listing of fund shares are also subject to the rules of the exchange on which they are listed.

Primary responsibility for compliance with these requirements rests with the ETF Trust, its board of trustees and the Adviser. The Sub-Adviser would perform portfolio management and related functions subject to the supervision and oversight of the Adviser and that board, and would perform the compliance-related responsibilities allocated to it under the sub-advisory arrangements, in each case as and to the extent so allocated. The Sub-Adviser is not expected to hold the assets of any Silvia ETF, which are expected to be held by the ETF Trust’s custodian. See “Risk Factors—Risks Related to Our Expansion into Exchange-Traded Funds.”

Bitcoin and Digital Assets

The laws and regulations applicable to Bitcoin and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have adopted regulatory frameworks permitting their use and trade with varying degrees of restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, as well as other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

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Depending on the regulatory characterization of Bitcoin, the markets for Bitcoin in general, and Silvia’s activities in particular, Silvia’s business and Bitcoin strategy, including the “treasury” approach, may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our Bitcoin strategies. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulators have expressed concern regarding the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining on the supply and dispatch functionality of the wholesale grid and retail distribution systems. Some state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states. For risks associated with the regulations to which we may be subject to, please see “Risk Factors - Risks Related to Our Business and Bitcoin Treasury Strategy” of this prospectus.

The CFTC takes the position that some digital assets, including Bitcoin, fall within the definition of a “commodity” under the CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not currently regulate cash or spot market transactions involving digital assets (such as the Bitcoin treasury strategy) or exchanges that facilitate such transactions, provided that such transactions do not utilize margin, leverage, or financing. Rather, the CFTC’s regulations and enforcement authority generally apply to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade. Several proposed pieces of U.S. federal legislation may significantly expand or clarify the jurisdiction of the CFTC or other regulatory agencies over cryptocurrency-related companies, including Bitcoin treasury companies.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not currently consider Bitcoin to be a security under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets. Future regulatory developments with respect to Bitcoin from the CFTC, SEC, or any other federal or state regulator, are difficult to predict.

In addition, since Bitcoin network transactions are pseudonymous, they may be susceptible to misuse for criminal activities, such as money laundering. Such transactions are recorded on a public ledger, allowing for forensic analysis that can link transactions to individuals or entities under certain circumstances. Nevertheless, this misuse, or the perception of such misuse, could lead to greater regulatory oversight of Bitcoin and Bitcoin platforms, and there is the possibility that law enforcement agencies may seize or shut down digital asset exchanges or service providers, which could prevent users from accessing custodial-held assets. Users who self-custody Bitcoin in private wallets remain outside the direct reach of such actions. For example, the U.S. Treasury Department’s Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms.

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As noted above, activities involving Bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On January 23, 2025, President Trump issued an executive order titled, “Strengthening American Leadership in Digital Financial Technology.” While the executive order did not mandate the adoption of any specific regulations, the executive order identifies certain key objectives to guide agencies involved in cryptocurrency regulation, including (i) protecting the sovereignty of the United States dollar by promoting the development of United States dollar-backed stablecoins, (ii) providing regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and (iii) taking measures to protect Americans from the risks of CBDCs. To achieve these objectives, the executive order established a working group on digital asset markets within the National Economic Council, comprised of representatives from key federal agencies, with a tight timeline for examining existing regulations and proposing a new regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

Legislation is currently pending in the U.S. Congress which, if passed and signed into law, could significantly affect the digital currency and digital asset markets. One such piece of legislation is the Digital Asset Market Clarity Act of 2025 (“CLARITY Act”), which would clarify which digital currencies and digital assets are commodities, as opposed to securities. Additionally, the CLARITY Act would subject certain spot-market digital commodities to a comprehensive regulatory regime for the first time. For example, the legislation would require several different types of entities to register with the CFTC and/or SEC and comply with various regulatory requirements that would be promulgated by the CFTC and SEC. Further, the legislation would require issuers of new and “non-mature” digital commodities to make a mandatory filing with the SEC containing information regarding the issuer, planned use of proceeds, economics, governance and development roadmap. The details of the legislation are likely to change from its current form as it is reviewed and revised by the U.S. House of Representatives and the Senate, and it is unknown at this time whether it will be approved.

Intellectual Property

As of the date of this prospectus, we maintain and use trade names, registered and unregistered trademarks, domain names, and logos, which we consider material to our brand identity. We may pursue registration of certain marks or content in various jurisdictions as appropriate.

In connection with our acquisition of CFO Silvia, Inc., we acquired the proprietary software, data infrastructure and related technology underlying the CFO Silvia platform, together with the related trade names, domain names and other intellectual property used in that business. We rely primarily on trade secret and copyright protection, together with confidentiality and intellectual property assignment provisions in our employment and other agreements, to protect that technology. However, the extent to which AI-related innovations, including trained model weights, are protectable as trade secrets or copyrightable works remains uncertain, and we may be unable to prevent competitors from independently developing similar technologies or from reverse-engineering or replicating aspects of our AI systems.

Human Capital

As of the date of this prospectus, our executive officers are our Chief Executive Officer, Chief Operating Officer, Chief Legal Officer, Secretary and Chief Compliance Officer, Chief Financial Officer and Chief Technology Officer, all of whom are located in the United States. In connection with our acquisition of CFO Silvia, Inc., we added the employees of that business, including its development team. Since the acquisition of CFO Silvia, Inc., we have added approximately 20 employees and contractors. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We may, from time to time, engage third-party contractors and consultants to support our operations, and our Board of Directors or our executive officers may authorize the hiring of additional employees as operational needs expand.

Properties

Our principal corporate office is located at 600 Lexington Avenue, Floor 2, New York, New York 10022, where we occupy approximately 3,418 square feet under an operating sub-lease that may be terminated by either party on 60 days’ notice. In February 2026, we entered into a lease for approximately 3,999 square feet at 600 Lexington Avenue, Floor 3, New York, New York 10022, with an initial term of 45 months that commenced on February 1, 2026 and expires on October 31, 2029. We believe that these facilities are adequate for our near-term needs and that suitable additional facilities will be available in the future if and when needed.

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Legal Proceedings

From time to time, we and our subsidiaries may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently a party to any legal proceedings, the outcome of which, if determined adversely, is reasonably expected to individually or in the aggregate have a material adverse effect on our business or financial condition.

Available Information

Our website address is https://www.silvia.com/. We make available, free of charge through the Investor Relations portion of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus.

Periodic Reporting and Financial Information

We have registered the initial sale of our Common Stock and Warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accountants. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

We are required to evaluate and report on our internal control procedures over financial reporting as required by the Sarbanes-Oxley Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some stockholders find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30th.

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MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of the date of this prospectus, concerning the persons who serve as our executive officers and directors.

Name	Age	Title
Anthony J. Pompliano III(4)	38	Chief Executive Officer and Chairman
Renae Cormier	54	Chief Financial Officer and Treasurer
Megan Pacchia	41	Chief Operating Officer
Kyle Wood	50	Chief Legal Officer and Secretary
Shain Noor	26	Chief Technology Officer
Gary Quin(4)	56	Director
Bill Koutsouras(1)(2)(3)(4)	54	Director
Eric M. Jackson(1)(2)(3)(4)	54	Director
Benjamin Buchanan(1)(2)(3)	40	Director

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Governance Committee.

(4) Member of Treasury Committee.

Executive Officers

Anthony J. Pompliano III, 38, has served as our Chief Executive Officer and Chairman of the Board since June 2025. Additionally, Mr. Pompliano has served as the chief executive officer and sole Manager of Legacy ProCap since June 2025 and the chief executive officer and member of the board of directors of ProCap Acquisition Corp., a special purpose acquisition company, since May 2025. He is also the founder and has served as the Chief Executive Officer of Professional Capital Management since January 2022. Professional Capital Management is a global investment firm backed by leading venture capitalists and business executives. The organization leverages a large social media following to create and acquire cash-flow positive businesses. The profits from the operating companies are then invested across the public and private market. Prior to founding Professional Capital Management, Mr. Pompliano has been an entrepreneur and private investor for more than 14 years, having invested in more than 300 companies.

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Mr. Pompliano currently hosts podcasts in business and investing on “The Pomp Podcast,” while also writing a daily letter to 260,000+ investors each morning. Mr. Pompliano was a co-founder and managing partner at Full Tilt Capital from 2016 until it was acquired by Morgan Creek Digital Assets in 2018. Mr. Pompliano was a co-founder and managing partner of Morgan Creek Digital Assets from 2018 to 2020.

Prior to his investment career, Mr. Pompliano ran product and growth teams at Facebook, and served as a sergeant in the US Army. Mr. Pompliano graduated from Bucknell University with a degree in economics. Mr. Pompliano is well qualified to serve as a member of the Board due to his operational, financial, and Bitcoin experience.

Renae Cormier, 54, has served as our Chief Financial Officer since December 1, 2025. Ms. Cormier previously served as Chief Financial Officer of Semler Scientific, Inc. (“Semler Scientific”) since July 2023, where she led and managed all Bitcoin treasury, accounting, finance, investor relations, business development, and legal and human resources functions for the publicly traded Bitcoin treasury and healthcare technology company. In that capacity, she has been responsible for Bitcoin treasury, SEC reporting, Sarbanes-Oxley Act compliance, tax compliance, budgeting, financial planning and analysis, corporate development and mergers and acquisitions. From April 2025 to October 2025, she also served as Treasurer and Secretary and as a director of CardioVanta, Inc., a wholly owned subsidiary of Semler Scientific. From May 2022 to July 2023, she served as Semler Scientific’s head of corporate communications and business strategy. From September 2013 to March 2022, Ms. Cormier was a Partner and investment professional at Aravt Global LLC, an investment fund that focused on global public equity investments in high-growth companies across multiple sectors. From 2001 to 2010, Ms. Cormier was an equity analyst and director of financial research at Ziff Brothers Investments. From 1997 to 2001 she was an auditor and transaction advisory professional in the Transaction Services practice at PricewaterhouseCoopers. Ms. Cormier holds a Bachelor of Science degree in Accounting and Finance from the University of Colorado Denver.

Megan Pacchia, 41, has served as our Chief Operating Officer since September 15, 2025. Prior to joining Silvia, Ms. Pacchia spent the past 14 years at McKinsey & Company, where she was Partner from January 2018 to September 2025. While at McKinsey & Company, Ms. Pacchia provided strategic consulting services to Fortune 500 Consumer clients in the areas of digital innovation, transformation, and growth strategy. From 2006 to 2009, she worked as an Analyst and Senior Analyst at Morgan Stanley in the Capital Markets and Global Wealth Management Divisions. Ms. Pacchia is a Co-Founder of PubKey, Inc., where she has served as non-operating partner since May 2022. Ms. Pacchia holds a Bachelor’s degree in History from Wesleyan University and a Master of Business Administration from Harvard Business School.

Kyle Wood, 50, has served as our Chief Legal Officer, Chief Compliance Officer and Secretary since August 25, 2025. He served as the Chief Legal Officer of Pishevar Family Office, LLC from January 2020 to July 2025, where he acted as Chief Legal Officer of its affiliated private fund, Sofreh Capital LP. Mr. Wood specializes in corporate governance, regulatory compliance, and risk management. Before his most recent roles, he was a partner at Perkins Coie, where he was involved in the law firm’s blockchain technology and digital assets group. Mr. Wood holds a Bachelor’s degree in Economics from the University of Virginia and a Juris Doctor from Santa Clara University School of Law.

Shain Noor, 26, has served as our Chief Technology Officer since April 2026. He joined us in connection with our acquisition of CFO Silvia, Inc., which he co-founded in February 2025. From its founding until the acquisition, he served as CFO Silvia’s President and Chief Executive Officer and was responsible for developing and growing the CFO Silvia AI platform. Prior to CFO Silvia, from 2021-2024, Mr. Noor was a software engineer at Influur. He also held engineering roles at technology companies, including Director of Blockchain Engineering at YDY, and engineering internship roles at NASA and The Boring Company.

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Non-Employee Directors

Gary Quin, 56, has served as a member of the Board since December 5, 2025. Mr. Quin has served as the Chairman of the Board and Chief Executive Officer of CCCM since April 2025. He has over 30 years of corporate and financial experience and has executed approximately $65 billion in M&A and capital market transactions throughout his career. Mr. Quin is currently the Vice Chairman of Cohen Capital Markets, a position he has held since 2024. He is responsible for leading and expanding the firm’s investment banking operations throughout the European, Middle Eastern, and African regions and has extensive connections in the global financial sponsor community. He also has deep sectoral expertise in telecoms, media (including sports and media rights), digital infrastructure, real estate, and financial services (including fintech). His expertise spans a wide array of industries, enabling him to provide strategic counsel and execution support to clients across diverse sectors. Mr. Quin is also currently a board member of Venturerock BV, a Dutch venture capital firm. In October 2020, Mr. Quin became the Chief Executive Officer of North Atlantic Acquisition Corp (“NAAC”), which completed a $330 million IPO and raised a total of $383 million. In January 2023, NAAC announced its dissolution and the liquidation and return of assets held in trust to its shareholders. Prior to NAAC, Mr. Quin was Vice Chairman of Credit Suisse Group investment banking division in Europe from 2010 to December 2019, where he advised Europe’s corporates, governments, financial sponsors and family offices across M&A, private and public capital raising. Prior to this, Mr. Quin also served as Senior Advisor to The Blackstone Group from 2011 to 2012, during which time Blackstone acquired Eircom Limited for $3.8 billion. Mr. Quin received his bachelor’s degree from the University College Cork, Ireland and his M.B.A. from Trinity College Dublin, Ireland. Mr. Quin is well-qualified to serve as a director due to his extensive finance and operational experience in a variety of industries and sectors.

Bill Koutsouras, 54, has served as lead independent director and the chair of the Audit Committee of the Board since December 5, 2025. Mr. Koutsouras is a seasoned finance executive and director with more than 20 years of public company board experience across governance, strategy, audit, and capital markets. He currently serves as Lead Independent Director and Chair of the Audit Committee of Galaxy Digital Inc. (Nasdaq: GLXY) since 2018 and as an Independent Director of Wheaton Precious Metals International, a subsidiary of Wheaton Precious Metals (NYSE: WPM) since 2004. Since 2011, Mr. Koutsouras has served as President and Director of Kouts Capital, an investment and advisory services company that provides strategic advice and assistance to companies with corporate finance and capital markets transactions. Previously, Mr. Koutsouras was Executive Vice President, Chief Financial Officer and a Director of Endeavour Financial from 2002 to 2011, where he was involved in over $25 billion of mergers and acquisition transactions and more than $4 billion of financing transactions. He also served as Independent Director and Chairman of the Board for WonderFi Technologies from November 2021 to September 2022, as Independent Director for Norsemont Mining from July 2020 to September 2021, and as Independent Director for Aton Resources from May 2014 to September 2021. Mr. Koutsouras also previously worked as a Senior Associate at PricewaterhouseCoopers and EvansMartins Chartered Accountants. Mr. Koutsouras holds a Bachelor’s degree in Economics from the University of Toronto, and is a Chartered Professional Accountant (CPA) and Chartered Financial Analyst (CFA). Mr. Koutsouras is well-qualified to serve as a director due to his extensive financial, audit, and capital markets expertise, executive leadership experience, and long-standing service on public company boards.

Eric M. Jackson, 54, has served as an independent director and chair of the Compensation Committee of the Board since December 5, 2025. Mr. Jackson long advocated for shareholder value at Yahoo! from 2006 to 2016 and has led the Rising Dynasty and OPEN Army, the retail shareholder movement, since July 2025. He is the founder and president of EMJ Capital Ltd, a position he has held since October 2016, where he serves as portfolio manager of a technology-focused hedge fund. He served as a managing director and portfolio manager at SpringOwl Event Driven Partners from September 2015 to October 2016, where he led shareholder activist campaigns. Mr. Jackson was also the founder and Managing Member of Ironfire Capital LLC, from February 2008 to August 2015. Before that, he served as president of Jackson Leadership Systems Inc. from February 2004 to June 2010, and as Vice President of Business Development & Strategy at VoiceGenie Technologies Inc. from March 2000 to February 2004. Mr. Jackson received a Ph.D. and master’s degree in Strategy from Columbia Business School and a B.A. in English from McGill University. Mr. Jackson is well-qualified to serve as director due to his extensive experience as hedge fund portfolio manager and as an activist investor.

Benjamin Buchanan, 40, has served as a member of the Board since July 15, 2026. Mr. Buchanan has served as the Chief Executive Officer of All Current, a provider of electrical solutions, since January 2025. He previously served as Executive Vice President and Chief Operating Officer of LindFast Solutions Group, a master distributor of fasteners in North America, from July 2022 to October 2024, and as its Chief Financial Officer from September 2019 to July 2022. Prior to joining LindFast Solutions Group, Mr. Buchanan served as the Chief Financial Officer of US Greenfiber, a cellulose insulation manufacturer, from July 2018 to August 2019. Mr. Buchanan has also served on the board of directors of Argus Monitoring Solutions since February 2022. Mr. Buchanan received his degree in Economics from Samford University and his Master of Business Administration from the University of Kentucky. Mr. Buchanan is well-qualified to serve as a director due to his strategic, operational and broad business experience.

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Family Relationships

There are no family relationships among any of our directors and executive officers.

Composition of the Board

Our business and affairs are organized under the direction of the Board. The Board consists of five members. Mr. Pompliano is a Class III director and serves as Chairman of the Board. Gary Quin was designated by CCCM, and is a Class II director. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.

In accordance with the terms of our Charter, the Board is divided into three classes, Class I, Class II and Class III, with, only one class of directors being elected each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The Board is divided into the following classes:

●	Class I, consisting of Eric Jackson and Benjamin Buchanan, whose term will expire at our annual meeting of stockholders to be held in 2029;

●	Class II, consisting of Bill Koutsouras and Gary Quin, whose terms will expire at our annual meeting of stockholders to be held in 2027; and

●	Class III, consisting of Mr. Pompliano, whose term will expire at our annual meeting of stockholders to be held in 2028.

At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable; provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Directors already in office at the time such classification becomes effective and who will remain in office shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Any director or the entire Board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 ⅔% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors.

Director Independence

Under the Nasdaq listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided by each director concerning his or her background, employment and affiliations, each of the directors on the Board, other than Mr. Pompliano and Mr. Quin, qualify as independent directors, as defined under the Nasdaq Rules, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq Rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee and compensation committee, as discussed below.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board will be responsible for monitoring and assessing strategic risk exposure and the Audit Committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee will also monitor compliance with legal and regulatory requirements. Our Compensation Committee will assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, and the Treasury Committee.

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Audit Committee

The Audit Committee consists of Bill Koutsouras, Eric Jackson and Benjamin Buchanan. The Board determined that each of the members of the Audit Committee satisfies the independence requirements of the Nasdaq Rules and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable audit committee requirements. In arriving at this determination, the Board examined each candidate’s scope of experience and the nature of their prior and/or current employment.

Bill Koutsouras serves as the chair of the Audit Committee and the Board determined that Mr. Koutsouras qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Rules. In making this determination, the Board considered his Bachelor’s degree in Economics from the University of Toronto, his CPA and CFA certifications and his extensive financial, audit, and capital markets expertise, executive leadership experience, and long-standing service on public company boards. Both our independent registered public accounting firm and management periodically will meet privately with the Audit Committee.

The Audit Committee does the following, among other things:

●	select, retain, compensate, evaluate, oversee and, where appropriate, terminate our independent registered public accounting firm;

●	review and approve the scope and plans for the audits and the audit fees and approve all non-audit and tax services to be performed by the independent registered public accounting firm;

●	evaluate the independence and qualifications of our independent registered public accounting firm;

●	review our consolidated financial statements, and discuss with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

●	review and discuss with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

●	discuss with management our procedures regarding the presentation of our financial information, and review earnings press releases and guidance;

●	oversee the design, implementation and performance of our internal audit function, if any;

●	set hiring policies with regard to the hiring of employees and former employees of our independent registered public accounting firm and oversee compliance with such policies;

●	review, approve and monitor related party transactions;

●	review and monitor compliance with our Code of Business Conduct and Ethics and consider questions of actual or possible conflicts of interest of our directors and officers;

●	adopt and oversee procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

●	review and discuss with management and our independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

●	review and discuss with management and our independent registered public accounting firm our guidelines and policies to identify, monitor and address enterprise risks.

●	recommend to the Board that the audited financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in our annual report on Form 10-K and whether the annual report on Form 10-K should be filed with the SEC; and to produce the audit committee report required to be included in our proxy statement.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

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Compensation Committee

Our Compensation Committee consists of Eric Jackson, Bill Koutsouras and Benjamin Buchanan. Eric Jackson serves as the chair of the Compensation Committee. The Board determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq.

The Compensation Committee does the following, among other things:

●	review and approve or recommend to the Board for approval the compensation for our executive officers, including the chief executive officer;

●	review, approve and administer the employee benefit and equity incentive plans;

●	advise the Board on stockholder proposals related to executive compensation matters;

●	establish and review the compensation plans and programs of our employees, and ensure that they are consistent with our general compensation strategy;

●	oversee the management of risks relating to executive compensation plans and arrangements;

●	monitor compliance with any stock ownership guidelines;

●	approve the creation or revision of any clawback policy;

●	review and approve or recommend to the Board for approval non-employee director compensation; and

●	review executive compensation disclosure in our SEC filings and prepare the Compensation Committee report required to be included in our annual proxy statement.

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Governance Committee

Our Governance Committee consists of Eric Jackson, Bill Koutsouras and Benjamin Buchanan. Benjamin Buchanan serves as the chair of the Governance Committee. The Board determined that each of the members of the Governance Committee satisfies the independence requirements of Nasdaq.

Our Governance Committee does the following, among other things:

●	review, assess and make recommendations to the Board regarding desired qualifications, expertise and characteristics sought of members of the Board;

●	identify, evaluate, select or make recommendations to the Board regarding nominees for election to the Board;

●	develop policies and procedures for considering stockholder nominees for election to the Board;

●	review our succession planning process for our chief executive officer and any other members of our executive management team;

●	review and make recommendations to the Board regarding the composition, organization and governance the Board and its committees;

●	review and make recommendations to the Board regarding the corporate governance guidelines and corporate governance framework;

●	oversee director orientation for new directors and continuing education for our directors;

●	oversee our environmental, social and governance programs and related disclosures and communications;

●	oversee the evaluation of the performance of the Board and its committees; and

●	administer policies and procedures for communications with the non-management members of the Board.

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The Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Treasury Committee

The Treasury Committee is comprised of Bill Koutsouras, Anthony Pompliano and Eric Jackson, and Gary Quin serves as chair of the Treasury Committee.

Our Treasury Committee does the following, among other things:

●	oversees the Company’s compliance with the Treasury Reserve Assets and Investment Policy as the Board-designated committee, providing governance over designated officers’ management of treasury reserve assets;

●	reviews and grants prior written approval for transactions between approved custodians, including the ability to condition approvals and withdraw them prior to execution if material changes occur;

●	approves the initial list of approved providers and must approve entry into, termination of, and material amendments to agreements with such providers; changes to the provider list require its approval following consultation by designated officers with legal, finance, and tax advisors;

●	sets maximum and minimum percentage thresholds for categories of treasury reserve assets (fiat assets, BTC, BTC-linked instruments, and non-core Assets) to manage concentration risk and align with strategic objectives;

●	reviews the working capital threshold at least semi-annually, including liquidity stress-testing under adverse market or operational conditions, with results documented and reported to the Board;

●	reviews treasury reserve asset allocations at least quarterly based on fair-value accounting and may authorize rebalancing to restore the desired risk profile when holdings deviate materially from targets; and

●	reviews insurance coverage for treasury reserve assets, including provider-provided insurance and corporate cyber liability policies, with annual reassessment of coverage limits.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee have ever been an executive officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or our Compensation Committee.

Limitation on Liability and Indemnification of Our Directors and Officers

Our Charter eliminates the liability of our officers and directors for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that officers and directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties, except for liability:

●	for any transaction from which the director or officer derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares by directors; or

●	for any breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders.

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If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Bylaws require us to indemnify and advance expenses, to the fullest extent permitted by applicable law, to our directors, officers and agents. We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Charter will prohibit any retroactive changes to the rights or protections or increasing the liability of any officer or director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We believe these provisions in our Charter and Bylaws are necessary to attract and retain qualified persons as directors and officers.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

The Board adopted a Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://www.silvia.com/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Director Compensation

In consideration for their service on the Board, each director receives a director fee equal to $100,000, payable in quarterly installments, in accordance with our standard director payment practices and procedures as in effect from time to time. The Board periodically reviews director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.

In addition, each director will be eligible to receive an annual grant of restricted stock units (“RSUs”). The number of RSUs under the annual grant will be determined by dividing $166,667 by the closing trading price of Common Stock on the date of grant. The RSUs are subject to performance-based vesting upon satisfaction of certain specified Common Stock prices.

Our policy is to reimburse directors for reasonable and necessary out-of-pocket business expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors, and we intend to grant equity awards to directors.

Clawback Policy

Our Board adopted a clawback policy (the “Clawback Policy”) designed to comply with Section 10D of the Exchange Act, the rules promulgated thereunder, and the listing standards of Nasdaq. The Clawback Policy is available on our website at https://www.silvia.com/. The Clawback Policy provides for the recoupment of certain executive compensation in the event that we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws. The Compensation Committee administers the Clawback Policy, and any determinations made by our Compensation Committee will be final and binding on all affected individuals. The Clawback Policy applies to our current and former executive officers (as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act, the rules promulgated thereunder, and the listing standards of Nasdaq) and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation Committee.

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EXECUTIVE AND DIRECTOR COMPENSATION

Explanatory Note

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend to the individuals identified as named executive officers (“NEOs”) in the Summary Compensation Table below.

The Company was formed in 2025 and, therefore, did not have executive compensation for the year ended December 31, 2024.

Summary Compensation Table

The following table shows the compensation paid by us during the 2025 fiscal year to our named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Pompliano, CEO(1)	2025	-	-	-	-	-	-	-	-

Renae Cormier, CFO(2)	2025	58,333	25,000	-	-	-	-	-	83,333

Megan Pacchia, COO(3)	2025	236,364	600,000	-	-	-	-	-	836,364

Jeffrey Park, CIO(4)	2025	289,015	300,000	-	-	-	-	3,603	592,618

(1) Mr. Pompliano was appointed CEO of Legacy ProCap on October 17, 2025 and was paid less than $1.

(2) Ms. Cormier was appointed CFO of Silvia on December 1, 2025.

(3) Ms. Pacchia was appointed COO of Legacy ProCap on August 25, 2025.

(4) Mr. Park was appointed as the CIO of Legacy ProCap on July 25, 2025. Mr. Park resigned as CIO of Silvia on April 3, 2026. Actual cash bonus paid was $106,667. The amount included in “All Other Compensation” includes $3,603 in health insurance premiums paid on behalf of Mr. Park.

The Company has health insurance benefits for our employees, including our executive officers. The Company does not have pension, annuity, profit sharing or similar benefit plans at this time, but the Company may decide to enact such plans in the future.

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Narrative Disclosure to Summary Compensation Table

Base Salary

The base salary for Mesdames Cormier and Pacchia was $700,000 per year and $800,000 per year, respectively, and for Messrs. Pompliano and Park was $1 per year and $700,000 per year, respectively.

Annual Bonuses

Each of Ms. Cormier and Mr. Park are eligible for an annual bonus opportunity with a target amount equal to $300,000, subject to approval of the Compensation Committee in its sole discretion. Ms. Pacchia is eligible for an annual cash retention bonus opportunity equal to $600,000.

Equity Compensation Awards

No equity awards were granted to our named executive officers during the fiscal year ended December 31, 2025. As of December 31, 2025, there were 8,220,000 restricted stock units outstanding under the Incentive Plan. For a description of the awards outstanding under the Incentive Plan, and of award activity under the Incentive Plan following December 31, 2025, see “—Incentive Plan and Equity Awards” below.

Employment Agreements. We have entered into employment agreements with our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Legal Officer and Chief Technology Officer, and we previously entered into an employment agreement with our former Chief Investment Officer.

Employment Agreement with Mr. Pompliano. On October 17, 2025, Legacy ProCap entered into an employment agreement with Mr. Pompliano setting forth the terms and conditions of his employment with us. The employment agreement provides for Mr. Pompliano to serve as our Chief Executive Officer. Under the terms of his employment agreement, Mr. Pompliano’s initial base salary is $1, subject to review and adjustment from time to time. Mr. Pompliano is also eligible to receive a grant of 8,000,000 time-based and performance-based restricted stock units, which vest upon the achievement of certain share price vesting conditions, subject to approval by the Board (or its compensation committee), vesting conditions established by the Board (or its compensation committee) and other conditions.

Employment Agreement with Ms. Cormier. On October 15, 2025, Legacy ProCap entered into an employment agreement with Ms. Cormier setting forth the terms and conditions of her employment with us. The employment agreement provides for Ms. Cormier to serve as our Chief Financial Officer commencing December 1, 2025. Under the terms of her employment agreement, Ms. Cormier’s initial base salary is $700,000, subject to review and adjustment from time to time. Ms. Cormier is also eligible for an annual bonus opportunity with a target amount equal to $300,000, prorated for the initial year of employment, subject to approval of the Compensation Committee in its sole discretion, and annual grants of time-based and/or performance-based restricted stock units with a grant date fair value equal to $1,650,000, subject to approval by the Board (or its compensation committee), vesting conditions established by the Board (or its compensation committee) and other conditions.

Employment Agreement with Ms. Pacchia. On August 25, 2025, Legacy ProCap entered into an employment agreement with Ms. Pacchia setting forth the terms and conditions of her employment with us. The employment agreement provides for Ms. Pacchia to serve as our Chief Operating Officer. Under the terms of her employment agreement, Ms. Pacchia’s initial base salary is $800,000, subject to review and adjustment from time to time. Ms. Pacchia is also eligible for an annual cash retention bonus opportunity equal to $600,000, and annual grants of 220,000 time-based restricted stock units, for four years, subject to vesting conditions and other conditions.

Employment Agreement with Mr. Park. On July 25, 2025, Legacy ProCap entered into an employment agreement with Mr. Park setting forth the terms and conditions of his employment with us. The employment agreement provides for Mr. Park to serve as our Chief Investment Officer. Under the terms of his employment agreement, Mr. Park’s initial base salary is $700,000, subject to review and adjustment from time to time. Mr. Park is also eligible for an annual bonus opportunity with a target amount equal to $300,000, subject to approval of the Compensation Committee in its sole discretion, and annual grants of time-based and/or performance-based restricted stock units in an amount equal to 400,000 restricted stock units, for four years, subject to approval by the Board (or its compensation committee), vesting conditions established by the Board (or its compensation committee) and other conditions. Mr. Park resigned as our Chief Investment Officer effective April 3, 2026.

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Severance

The employment agreement for Mr. Pompliano provides that in the event he terminates his employment for “good reason” or we terminate his employment without “cause” (in each case defined in his employment agreement), he is entitled to receive the following benefits, in addition to any accrued obligations and subject to his execution of a general release of claims in our favor and obligations regarding solicitation, return of property, and restrictive covenants, non-solicitation of customers, non-solicitation of employees, non-disparagement and the expiration of any applicable expiration period with respect to the release: (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with our policy; (iii) unused vacation and sick leave that accrued through the date of termination in accordance with our policy; and (iv) a $10,000,000 cash payment. The amounts payable will be paid out in substantially equal installments in accordance with our payroll practice commencing on the first regularly scheduled payroll date following the effective date of the release.

The employment agreement for Ms. Cormier provides that in the event she terminates her employment for “good reason” or we terminate her employment without “cause” (in each case defined in her employment agreement), she is entitled to receive the following benefits, in addition to any accrued obligations and subject to her execution of a general release of claims in our favor and obligations regarding solicitation, return of property, restrictive covenants, non-solicitation of customers, non-solicitation of employees, non-disparagement and the expiration of any applicable expiration period with respect to the release: (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with our policy; (iii) unused vacation and sick leave that accrued through the date of termination in accordance with our policy; (iv) six months of base salary; and (v) continued time-vesting of any unvested restricted stock units for six months following the date of termination (provided that, for any performance-based awards, any applicable performance metrics are satisfied). The amounts payable will be paid out in substantially equal installments in accordance with our payroll practice commencing on the first regularly scheduled payroll date following the effective date of the release.

The employment agreement for Mr. Park provides that in the event he terminates his employment for “good reason” or we terminate his employment without “cause” (in each case defined in his employment agreement), he is entitled to receive the following benefits, in addition to any accrued obligations and subject to his execution of a general release of claims in our favor and obligations regarding solicitation, return of property, restrictive covenants, non-solicitation of customers, non-solicitation of employees, non-disparagement and the expiration of any applicable expiration period with respect to the release: (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with our policy; (iii) unused vacation and sick leave that accrued through the date of termination in accordance with our policy; (iv) six months of base salary; (v) continued time-vesting of any unvested restricted stock units for six months following the date of termination; provided, however, that if he terminates for “good reason” or is terminated by us for “cause” within six months following a change in control (in each case defined in his employment agreement), all unvested time-based restricted stock units accelerate and vest in full; and (vi) COBRA continuation coverage costs for up to six months, subject to conditions. The amounts payable will be paid out in substantially equal installments in accordance with our payroll practice commencing on the first regularly scheduled payroll date following the effective date of the release. For a description of the separation agreement we entered into with Mr. Park in connection with his resignation, see “—Separation Agreement with Mr. Park” above.

The employment agreement for Ms. Pacchia provides that in the event she terminates her employment for “good reason” or we terminate her employment without “cause” (in each case defined in her employment agreement), she is entitled to receive the following benefits, in addition to any accrued obligations and subject to her execution of a general release of claims in our favor and obligations regarding solicitation, return of property, and restrictive covenants, non-solicitation of customers, non-solicitation of employees, non-disparagement and the expiration of any applicable expiration period with respect to the release:

(A) during the one-year period from her September 15, 2025 start date until the first anniversary thereof (the “Initial Term”), (i) base salary continuation for the greater of the six (6) month period following the date of termination or the number of months remaining in the Initial Term (the greater of such periods, the “Tail Period”); (ii) continued eligibility for an annual cash retention bonus and a pro-rated portion of the annual cash retention bonus for a period of time equal to the Tail Period; (iii) continued time-vesting of any unvested restricted stock units for a period of time equal to the Tail Period; (iv) any base salary earned through the date of termination; (v) unpaid expense reimbursement in accordance with our policy; and (vi) unused vacation and sick leave that accrued through the date of termination in accordance with our policy. The amounts payable will be paid out in substantially equal installments in accordance with our payroll practice commencing on the first regularly scheduled payroll date following the effective date of the release; or

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(B) after the Initial Term, (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with our policy; (iii) unused vacation and sick leave that accrued through the date of termination in accordance with our policy; (iv) six months of base salary; and (v) continued time-vesting of any unvested restricted stock units for six months following the date of termination. The amounts payable will be paid out in substantially equal installments in accordance with our payroll practice commencing on the first regularly scheduled payroll date following the effective date of the release.

In the event the executive voluntarily resigns other than for “good reason” or the executive’s employment is terminated by us for “cause,” such executive will be entitled to (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with our policy; and (iii) unused vacation and sick leave that accrued through the date of termination in accordance with our policy.

Each executive’s employment agreement defines “cause” to mean the occurrence of any one or more of the following subject to certain notice and cure rights: (i) willful misconduct, gross negligence, or material failure to perform the duties and responsibilities of his position; (ii) violation of any policy(ies); (iii) commission of, or participation in, any act of fraud, dishonesty, embezzlement, misappropriation, or other act of material misconduct with respect to the Company; (iv) indictment for, conviction of, or plea of guilty or nolo contender to a felony or any crime involving moral turpitude, dishonesty, or theft; (v) material breach of his employment agreement or any other written agreement with the Company or breach of any fiduciary duty owed to the Company; or (vi) unauthorized use or disclosure of any confidential or proprietary information of the Company.

Mr. Pompliano’s employment agreement defines “good reason” to mean the occurrence of any one or more of the following without his consent and subject to certain notice and cure rights: (i) a material diminution in authority, duties or responsibilities (other than during a suspension or investigation of grounds that may constitute cause); or (ii) a required relocation of his primary work location to a facility or location that would increase his one way commute distance by more than twenty five miles.

Mr. Park’s and Ms. Cormier’s employment agreements define “good reason” to mean the occurrence of any one or more of the following subject to certain notice and cure rights: (i) a material diminution in their base salary; (ii) a material diminution in their authority, duties, or responsibilities; or (iii) a required relocation of their primary work location to a facility or location that would increase their one way commute distance by more than twenty five miles.

Ms. Pacchia’s employment agreement defines “good reason” to mean the occurrence of any one or more of the following without her consent: (i) a material reduction in base salary by more than ten percent (10%); (ii) a material diminution in job title; or (iii) a material change in the geographic location of her work facility or location that is requested or initiated by us.

Mr. Park’s employment agreement defines “change in control” to mean and include each of the following: (i) a transaction or series of transactions (other than an offering of common stock to the general public) whereby any person or related group of persons (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership of securities of Silvia possessing more than fifty percent (50%) of the total combined voting power of Silvia’s securities outstanding immediately after such acquisition (except for certain acquisitions that are expressly excluded); (ii) the incumbent directors cease for any reason to constitute a majority of the Board; (iii) the consummation by Silvia (whether directly or indirectly) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of Silvia’s assets in any single transaction or series of related transactions, or (z) the acquisition of assets or stock of another entity, in each case other than certain transactions that are expressly excluded; or (iv) the date which is ten (10) business days prior to the completion of a liquidation or dissolution of Silvia.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards for our named executive officers as of the fiscal year ended December 31, 2025.

Name and Principal Position	Grant Date(1)	Number of Securities Underlying Unexercised RSUs (#) Exercisable	Number of Securities Underlying Unexercised RSUs (#) Unexercisable	Expiration Date

Anthony Pompliano, CEO	-	-	-	-
Renae Cormier, CFO	-	-	-	-
Megan Pacchia, COO	-	-	-	-
Jeffrey Park, CIO(2)	-	-	-	-

(1) No equity awards have been granted to our named executive officers as of December 31, 2025.

(2) Mr. Park’s employment agreement provides for enhanced severance (all unvested time-based restricted stock units accelerate and vest in full) if he terminates for “good reason” or we terminate his employment for “cause” within six months following a “change in control” (in each case defined in his employment agreement), which is summarized above.

Non-Executive Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation for their services. Our director compensation is overseen by the Compensation Committee, which makes recommendations to our Board on the appropriate structure for our director compensation program and the appropriate amount of compensation. Our Board is responsible for final approval of our director compensation program and the compensation paid to our directors.

The Board adopted a director compensation program under which each non-employee director is eligible to receive (i) an annual fee of $100,000, paid quarterly in accordance with our standard director payment practices and procedure; and (ii) annual performance-based restricted stock units with a grant date fair value equal to $166,667 that vest subject to the achievement of certain share price vesting conditions and continuous service.

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Director Compensation Table

The following table sets forth the compensation earned and paid to each member of our Board for service as a director during the fiscal year ending 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Bill Koutsouras	$7,337	$-	$-	$-	$7,337
Gary Quin	$7,337	$-	$-	$-	$7,337
Eric Jackson	$7,337	$-	$-	$-	$7,337

(1) No performance-based equity awards have been granted to our Board directors as of December 31, 2025.

Annual Cash Fees

Our directors are entitled to annual fees equal to $100,000 for serving on the board.

Reimbursement.

Our directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and Board committee meetings.

Incentive Plan and Equity Awards. On October 29, 2025, prior to the Closing of the Business Combination, the Board adopted, and our stockholders approved, the Company’s 2025 Equity Incentive Plan (the “Incentive Plan”), a long-term stock incentive plan for selected participants under which we may grant options and stock appreciation rights, performance stock, performance stock units, restricted stock and restricted stock units to employees, consultants and non-employee directors. We granted equity awards under the Incentive Plan to our executive officers in accordance with the terms of their respective employment agreements and the Incentive Plan. In addition, we awarded members of our Board equity awards under the Incentive Plan.

As originally adopted, the aggregate number of shares of Common Stock that may be issued or transferred under the Incentive Plan is equal to the sum of (i) 10% of the shares of Common Stock outstanding following the Closing of the Business Combination and (ii) an annual increase on the first day of each year beginning in 2026 and ending in and including 2035 equal to the lesser of (A) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as is determined by the Board or the Compensation Committee.

At our annual meeting of stockholders held on March 27, 2026, our stockholders approved an amendment to the Incentive Plan increasing the number of shares of Common Stock authorized for issuance thereunder, in order to enable us to continue to grant equity compensation awards to current and future employees in accordance with our compensation practices. Following that approval, the aggregate share reserve under the Incentive Plan is 24,733,020 shares of Common Stock.

The offer and sale of the shares of Common Stock issuable under the Incentive Plan have been registered on registration statements on Form S-8. We registered the offer and sale of 12,733,020 shares of Common Stock on a registration statement on Form S-8 (File No. 333-293165) filed with the SEC on February 3, 2026 and, following stockholder approval of the amendment to the Incentive Plan, the offer and sale of an additional 12,000,000 shares of Common Stock on a registration statement on Form S-8 filed with the SEC on May 18, 2026. The shares of Common Stock covered by those registration statements on Form S-8 are separate from, and are not included in, the shares of Common Stock offered by the Selling Securityholders or the shares of Common Stock issuable upon exercise of the Warrants covered by this prospectus, and no shares of Common Stock issuable under the Incentive Plan are covered by the registration statement of which this prospectus forms a part.

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As of December 31, 2025, there were 8,220,000 restricted stock units outstanding under the Incentive Plan. During the six months ended June 30, 2026, we granted an aggregate of 3,353,832 time-based restricted stock units under the Incentive Plan to certain employees and service providers, with an aggregate grant-date fair value of $7.7 million and a weighted average grant-date fair value of $2.27 per share, and 1,454,365 time-based restricted stock units vested. As of June 30, 2026, 1,917,980 time-based restricted stock units were unvested and outstanding under the Incentive Plan, and unrecognized compensation cost related to those awards was $3.5 million, which is expected to be recognized over a weighted average remaining period of 1.2 years. In addition, in connection with the CFO Silvia Acquisition we granted Mr. Noor the right to receive up to 4,356,450 shares of Common Stock, subject both to his continued service and to a market condition requiring our Common Stock to achieve a trading price of $9.00 per share and, as of June 30, 2026, 12,356,450 market-based restricted stock units were unvested and outstanding, the market condition had not been satisfied and no shares subject to that award had vested. For the three and six months ended June 30, 2026, we recognized share-based compensation expense of approximately $2.0 million and $4.2 million, respectively, in respect of time-based restricted stock units and approximately $1.7 million and $3.1 million, respectively, in respect of market-based restricted stock units.

Equity Award Grant Policies and Practices

In accordance with Item 402(x) of Regulation S-K, our policy on a go-forward basis will be to grant equity awards, including stock options and stock appreciation rights, at times that are not proximate to the release of material nonpublic information. The Compensation Committee intends to schedule meetings to approve equity awards in advance and without regard to the timing of the release of earnings or other material nonpublic information. We do not intend to time the granting of equity awards to take advantage of any material nonpublic information.

If equity awards ultimately are granted at a time when we are in possession of material nonpublic information, such awards will only be made after careful consideration is given by the Compensation Committee, and the good-faith rationale and legitimate business reasons for the timing of making the award are documented in the Compensation Committee’s minutes. We do not intend to have a practice of coordinating the timing of equity award grants with the release of material nonpublic information, and any such coincidence would be incidental.

The exercise price of all stock options and stock appreciation rights shall be set at the closing price of our Common Stock on the date of grant, which is the date the Compensation Committee approves the award. We do not and will not have a policy or practice of retroactively selecting grant dates or of granting equity awards with exercise prices that are based on a date other than the actual grant date.

Indemnification

Silvia shall indemnify any and all of its directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party to or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant stockholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The audit committee of the Board is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the audit committee by the independent auditors, employees, officers, members of the Board or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

From time to time, we engage in transactions with related parties. The following is a summary of the related party transactions since January 1, 2024 requiring disclosure pursuant to Item 404 of Regulation S-K.

The Business Combination

On December 5, 2025, we completed the Business Combination, pursuant to which SPAC Merger Sub merged with and into CCCM, with CCCM continuing as the surviving entity, and Company Merger Sub merged with and into Legacy ProCap, with Legacy ProCap continuing as the surviving company; as a result, CCCM and Legacy ProCap became our wholly-owned subsidiaries and we became a publicly traded company. At the Closing, Professional Capital Management and Jeffrey Park received 10,562,500 and 500,000 shares of Common Stock, respectively, in exchange for their respective equity interests in Legacy ProCap.

Non-Competition and Non-Solicitation Agreement

On June 23, 2025, Anthony Pompliano entered into with CCCM, Legacy ProCap, and us a non-competition and non-solicitation agreement (the “Non-Competition Agreement”), pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the date of the Closing and (ii) the date that is six (6) months after such date on which Mr. Pompliano ceases to be a Control Person of Legacy ProCap or the Company, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a Bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a person which entitles the holder thereof to the ability to manage or control such person.

Subscription Agreement with Mr. Anthony Pompliano

Pursuant to a subscription agreement, dated June 17, 2025, by and between Mr. Pompliano and the Company, Mr. Pompliano subscribed to purchase one share of our Common Stock for $0.001.

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Amended and Restated Registration Rights Agreement

Concurrently with the Closing, we, CCCM’s sponsor (the “Sponsor”), CCCM, and the holders of common units entered into an amended and restated registration rights agreement, which added us as a party and covers the resale of the shares of our Common Stock held by Sponsor, Professional Capital Management, and certain ProCap Holders (the “Amended and Restated Registration Rights Agreement”), and which amends and restates the Registration Rights Agreement, dated as of May 15, 2025, by and among CCCM, the Sponsor and the underwriters in the CCCM initial public offering (the “Founder Registration Rights Agreement”), to, among other matters, have us assume the obligations of CCCM under the Founder Registration Rights Agreement and to provide the ProCap Holders party thereto with registration rights thereunder covering, among other securities, the shares of our Common Stock, which Amended and Restated Registration Rights Agreement will become effective as of the Closing.

Investment Consulting and Marketing Services Agreement

On June 23, 2025, Professional Capital Management and Legacy ProCap entered into the Services Agreement. Pursuant to the Services Agreement, Professional Capital Management will provide certain investment consulting, marketing and advertising services pursuant to the statements of work. In consideration for such services, Legacy ProCap issued to Professional Capital Management 10,000,000 common units of Legacy ProCap, which subsequently transferred 500,000 common units to Jeffrey Park. The Services Agreement has a term of four (4) years following the effective date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. The 10,000,000 common units issued under the Services Agreement were exchanged for an aggregate of 10,000,000 shares of our Common Stock at the Closing.

Insider Letter Amendment

Concurrently with the Closing, each of Legacy ProCap, CCCM, us and the directors and officers of CCCM named therein (the “Insiders”) executed and delivered an amendment (the “Insider Letter Amendment”) to the insider letter agreement between CCCM and the Insiders (the “Insider Letter”), pursuant to which, among other matters, effective as of the Closing, we assumed and were assigned the rights and obligations of CCCM under the Insider Letter. Pursuant to the Insider Letter, the Insiders agreed, among other things, to a lock-up and restrictions on their ability to transfer, assign, or sell the founder shares and private placement units and the securities underlying the private placement units.

Sublease with Professional Capital Management

On October 1, 2025, we entered into a commercial sublease agreement with Professional Capital Management, pursuant to which we occupy office space on a month-to-month basis beginning October 1, 2025, terminable upon 60 days’ notice from either party to the other party, at a monthly rent of $19,600. For the period from June 17, 2025 (inception) through December 31, 2025, we recorded $58,800 of rent expense under the sublease.

Acquisition of CFO Silvia, Inc.

On February 9, 2026, we entered into an Agreement and Plan of Merger with Silvia Merger Sub, Inc., our wholly owned subsidiary, CFO Silvia, Inc., Professional Capital Management, Shain Noor and Mr. Noor, solely in his capacity as the stockholder representative. Professional Capital Management was a majority holder of CFO Silvia, Inc., and Anthony Pompliano, our Chief Executive Officer, is the Chief Executive Officer of Professional Capital Management. At our annual meeting of stockholders held on March 27, 2026, our stockholders approved, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of Common Stock pursuant to that merger agreement, and we completed the acquisition on April 6, 2026. As a seller under that merger agreement, Professional Capital Management received a portion of the shares of Common Stock issued at the closing and of the shares of Common Stock deposited into escrow, and is entitled to a portion of the shares of Common Stock issuable as earnout consideration if the applicable trading price condition is satisfied. Prior to the acquisition, Inflection Points Inc. was the majority owner of CFO Silvia, Inc. and, as a selling stockholder in the acquisition, it received $14.0 million of the total acquisition consideration, consisting of $8.1 million of closing equity consideration and $5.9 million of contingent earnout consideration. The contingent earnout shares underlying that consideration are issuable upon the achievement of specified market-based conditions, including our Common Stock reaching a trading price at or above $9.00 per share. In addition, CFO Silvia, Inc. was party to two promissory notes payable to Inflection Points Inc., with an aggregate outstanding principal balance of $2.4 million as of the acquisition date. In connection with the acquisition, cash consideration of $1.4 million was used to repay one of those notes, and the remaining $1.0 million note was assumed by us and repaid following the acquisition. No amounts remained outstanding under those notes as of June 30, 2026. In connection with the closing, Professional Capital Management entered into a lock-up agreement with us and became a party to the registration rights agreement covering the resale of those shares. The offer and sale of the closing shares and the escrow shares were not registered under the Securities Act and were made in reliance on Section 4(a)(2) of the Securities Act, and none of those shares are offered by this prospectus. For a description of the merger consideration, see “Prospectus Summary—Recent Developments.”

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Employment Agreement with Mr. Noor

In connection with the closing of our acquisition of CFO Silvia, Inc., we entered into an employment agreement with Shain Noor, effective as of April 6, 2026, pursuant to which Mr. Noor serves as our Chief Technology Officer, reporting to our Chief Executive Officer. The agreement provides for an annual base salary of $700,000, a one-time cash signing bonus of $5,000,000 payable within 90 days following his start date and subject to his continued employment through the payment date, and a target annual performance-based cash bonus of $300,000, subject to approval by the Compensation Committee. Mr. Noor is also eligible to receive annual restricted stock unit awards with an aggregate grant date fair market value of $1,000,000, with the number of restricted stock units determined by dividing that amount by the fair market value of a share of Common Stock on the grant date, vesting in equal installments over four quarters and subject to his continued employment. If we terminate Mr. Noor’s employment without cause, or if he resigns for good reason, he is entitled to six months of base salary continuation, six months of continued time-vesting of his equity awards and six months of COBRA premium payments, in each case subject to his execution of a release of claims. If any such termination or resignation occurs within six months following a change in control, all of his unvested time-based equity awards will accelerate and vest in full. Mr. Noor’s employment is at will, subject to 60 days’ prior written notice in the event of his voluntary resignation.

Employment Agreement with Mr. Kyle Wood

On July 26, 2025, Legacy ProCap entered into an employment agreement with Kyle Wood setting forth the terms and conditions of his employment with us. The employment agreement provides for Mr. Wood to serve as Legacy ProCap’s Chief Legal Officer and Secretary. Under the terms of his employment agreement, Mr. Wood’s initial base salary is $700,000, subject to review and adjustment from time to time. Mr. Wood is also eligible for an annual bonus opportunity with a target amount equal to $300,000, subject to approval by the Compensation Committee of the Board in its sole discretion, and annual grants of time-based and/or performance-based restricted stock units with a grant date fair value equal to $1,650,000, subject to Board (or its Compensation Committee) approval, vesting conditions established by the Board (or its Compensation Committee) and other conditions. Mr. Wood is also eligible for a $15,000 relocation package and a housing search allowance of up to $25,000, subject to conditions. If we terminate Mr. Wood’s employment without cause, or if he resigns for good reason, he is entitled to six months of base salary continuation, six months of continued time-vesting of his equity awards and up to six months of COBRA premium payments, in each case subject to his execution and non-revocation of a release of claims. If any such termination or resignation occurs within six months following a change in control, all of his unvested time-based equity awards will accelerate and vest in full.

On October 1, 2025, Legacy ProCap entered into an amended and restated employment agreement with Mr. Wood, pursuant to which the restrictive covenants included in Mr. Wood’s original employment agreement were removed.

Separation Agreement with Mr. Park

On March 30, 2026, Jeff Park notified us of his resignation as our Chief Investment Officer, effective April 3, 2026, and in connection with his resignation Mr. Park resigned from all positions he held with us and our subsidiaries. We have not appointed a successor Chief Investment Officer. We entered into a Separation Agreement and General Release with Mr. Park, dated April 3, 2026, pursuant to which Mr. Park is entitled to receive continued payment of his base salary through May 8, 2026, continued vesting of his outstanding restricted stock unit awards granted under the Incentive Plan through the next equity grant date following May 8, 2026, occurring in August 2026, after which all further vesting will cease and any unvested restricted stock units will be forfeited, and continued group health insurance coverage for up to six months following April 3, 2026. We waived the non-competition covenant applicable to Mr. Park under his employment agreement, and his confidentiality, non-solicitation and non-disparagement obligations remain in full force and effect.

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PRINCIPAL STOCKHOLDERS

The following table sets forth beneficial ownership of our Common Stock as of September 30, 2026 (the “Ownership Date”), after giving effect to the consummation of the Business Combination and actual redemptions from CCCM’s trust account by:

●	each person who is known to be the beneficial owner of more than 5% of issued and outstanding Common Stock;

●	each of the Company’s named executive officers and directors; and

●	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Ownership Date.

The beneficial ownership of Common Stock is based on 81,006,290 shares of Common Stock outstanding as of the Ownership Date. Shares of Common Stock that a person has the right to acquire within 60 days of the Ownership Date are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class
Anthony Pompliano(2)(3)	14,647,594	18.1%
Shain Noor(4)	3,842,425	4.7%
Renae Cormier(5)	418,597	*
Megan Pacchia(6)	248,535	*
Kyle Wood(7)	317,232	*
Gary Quin(8)	700,000	*
Bill Koutsouras	-	-
Eric Jackson	-	-
Benjamin D. Buchanan(9)	8,361	*
All officers and directors as a group (9 individuals)(10)	20,182,744	24.9%
Other 5% Shareholders
Inflection Points Inc, d/b/a Professional Capital Management(2)	14,349,594	17.7%
Funds associated with Magnetar(11)	7,251,900	9.0%
Funds associated with LMR (12)	4,925,503	6.1%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 600 Lexington Avenue, Floor 2, New York, New York 10022.

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(2)	Includes (i) 9,500,000 shares of Common Stock received at Closing upon in exchange for an equal number of Common Units, (ii) 1,062,500 shares of Common Stock received at Closing in exchange for 850,000 Preferred Units and (iii) 3,787,094 shares of Common Stock received on April 6, 2026 in connection with the merger of a wholly owned subsidiary of the Company with and into CFO Silvia, Inc. (the “Silvia Merger”), held by Professional Capital Management. Anthony Pompliano is the Chief Executive Officer of Professional Capital Management. Accordingly, Mr. Pompliano shares voting and dispositive power over the shares of Common Stock held by Professional Capital Management, which are also included in the shares of Common Stock beneficially owned by Mr. Pompliano. Excludes 453,426 shares of Common Stock issued in connection with the Silvia Merger that are held in escrow and over which Professional Capital Management and Mr. Pompliano do not have voting or dispositive power, and any earnout shares that may be issued in connection with the Silvia Merger. Based on a Schedule 13D/A filed with the SEC on September 18, 2026 and, with respect to the shares received in the Silvia Merger, a Schedule 13D/A filed with the SEC on April 8, 2026.
(3)	Includes 298,000 shares of Common Stock held directly by Mr. Pompliano, of which 298,000 shares of Common Stock were purchased in open market transaction(s) by Mr. Pompliano. Based on a Schedule 13D/A filed with the SEC on September 18, 2026.
(4)	Includes 3,716,797 shares of Common Stock beneficially owned by Mr. Noor and 125,628 shares of restricted stock units that vest within 60 days. The amount shown excludes 435,644 shares of Common Stock issued into escrow in connection with the Silvia Merger.
(5)	Includes 261,155 shares of Common Stock beneficially owned by Ms. Cormier and 157,442 shares of restricted stock units that vest within 60 days.
(6)	Includes 248,535 shares of Common Stock beneficially owned by Megan Pacchia.

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(7)	Represents 317,232 shares of Common Stock beneficially owned by Kyle Wood.
(8)	Represents 700,000 shares of Common Stock received at Closing in exchange for equal number of shares of Class B common stock of CCCM (the “Class B Common Stock”) that Mr. Quin received upon conversion of an equal number of Class B Ordinary Shares of CCCM (the “Class B Ordinary Shares”) pursuant to the Domestication, because Mr. Quin received such Class B Ordinary Shares pursuant to the distribution of CCCM securities held by the Sponsor prior to the Domestication (the “Sponsor Distribution”).
(9)	Represents 8,361 shares of Common Stock beneficially owned by Benjamin D. Buchanan as reported on the Form 3 filed with the SEC by on July 16, 2026.
(10)	The shares of Common Stock held by Professional Capital Management are included only once in the shares of Common Stock beneficially owned by the group.
(11)

Represents 7,251,900 shares of Common Stock beneficially owned as of March 31, 2026, as reported in the Schedule 13G filed on May 13, 2026 by Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and David J. Snyderman. That filing reports that such amount consists of 3,125,000 shares of Common Stock, 205,000 shares of Common Stock issuable upon exercise of the Warrants and 3,921,900 shares of Common Stock issuable upon conversion of the Convertible Notes, and represents approximately 7.77% of the Common Stock, calculated pursuant to Rule 13d-3(d)(1)(i), based on 89,177,103 shares of Common Stock outstanding as reported in our Current Report on Form 8-K filed on April 6, 2026, which number of outstanding shares does not include the approximately 4,126,900 shares of Common Stock issuable upon exercise of the Warrants or conversion of the Convertible Notes. Beneficial ownership previously disclosed for the holder represented (i) 3,125,000 shares of Common Stock received at Closing in exchange for the 2,500,000 preferred units purchased by the holder in the Preferred Equity Investment, (ii) up to 3,845,000 shares of Common Stock issuable upon conversion of the Convertible Notes issued to the holder in the Convertible Note Financing at Closing, and (iii) 205,000 shares of Common Stock issuable upon exercise of Warrants, which are exercisable within 60 days. The securities referenced above are held of record by the following funds and accounts managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of Magnetar Waterfront Series A LLC, Magnetar Alpha Star Fund LLC, Purpose Alternative Credit Fund - F LLC, Purpose Alternative Credit Fund Ltd, Magnetar Longhorn Fund II LLC, Magnetar Xing He Master Fund Ltd, Magnetar Constellation Master Fund Ltd and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”) is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”) is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(12)	Represents (i) 3,082,128 shares of Common Stock, consisting of 1,540,163 shares of Common Stock held by LMR Multi-Strategy Master Fund Limited and 1,541,965 shares of Common Stock held by LMR CCSA Master Fund Ltd, and (ii) 1,843,375 shares of Common Stock issuable upon exercise of warrants within 60 days of the Ownership Date, consisting of warrants to purchase 921,688 shares of Common Stock held by LMR Multi-Strategy Master Fund Limited and warrants to purchase 921,687 shares of Common Stock held by LMR CCSA Master Fund Ltd. LMR Partners LLP, LMR Partners Limited, LMR Partners LLC, LMR Partners AG, LMR Partners (DIFC) Limited and LMR Partners (Ireland) Limited serve as the investment managers of such funds, and Ben Levine and Stefan Renold are ultimately in control of the investment and voting decisions of such investment managers with respect to the securities held by such funds. Each of the foregoing investment managers and individuals has shared voting and dispositive power over such shares. The address of each of the foregoing investment managers and individuals is c/o LMR Partners LLP, 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom. Based on a Schedule 13G filed with the SEC on May 15, 2026, reporting beneficial ownership as of March 31, 2026.

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SELLING SECURITYHOLDERS

This prospectus relates to the resale of up to 21,559,237 shares of our Common Stock by certain of the Selling Securityholders named herein, which consists of (i) up to 13,900,000 shares of our Common Stock and (ii) up to 7,659,237 shares of Common Stock issuable upon conversion of the Convertible Notes. No additional securities are being resold by this Post-Effective Amendment.

Unless otherwise noted, the business address of each of the following entities or individuals is 600 Lexington Avenue, Floor 2, New York, New York 10022. Percentage ownership is based on 81,006,290 shares of Common Stock outstanding as of September 30, 2026. The columns titled “Number of Shares of Common Stock Beneficially Owned Prior to Offering” and Maximum Number of Shares of “Common Stock to be Sold Pursuant to this prospectus” are as of September 30, 2026.

Except as described in the footnotes to the following table, under “Certain Relationships and Related Party Transactions” and elsewhere in this prospectus, none of the Selling Securityholders has held any position or office with us, or has had any other material relationship with us or any of our affiliates, during the three years preceding the date of this prospectus.

	Number of Shares of Common Stock Beneficially Owned Prior	Maximum Number of Shares of Common Stock to be Sold Pursuant to	Common Stock Beneficially Owned After the Offering
Name of Selling Securityholder	to Offering	this prospectus	Number (1)	Percent (2)(3)
Adam Back (4)	1,300,000	1,300,000	0	-
Alberto Alsina Gonzalez (5)	50,000	50,000	0	-
Boothbay Absolute Return Strategies, LP (6)	76,900	76,900	0	-
Capital Ventures International (7)	384,500	384,500	0	-
Context Partners Master Fund, L.P. (8)	508,850	307,600	201,250	*
Daniel Nash (9)	500,000	500,000	0	-
Gary Quin (10)	700,000	700,000	0	-
Harraden Circle Investors, LP (11)	330,745	272,995	57,750	*
Harraden Circle Special Opportunities, LP (12)	214,755	111,505	103,250	*
Hudson Bay Master Fund Ltd. (13)	423,761	230,700	193,061	*
Inflection Points, Inc. (14)	14,349,594	10,562,500	3,787,094	4.7%
Jane Street Global Trading, LLC (15)	1,557,657	1,538,000	19,657	*
Jeffrey Park (16)	500,000	500,000	0	-
Joseph Pooler (17)	150,000	150,000	0	-
Magnetar Alpha Star Fund LLC (18)	699,052	376,502	322,550	*
Magnetar Constellation Master Fund, Ltd (19)	1,339,682	721,629	618,053	*
Magnetar Lake Credit Fund LLC (20)	1,506,757	815,755	691,002	*
Magnetar Longhorn Fund II LLC (21)	253,688	141,188	112,500	*
Magnetar SC Fund LTD (22)	467,400	251,001	216,399	*
Magnetar Structured Credit Fund, LP (23)	1,416,044	768,692	647,352	*
Magnetar Waterfront Series A LLC (24)	114,797	62,750	52,047	*
Magnetar Xing He Master Fund Ltd (25)	710,305	627,504	82,801	*
Purpose Alternative Credit Fund - F LLC (26)	281,876	156,876	125,000	*
Matthew Joseph Murphy (27)	50,000	50,000	0	-
Meteora Select Trading Opportunities Master, LP (28)	233,150	76,900	156,250	*
Saba Capital Income & Opportunities Fund (29)	196,677	169,180	27,497	*
Saba Capital Income & Opportunities Fund II (30)	159,534	138,420	21,114	*
Saba Capital Master Fund, Ltd. (31)	416,363	276,840	139,523	*
The K2 Principal Fund L.P. (32)	153,800	153,800	0	-
Other Selling Securityholders (33)	87,500	87,500	0	-
Total Shares	29,133,387	21,559,237	7,574,150	9.35%

(1) Represents the number of shares that will be held by Selling Securityholders after completion of this offering based on the assumptions that (a) all shares of Common Stock (including those underlying the Convertible Notes and Warrants, as applicable) registered for resale in the Registration Statement of which this prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by Selling Securityholders prior to completion of this offering. However, Selling Securityholders may sell all, some or none of such shares of Common Stock offered pursuant to this prospectus and may sell other shares of Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

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(2) Applicable percentage ownership is based on 81,006,290 shares of Common Stock outstanding as of September 30, 2026, and based on 81,006,290 shares of Common Stock outstanding after the offering.

(3) Percentage ownership is only provided for Selling Securityholders whose ownership exceeds one percent (1%). The percentage is not included if ownership is less than one percent (1%).

(4) Shares of our Common Stock beneficially owned prior to the offering represents 1,300,000 shares of Common Stock received by Adam Back pursuant to the Business Combination.

(5) Shares of our Common Stock beneficially owned prior to the offering represents 50,000 shares of Common Stock received by Alberto Alsina Gonzalez pursuant to the Business Combination.

(6) Shares of our Common Stock beneficially owned prior to the offering represents 76,900 shares of Common Stock underlying the Convertible Notes. Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“Boothbay”) is managed by Meteora Capital, LLC (“Meteora”). Meteora, in its capacity as the investment manager of Boothbay with respect to this investment, has the power to vote and the power to direct the disposition of all securities held by Boothbay with respect to this investment. Vikas Mittal is the Managing Member of Meteora. Each of Boothbay, Meteora, and Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The principal business address of Meteora is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(7) Shares of our Common Stock beneficially owned prior to the offering represents 384,500 shares of Common Stock underlying the Convertible Notes. Susquehanna Advisors Group, Inc. (“SAGI”), the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Michael Ferry may also be deemed to have investment discretion and/or voting power of the shares through SAGI and may be deemed to beneficially own the shares held by this entity. Mr. Ferry disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Susquehanna Advisors Group, Inc., 401 City Avenue, Suite 220, Bala Cynwyd, PA 19004. CVI is an affiliate of one or more broker-dealers and has represented to us that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

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(8) Shares of our Common Stock beneficially owned prior to the offering represents 307,600 shares of Common Stock underlying the Convertible Notes and 201,250 shares of Common Stock received pursuant to the Business Combination. Only the 307,600 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Voting and investment power over the securities held by Context Partners Master Fund, L.P. resides with Context Capital Management, LLC, its investment adviser. The principal business address of Context Partners Master Fund, L.P. is 7724 Girard Avenue, Third Floor, La Jolla, CA 92037.

(9) Shares of our Common Stock beneficially owned prior to the offering represents 500,000 shares of Common Stock received by Daniel Nash pursuant to the Business Combination.

(10) Shares of our Common Stock beneficially owned prior to the offering represents 700,000 shares of Common Stock received by Gary Quin, a director of the Company, pursuant to the Business Combination.

(11) Shares of our Common Stock beneficially owned prior to the offering represents 272,995 shares of Common Stock underlying the Convertible Notes and 57,750 shares of Common Stock received pursuant to the Business Combination. Only the 272,995 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Harraden Circle Investors, LP is controlled by Frederick Vincent Fortmiller, Jr. The principal business address for Harraden Circle Investors, LP is 885 Third Avenue, Suite 2600B, New York, NY 10022.

(12) Shares of our Common Stock beneficially owned prior to the offering represents 111,505 shares of Common Stock underlying the Convertible Notes and 103,250 shares of Common Stock received pursuant to the Business Combination. Only the 111,505 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Harraden Circle Special Opportunities, LP is controlled by Frederick Vincent Fortmiller, Jr. The principal business address for Harraden Circle Special Opportunities, LP is 885 Third Avenue, Suite 2600B, New York, NY 10022.

(13) Shares of our Common Stock beneficially owned prior to the offering represents 230,700 shares of Common Stock underlying the Convertible Notes, 175,000 shares of Common Stock received pursuant to the Business Combination, 13,125 shares of Common Stock underlying Warrants owned by HBC Investments Ltd., and 4,936 shares of Common Stock underlying Warrants owned by HB Strategies LLC. Only the 230,700 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The principal business address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, FL 3, Stamford, CT 06902.

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(14) Shares of our Common Stock beneficially owned prior to the offering represents (i) 9,500,000 shares of Common Stock received at Closing in exchange for an equal number of common units, (ii) 1,062,500 shares of Common Stock received at Closing in exchange for 850,000 preferred units, and (iii) 3,787,094 shares of Common Stock issued as consideration in the Silvia Merger. Only 10,562,500 shares of Common Stock are being registered for resale by the Registration Statement of which this prospectus is part. Anthony Pompliano is the Chief Executive Officer of Inflection Points, Inc and therefore may be deemed to beneficially own these securities. The principal business address of Inflection Points, Inc. is 600 Lexington Avenue, Fl.2 New York, NY 10022.

(15) Shares of our Common Stock beneficially owned prior to the offering represents 1,538,000 shares of Common Stock underlying the Convertible Notes, 57 Warrants to purchase shares of Common Stock, and 19,600 shares which the Selling Securityholder or its affiliates would be entitled to receive upon the exercise of certain call options currently held. Only the 1,538,000 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Turner Batty and Matthew Berger are the members of Jane Street Group’s Management Committee who exercise dispositive power over the Common Stock held by Jane Street Global Trading, LLC. Each of these individuals will disclaim beneficial interest of the Common Stock held by Jane Street Global Trading, LLC, except to the extent of his or her pecuniary interest. The principal business address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY 10281.

(16) Shares of our Common Stock beneficially owned prior to the offering represents 500,000 shares of Common Stock received by Jeffrey Park pursuant to the Business Combination.

(17) Shares of our Common Stock beneficially owned prior to the offering represents 150,000 shares of Common Stock received by Joseph Pooler pursuant to the Business Combination.

(18) Shares of our Common Stock beneficially owned prior to the offering represents 376,502 shares of Common Stock underlying the Convertible Notes, 300,000 shares of Common Stock and 22,550 shares of Common Stock issuable upon exercise of Warrants. Only the 376,502 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Magnetar Alpha Star Fund LLC is managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Credit Fund – F LLC (“Purpose F”), Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(19) Shares of our Common Stock beneficially owned prior to the offering represents 721,629 shares of Common Stock underlying the Convertible Notes, 575,000 shares of Common Stock and 43,053 shares of Common Stock issuable upon exercise of Warrants. Only the 721,629 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Magnetar Constellation Master Fund, Ltd is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose F, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. MCP is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

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(20) Shares of our Common Stock beneficially owned prior to the offering represents 815,755 shares of Common Stock underlying the Convertible Notes, 650,000 shares of Common Stock and 41,002 shares of Common Stock issuable upon exercise of Warrants. Only the 815,755 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Magnetar Lake Credit Fund LLC is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose F, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. MCP is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(21) Shares of our Common Stock beneficially owned prior to the offering represents 141,188 shares of Common Stock underlying the Convertible Notes and 112,500 shares of Common Stock. Only the 141,188 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Magnetar Longhorn Fund II LLC is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose F, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. MCP is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(22) Shares of our Common Stock beneficially owned prior to the offering represents 251,001 shares of Common Stock underlying the Convertible Notes, 200,000 shares of Common Stock and 16,399 shares of Common Stock issuable upon exercise of Warrants. Only the 251,001 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Magnetar SC Fund Ltd is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose F, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. MCP is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(23) Shares of our Common Stock beneficially owned prior to the offering represents 768,692 shares of Common Stock underlying the Convertible Notes, 612,500 shares of Common Stock and 34,852 shares of Common Stock issuable upon exercise of Warrants. Only the 768,692 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Magnetar Structured Credit Fund, LP is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose F, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. MCP is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

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(24) Shares of our Common Stock beneficially owned prior to the offering represents 62,750 shares of Common Stock underlying the Convertible Notes, 50,000 shares of Common Stock and 2,047 shares of Common Stock issuable upon exercise of Warrants. Only the 62,750 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Magnetar Waterfront Series A LLC is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose F, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. MCP is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(25) Shares of our Common Stock beneficially owned prior to the offering represents 627,504 shares of Common Stock underlying the Convertible Notes, 50,000 shares of Common Stock and 32,801 shares of Common Stock issuable upon exercise of Warrants. Only the 627,504 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Magnetar Xing He Master Fund Ltd is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose F, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. MCP is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(26) Shares of our Common Stock beneficially owned prior to the offering represents 156,876 shares of Common Stock underlying the Convertible Notes and 125,000 shares of Common Stock. Only the 156,876 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Purpose Alternative Credit Fund - F LLC is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose F, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Advisers Act. MCP is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(27) Shares of our Common Stock beneficially owned prior to the offering represents 50,000 shares of Common Stock received by Matthew Joseph Murphy pursuant to the Business Combination.

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(28) Shares of our Common Stock beneficially owned prior to the offering represents 76,900 shares of Common Stock underlying the Convertible Notes and 156,250 shares received pursuant to the Business Combination. Only the 76,900 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Vikas Mittal may be deemed to have sole voting and dispositive power with respect to the shares held by Meteora Select Trading Opportunities Master, LP. Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The principal business address for Meteora Select Trading Opportunities Master, LP is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(29) Shares of our Common Stock beneficially owned prior to the offering represents 169,180 shares of Common Stock underlying the Convertible Notes, 1,918 shares of Common Stock issuable upon exercise of Warrants, and 25,579 shares of Common Stock received pursuant to the Business Combination. Only the 169,180 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Saba Capital Income & Opportunities Fund is managed by Saba Capital Management, L.P. Saba Capital Management GP, LLC is the general partner of Saba Capital Management, L.P. Boaz Weinstein is the managing member of Saba Capital Management GP, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by Saba Capital Income & Opportunities Fund. Mr. Weinstein disclaims any beneficial ownership of the securities reported by Saba Capital Income & Opportunities Fund other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The principal business address for Saba Capital Income & Opportunities Fund is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(30) Shares of our Common Stock beneficially owned prior to the offering represents 138,420 shares of Common Stock underlying the Convertible Notes, 1,473 shares of Common Stock issuable upon exercise of Warrants, and 19,641 shares of Common Stock received pursuant to the Business Combination. Only the 138,420 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Saba Capital Income & Opportunities Fund II is managed by Saba Capital Management, L.P. Saba Capital Management GP, LLC is the general partner of Saba Capital Management, L.P. Boaz Weinstein is the managing member of Saba Capital Management GP, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by Saba Capital Income & Opportunities Fund II. Mr. Weinstein disclaims any beneficial ownership of the securities reported by Saba Capital Income & Opportunities Fund II other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The principal business address for Saba Capital Income & Opportunities Fund II is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(31) Shares of our Common Stock beneficially owned prior to the offering represents 276,840 shares of Common Stock underlying the Convertible Notes, 9,734 shares of Common Stock issuable upon exercise of Warrants, and 129,789 shares of Common Stock received pursuant to the Business Combination. Only the 276,840 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this prospectus is part. Saba Capital Master Fund, Ltd. is managed by Saba Capital Management, L.P. Saba Capital Management GP, LLC is the general partner of Saba Capital Management, L.P. Boaz Weinstein is the managing member of Saba Capital Management GP, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by Saba Capital Master Fund, Ltd. Mr. Weinstein disclaims any beneficial ownership of the securities reported by Saba Capital Master Fund, Ltd. other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The principal business address for Saba Capital Master Fund, Ltd. is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(32) Shares of our Common Stock beneficially owned prior to the offering represents 153,800 shares of Common Stock underlying the Convertible Notes. The K2 Principal Fund L.P. is controlled by Todd Sikorski. The principal business address for The K2 Principal Fund L.P. is 2 Bloor Street West, Suite 801, Toronto, Ontario M4W 3E2 Canada.

(33) The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their individual holdings are less than one percent (1%) of the outstanding shares of Common Stock. Such shares were received by the remaining Selling Securityholders from the Sponsor subsequently pursuant to the Business Combination.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 550,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of October 6, 2026, 79,375,625 shares of Common Stock were issued and outstanding, no shares of Common Stock were held in treasury and no shares of preferred stock were issued and outstanding. The number of shares of Common Stock issued and outstanding is not the same as the number of shares of Common Stock registered under the Registration Statement, which registers 34,411,715 shares of Common Stock, including shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants that have not been issued.

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of Delaware law and our Charter and Bylaws.

Common Stock

Voting rights. Each share of Common Stock is entitled to one vote per share on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our Charter. Our Charter and Bylaws do not provide for cumulative voting rights. Directors will be elected by plurality vote of the shares of Common Stock present at an annual meeting and entitled to vote. Unless otherwise required by law, our Charter, or Bylaws, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a simple majority of the voting power of the shares present in person or by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividend rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Rights upon liquidation. Upon a liquidation event, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other rights. Holders of our Common Stock will have no preemptive, conversion, subscription or other rights, and as of the closing of the Business Combination there will be no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof. These designations, powers, preferences and rights could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. As of June 30, 2026, no shares of preferred stock were issued and outstanding, and we have no present plan to issue any shares of preferred stock.

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Convertible Notes

In connection with the execution of the Business Combination Agreement, the Convertible Note Investors each entered into the Convertible Note Subscription Agreements with us, Legacy ProCap and CCCM, pursuant to which, upon the Closing, the Convertible Note Investors agreed to purchase the Convertible Notes issued by us, in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes. The Convertible Note Financing was funded at the Closing. On February 9, 2026, we entered into privately negotiated note repurchase agreements with certain holders of the Convertible Notes, pursuant to which we agreed to repurchase approximately $135.4 million in aggregate principal amount of the Convertible Notes for an aggregate of approximately $119.2 million in cash. That repurchase settled on or about February 10, 2026, and upon settlement the aggregate principal amount of the Convertible Notes outstanding was reduced to approximately $99.6 million. As of June 30, 2026, 7,659,237 shares of Common Stock were issuable upon conversion of the Convertible Notes. The Registration Statement registers 7,659,237 shares of Common Stock issuable upon conversion of the Convertible Notes, which reflects the aggregate principal amount of Convertible Notes outstanding after the Repurchase.

The Convertible Notes have a conversion rate of 76.9 shares of Common Stock per $1,000 principal amount, equal to a conversion price of approximately $13.00 per share, bear no interest and have a maturity of up to 36 months from the date of issuance. Under the indenture governing the Convertible Notes, the Company must maintain at all times a 1.0:1.0 loan-to-collateral ratio compliance level with respect to the Convertible Notes, with Bitcoin valued at 50% and cash and cash equivalents valued at 100% for collateral calculation purposes. U.S. Bank Trust Company, National Association serves as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing were used for purposes of acquiring additional Bitcoin and for working capital purposes. The Convertible Notes have an associated 144A CUSIP number to facilitate the possibility of trading amongst qualified institutional buyers; however, the offer and sale of the Convertible Notes have not been registered under the Securities Act.

Warrants

Public Warrants

As of October 6, 2026, 12,499,978 Public Warrants were outstanding. Each whole Public Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the A&R Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of our Common Stock. This means only a whole warrant may be exercised at a given time by a Public Warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Public Warrants expire at 5:00 p.m., New York City time, on December 5, 2030, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of our Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of our Common Stock upon exercise of a Public Warrant unless the share of our Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

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We are registering the issuance of the shares of our Common Stock issuable upon exercise of the Public Warrants in the Registration Statement of which this prospectus forms a part. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain a current prospectus relating to the shares of our Common Stock issuable upon exercise of the Public Warrants until the expiration of the Public Warrants in accordance with the provisions of the A&R Warrant Agreement. If the registration statement covering the shares of our Common Stock issuable upon exercise of the Public Warrants is not effective by the sixtieth (60) business day after the Closing, holders of Public Warrants may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of our Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

Redemption of Public Warrants when the price per share of our Common Stock equals or exceeds $18.00. Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant; upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the closing price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the Business Combination and ending three business days before we send the notice of redemption to the holders of Public Warrants.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of our Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of our Common Stock is available throughout the measurement period. If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of our Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such Common Stock under the blue sky laws of the state of residence in those states in which the Public Warrants were offered by us in this offering. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the shares of our Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption procedures. A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

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Anti-dilution Adjustments. If the number of outstanding shares of our Common Stock is increased by a stock capitalization payable in shares of our Common Stock, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering made to all or substantially all holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock capitalization of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of our Common Stock) and (ii) the quotient of (x) the price per share of our Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of our Common Stock, in determining the price payable for shares of our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of our Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of our Common Stock on account of such shares of our Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock sub-division or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of our Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at a Newly Issued Price (as defined in the A&R Warrant Agreement) of less than $9.20 per share of our Common Stock, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the Market Value of the shares of our Common Stock is below $9.20 per share, then the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above under “Redemption of Public Warrants when the price per share of our Common Stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of our Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event (the “Alternative Issuance”).

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The Public Warrants will be issued in registered form under the Warrant Assignment, Assumption and Amendment Agreement entered into by and among Continental Stock Transfer & Trust Company, as Public Warrant agent, CCCM and us (the “A&R Warrant Agreement”). The A&R Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the A&R Warrant Agreement to the description of the terms of the Public Warrants and the A&R Warrant Agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on our Common Stock as contemplated by and in accordance with the A&R Warrant Agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the A&R Warrant Agreement as the parties to the A&R Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Public Warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments require the vote or written consent of the holders of at least 50% of the then-outstanding Public Warrants, except that amending the A&R Warrant Agreement will require a vote of holders of at least 50% of the Private Warrants (including the vote or written consent of Cohen Capital Markets and Clear Street) or working capital warrants solely with respect to any amendment to the terms of the Private Warrants or working capital warrants (including, for the avoidance of doubt, the forfeiture or cancellation of any warrants).

The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the Public Warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The holders of Public Warrants do not have the rights or privileges of holders of our Common Stock and any voting rights until they exercise their Public Warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the A&R Warrant Agreement will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

As of October 6, 2026, 352,500 Private Warrants were outstanding. The Private Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, the Private Warrants (i) may not (including the shares of our Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Business Combination, (ii) are entitled to registration rights and (iii) with respect to Private Warrants held by Cohen Capital Markets, Clear Street and/or their designees, will not be exercisable more than five years from the commencement of sales in CCCM’s IPO in accordance with FINRA Rule 5110(g)(8). Amending the A&R Warrant Agreement (including, for the avoidance of doubt, the forfeiture of cancellation of any warrants) will require a vote of holders of at least 50% of the Private Warrants (including the vote or written consent of Cohen Capital Markets and Clear Street) or working capital warrants solely with respect to any amendment to the terms of the Private Warrants or working capital warrants. All other modifications or amendments require the vote or written consent the holders of at least 50% of the then-outstanding Public Warrants.

Election of Directors and Vacancies; Board of Directors

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of our Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of five (5) directors, which shall be divided into three (3) classes, designated Class I, II and III. Under our Bylaws, at all meetings of stockholders called for the election of directors, directors shall be elected by a plurality of the votes cast with respect to a nominee at the meeting of stockholders for the election of directors. All directors will be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal.

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Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of our preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a simple majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. A director elected or appointed to fill a vacancy resulting from the death, resignation, disqualification or removal of a director or a newly created directorship will hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s death, resignation or removal.

Except as prohibited by applicable law or our Charter, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors.

In addition to the powers and authority expressly conferred upon them by statute or by our Charter or Bylaws, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our Charter and the Bylaws adopted and in effect from time to time; provided, however, that no Bylaw adopted, amended, altered or repealed after the date of the Bylaws will invalidate any prior act of our directors or officers which would have been valid if such Bylaws had not been adopted, amended, altered or repealed.

Quorum

A majority in voting power of the shares of the Company entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either (a) the chair of the meeting or (b) the stockholders by the affirmative vote of the holders of a majority of the voting power of our Common Stock present in person or by proxy at the meeting entitled to vote thereon, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Anti-takeover Effects of our Charter and Bylaws

Our Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board to issue shares to persons friendly to our management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of our preferred stock, special meetings of our stockholders may be called only by the Board of Directors or the Chair of the Board or by the secretary following receipt of one or more written demands to call a special meeting of stockholders who own, in the aggregate, at least 25% of the voting power of our Company. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the secretary.

The Bylaws also provide that unless otherwise restricted by our Charter or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission.

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In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a simple majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Delaware Anti-Takeover Statute

In general, Section 203 of the DGCL prevents a public company incorporated in Delaware from engaging in a “business combination” with any “interested stockholder” for three years following the time that the person became an interested stockholder, unless, among other exceptions, the interested stockholder attained such status with the approval of the Board or holders of two-thirds (66 2/3%) of the voting power of the outstanding capital stock held by stockholders unaffiliated with the interested stockholder approve the business combination. A business combination includes, among other things, a merger or consolidation involving the interested stockholder and the sale of more than 10% of the company’s assets. In general, an interested stockholder is any stockholder that, together with its affiliates, beneficially owns 15% or more of the company’s stock. A public company incorporated in Delaware is automatically subject to Section 203 unless it opts out in its original corporate charter or pursuant to a subsequent charter or bylaw amendment approved by stockholders. Pursuant to our Charter, we opted out of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter limits the liability of our directors and officers to the fullest extent permitted by law as it now exists or may hereafter be amended, and our Bylaws provide that we will indemnify and hold them harmless to the fullest extent permitted by such law. We have entered into indemnification agreements with our directors and officers. Under the terms of such indemnification agreements, we will be required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our Company or any of our subsidiaries or was serving at our request in an official capacity for another entity. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against it and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder to us or our stockholders, (c) any action asserting a claim against us, our current or former directors, officers, or employees, agents or stockholders arising pursuant to any provision of the DGCL or our Charter or our Bylaws (each, as may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine; and (ii) subject to the preceding provisions and although there is uncertainty as to whether a court would enforce such provision, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Our Charter expressly provides that, notwithstanding any provision therein to the contrary, the foregoing exclusive forum provision shall not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. For more information and risks about the potential impact of such provision on stockholders, also see “Risk Factors-Risks Related to Being a Public Company.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Listing

Our Common Stock is listed on the Nasdaq Global Market under the symbol “SVIA” and our Warrants are listed on the Nasdaq Capital Market under the symbol “SVIAW.”

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SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination on December 5, 2025, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock, including those issuable upon conversion of the Convertible Notes to permit the resale of these shares of Common Stock by the Selling Securityholders from time to time after the date of this prospectus. We are also registering the issuance by us of up to 12,852,478 shares of Common Stock that may be issued upon exercise of the Warrants. We will not receive any of the proceeds from the sale by the Selling Securityholders of the shares of Common Stock. We will receive up to an aggregate of $147,803,750 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We will bear all fees and expenses incident to our obligation to register the resale of the Common Stock by the Selling Securityholders and the issuance of the Common Stock upon exercise of the Warrants.

The Selling Securityholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The Selling Securityholders may also sell shares of Common Stock under Rule 144, if available, rather than under this prospectus. In addition, the Selling Securityholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the notes or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon, as to matters of Delaware law, for us by Reed Smith LLP.

EXPERTS

The consolidated financial statements of Silvia, Inc. as of December 31, 2025 and for the period from June 17, 2025 (inception) through December 31, 2025 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 27, 2026, the Audit Committee approved the dismissal of MaloneBailey, LLP as our independent registered public accounting firm and approved the engagement of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The audit report of MaloneBailey on our consolidated financial statements for the period from June 17, 2025 (inception) through December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. For that period and the subsequent interim period through the date of dismissal, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and no reportable events, other than the previously disclosed material weakness in our internal control over financial reporting relating to (i) inadequate segregation of duties and effective risk assessment and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles and SEC guidelines.

During the fiscal year ended December 31, 2025 and the subsequent interim period through the date of BDO’s engagement, neither the Company nor anyone acting on its behalf consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BDO that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Common Stock offered by this prospectus, and this Post-Effective Amendment to that registration statement. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.silvia.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

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Page
Unaudited Condensed Consolidated Financial Statements of Silvia, Inc.:
Condensed Consolidated Balance Sheets as of June 30, 2026 (Unaudited) and December 31, 2025	F-30
Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2026 and the Period from June 10, 2025 (Inception) through June 30, 2025 (Unaudited)	F-31
Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Three and Six Months Ended June 30, 2026 and the Period from June 10, 2025 (Inception) through June 30, 2025 (Unaudited)	F-32
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2026 and the Period from June 10, 2025 (Inception) through June 30, 2025 (Unaudited)	F-33
Notes to Unaudited Condensed Consolidated Financial Statements	F-34

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

ProCap Financial, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of ProCap Financial, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2025, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company’s auditor since 2025.
Houston, Texas
February 18, 2026

F-2

PROCAP FINANCIAL, INC.

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2025

December 31, 2025
ASSETS
Current assets
Cash	$19,973,574
Cash equivalents	25,002,553
Restricted cash	149,885,332
Accounts receivable	45,000
Prepaid expenses, current	1,863,216
Other current assets	257,389
Total current assets	197,027,064

Digital assets	441,791,316
Fixed assets, net	52,113
Prepaid expenses, non-current	16,250
TOTAL ASSETS	$638,886,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,829,984
Derivative securities liabilities	428,236
Deferred revenue	1,000
Total current liabilities	2,259,220
Long-term liabilities
Conversion feature liability - convertible notes	2,278,940
Convertible Notes, net	214,171,908
TOTAL LIABILITIES	218,710,068

STOCKHOLDERS’ EQUITY
Preferred stock; 50,000,000 authorized shares; no shares issued and outstanding as of December 31, 2025	-
Common stock; $0.001 par value, 550,000,000 authorized shares; 85,166,604 shares issued and 84,327,208 shares outstanding as of December 31, 2025	85,167
Additional paid-in capital	451,913,639
Treasury stock, at cost, 839,396 shares	(2,846,627)
Accumulated deficit	(28,975,504)
Total stockholders’ equity	420,176,675
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$638,886,743

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PROCAP FINANCIAL INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from June 17, 2025 (inception) through December 31, 2025
Revenue	$85,000

Operating expenses
General and administrative	7,630,335
Stock-based compensation	442,043
Loss from operations	(7,987,378)

Other income (expense):
Realized loss on sale of digital assets	(54,463,684)
Change in fair value of digital assets	(25,005,384)
Change in fair value of conversion feature - preferred units	56,298,500
Change in fair value of convertible note conversion feature	2,350,290
Change in fair value of derivative securities	106,264
Interest income	259,942
Interest expense	(534,054)
Other expense, net	(20,988,126)

Net loss	$(28,975,504)

Weighted average number of shares of common stock outstanding, basic and diluted	73,685,031
Net loss per common stock, basic and diluted	$(0.39)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, June 17, 2025 (inception)	-	$-	-	$-	-	$-	$-	$-	$-
Issuance of common units pursuant to the Investment Consulting and Marketing Services Agreement, as recasted	-	-	10,000,000	10,000	-	-	(10,000)	-	-
Sale of preferred units, net of equity issuance costs, as recasted	-	-	63,500,000	63,500	-	-	487,443,979	-	487,507,479
Sale of preferred units, net of equity of issuance costs, related party, as recasted	-	-	1,062,500	1,063	-	-	8,156,050	-	8,157,113
Issuance of stock upon consummation of the Business Combination	-	-	10,604,104	10,604	-	-	12,180,067	-	12,190,671
Conversion of preferred units to common stock at carrying amount	-	-	-	-	-	-	(56,298,500)	-	(56,298,500)
Stock-based compensation	-	-	-	-	-	-	442,043	-	442,043
Purchase of treasury stock	-	-		-	(839,396)	(2,846,627)	-	-	(2,846,627)
Net loss	-	-	-	-	-	-	-	(28,975,504)	(28,975,504)
Balance, December 31, 2025	-	$-	85,166,604	$85,167	(839,396)	$(2,846,627)	$451,913,639	$(28,975,504)	$420,176,675

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

For the period from June 17, 2025 (inception) through December 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(28,975,504)
Adjustments to reconcile net loss to net cash used in operations:
Change in fair value of digital assets	25,005,384
Change in fair value of derivative securities liability	(106,264)
Change in fair value of conversion feature -preferred units	(56,298,500)
Change in fair value of convertible note conversion feature	(2,350,290)
Realized loss on sale of digital assets	54,463,684
Stock based compensation	442,043
Depreciation	32,469
Amortization of discount and debt issuance costs on Convertible Notes	534,054
Changes in operating assets and liabilities:
Accounts receivable	(45,000)
Prepaid expenses	(1,879,466)
Other current assets	(257,389)
Accounts payable and accrued expenses	1,829,984
Deferred revenue	1,000
Due to related party	111,981
CASH USED IN OPERATING ACTIVITIES	(7,491,814)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of digital assets	(983,296,700)
Proceeds from sale of digital assets	462,036,316
Purchase of fixed assets	(84,582)
CASH USED IN INVESTING ACTIVITIES	(521,344,966)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory note, related party	1,777,581
Payments of promissory note, related party	(1,889,562)
Proceeds from Convertible Notes, net of debt discount	227,950,000
Payment of debt issuance costs	(9,682,916)
Proceeds from derivative securities	534,500
Proceeds from reverse recapitalization, net	12,190,671
Purchase of treasury stock	(2,846,627)
Proceeds from sale of preferred units, net	487,507,479
Proceeds from sale of preferred units by related party	8,157,113
CASH PROVIDED BY FINANCING ACTIVITIES	723,698,239

NET CHANGE IN CASH AND RESTRICTED CASH	194,861,459
Cash, cash equivalents and restricted cash, beginning of period	-
Cash, cash equivalents and restricted cash, end of period	$194,861,459

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheet:
Cash	$19,973,574
Cash equivalents	25,002,553
Restricted cash	149,885,332
Total cash, cash equivalents, and restricted cash	$194,861,459

Supplemental disclosure of non-cash activities:
Conversion of due to related party to a promissory note, related party	$111,981
Initial recognition of conversion feature liability - convertible notes	$4,629,230
Conversion of preferred units to common stock	$56,298,500
Issuance of common units pursuant to the Investment Consulting and Marketing Services Agreement, as recasted	$10,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Note 1. Organization

Description of Business

Procap Financial, Inc, together with its subsidiaries (collectively, the “Company” or “ProCap” or “Pubco”), formerly known as Columbus Circle Capital Corp I (“CCCM”), was incorporated in Delaware on June 17, 2025. The Company has two wholly owned subsidiaries, ProCap BTC, LLC and Columbus Circle Capital Corp I. The Company holds Bitcoin as its primary treasury reserve asset.

On December 5, 2025, the Company completed the business combination (the “Business Combination”) contemplated by the business combination agreement (the “Business Combination Agreement” and, together with the convertible note financing, the “Transactions”) by and among CCCM, ProCap, Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“ProCap BTC”) and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”).

The Business Combination was accounted for as a reverse recapitalization in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). Under this method of accounting, although CCCM acquired the outstanding equity of the Company in the Business Combination, CCCM was treated as the “acquired company” and ProCap was treated as the accounting acquirer for financial statement purposes. Accordingly, the Business Combination was treated as the equivalent of ProCap issuing stock for the net assets of CCCM, accompanied by a recapitalization. The net assets of CCCM are stated at historical cost, with no goodwill or other intangible assets recorded.

Furthermore, the historical financial statements of ProCap became the historical financial statements of the Company upon the consummation of the merger. As a result, the financial statements included in this Annual Report reflect (i) the historical operating results of ProCap and Procap BTC prior to the merger; (ii) the combined results of CCCM and ProCap following the close of the merger; (iii) the assets and liabilities of CCCM at their historical cost and (iv) ProCap’s equity structure for all periods presented, as affected by the recapitalization presentation after completion of the merger. See Note 4 - Recapitalization for further details of the merger.

Note 2. Liquidity and Capital Resources

As of December 31, 2025, the Company had $44,976,127 in cash and cash equivalents, $149,885,332 in restricted cash and working capital of $194,767,844. Restricted cash primarily relates to collateral requirements under the Company’s convertible notes and written Bitcoin put option contracts.

For the period from June 17, 2025 (inception) through December 31, 2025, the Company reported a net loss of $28,975,504. This net loss was primarily driven by factors that are inherently volatile and subject to market conditions, including:

●	Realized and unrealized losses related to Bitcoin holdings due to fluctuations in the market price of Bitcoin;
●	General and administrative expenses associated with the business combination and operating as a public company.

F-7

Because digital assets and derivative instruments are measured at fair value, the Company’s results of operations may fluctuate significantly from period to period, as discussed further in Note 11.

On December 5, 2025, the Company completed the Business Combination and issued convertible notes in the aggregate principal amount of $235,000,000 for an aggregate purchase price equal to 97% of the aggregate principal amount of the convertible notes (See Note 8).

Based on the cash and cash equivalents balance of $44,976,127, and the Company’s Bitcoin holdings, the Company has determined that the Company’s sources of liquidity will be sufficient to meet the Company’s needs for the one-year period from the issuance of the consolidated financial statements.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the period presented in accordance with GAAP. References to GAAP issued by the Financial Accounting Standards Board (“FASB”) in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). References in the accompanying notes to accounting guidance issued by FASB are to the FASB Accounting Standards Codification (“ASC”). As this is the Company’s first annual reporting period, there are no prior-period consolidated financial statements for comparison. The consolidated financial statements include all information and disclosures required by U.S. GAAP for a complete set of annual financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Procap Financial, Inc. and the Company’s wholly owned subsidiaries. All intercompany transactions have been eliminated upon consolidation of these entities.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which could change in the near term due to one or more future confirming events. Significant accounting estimates include valuations of derivative liabilities and the valuations of share-based awards. Accordingly, the actual results could differ significantly from those estimates.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the Chief Executive Officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

F-8

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, restricted cash, and Bitcoin. The Company maintains its cash, cash equivalents, restricted cash and Bitcoin with major financial institutions and reputed Bitcoin custodians. The Company’s cash consists of accounts held within financial institutions which, at times, may exceed federally insured limits. The cash balance in excess of the federally insured limits was $144,989,552 as of December 31, 2025. Accounts held through Bitcoin custodians, Anchorage Digital Bank and Bitgo Trust Company, which totaled $24,430,101, and cash equivalents money market treasury funds, which totaled $25,002,553, are not insured by the Federal Deposit Insurance Corporation. Our Bitcoin is held offline in cold storage with multiple third-party providers. As of December 31, 2025 approximately 50% of our Bitcoin was held at Anchorage Digital Bank and approximately 50% of our Bitcoin was held at Bitgo Trust Company.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents.

Restricted Cash

The Company classifies cash as restricted cash when it is held in a separate bank account and its withdrawal or general use is legally restricted, or when a portion of cash is designated as collateral. The Company had restricted cash of $149,885,332 as of December 31, 2025, which represented $145,239,552 set aside as collateral for the Convertible Notes (as defined in Note 8) and $4,645,780 required to be set aside as collateral for the derivative security, refer to Note 14 for additional information.

Fixed Assets, net

Property, plant and equipment is stated at cost, less accumulated depreciation. Betterments, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The Company includes equipment, furniture and fixtures, and leasehold improvements in the fixed assets.

The Company’s depreciation expense is calculated using the straight-line method over the estimated useful lives of the related assets, which results in depreciation being incurred evenly over the life of an asset. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service.

Prepaid Expenses

The Company includes in prepaid expenses payments made in advance for goods and services for which the Company will receive a future benefit. Prepaid expenses are recorded at cost and are expensed over the period in which the benefit is realized.

Fair value measurement

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.

F-9

Level 2 — Observable, market-based inputs, other than quoted prices included in Level 1, for the assets or liabilities either directly or indirectly.

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or a liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Digital assets

As a result of the adoption of ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), the Company accounts for its qualifying crypto assets within the scope of ASC 350-60. Accordingly, such crypto assets are measured at fair value at each reporting date.

The fair value of the Company’s digital assets is determined using the period-end closing price quoted on Coinbase, an active market, in accordance with ASC 820, Fair Value Measurement. Because digital asset markets operate on a continuous, 24-hour basis, the Company uses the price as of midnight Coordinated Universal Time (UTC) as of the reporting date. Quoted prices for identical digital assets in active markets represent Level 1 inputs in the fair value hierarchy.

Changes in the fair value of digital assets are recognized in change in fair value of digital assets within other income (loss) in the consolidated statement of operations. When the Company sells digital assets, realized gains or losses are measured as the difference between the cash proceeds received and the carrying value of the digital assets sold, as determined using the first-in, first-out (“FIFO”) method. Realized gains and losses are recorded in realized gain or loss on sale of digital assets in the consolidated statement of operations.

The Company’s current treasury strategy is to retain Bitcoin as its primary treasury reserve asset. Based on this strategy, the Company classifies its digital assets as non-current assets on the consolidated balance sheet. As of December 31, 2025, the Company held its Bitcoin with third-party custodians, consisting of approximately 2,500 Bitcoin held with Anchorage Digital Bank, N.A. and approximately 2,500 Bitcoin held with BitGo Trust Company, Inc. The Company retains control over the underlying digital assets held with these custodians. The Company has entered into derivative contracts, including Bitcoin selling put option contracts, as part of a broader Bitcoin treasury and income generating strategy to manage exposure to fluctuations in the market price of Bitcoin or for trading purposes. The put options sold provide the right to buy Bitcoin at a specified strike price on a stated maturity date. The contracts to date have been exchange-traded and may be cash-settled or physically settled. These instruments are accounted for separately as derivatives and are not considered digital assets. Gains and losses related to the derivative contracts are recognized in other income (expense) on the consolidated statement of operations.

F-10

Accounts Payable and Accrued Expenses

The Company’s payables and accrued expenses result primarily from the administration of the Company. The Company records accounts payable upon receipt of a vendor invoice. Accrued expenses are recognized when incurred, not when paid, to accurately reflect expenses within the period they relate to, ensuring proper matching under accrual basis accounting.

Derivative Liabilities

The Company evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives per ASC 815, Derivatives and Hedging (“ASC 815”). The preferred units issued prior to the Business Combination contain certain features that meet the definition of an embedded derivative requiring bifurcation as a separate compound financial instrument (the “Derivative Liability”). The Derivative Liability was recorded at fair value upon entering into the LLC Agreement and was subsequently remeasured to fair value at each reporting period with the corresponding change in fair value recognized in Change in fair value of conversion feature - preferred units in the consolidated statement of operations. The conversion feature was initially valued and was remeasured using Black-Scholes pricing model. The Black-Scholes model requires the use of Level 3 unobservable inputs, primarily the current value of the underlying share, the exercise price of the option, and the estimated volatility of the value of the share over the life of the option.

The Convertible Notes contain a conversion feature that must be bifurcated and accounted for as a derivative instrument (the “Derivative Liability”) (See Note 8). The Derivative Liability was recorded at fair value upon the issuance of the Convertible Notes and is to be subsequently remeasures to fair value at each reporting period recognized in Change in fair value of convertible note conversion feature in the consolidated statement of operations. The Derivative Liability was initially valued and is remeasured using a Black-Scholes option pricing model. The Black-Scholes option pricing model requires the use of Level 3 unobservable inputs, primarily the current value of the underlying share and the Bitcoin price volatility.

Refer to Note 11 “Fair Value Measurements” for details regarding the fair values.

Revenue Recognition Policy

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services.

The Company typically provides advertising and marketing services through weekly digital media placements, including audio, and social media advertisements. Revenue is recognized over time, as the customer simultaneously receives and consumes the benefits of the services as they are performed (ASC 606-10-25-27(a)). For contracts in which services are provided evenly over the term of the arrangement, the Company applies a time-elapsed (straight-line) measure of progress, as this method best reflects the pattern of satisfaction of the performance obligation.

Customer payments are typically due upfront or within 30 days of service commencement. Amounts invoiced and cash received upfront, but not yet earned are recorded as deferred revenue until the related services are performed.

Management evaluates all contracts to determine performance obligations, transaction price, variable consideration (if any), and the existence of any significant financing components. The Company does not typically incur incremental costs to obtain contracts; therefore, no contract costs are capitalized under ASC 340-40.

F-11

Accounts Receivable

Accounts receivable represents amounts due from customers for services sold in the ordinary course of business and are initially recorded at the original invoice amount. Receivables are reported at net realizable value, net of an allowance for credit losses. The allowance is estimated using historical collection data, with uncollectible amounts written off when deemed uncollectable. The Company had accounts receivable of $45,000 as of December 31, 2025, and no recorded allowance for credit losses.

As of December 31, 2025, amounts due from one customer make up the total of accounts receivable.

Warrants

The Company determines the accounting classification of warrants it issues as either liability or equity classified by first assessing whether the warrants meet liability classification in accordance with ASC 480, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“ASC 480”), then in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. There were no changes in the number of warrants issued and outstanding as of December 31, 2025 there are 12,500,000 Public Warrants and 352,500 Private Placement Warrants outstanding.

Convertible Debt

When the Company issues convertible debt, it first evaluates the balance sheet classification of the convertible instrument in its entirety to determine (1) whether the instrument should be classified as a liability under ASC 480, and (2) whether the conversion feature should be accounted for separately from the host instrument. A conversion feature of a convertible debt instrument would be separated from the convertible instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of a derivative under ASC 815. When a conversion feature meets the definition of an embedded derivative, it would be separated from the host instrument and classified as a derivative liability carried on the consolidated balance sheet at fair value, with any changes in its fair value recognized in the consolidated statement of operations.

The Company records the Convertible Notes as a long-term liability at face value net of debt discount and debt issuance costs. If any of the conditions to the convertibility of the Convertible Notes are satisfied, or the Convertible Notes become due within one year, then the Company may be required under applicable accounting standards to reclassify the carrying value of the Convertible Notes as a current liability.

Debt issuance costs related to the Convertible Notes were capitalized and recorded as a contra-liability and are presented net against the balance of the Convertible Notes on the consolidated balance sheet. Debt issuance costs consist of underwriting, legal and other direct costs related to the issuance of the Convertible Notes. The debt discount related to the Convertible Notes was capitalized and recorded as a contra-liability and is presented net against the balance of the Convertible Notes on the consolidated balance sheet. Debt issuance costs and debt discount are amortized to interest expense over the term of the Convertible Notes using the straight-line method which approximated the effective interest method using an effective interest rate of approximately 9.0%.

Stock-based Compensation

The Company accounts for its stock-based compensation awards in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 requires companies to measure the cost of employee and non-employee services received in exchange for an award of an equity instrument to be recognized as expense in the statement of operations based on their grant award date fair values. Stock-based compensation expense is recognized on a straight-line basis over the requisite service period.

F-12

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share” which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and the denominator of the basic EPS computation to the numerator and denominator of the diluted EPS. Basic net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding for the period. It excludes the dilutive effects of any potentially issuable common shares. Diluted net loss per share is calculated by including any potentially dilutive share issuance in the denominator. For the period from June 17, 2025 (inception) through December 31, 2025, all potentially dilutive securities were not included in the calculation of diluted net loss per share as their effect would be anti-dilutive.

The computation of basic and dilutive net loss per share for the period from June 17, 2025 (inception) through December 31, 2025 are as follows:

For the period from June 17, 2025 (inception) through December 31, 2025

Numerator:
Net loss	$(28,975,504)

Denominator:
Weighted average number of shares of common stock outstanding, basic and diluted	73,685,031
Net loss per common stock, basic and diluted	$(0.39)

As of December 31, 2025, common stock equivalents not included in the computation of net loss per share because their effect would be antidilutive included the following:

Warrants (see Note 12)	12,852,500
RSUs (see Note 13)	8,220,000
Convertible Notes (see Note 8)	18,071,500
Total	39,144,000

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Treasury Stock

The Company accounts for treasury stock using the cost method in accordance with U.S. GAAP. When the Company repurchases its own common stock, the purchase price, including any directly attributable transaction costs, is recorded as treasury stock, a reduction to stockholders’ equity. Treasury shares are not considered outstanding and therefore are excluded from the calculation of earnings per share and dividends.

When treasury shares are reissued, the Company uses the average cost of the shares held in treasury to determine the cost basis. Any excess of the reissuance price over the cost of the shares is recorded as an increase to additional paid-in capital. If the reissuance price is below cost, the difference is first charged to additional paid-in capital to the extent of previous net gains from treasury stock transaction; any remaining shortfall is recorded as a reduction to retained earnings.

The Company does not recognize gains or losses in the consolidated statement of operations from the purchase, reissuance or retirement of treasury stock. If treasury shares are formally retires, the Company reduces common stock and additional paid-in capital based on the original issuance amounts, with any difference between the carrying amount of the treasury shares and the amounts removed from equity recorded in retained earnings.

F-13

Recent accounting pronouncements

Recently Adopted Accounting Pronouncements:

ASU 2023-08 — Accounting for and Disclosure of Crypto Assets

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. ASU 2023-08 requires entities to subsequently measure certain crypto assets at fair value at each reporting date, with changes in fair value recognized in net income. The guidance also requires enhanced disclosures regarding significant crypto asset holdings. The Company adopted ASU 2023-08 effective June 17, 2025. Upon adoption, qualifying digital assets are measured at fair value as of each reporting period.

The adoption of ASU 2023-08 did not have a material impact on the Company’s consolidated financial position or cash flows.

Recent Accounting Pronouncements, not yet adopted:

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”), requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

In May 2025, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. The standard revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity (“VIE”) that meets the definition of a business. The amendments differ from current U.S. GAAP because, for certain transactions, they replace the requirement that the primary beneficiary of a VIE is always the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer. Under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The ASU does not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The new guidance will become effective for interim and annual reporting periods beginning on January 1, 2027, will require a prospective transition method for business combinations that occur after the initial adoption date, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 4. Recapitalization

As discussed in Note 1, “Organization,” on December 5, 2025, the Company completed the Business Combination contemplated by the Business Combination Agreement dated June 23, 2025, by and among CCCM, SPAC Merger Sub, Company Merger Sub, ProCap BTC and the Seller, pursuant to which (i) SPAC Merger Sub merged with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”) and (ii) Company Mer Sub merged with and into ProCap, with ProCap continuing as the surviving company (the “Company Merger”).

At the Closing, pursuant to the Business Combination Agreement and after giving effect to the redemption of shares of CCCM ordinary shares:

1. As consideration for the Company Merger, Seller and Jeffrey Park, who were holders of all the common units of ProCap, received 10,000,000 shares of common stock, par value $0.001 per share of the Company (“Pubco Stock”) (the “Common Merger Consideration Shares”). As consideration for the Company Merger, holders of the non-voting preferred units of ProCap received an aggregate number of Pubco Stock equal to the product of (A) the number of preferred units outstanding prior to the Company Merger multiplied by (B) 1.25, or 64,562,500 shares.

2. As consideration for the SPAC Merger, holders of shares of CCCM immediately prior to the SPAC Merger received 10,604,104 shares of Pubco Stock (“SPAC Consideration Shares”).

Although CCCM was the legal acquirer of ProCap in the merger, ProCap is deemed to be the accounting acquirer, and the historical financial statements of ProCap became the basis for the historical financial statements of the Company upon the closing of the merger. ProCap was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	ProCap’s current shareholders will hold a majority of the voting power of the Company post Business Combination;
●	The Company Board consists of five individuals, one of which was elected by CCCM and four of which were elected by ProCap;

F-14

●	ProCap’s operations substantially comprise the ongoing operations of the Company; and
●	ProCap’s senior management comprises the senior management of the Company.

In accordance with the guidance applicable to these circumstances, the equity structure has been restated in all comparable periods up to December 5, 2025, to reflect the number of shares of the Company’s common stock, $0.001 par value per share, issued to ProCap’s stockholders in connection with the merger. As such, the shares and corresponding capital amounts and earnings per share related to ProCap’s units prior to the merger have been retroactively restated as shares reflecting the exchange ratio established in the merger.

The following table reconciles the elements of the Business Combination to the consolidated statement of changes in stockholders’ equity for the year ended December 31, 2025:

Cash - trust and cash, net of redemptions	$15,992,015
Less: transaction expenses paid	(3,790,701)
Net proceeds from the Business Combination	12,201,314

Assets (liabilities) assumed from the SPAC:
Cash	64,357
Accrued offering costs	(75,000)
Reverse recapitalization, net	$12,190,671

The number of shares of Pubco Stock issued immediately following the consummation of the Business Combination were:

Columbus Circle Capital Corp I public shares outstanding prior to the Business Combination	25,000,000
Less: Redemption of Columbus Circle Capital Corp I ordinary shares	(23,434,229)
Columbus Circle Capital Corp I public shares	1,565,771
Columbus Circle Capital Corp I founder shares outstanding	8,333,333
Columbus Circle Capital Corp I private placement shares outstanding	265,000
Columbus Circle Capital Corp I representative shares outstanding	440,000
Business combination shares – ProCap common shares after conversation ratio	74,562,500
Common stock available immediately after the Business Combination	85,166,604

F-15

The number of ProCap shares was determined as follows:

	ProCap units	ProCap common shares after conversion ratio
Common	10,000,000	10,000,000
Preferred	51,650,000	64,562,500
	61,650,000	74,562,500

Public and private placement warrants

The 12,500,000 public warrants issued at the time of CCCM’s initial public offering (the “Public Warrants”) and the 352,500 warrants issued in connection with the private placement at the time of CCCM’s initial public offering (the “Private Placement Warrants”) remained outstanding and became warrants for the Company.

Redemption

Prior to the closing of the Business Combination, certain CCCM shareholders exercised their right to redeem certain of their outstanding shares for cash, resulting in the redemption of 23,434,229 ordinary shares of CCCM for an aggregate payment of $239,345,691.

Note 5. Digital Assets

The following table sets forth the units held, cost basis and fair value of crypto assets held, as shown on the balance sheet as of December 31, 2025:

The cost basis represents the average cost at the time the Company purchased the Bitcoin.

	Quantity	Cost Basis	Fair Value
BTC	5,000.47	$466,796,700	$441,791,316
Total		$466,796,700	$441,791,316

The following table presents a reconciliation of the fair values of the Company’s digital assets held for the period from June 17, 2025 (inception) through December 31, 2025, based on the fair value model under ASU 2023-08:

Fair value
Digital assets as of June 17, 2025 (inception)	$—
Purchase of digital assets	983,296,700
Sale of digital assets	(462,036,316)
Net realized loss on sale of digital assets	(54,463,684)
Net unrealized loss on digital assets	(25,005,384)
Digital assets fair value as of December 31, 2025	$441,791,316

F-16

Note 6. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

Prepaid expenses:	December 31, 2025
Prepaid insurance	$1,812,891
Prepaid expenses - current	50,325
Total prepaid expenses - current	$1,863,216

Prepaid expenses - non-current	$16,250

Other current assets:
Interest receivable	$257,389

Note 7. Fixed Assets

Fixed assets consist of the following:

December 31, 2025
Furniture and equipment	$9,533
Leasehold improvements	75,049
84,582
Less: accumulated depreciation	(32,469)
Total fixed assets, net	$52,113

Depreciation expense related to the Company’s fixed assets was $32,469 for the period from June 17, 2025 (inception) through December 31, 2025.

F-17

Note 8. Debt

In connection with the execution of the Business Combination Agreement, on June 23, 2025, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”), with ProCap and CCCM. On December 5, 2025, upon the Closing of the Business Combination, the Convertible Note Investors purchased convertible notes issued by the Company (“Convertible Notes”) in an aggregate principal amount of $235,000,000, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes. The Convertible Notes have a conversion rate of 76.9 shares per $1,000 equal to an approximately $13.00 conversion price, zero interest rate, maturity of up to 36 months, and are collateralized by cash, cash equivalents and certain Bitcoin assets. Under the indenture associated with the Convertible Notes, the Company has up to 30 days from the closing of the Business Combination to 1.0:1.0 times collateralize the Convertible Notes using a mix of Bitcoin (with Bitcoin being valued at 50% for collateral calculation purposes), cash and cash equivalents (with cash and cash equivalents being valued at 100% for collateral calculation purposes). This note has an effective interest rate of 9.09%. U.S. Bank National Trust, N.A. (“US Bank”) serves as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. As of December 31, 2025, the Company had $145,239,552 on deposit at US Bank.

Each Convertible Note Investor may, at its option, convert each $1,000 principal amount of their Convertible Note into a number of shares of common stock equal to the conversion rate in effect on the conversion date, cash, or a combination of common stock and cash at any time from the issue date until the close of business on the second scheduled trading date immediately before the maturity date. The embedded conversion of the Convertible Notes meets the criteria for bifurcation and is recognized as a separate derivative instrument.

If an event of default occurs, then the principal amounts on all the Convertible Notes then outstanding will immediately become due and payable.

The table below summarizes the outstanding Convertible Notes as of December 31, 2025, including the effects of discounts and debt issuance costs:

December 31, 2025
Convertible Notes due 2028	$235,000,000
Discount, net (1)	(11,387,249)
Debt issuance costs, net (2)	(9,440,843)
Convertible Notes, net	$214,171,908

(1)	Discount as of December 31, 2025 consisted of $7,050,000 of original issue discount and $4,629,230 for the fair value of the embedded derivative less accumulated amortization of $291,981.

(2)	Debt issuance costs as of December 31, 2025 consisted of $9,682,916 in debt issuance costs less accumulated amortization of $242,073.

The table below reflects the principal amount of loan maturities due over the next five years as of December 31, 2025:

	5-Year Loan Maturities Fiscal Year
	2026	2027	2028	2029	2030	Total
2028 Convertible Notes	$-	$-	$235,000,000	$-	$-	$235,000,000

F-18

The table below presents the disaggregation of interest expense for the period from June 17, 2025 (inception) through December 31, 2025:

For the period from June 17, 2025 (inception) through December 31, 2025
Debt discount amortization	$291,981
Debt issuance cost amortization	242,073
Interest expense	$534,054

Note 9. Income Taxes

The Company files a consolidated federal income tax return and various state income tax returns. The amount of income taxes the Company records requires the interpretation of complex rules and regulations of federal and state taxing jurisdictions.

A reconciliation of the U.S. federal statutory rate to the Company’s effect income tax rate is as follows:

As of December 31, 2025

U.S. federal statutory rate	21.0%

Change in fair value of conversion feature	40.8%

Change in valuation allowance	(61.8)%
Provision (benefit) for income taxes	0.0%

GAAP requires deferred income tax assets and liabilities to be measured at the enacted tax rate expected to apply when temporary differences are to be realized or settled. Significant components of net deferred tax assets (liabilities) at December 31, 2025 are as follows:

As of December 31, 2025
Deferred Tax Asset (Liability)

Stock Based Compensation	$92,829
Change in Fair Value of Digital Assets	5,251,131
Interest expense, net	57,564
NOL - Federal	13,021,839
Change in Fair Value of Convertible Note Conversion Feature	(493,561)
Change in Fair Value of Derivative Securities	(22,315)
17,907,487
Valuation Allowance	(17,907,487)
Deferred Tax Asset (Liability)	$-

F-19

Valuation Allowance Roll Forward

Deferred:	As of December 31, 2025
US Federal expense (benefit)	$(17,907,487)
State and local expense (benefit)	-
Change in valuation allowance	17,907,487
Total	$-

A valuation allowance for deferred tax assets, including net operating losses, is recognized when it is more likely than not that some or all of the benefit from the deferred tax asset will not be realized. To assess that likelihood, we use estimates and judgment regarding our future taxable income, and we consider the tax consequences in the jurisdiction where such taxable income is generated, to determine whether a valuation allowance is required. Such evidence can include our current financial position, our results of operations, both actual and forecasted, the reversal of deferred tax liabilities, and tax planning strategies as well as the current and forecasted business economics of our industry. As of December 31, 2025, the Company’s deferred tax assets consisted primarily of $13.0 million related to federal net operating loss carry forwards, $5.3 million related to changes in the fair value of digital assets, and $0.2 million related to stock-based compensation and interest expense, partially offset by deferred tax liabilities related to changes in the fair value of convertible note conversion features and derivative securities. The resulting gross deferred tax assets were fully offset by a valuation allowance, resulting in no net deferred tax asset or liability as of December 31, 2025.

When more than a 50% change in ownership occurs, over a three-year period, as defined, the Tax Reform Act of 1986 limits the utilization of net operating loss carry forwards in the years following the change in ownership. In December 2025, the Company issued common stock to various parties in connection with the business combination. A Section 382 ownership study has not been completed yet. The management will continue to evaluate the occurrence of ownership change and the impact on utilization of prior year NOL, which otherwise can be carried forward indefinitely.

We have evaluated whether there were material uncertain tax positions requiring recognition in our financial statements. As of December 31, 2025, the Company has not identified unrecognized tax benefits that would favorably affect the effective tax rate if resolved in the Company’s favor and the Company recognized $0 uncertain tax liability.

Note 10. Revenue from Contracts with Customers

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

The Company provides digital advertising and marketing services, including weekly audio, video, and social media placements. These services represent a single performance obligation satisfied over time, as customers simultaneously receive and consume the benefits of the services as they are delivered. The Company uses a time-elapsed (straight-line) measure of progress for arrangements in which services are provided evenly throughout the contract term.

Customer payments are typically due upfront or within 30 days of service commencement. Consideration is generally fixed, and the Company does not have material variable consideration, noncash consideration, or significant financing components.

Significant Judgments

Significant judgments affecting the amount and timing of revenue recognition include:

●	Identification of performance obligations: Digital advertising services are determined to be a single performance obligation under the series guidance in ASC 606-10-25-14(b).
●	Measure of progress: Straight-line recognition is applied because services are delivered evenly over the contract period.
●	Assessment of collectability: The Company evaluates customer creditworthiness at contract inception and throughout the arrangement.

Costs to Obtain or Fulfill a Contract

The Company does not incur incremental costs to obtain contracts (such as sales commissions). Costs to fulfill a contract are not capitalized because such costs are either immaterial or do not meet the criteria under ASC 340-40.

F-20

Remaining Performance Obligations

As of December 31, 2025 , the Company’s remaining performance obligations under non-cancelable contracts were $1,000, all of which are expected to be recognized as revenue within the next 6 months. The Company applies the practical expedient in ASC 606-10-50-14(a) for contracts with an original duration of one year or less.

Note 11. Fair Value Measurements

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of December 31, 2025:

	Fair value measured at December 31, 2025
	Total fair value at December 31, 2025	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Assets:
Digital assets	$441,791,316	$441,791,316	$-	$-
Liabilities:
Derivative securities liabilities	$428,236	$-	$-	$428,236
Conversion feature liability - convertible notes	$2,278,940	$-	$-	$2,278,940

Digital Assets

In determining the fair value of its Bitcoin investments, the Company uses quoted prices as determined by utilizing Coinbase closing prices at midnight UTC. As such, the Company’s digital assets were determined to be Level 1 assets.

Conversion Feature Liability - Convertible Notes

In determining the fair value of Conversion Feature Liability, the Company utilized the Black-Scholes pricing model which is considered to be Level 3 liability. The key inputs are presented in the table below:

	As of December 5, 2025 (Initial)	As of December 31, 2025
Strike price	$13.00	$13.00
Stock price	$4.36	$3.53
Volatility	45.0%	45.0%
Remaining term (in years)	3.00	3.00
Risk-free rate	3.53%	3.49%

F-21

The following table presents a roll-forward of the Convertible Note Conversion Feature Liability for the period from June 17, 2025 (inception) through December 31, 2025

Conversion feature
liability - convertible notes
As of June 17, 2025 (inception)	$-
Initial value at December 5, 2025	4,629,230
Change in fair value	(2,350,290)
Balance at December 31, 2025	$2,278,940

Derivative Liability - Preferred Units

In determining the fair value of the Derivative Liability - Preferred Units, the Company utilized the Black-Scholes pricing model which is considered to be a Level 3 liability. The key inputs are presented in the table below:

As of June 23, 2025 (Initial)
Strike price - Preferred unit	$11.94
Stock price	$10.79
Volatility	47.6%
Remaining term (in years)	0.5
Risk-free rate	4.29%

The following table presents a roll-forward of the Derivative Liability – Preferred Units for the period from June 17, 2025 (inception) through December 31, 2025:

Preferred Units
Derivative Liability
As of June 17, 2025 (inception)	$-
Initial value as of June 23, 2025	56,298,500
Settlement of Derivative	(56,298,500)
Balance at December 31, 2025	$-

Derivative Securities Liabilities

When quoted market prices are not available, fair value is determined using a market-participant-based option pricing model. The Company utilizes a Black-76 valuation model to determine the fair value of BTC put options leveraging calibrated Bitcoin forward curves and volatility surfaces daily at 4:00 PM ET using executable bid-offer prices and futures data sourced from Deribit. These calibrated inputs are applied across option strikes and maturities to derive fair-market pricing.

F-22

The following table presents a roll-forward of the derivative securities liability for the period from June 17, 2025 (inception) through December 31, 2025:

Fair value
As of June 17, 2025 (inception)	$-
Premiums received on sold BTC put options	534,500
Net change in fair value recognized in earnings	(106,264)
Settlements / expirations	-
Fair value as of December 31, 2025	$428,236

See Note 3 above for a description of the Company’s accounting policies.

Note 12. Stockholders’ Equity

Preferred stock — The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001 per share. As of December 31, 2025, there were no shares of preferred stock issued and outstanding.

Common stock — The Company is authorized to issue 550,000,000 shares of common stock with a par value of $0.001 per share. As of December 31, 2025, there were 85,166,604 shares of common stock issued and 84,327,208 shares of common stock outstanding (see Note 4). Each share of common stock entitles the holder to one vote.

Treasury stock — On December 11, 2025, the Board of Directors of ProCap Financial, Inc. (the “Company”) approved a share repurchase program (the “2025 Repurchase Program”) providing for the repurchase of up to $100 million of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”). Under the 2025 Repurchase Program, the Company is authorized to repurchase shares of Common Stock through open market purchases, privately-negotiated transactions, accelerated share repurchases, or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 2025 Repurchase Program does not obligate the Company to repurchase shares of Common Stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations and other factors.

In connection with the 2025 Repurchase Program, on December 12, 2025, the Company entered into an Open Market Share Repurchase Agreement (the “Repurchase Agreement”) with TD Securities Inc. (the “Broker”) whereby the Broker has agreed to act as a non-exclusive agent on behalf of the Company to repurchase shares of Common Stock in the open market pursuant to Rule 10b5-1 and Rule 10b-18 of the Exchange Act. The Repurchase Agreement will continue in effect until terminated by either the Company or the Broker, with or without cause, upon written notice to the other party. The Company will pay the Broker a commission at a rate of $0.02 for each share of Common Stock repurchased pursuant to the Repurchase Agreement.

As of December 31, 2025, the Company held 839,396 shares of treasury stock, which were acquired for an aggregate purchase price of $2,846,627, as reflected in the accompanying consolidated statements of cash flows.

Warrants — As part of CCCM’s initial public offering, CCCM issued warrants to third party investors where each whole warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $11.50 per share (the “Public Warrants”). Simultaneously with the closing of the initial public offering CCCM completed the private sale of warrants where each warrant allows the holder to purchase one share of the Company’s common stock at $11.50 per share (the “Private Placement Warrants”). The warrants cannot be exercised until 30 days after the completion of the business combination, and will expire at 5:00pm, New York City time, December 5, 2030. As of December 31. 2025, there were 12,500,000 Public Warrants and 352,500 Private Placement Warrants.

F-23

Redemption of Warrants When the Price per Share Equals or Exceeds $18.00

The Company may redeem the outstanding warrants:

● in whole and not in part;

● at a price of $0.01 per warrant;

● upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

● if, and only if, the last reported sale price (the “closing price”) of the common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the business combination and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Note 13. Share-Based Compensation

On October 29, 2025, the Company’s Board of Directors adopted, and the Company’s stockholders approved the ProCap Financial, Inc. 2025 Equity Incentive Plan whereby it may grant to employees, consultants or non-employee directors an award, such as (1) options and stock appreciation rights, (2) performance stock, (3) performance stock units, (4) restricted stock, and (5) restricted stock units of the Company.

The aggregate number of shares which may be issued or transferred under the plan is equal to the sum of (i) 10% of the shares outstanding post-closing of the Business Combination and (ii) an annual increase on the first day of each year beginning in 2026 and ending in (and including) 2035 equal to the lesser of (A) 5% of the shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Board or the compensation committee of the Board.

Restricted Stock Units

For the period from June 17, 2025 (inception) through December 31, 2025, the Company issued restricted stock units (“RSU’S) under the 2025 Equity Plan. Each RSU entitles the recipient to one share of the Company’s common stock upon vesting. The Company measures the grant date fair value of RSU’s based on the nature of the vesting conditions.

For RSU’s subject only to service-based vesting conditions, fair value is measured using the stock price on the grant date. For RSU’s subject to performance-based vesting conditions, including market-based share price targets, grant date fair value is determined using a Monte Carlo valuation model which incorporates assumptions regarding volatility of 60%, risk-free interest rate of 3.9%, expected term of 7 years, and stock price of $4.36 to calculate the probability of achieving the specified performance conditions, consistent with ASC 718. Performance-based RSU’s will be forfeited to the extent any outstanding portion of the award remains unvested as of the seventh anniversary of the date of the grant of the award or upon the employee’s termination of employment for any such reason.

The RSU’s subject to market-based share price targets will be eligible to vest upon the achievement of the following share price vesting conditions as long as the employee remains employed by the Company through the date in which the share price vesting condition is satisfied for any five continuous business days where a share of common stock of the Company closes at or above the applicable share prices below:

Number of RSU’s eligible to vest	Share price
250,000	$15.00
250,000	$17.50
250,000	$20.00
250,000	$22.50
250,000	$25.00
500,000	$27.50
500,000	$30.00
500,000	$32.50
500,000	$35.00
500,000	$37.50
750,000	$40.00
750,000	$42.50
750,000	$45.00
1,000,000	$47.50
1,000,000	$50.00

F-24

The table below presents the summary of activity with respect to, and status of restricted stock units for the period from June 17, 2025 (inception) through December 31, 2025:

	Number of Restricted Stock Units	Weighted Average Grant Date Value
Unvested as of June 17, 2025	-	-
Granted	8,220,000	$2.13
Forfeited	-	-
Vested	(201,586)	$2.11
Unvested as of December 31, 2025	8,018,414	$2.13

As of December 31, 2025, there were 8,220,000 restricted stock units outstanding. As of December 31, 2005, unrecognized compensation cost related to the grant of restricted stock units was $17,058,191 and had a remaining vesting period of approximately 2.1 years to 3.93 years. Stock-based compensation expense related to RSUs recognized during the period from June 17, 2025 (inception) through December 31, 2025 was $442,043, and is included in the accompanying consolidated statements of operations.

Note 14. Commitments and Contingencies

As of December 31, 2025, we did not have any material commitments except as noted below.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, ProCap BTC, CCCM, the Company and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date June 23, 2025 and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a Control Person of the Company or ProCap BTC, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a Bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

Services Agreement

In connection with the execution and delivery of the Business Combination Agreement, Inflection Points, an entity under common control, and the Company entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Inflection Points agreed to provide certain services to the Company. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Effective Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration of the Work performed, upon execution of this Agreement, Service Provider shall receive an aggregate of 10,000,000 Common Units of ProCap BTC, which were exchanged for 10,000,000 shares of the Company’s stock at the closing of the Business Combination (See Note 4). Payment for all or part of the Work shall not constitute acceptance. As of December 31, 2025, these shares have been issued and are outstanding (see Note 12). These shares were recorded at fair value at date of issuance, which was reported at $10,000 on the statement of changes in stockholders’ equity.

F-25

Preferred Equity Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBS”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors,” as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, ProCap BTC and the Company, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of ProCap BTC (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment,”), which were converted and exchanged for 64,562,500 shares of common stock of the Company at the Closing of the Business Combination (See Note 4). Additionally, each Preferred Equity Subscriber executed a joinder agreement to that certain Limited Liability Company Operating Agreement of the Company, dated as of June 22, 2025, by and among the Company and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Subscriber accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of the Company.

As described above, all of the proceeds from the Preferred Equity Investment were used by the Company to the purchase Bitcoin, which Bitcoin was held in a custodial account until the Closing, upon which it was contributed to ProCap Financial.

Sponsor Earnout Agreement

On December 3, 2025, the Company and Sponsor entered into an agreement (the “Sponsor Earnout Agreement”), providing that 8,333,333 shares of Pubco Stock (such shares subject to earnout, the “Earnout Founder Shares”), representing all of the shares of Pubco Stock issuable to the Sponsor or its transferees in exchange for their Class B ordinary shares of CCCM (“Class B Ordinary Shares”) upon the Closing, shall be subject to transfer restrictions set forth in the Sponsor Earnout Agreement (the “Sponsor Transfer Restrictions”) and shall vest and be released from such restriction only if certain price targets are achieved during the 2-year period following the Closing (the “Earnout Period”).

The Sponsor Earnout Agreement provided that the Earnout Founder Shares shall vest and shall no longer be subject to the Sponsor Transfer Restrictions as follows:

●100% of the Earnout Founder Shares will vest and shall no longer be subject to the Sponsor Transfer Restrictions if the closing price of the Pubco Stock equals or exceeds $10.21 per share (as may be adjusted) for any 20 trading days within any consecutive 30-trading day period during the Earnout Period (the “Share Price Trigger Event”).

●100% of the Earnout Founder Shares will vest and shall no longer be subject to the Sponsor Transfer Restrictions if the BTC VWAP (as defined below) equals or exceeds $140,000 during any five-day period during the Earnout Period (the “BTC Price Trigger Event”).

In the event that neither a Share Price Trigger Event nor a BTC Price Trigger Event has occurred on or prior to the second anniversary of the Closing Date, then, subject to the terms and conditions of the Sponsor Earnout Agreement, on such second anniversary, 100% of the Earnout Founder Shares will vest and will no longer be subject to the Sponsor Transfer Restrictions.

Notwithstanding the foregoing, in the event that during the Earnout Period, the Company is subject to a change of control and the implied consideration per share of Pubco Stock pursuant to which the Company or its stockholders have the right to receive in such change of control equals or exceeds $10.21 (or the equivalent fair market value thereof, as determined by the board of directors of the Company following the Closing in good faith, in the event of any non-cash consideration), then, all of the Earnout Founder Shares that have not previously vested will vest and shall no longer be subject to the Sponsor Transfer Restrictions.

F-26

“BTC VWAP” means the dollar volume-weighted average price for Bitcoin (BTC) during any one hundred twenty (120)-hour period ending at the time of determination, as reported by Bloomberg through its “VAP” function for “XBTUSD BGN Currency” (or such other comparable calculation methodology as the Disinterested Independent Directors (as defined in the Sponsor Earnout Agreement) may determine in good faith if such Bloomberg function is no longer available). If the BTC VWAP cannot be calculated for Bitcoin (BTC) on such date on any of the foregoing bases, the BTC VWAP of Bitcoin (BTC) on such date shall be the fair market value as determined by the Disinterested Independent Directors of the Company acting in good faith. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Effective December 3, 2025, the Company and Seller entered into an agreement (the “Seller Earnout Agreement”), providing that 9,500,000 shares of Pubco Stock (such shares subject to earnout, the “Earnout Seller Shares”), representing all of the shares of Pubco Stock otherwise issuable to the Seller upon the Closing, shall be subject to the transfer restrictions set forth in the Seller Earnout Agreement (the “Seller Transfer Restrictions”) and shall vest and be released from such restriction only if certain price targets are achieved during the Earnout Period. The Seller Earnout Agreement provides that the Earnout Seller Shares shall vest and shall no longer be subject to the Seller Transfer Restrictions as follows:

●100% of the Earnout Seller Shares will vest and shall no longer be subject to the Seller Transfer Restrictions upon a Share Price Trigger Event.

●100% of the Earnout Seller Shares will vest and shall no longer be subject to the Seller Transfer Restrictions upon a BTC Price Trigger Event.

In the event that neither a Share Price Trigger Event nor a BTC Price Trigger Event has occurred on or prior to the second anniversary of the Closing Date, then, subject to the terms and conditions of the Seller Earnout Agreement, on such second anniversary, 100% of the earnout shares will vest and shall no longer be subject to the Seller Transfer Restrictions.

Notwithstanding the foregoing, in the event that during the Earnout Period, the Company is subject to a change of control and the implied consideration per share of Pubco Stock pursuant to which the Company or its stockholders have the right to receive in such change of control equals or exceeds $10.21 (or the equivalent fair market value thereof, as determined by the board of directors of the Company following the Closing in good faith, in the event of any non-cash consideration), then, all of the Earnout Seller Shares that have not previously vested shall vest and shall no longer be subject to the Seller Transfer Restrictions.

Put Option Derivative Liability

On December 23, 2025 and December 24, 2025, ProCap Financial, Inc. entered into Bitcoin put option contracts with FalconX that obligate ProCap to buy Bitcoin at a fixed strike price if exercised by the counterparty on the January 30, 2026 expiration date. The aggregate premium for the put option contracts was $534,500, which constitute freestanding derivative instruments and are recorded as a derivative liability on the consolidated balance sheet. The Company does not hedge the put option derivative liability on the consolidate balance sheet and therefore the Company is exposed to market risks related to Bitcoin prices and liquidity risks regarding potential cash flow if the option is exercised.

As of December 31, 2025, the fair value of the put option contracts was $428,236, and ProCap recognized a $106,264 change in fair value of derivative securities in other income (expense) on the consolidated statement of operations.

Pursuant to the terms of the put option agreements, ProCap was required to post cash collateral to support its obligations under the contracts. As of December 31, 2025, ProCap had $4,645,780 of cash collateral held in a tri-party custodial agreement with BitGo, which is presented as restricted cash on the consolidated balance sheet. The posted collateral is not netted against the fair value of the put option liability.

F-27

The following table details the terms of the option transactions:

	December 23, 2025 option transaction	December 24, 2025 option transaction
Strike price	$75,000	$75,000
Put currency	200 BTC	430 BTC
Settlement	Deliverable	Deliverable

Note 15. Related Party Transactions

As part of the Preferred Equity Subscription Agreements, Inflection Points purchased 850,000 preferred units for $8,500,000. Refer to Note 14 for additional information.

As part of the Services Agreement Inflection Points received 10,000,000 shares of common stock. Refer to Note 14 for additional information.

On June 30, 2025, the Company entered into a promissory note (the “Promissory Note”) with Inflection Points, an entity under common control, for a principal sum of up to $1,000,000. On July 11, 2025, the Company entered into an amended and restated promissory note, to ensure the Company and Procap BTC are listed as recipients of the funds. On October 5, 2025, the Company entered into the second amended and restated the promissory note, to increase the allowable principal draws to be up to $2,000,000. During the period from June 17, 2025 (inception) through December 31, 2025, the Company received $1,777,581 of proceeds from the related-party Promissory Note and made $1,889,562 of repayments, as reflected in the accompanying consolidated statements of cash flows. In addition, $111,981 of amounts due to a related party were converted into the Promissory Note, which is presented as a non-cash financing activity. The Promissory Note bears no stated interest and was payable on the earlier of May 31, 2026 or the date on which the Company consummated the business combination. On December 5, 2025, in connection with the closing of the Business Combination, the Company repaid the outstanding balance of the Promissory Note. As of December 31, 2025, the outstanding balance on the Promissory Note was $0.

On October 1, 2025, the Company entered into a commercial sublease agreement with Inflection Points. The sublease terms allow the Company to occupy the premises on a month-to month arrangement starting on October 1, 2025, and ending upon notice of 60 days from either party to the other party. The monthly rent payment under the agreement is $19,600. For the period from June 17, 2025 (Inception) through December 31, 2025, the Company recorded $58,800 of rent expense in the consolidated statement of operations.

Note 16. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating officer decision maker (“CODM”) has been identified as the Chief Executive Officer, who uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making. Accordingly, management has determined that there is only one reportable segment.

F-28

Additionally, the CODM reviews the fair market value of Bitcoin to measure and monitor value and determine the most effective strategy of investment.

As of December 31, 2025
Digital Assets	$441,791,316

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the consolidated statements of operations as net loss. As the Company is in the start-up phase, the CODM currently reviews general and administrative expenses to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (ie less than a year). The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

For the period from June 17, 2025 (inception) to
December 31, 2025
General and administrative	$7,630,335

Note 17. Leases

The Company leases its office facility under a month-to month operating lease arrangement. The Company has elected the short-term lease practical expedient under ASC 842 for this lease and therefore does not recognize a right-of-use asset or lease liability on the consolidated balance sheet for this arrangement.

Lease expense for this month-to month lease is recognized on a straight-line basis and were $19,600 per month for the period from October 2025 to December 2025. Because the lease is cancellable at any time with no significant penalty, the Company is not committed to future minimum lease payments beyond the monthly term.

Note 18. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the consolidated financial statements were issued, and no events, other than discussed below, have occurred that would require adjustments to the disclosures in the consolidated financial statements.

Non-recognized Subsequent Events:

Convertible Note Repurchase

On February 9, 2026, we entered into privately negotiated notes repurchase agreements (the “Repurchase Agreements”) with certain holders (the “Noteholders”) of certain of our outstanding 0.00% Convertible Senior Secured Notes due 2028 (the “2026 Convertible Notes”) under the Indenture, pursuant to which we agreed to repurchase (the “Repurchase”) approximately $135,400,000 in aggregate principal amount of the 2026 Convertible Notes held by the Noteholders for an aggregate of approximately $119,152,000 in cash.

The Repurchase settled on or about February 10, 2026. Upon settlement of the Repurchase, the aggregate principal amount of the 2026 Convertible Notes outstanding was reduced to approximately $99,600,000.

Pursuant to the terms of the Indenture, the Company must maintain a 1:1 loan-to-collateral ratio, where Bitcoin is treated as 0.50 to 1.00 and cash is treated as 1.00 to 1.00. As of February 12, 2026, the Company’s collateral composition is as follows: (i) 3,000 Bitcoin and (ii) $26,722,563 in cash, the total amount of which complies with the terms of the Indenture. This collateral composition is subject to change to account for market conditions, including the price of Bitcoin.

Share Repurchases

Subsequent to year end and through February 12, 2026, the Company repurchased 904,433 shares of common stock in the open market for $3,190,663, including commissions, at an average price of $3.53 per share. Total shares outstanding after the repurchase were 83,422,775 as of February 12, 2026.

Derivative Securities Liabilities

In January 2026, the Company entered into multiple Bitcoin put option contracts with a single counterparty. Under the terms of these contracts, the Company may be required to purchase an aggregate of up to 900 Bitcoin at predetermined strike prices ranging from $70,000 to $80,000 per Bitcoin, subject to counterparty exercise on specified expiration dates in February and March 2026. The aggregate premium received for the put option contracts was $888,750.

In addition, Bitcoin put option contracts entered into in December 2025 expired unexercised in January 2026, resulting in the Company retaining the aggregate premiums of $534,500.

Agreement and Plan of Merger

On February 9, 2026 the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Silvia Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), CFO Silvia, Inc, a Delaware corporation (“CFO Silvia”), Inflection Points Inc, a Delaware corporation (“Inflection Points”), Shain Noor (“Noor” and, together with Inflection Points, the “Sellers”), and Shain Noor, solely in his capacity as the stockholder representative (the “Stockholder Representative”). Under the Merger Agreement, Merger Sub will merge with and into CFO Silvia, with CFO Silvia surviving as a direct wholly owned subsidiary of the Company (the “Merger” or the “Proposed Transaction”).

At the effective time of the Merger (the “Effective Time”), each share of CFO Silvia common stock outstanding immediately prior to the Effective Time (other than dissenting shares and treasury shares) will be converted into the right to receive shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), consisting of (i) the per share merger consideration, and (ii) any per share earnout consideration, in each case as described in the Merger Agreement and related spreadsheet to be delivered prior to closing. In addition, each outstanding simple agreement for future equity (“SAFE”) will be terminated at the Effective Time, and each SAFE holder will be entitled to receive a portion of the total merger consideration and earnout shares (if any), in accordance with the Merger Agreement. A portion of the merger consideration otherwise payable to equity holders will be deposited into an escrow account for a period of twelve months to secure indemnification obligations. The shares of Company Common Stock issued in the Merger will be subject to transfer restrictions, including lock-up provisions, as further described in the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, during the earnout period, if the volume-weighted trading price of the Company Common Stock equals or exceeds $9.00 on the applicable measurement date, the Company will issue the earnout shares within ten business days following such date; provided that any earnout shares deliverable to Noor are conditioned upon his continued employment and good standing through the earnout release date, subject to certain exceptions. The earnout may only be achieved and paid once, and Company’s earnout obligations terminate upon issuance of the earnout shares or expiration of the earnout period.

In general, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Merger Agreement is intended to constitute a plan of reorganization thereunder.

The closing of the Merger is subject to customary closing conditions, including the filing of a certificate of merger with the Delaware Secretary of State, specified regulatory approvals (including any required filings under the Hart-Scott-Rodino Antitrust Improvements Act, if applicable), and the receipt of requisite approvals from CFO Silvia stockholders and Company stockholders, among other conditions set forth in the Merger Agreement.

F-29

PROCAP FINANCIAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share and per share data)

	June 30, 2026 (unaudited)	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$15,338	$44,976
Restricted cash	-	149,885
Prepaid expenses and other current assets	1,698	2,166
Total current assets	17,036	197,027
Digital assets	313,378	441,791
Right-of-use asset	961	-
Fixed assets, net	304	52
Intangible assets, net	14,095	-
Goodwill	12,671	-
Other non-current assets	7	16
Total Assets	$358,452	$638,886

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$1,655	$1,831
Conversion feature liability - convertible notes	23	-
Convertible notes, net	92,256	-
Lease liability, current	298	-
Other current liabilities	112	1
Derivative securities liabilities	-	428
Total current liabilities	94,344	2,260
Conversion feature liability - convertible notes	-	2,278
Convertible notes, net	-	214,172
Deferred tax liabilities	578	-
Lease liability, non-current	736	-
Total long term liabilities	1,314	216,450

Total liabilities	$95,658	$218,710

Stockholders’ Equity
Preferred stock; 50,000,000 authorized shares; no shares issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Common stock; $0.001 par value; 550,000,000 authorized shares; 94,651,912 shares issued and 88,574,486 shares outstanding as of June 30, 2026, 85,166,604 shares issued and 84,327,208 shares outstanding as of December 31, 2025	94	85
Treasury stock, at cost; 6,077,426 shares and 839,396 shares as of June 30, 2026 and December 31, 2025, respectively	(15,600)	(2,847)
Additional paid-in capital	480,082	451,914
Accumulated deficit	(201,782)	(28,976)
Total stockholders’ equity	262,794	420,176
Total liabilities and stockholders’ equity	$358,452	$638,886

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-30

PROCAP FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share and per share data, unaudited)

	Three Months Ended	Six Months Ended	Period from June 10, 2025 (Inception) through
	June 30, 2026	June 30, 2026	June 30, 2025

Revenue	$37	$38	$-

Operating Expenses
General and administrative	11,304	15,556	8
Stock-based compensation	3,723	7,263	-
Total Operating Expenses	15,027	22,819	8
Operating Loss	(14,990)	(22,781)	(8)

Other Income (expense)
Unrealized (loss) gain on digital assets	(49,362)	(154,829)	14,296
Realized loss on digital assets	(2,676)	(2,676)	-
Change in fair value of convertible notes conversion feature	109	946	-
Realized loss on put option liability	-	(914)	-
Gain on extinguishment of debt	-	5,933	-
Interest and dividend income	128	871	-
Interest expense	(760)	(1,860)	-
Change in fair value of derivative liability	-	-	10,330
Other (expenses) income, net	(52,561)	(152,529)	24,626

Net (Loss) Income Before Taxes	$(67,551)	$(175,310)	$24,618

Income tax benefit	(2,504)	(2,504)	-

Net (Loss) Income	$(65,047)	$(172,806)	$24,618

Weighted average number of shares of common stock outstanding, basic	89,394,753	86,164,488	3,809,524
Net (loss) income per common stock, basic	$(0.73)	$(2.01)	$6.46

Weighted average number of shares of common stock outstanding diluted	89,394,753	86,164,488	28,404,762
Net (loss) income per common stock, diluted	$(0.73)	$(2.01)	$0.50

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-31

PROCAP FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(in thousands, except for share and per share data, unaudited)

Three Months Ended June 30, 2026

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance as of March 31, 2026	-	$-	85,563,025	$85	(3,506,452)	$(10,845)	454,443	$(136,735)	$306,948
Stock-based compensation	-	-	-	-	-	-	3,723	-	3,723
Issuance of common stock upon settlement of RSU	-	-	671,936	1	-	-	(1)	-	-
Purchase of treasury stock	-	-	-	-	(2,570,974)	(4,755)	-	-	(4,755)
Shares issued on acquisition of Silvia	-	-	8,416,951	8			21,917		21,925
Net loss	-	-	-	-	-	-	-	(65,047)	(65,047)
Balance as of June 30, 2026	-	$-	94,651,912	$94	(6,077,426)	$(15,600)	$480,082	$(201,782)	$262,794

Six Months Ended June 30, 2026

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance as of December 31, 2025	-	$-	85,166,604	$85	(839,396)	$(2,847)	451,914	$(28,976)	$420,176
Stock-based compensation	-	-	-	-	-	-	7,263	-	7,263
Issuance of common stock upon settlement of RSU, net of tax	-	-	1,068,357	1	-	-	(1,012)	-	(1,011)
Purchase of treasury stock	-	-	-	-	(5,238,030)	(12,753)	-	-	(12,753)
Shares issued on acquisition of Silvia	-	-	8,416,951	8			21,917	-	21,925
Net loss	-	-	-	-	-	-	-	(172,806)	(172,806)
Balance as of June 30, 2026	-	$-	94,651,912	$94	(6,077,426)	$(15,600)	480,082	$(201,782)	$262,794

For the period from June 10, 2025 (inception) to June 30, 2025

	Preferred Stock		Common Stock		Treasury Stock		Retained	Total Stockholders’
	Units	Amount	Units	Amount	Shares	Amount	Earnings	Equity

Balance, June 10, 2025 (inception)	-	$-	-	$-	-	$-	$-	$-
Issuance of common units pursuant to the Investment Consulting and Marketing Services Agreement	-	-	10,000,000	-	-	-	-	-
Issuance of preferred units	50,800,000	451,702	-	-	-	-	-	451,702
Issuance of preferred units, related party	850,000	8,500	-	-	-	-	-	8,500
Net Profit	-	-	-	-	-	-	24,618	24,618
Balance as of June 30, 2025	51,650,000	$460,202	10,000,000	$-	-	$-	$24,618	$484,820

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

PROCAP FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six Months Ended	Period from June 10, 2025 (Inception) through
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net (loss) income	$(172,806)	$24,618
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Unrealized loss (gain) on digital assets	154,829	(14,296)
Gain on extinguishment of debt	(5,933)	-
Stock based compensation	7,263	-
Depreciation and amortization expenses	1,249	-
Amortization of discount and debt issuance costs on Convertible Notes	1,860	-
Realized loss on digital assets	2,676	-
Change in fair value of derivative liability	-	(10,330)
Realized loss on put option liability	914	-
Change in fair value of convertible notes conversion feature	(946)	-
Amortization of right-of-use asset	128	-
Changes in operating assets and liabilities:
Accounts payable and other current liabilities	(1,717)	6
Deferred tax liabilities	(2,504)	-
Escrow account	-	(1,000)
Due to investors	-	1,000
Prepaid expenses and other current assets	483	(10)
Other non-current assets	18	-
Due to related party	-	12
Lease liability	(55)	-
Net cash used in operating activities	(14,541)	-

Cash flows from investing activities:
Purchases of digital assets	(35,953)	(476,000)
Sales of digital assets	6,861	-
Acquisition of CFO Silvia, net of cash acquired	(1,326)	-
Purchases of fixed assets	(306)	-
Net cash used in investing activities	(30,724)	(476,000)
Cash flows from financing activities:
Payments of Convertible Notes	(119,152)	-
Purchase of treasury stock	(12,753)	-
Purchase of derivative securities	(1,653)	-
Taxes paid on RSU vesting	(1,011)	-
Settlement of derivative securities	(578)	-
Proceeds from derivative securities	889	-
Proceeds from issuance of preferred units	-	476,000
Net cash (used in) provided by financing activities	(134,258)	476,000

Net decrease in cash and cash equivalents	(179,523)	-
Cash, cash equivalents, and restricted cash, beginning of period	194,861	-
Cash and cash equivalents, end of period	$15,338	-

Non-cash investing and financing activities:
Common stock issued as consideration for CFO Silvia Acquisition	$(15,992)	$-
Share-settled earnout consideration for CFO Silvia Acquisition	(5,933)
Contribution of digital assets for preferred units	-	32,000
Contribution of digital assets for preferred units, related party	-	8,500
Initial recognition of conversion feature liability	-	56,299
Conversion of due to related party to a promissory note, related party	-	12

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

PROCAP FINANCIAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1. Organization

ProCap Financial, Inc. (the “Company” or “ProCap”) was founded in June 2025 and, together with its subsidiaries, is a U.S.-based modern finance company focused on developing technology-enabled products and services that leverage artificial intelligence (“AI”), data analytics, and automation to support financial analysis, investment research, and investor decision support. The Company’s mission is to help independent investors make money. Historically, the Company’s operations included investor-focused media, educational content, and strategic investments designed to support independent investors through digital platforms and other content offerings.

On December 5, 2025, the Company completed a business combination with Columbus Circle Capital Corp I (“CCCM”) (the “Transaction”), which was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). ProCap BTC, LLC (“ProCap BTC”) was determined to be the accounting acquirer and CCCM was treated as the acquired company for financial reporting purposes. The Company was deemed to be the accounting acquirer based on Accounting Standard Update No. 2025-03. Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity, which we early adopted. Following the Transaction, ProCap became the publicly traded parent company, and ProCap BTC became its operating subsidiary. As a result, the historical financial statements of ProCap BTC became the historical financial statements of the Company. Accordingly, the comparative financial information presented for periods prior to the Transaction, including the period from June 10, 2025 (inception) through June 30, 2025, reflects the historical results of ProCap BTC.

In April 2026, the Company expanded its strategic focus through investments in AI-enabled financial technology solutions designed to enhance portfolio analysis, financial planning, and investor decision support. As part of this initiative, the Company launched ProCap Insights, an agentic financial research offering, and acquired CFO Silvia, Inc. (“CFO Silvia”), an AI agent lab focused on finance. The acquisition was completed on April 6, 2026, (the “Acquisition Date”), and CFO Silvia became a wholly owned subsidiary of the Company, see Footnote 3 – CFO Silvia Acquisition for additional information.

The Company’s results of operations for the three and six months ended June 30, 2026 reflect continued investment in the development of its AI-enabled financial technology platform, strategic investments, Bitcoin holdings and the acquisition and integration of CFO Silvia.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed unaudited consolidated financial statements have been prepared in accordance with GAAP for interim financial information and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, they do not include all information and disclosures required by GAAP for complete annual financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the interim periods presented have been included.

The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full year. These condensed unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

F-34

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of ProCap Financial, Inc. and the Company’s wholly-owned subsidiaries. All intercompany transactions have been eliminated upon consolidation of these entities.

Use of Estimates

The preparation of the accompanying unaudited condensed consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which could change in the near term due to one or more future confirming events. Significant accounting estimates include the fair values of the assets acquired and liabilities assumed in the CFO Silvia acquisition, including acquired identifiable intangible assets and their estimated useful lives, the fair value of the contingent consideration issuable under the share-settled earnout arrangement, valuations of the conversion feature liability associated with the Convertible Note, and the valuations of share-based awards. Accordingly, the actual results could differ significantly from those estimates.

Liquidity and Capital Resources

As of June 30, 2026, we had cash and cash equivalents of approximately $15.3 million and working capital of approximately ($77.3 million). The negative working capital resulted primarily from the Convertible Notes that can, at the option of the holders, be repurchased for cash in June 2027 (see further in Note 7). The Company believes it has sufficient resources to meet this potential obligation, primarily through its holding of Bitcoin.

Business Combinations

The Company applies the provisions of the Accounting Standards Codification (“ASC”) 805, Business Combinations, in accounting for its acquisitions. The assets acquired and liabilities assumed are recognized at their acquisition date fair values, and goodwill is measured as the excess of consideration transferred over the acquisition date fair values of the assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which shall not exceed one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with a corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the Company’s unaudited condensed consolidated statements of operations.

The Company uses all available information to estimate fair values, including quoted market prices, the carrying value of acquired assets and assumed liabilities and valuation techniques. The judgments made in determining the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as the useful lives of the assets acquired, can materially impact the Company’s financial condition or results of operations. Other estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed.

Intangible Assets, net

Intangible assets are initially recorded at their estimated fair values as of the acquisition date and are amortized on a straight-line basis over their estimated useful lives. The Company reviews finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Intangible asset amortization expense of $1.2 million for the six months ended June 30, 2026 is recorded within general and administrative expenses in the Company’s unaudited condensed consolidated statements of operations.

Based on the carrying value of intangible assets at June 30, 2026, estimated amortization expense for the subsequent five years is as follows (in thousands):

Amount
2026 (excluding the six months ended June 30, 2026)	$2,369
2027	4,739
2028	4,739
2029	1,299
2030	152
2031	152
Thereafter	645
$14,095

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in a business combination. Goodwill is not amortized but is tested for impairment at least annually and more frequently if events or changes in circumstances indicate that impairment may exist. The Company may perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If necessary, the Company performs a quantitative impairment test and recognizes an impairment loss for the amount by which the carrying amount of the reporting unit exceeds its fair value, limited to the amount of goodwill allocated to the reporting unit.

Leases

The Company accounts for leases in accordance with ASC 842, Leases. At contract inception, the Company determines whether an arrangement contains a lease based on whether it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company has elected the practical expedient under ASC 842 to account for lease and non-lease components as a single lease component for its studio lease. Variable payments associated with cleaning services, utilities, building amenities, and other operating costs are recognized as lease expense in the period incurred and are not included in the measurement of the lease liability.

F-35

Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset over the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term.

Lease liabilities are measured using the present value of fixed lease payments. The Company uses its incremental borrowing rate at the commencement date to discount the lease payments, as the rate implicit in the lease is generally not readily determinable.

ROU assets are measured as the initial amount of the lease liability, adjusted for lease prepayments, initial direct costs, and lease incentives received. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

The Company has elected the short-term lease exemption for leases with an initial term of 12 months or less; such leases are not recognized on the balance sheet and lease payments are recognized as expense on a straight-line basis over the lease term.

Leases are presented on the Company’s unaudited condensed consolidated balance sheet as ROU assets, lease liability, current, and lease liability, non-current. Cash payments for operating leases are included in operating activities.

Recent Accounting Pronouncements, recently adopted:

In December 2024, the FASB issued ASU No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. This ASU provides guidance on the accounting for induced conversions of convertible debt instruments and eliminates the current requirement to recognize an expense equal to the fair value of all securities and other consideration transferred in an induced conversion that is in excess of the fair value of securities issuable pursuant to the original conversion terms. The amendments are effective for fiscal years beginning after December 15, 2025, with early adoption permitted. The adoption of this ASU did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Simplifications to the Current Expected Credit Losses Model for Certain Financial Assets. This ASU introduces a practical expedient that permits entities to estimate expected credit losses for certain short-term financial assets, including trade receivables and contract assets, based on current conditions without requiring reasonable and supportable forecasts. The new guidance is effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years, with early adoption permitted. The adoption of this ASU did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

Recent Accounting Pronouncements, not yet adopted:

In December 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The update improves financial reporting by requiring that public business entities disclose additional information about certain costs and expenses categories: (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization in the notes to financial statements at interim and annual reporting periods. This update is effective for fiscal years beginning after December 15, 2026, and early adoption is permitted. Additionally, in January 2025, the FASB issued ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). ASU No. 2025-01 amends the effective date of ASU No. 2024-03 to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31, referred to as non-calendar year end entities. All public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, and early adoption is permitted. The amendments should be applied prospectively with retrospective applications also permitted. The Company is currently evaluating the impact the standard will have on its consolidated financial statements and related disclosures, however, the Company does not expect the adoption of this guidance to have a material impact on the Company’s unaudited condensed consolidated financial statements.

F-36

Note 3. CFO Silvia Acquisition

On the Acquisition Date, the Company acquired 100% of the outstanding equity interests of CFO Silvia (the “CFO Silvia Acquisition”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Silvia Merger Sub, Inc., CFO Silvia, Inflection Points Inc., Shain Noor, and Shain Noor as Stockholder Representative.

CFO Silvia is a financial technology company that has developed a consumer-facing platform that organizes data and delivers financial summaries to users through an interactive interface. The Company acquired CFO Silvia largely to obtain access to the user platform, which management expects to leverage to broaden the Company’s product offerings.

Immediately prior to the closing of the CFO Silvia Acquisition, all outstanding options and other equity-linked interests of CFO Silvia were accelerated and converted into equity interests in accordance with the terms of the Merger Agreement.

The fair value of consideration transferred in connection with the CFO Silvia Acquisition was $23.3 million, consisting of the following:

a) Common stock consideration of $16.0 million, consisting of 8,416,951 shares of the Company’s common stock based on the Company’s closing stock price on the Acquisition Date of $1.90, including 900,000 shares deposited into an escrow account to secure certain indemnification obligations for a period of twelve months following the Acquisition date. The former equity holders of CFO Silvia remain the beneficial owners of the escrowed shares and retain voting and dividend rights during the escrow period.

b) Contingent consideration of $5.9 million related to fair value of 4,643,250 potential earnout shares issuable upon the achievement of specified market-based conditions. Pursuant to the Merger Agreement, the earnout shares will be issued if the Company’s common stock price equals or exceeds $9.00 per share during the contractual measurement period. The fair value of the contingent consideration was estimated using a Monte Carlo simulation model that incorporated assumptions regarding expected stock price volatility, risk-free interest rates and the probability of achieving the market condition. The undiscounted range of outcomes associated with the arrangement is either (i) no shares issued or (ii) issuance of 4,643,250 shares upon achievement of the specified market condition.

c) Cash consideration of $1.4 million related to the repayment of CFO Silvia’s indebtedness at closing.

In connection with the CFO Silvia Acquisition, the Company also agreed to pay a $5.0 million signing bonus to Shain Noor. This arrangement was determined to be separate from the transaction and is accounted for as compensation expense. In addition, certain earnout share arrangements granted to Shain Noor were determined to be compensation arrangements and were accounted for as share-based compensation. See Note 11, Share-Based Compensation, for additional information.

The following table summarizes the preliminary fair value of assets acquired and liabilities assumed as of the Acquisition Date (In thousands).

Cash and cash equivalents	$58
Prepaid expenses and other current assets	16
Other non-current assets	20
Intangibles	15,280
Goodwill	12,671
Accounts payable and other current liabilities	(1,654)
Deferred tax liabilities	(3,082)
Total net assets acquired	$23,309

The preliminary purchase price allocation resulted in the recognition of identifiable intangible assets consisting of a trademark, non-compete agreement and user platform with estimated fair values of approximately $1.5 million, $2.3 million and $11.4 million, respectively. The trademark was assigned an estimated useful life of 10 years, while the non-compete agreement and user platform were each assigned estimated useful lives of 3 years.

The purchase price allocation is preliminary and remains subject to measurement period adjustments related to the finalization of certain income tax matters and the valuation of acquired assets and liabilities assumed. Accordingly, the provisional amounts recognized at the Acquisition Date may be adjusted during the measurement period, which will not exceed one year from the Acquisition Date.

The preliminary CFO Silvia Acquisition accounting resulted in the recognition of goodwill of $12.7 million. Goodwill is attributable primarily to expected synergies from integrating CFO Silvia’s proprietary technology platform and related capabilities into the Company’s existing operations, as well as future growth opportunities and the value of the assembled workforce that does not meet the criteria for separate recognition as an identifiable intangible asset. The goodwill recognized is not expected to be deductible for income tax purposes.

The Company incurred approximately $1.4 million of expenses directly related to the CFO Silvia Acquisition, which were included in “general and administrative expenses” in the unaudited condensed consolidated statements of operations during the six months ended June 30, 2026.

Revenue and net loss attributable to CFO Silvia included in the Company’s unaudited condensed consolidated statements of operations from April 6, 2026 through June 30, 2026 were $12 thousand and $8.4 million, respectively.

Unaudited Pro Forma Operating Results

The following unaudited pro forma consolidated financial information presents the results of operations of the Company for the three and six months ended June 30, 2026, as if the CFO Silvia Acquisition had occurred on January 1, 2026. Because CFO Silvia was incorporated on September 19, 2025, supplemental pro forma revenue and earnings information for the three and six months ended June 30, 2025 has not been presented.

This information gives effect to certain purchase accounting adjustments related to the CFO Silvia Acquisition and is based on the historical financial statements of ProCap. It is presented for illustrative purposes only and is not necessarily indicative of the Company’s actual operating results had the CFO Silvia Acquisition occurred on January 1, 2026, nor is it indicative of future results (In thousands).

F-37

Proforma
For the three months ended June 30, 2026
Revenue	$37
Net loss	(67,549)

Proforma
For the six months ended June 30, 2026
Revenue	$38
Net loss	(178,713)

Pro forma adjustments to net loss for the three months and six months ended June 30, 2026 include adjustments for amortization of acquired identifiable intangible assets related to the CFO Silvia Acquisition.

Note 4. Digital Assets

The following table sets forth the units held, cost basis and fair value of crypto assets held, as shown on the balance sheet as of June 30, 2026 and December 31, 2025, respectively (In thousands, except for crypto asset quantities):

	As of June 30, 2026
	Quantity	Cost Basis	Fair Value
Bitcoin	5,355	$493,260	$313,378
Total		$493,260	$313,378

	As of December 31, 2025
	Quantity	Cost Basis	Fair Value
Bitcoin	5,000	$466,797	$441,791
Total		$466,797	$441,791

The following table presents a reconciliation of the fair values of the Company’s digital assets for the six months ended June 30, 2026 (In thousands):

Fair value
Digital assets fair value as of December 31, 2025	$441,791
Purchase of digital assets	35,953
Sales of digital assets	(6,861)
Net unrealized loss on digital assets	(154,829)
Realized loss on digital assets	(2,676)
Digital assets fair value as of June 30, 2026	$313,378

Note 5. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following (In thousands):

	June 30, 2026	December 31, 2025
Prepaid insurance	$1,352	$1,813
Prepaid other	279	50
Other current assets	47	303
Total prepaid expenses and other current assets	$1,698	$2,166

F-38

Note 6. Fixed Assets, net

Fixed assets consist of the following (In thousands):

	June 30, 2026	December 31, 2025
Furniture and equipment	$34	$10
Leasehold improvements	367	75
Total	401	85
Less: accumulated depreciation	(97)	(32)
Total fixed assets, net	$304	$52

Depreciation expense, calculated using the straight-line method, was approximately $26 thousand and $65 thousand for the three and six months ended June 30, 2026, respectively. Depreciation expense for the period from June 10, 2025 (Inception) through June 30, 2025 was $0.

Note 7. Convertible Note

The net carrying value of the Company’s outstanding debt consisted of the following, as of (In thousands):

	June 30, 2026	December 31, 2025
Convertible Notes due 2028	$99,600	$235,000
Discount, net (1)	(4,015)	(11,387)
Debt issuance costs, net (2)	(3,329)	(9,441)
Convertible Notes, net	$92,256	$214,172

(1)	Discount as of June 30,2026 consisted of $7.1 million of original issue discount and $4.6 million for the initial fair value of the embedded derivative, less accumulated amortization of $1.3 million, gain on debt extinguishment of $6.4 million.

(2)	Debt issuance costs as of June 30, 2026 consisted of $9.7 million in debt issuance costs, less accumulated amortization of $1.1 million and gain on debt extinguishment of $5.3 million.

Management determined the fair value of the Convertible Notes due 2028 as of June 30, 2026 and December 31, 2025 were $92.1 million and $225.7 million, respectively, based on an implied yield of 8.72% (Level 3 inputs). A change in those inputs to a different amount might result in a significantly higher or lower fair value measurement.

The table below presents the disaggregation of interest expense for the period June 30, 2026 (In thousands):

For the six-months ended June 30,2026
Debt discount amortization	$1,017
Debt issuance cost amortization	843
Interest expense, net	$1,860

F-39

The Convertible Notes have a conversion rate of 76.9 shares per $1,000 equal to an approximately $13.00 conversion price, zero interest rate, maturity of up to 36 months, and are collateralized by certain Bitcoin assets. Under the indenture associated with the Convertible Notes, the Company must maintain at all times a 1.0:2.0 (loan-to-collateral ratio compliance level) times collateralization of the Convertible Notes using a mix of Bitcoin (with Bitcoin being valued at 50% for collateral calculation purposes), and cash and cash equivalents (with cash and cash equivalents being valued at 100% for collateral calculation purposes). As of June 30, 2026, the Company had 3,515 Bitcoin on deposit, of which only 3,404 Bitcoin were required to be used as collateral, at Anchorage Digital Bank, N.A as collateral for the Convertible Notes. The Company retains sole discretion and control over Bitcoin held as collateral. Lenders have no rights to sell, pledge and re-hypothecate this asset.

On February 9, 2026, the Company entered into privately negotiated note repurchase agreements with certain holders of its outstanding Convertible Notes and repurchased $135.4 million in aggregate principal amount for an aggregate cash purchase price of $119.2 million. Following the transaction, $99.6 million aggregate principal amount of Convertible Notes remained outstanding. The Company accounted for the transaction as a debt extinguishment and recognized a gain on extinguishment of debt of $5.9 million during the six months ended June 30, 2026.

The following table summarizes the net gain on the extinguishment of debt (In thousands):

Gain on extinguishment of debt
Excess of the net carrying amount of the repurchased Convertible Notes	$16,248
Derecognition of debt discount	(6,355)
Derecognition of debt issuance costs	(5,269)
Derecognition of conversion feature derivative liability	1,309
Total	$5,933

The Company accounted for the cash payment as a financing activity in its unaudited condensed consolidated statement of cash flows.

The table below reflects the principal amount of loan maturities due over the next five years as of June 30, 2026 (In thousands):

	5-Year Loan Maturities Fiscal Year
	2026	2027	2028	2029	2030	Total
2028 Convertible Notes	$-	$99,600	$-	$-	$-	$99,600

Although the Convertible Notes mature in December 2028, the holders have the right to require the Company to repurchase all or a portion of Convertible Notes for cash at a price equal to 100% of outstanding principal amount anytime on June 5, 2027 (“Repurchase Date”). Because the Repurchase Date occurs within twelve months of June 30, 2026, the carrying amount of the Convertible Notes is presented as current in the unaudited condensed consolidated balance sheet. As of June 30, 2026, the Company held cash and cash equivalents of approximately $15.3 million and 5,355 Bitcoin with an aggregate fair value of approximately $313.4 million. The principal payments reflected in the contractual maturities table above assume that holders exercise their repurchase right on the Repurchase Date.

Note 8. Fair Value Measurements

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of June 30, 2026 and December 31, 2025 (In thousands):

	Fair value measured at June 30, 2026
	Total fair value at June 30, 2026	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Assets:
Digital assets	$313,378	$313,378	$-	$-
Liabilities:
Conversion feature liability - Convertible Notes	23	-	-	23
Total	$313,401	$313,378	$-	$23

	Fair value measured at December 31, 2025
	Total fair value at December 31, 2025	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Assets:
Digital assets	$441,791	$441,791	$-	$-
Liabilities:
Derivative securities liabilities	428	-	-	428
Conversion feature liability - Convertible Notes	2,279	-	-	2,279
Total	$444,497	$441,791	$-	$2,706

F-40

Conversion Feature Liability - Convertible Notes

The conversion feature liability associated with the Company’s Convertible Notes is measured at fair value using a Black-Scholes option pricing model and is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs.

The key inputs used in determining the fair value of the conversion feature liability are presented in the table below:

	As of June 30, 2026	As of December 31, 2025
Strike price	$13.00	$13.00
Stock price	1.54	3.53
Volatility (as a percentage)	43.0	45.0
Remaining term (in years)	0.92	3.00
Risk-free rate (as a percentage)	3.89	3.49

The following table presents a roll-forward of the Convertible Note Conversion Feature Liability as of June 30, 2026 (In thousands):

Conversion feature derivative liability
Balance at December 31, 2025	$2,278
Gain on debt extinguishment	(1,309)
Change in fair value	(946)
Balance at June 30, 2026	$23

Derivative Securities Liabilities

As of December 31, 2025, the Company had outstanding Bitcoin put option contracts with a fair value liability of $0.4 million. During the six months ended June 30, 2026, all outstanding Bitcoin put option contracts were exercised, expired, or otherwise settled, and the Company recognized a realized loss of $0.9 million related to these contracts. As of June 30, 2026, the Company had no outstanding derivative securities liabilities.

F-41

Note 9. Stockholders’ Equity

On December 9, 2025, the board of directors of the Company (the “Board of Directors”) authorized a share repurchase program providing for the repurchase of up to $100.0 million of the Company’s Common Stock. During the three months and six months ended June 30, 2026, the Company repurchased 2,570,974 and 5,238,030 shares of Common Stock for $4.8 million and $12.8 million respectively, including commissions. During the three months ended June 30, 2026, the Company repurchased shares at an average price of $1.85 per share. As of June 30, 2026, approximately $84.4 million remained available under the repurchase program.

In connection with the CFO Silvia Acquisition, the Company recognized an equity-classified contingent consideration with a fair value of $5.9 million, which was recorded within additional paid-in capital as part of the purchase consideration. The arrangement provides for the issuance of a fixed number of the Company’s common shares upon the achievement of specified market-based conditions. See Note 3, CFO Silvia Acquisition, for additional information.

Note 10. EPS

The computation of basic and diluted net loss per share for the three and six months ended June 30, 2026 is as follows (In thousands, except for share and per share data):

For the three months ended June 30, 2026
Numerator:
Net loss	$(65,047)
Denominator:
Weighted average number of shares of common stock outstanding, basic and diluted	89,394,753
Net loss per common stock, basic and diluted	$(0.73)

For the six months ended June 30, 2026
Numerator:
Net loss	$(172,806)
Denominator:
Weighted average number of shares of common stock outstanding, basic and diluted	86,164,488
Net loss per common stock, basic and diluted	$(2.01)

As of June 30, 2026, the following potentially dilutive securities were excluded from the computation of diluted net loss per share because their inclusion would have been anti-dilutive:

For the three months ended
June 30, 2026
Warrants	12,852,500
RSUs (See Note 11)	14,342,256
Convertible Notes	7,659,240
Total	34,853,996

F-42

The computation of basic and dilutive net income per common unit for the period from June 10, 2025 (inception) through June 30, 2025 is as follows (In thousands, except for share):

For the Period
from June 10,2025 through
June 30, 2025
Basic EPS
Numerator:
Net Income	$24,618

Denominator:
Weighted average number of shares of common stock outstanding-basic	3,809,524
Net income per common stock, basic	$6.46

Diluted EPS
Numerator:
Net Income	$24,618
Less: change in fair value of conversion feature	$(10,330)
Net Income, diluted	$14,288
Denominator:
Weighted average number of shares of common stock outstanding-basic	3,809,524
Add: Preferred Units	24,595,238
Weighted average number of shares of common stock outstanding-diluted	28,404,762
Net income per common stock, diluted	$0.50

Note 11. Share-Based Compensation

The Company’s 2025 Equity Incentive Plan (the “2025 Equity Plan”) is described in Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Company has elected to account for forfeitures as they occur.

Time-based restricted stock units

During the six months ended June 30, 2026, the Company granted 3,353,832 time-based restricted stock units (“RSUs”) under the 2025 Equity Plan to certain employees and service providers with aggregate grant-date fair value of $7.7 million. The awards generally vest over a service period ranging from 1 to 4 years.

For RSUs subject solely to time-based vesting conditions, grant-date fair value is determined based on the closing market price of the Company’s common stock on the grant date. During the six months ended June 30, 2026, grant-date stock prices used to value such awards had a weighted average grant date fair value of $2.27 per share.

The following schedule summarizes activity related to time-based RSUs for the six months ended June 30, 2026:

	Number of time-based Restricted Stock Units	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2025	18,414	$2.13
Granted	3,353,832	2.27
Forfeited	-	-
Vested	(1,454,365)	2.51
Unvested as of June 30, 2026	1,917,980	$2.09

For the three and six months ended June 30, 2026, the Company recognized approximately $2.0 million and $4.2 million, respectively, in share-based compensation expense from time-based RSUs. As of June 30, 2026, unrecognized compensation cost related to unvested time-based RSUs was $3.5 million, which is expected to be recognized over a weighted average remaining period of 1.2 years.

F-43

Market-based restricted stock units

In connection with the CFO Silvia Acquisition, the Company granted Shain Noor the right to receive up to 4,356,450 shares of the Company’s common stock. The award is subject to both continued service and market condition requiring the Company’s common stock to achieve a trading price of $9.00 per share. Because the award is contingent upon future employment and achievement of the market condition, it is accounted for as a share-based payment award under ASC 718 and is excluded from the purchase consideration transferred in the transaction.

The award had a grant-date fair value of $5.1 million, which was determined using a Monte Carlo valuation model. The valuation incorporated assumptions regarding the Company’s stock price, expected volatility, risk-free interest rate, expected term, and expected dividend yield. Expected volatility was based on the historical volatility of the Company’s common stock, and the risk-free interest rate was based on the U.S. Treasury yield curve in effect on the grant date for a term corresponding to the expected term of the award.

The following table summarizes the key assumptions used in the Monte Carlo valuation of market-based awards granted during the six months ended June 30, 2026:

Assumption	Input
Stock price	$1.90
Expected volatility	70.0%
Risk-free interest rate	3.94%
Expected term	5.00
Expected dividend yield	0.00%

The following table summarizes activity related to market-based RSUs for the six months ended June 30, 2026:

	Number of market-based Stock Units	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2025	8,000,000	$2.13
Granted	4,356,450	1.17
Forfeited	-	-
Vested	-	-
Unvested as of June 30, 2026	12,356,450	$1.75

As of June 30, 2026, the market condition associated with the award had not been satisfied and, accordingly, no shares subject to the award had vested.

For the three and six months ended June 30, 2026, the Company recognized approximately $1.7 million and $3.1 million, respectively, in share-based compensation expense from market-based RSUs. As of June 30, 2026, unrecognized compensation cost related to unvested market-based RSUs was $18.1 million. The remaining compensation cost is expected to be recognized over the weighted average remaining period of 3.0 years.

Note 12. Income Taxes

The Company’s effective tax rate for the six months ended June 30, 2026 and for the period from June 10, 2025 through June 30, 2025 was approximately 1.43% and (0)%, respectively. During the second quarter ended June 30, 2026, the Company recognized a discrete income tax benefit of approximately $2.5 million related to the partial release of its valuation allowance on deferred tax assets. The valuation allowance release was supported by additional objectively verifiable positive evidence resulting from the scheduled reversal of acquisition-related taxable temporary differences generated by the CFO Silvia Acquisition completed during the second quarter of 2026. The discrete income tax benefit was the primary driver of the Company’s effective tax rates for the three and six months ended June 30, 2026.

The Company evaluates the realizability of deferred tax assets on a quarterly basis and records a valuation allowance when it is more-likely-than-not that some portion or all of its deferred tax assets will not be realized. As of June 30, 2026, the Company continued to maintain a valuation allowance against deferred tax assets that management has concluded are not more-likely-than-not to be realized.

As of June 30, 2026 and December 31, 2025, the Company had no unrecognized tax benefits and had not accrued any interest or penalties related to uncertain tax positions.

Note 13. Commitments and Contingencies

Services Agreement

In June 2025, the Company and Inflection Points, an entity under common control, entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Inflection Points agreed to provide certain services to the Company. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration, Inflection Points received an aggregate of 10,000,000 shares of the Company’s stock on December 5, 2025. As of June 30, 2026, these shares have been issued and are outstanding.

F-44

Sponsor and Seller Earnout Agreements

Pursuant to the Sponsor Earnout Agreement and Seller Earnout Agreement (the “Agreements”) entered into on December 3, 2025, 8,333,333 shares and 9,500,000 shares of the Company’s Common Stock, respectively, remain subject to vesting and transfer restrictions. The terms of the Agreements are described in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. As of June 30, 2026, no vesting events had occurred under either arrangement and the related shares remained subject to the applicable transfer restrictions.

Note 14. Segment Information

The Company’s Chief Executive Officer has been identified as the chief operating decision maker (“CODM”). The CODM reviews financial information on a consolidated basis for purposes of assessing performance, allocating resources, and making operating decisions. Accordingly, management has determined that the Company operates as one reportable segment.

The CODM primarily evaluates performance using consolidated net loss, cash flows, and liquidity measures. The CODM also reviews significant segment expenses that are regularly provided to the CODM, as presented in the table below to manage liquidity and assess progress against the Company’s operating plan. Total segment assets are consistent with total assets reported in the unaudited condensed consolidated balance sheets. The CODM also monitors the fair market value of the Company’s Bitcoin holdings in evaluating capital allocation and treasury management strategy.

Because the Company is focused on executing its growth strategy and is not currently generating significant revenue, resource allocation decisions are primarily based on liquidity management, operating expenditure, and capital allocation priorities.

The following table sets forth the Company’s significant segment expenses (in thousands):

	Three Months Ended	Six Months Ended	Period from June 10, 2025 (Inception) through
	June 30, 2026	June 30, 2026	June 30, 2025

Revenue	$37	$38	$-

Operating Expenses
Payroll expenses	1,674	2,683	-
One-time bonus	5,000	5,000	-
Depreciation and amortization	1,210	1,249
Other operating expenses(1)	3,420	6,624	8
Stock-based compensation	3,723	7,263	-

Total Operating Expenses	15,027	22,819	8
Operating Loss	(14,990)	(22,781)	(8)
Other Income (expense)
Unrealized (loss) gain on digital assets	(49,362)	(154,829)	14,296
Realized loss on digital assets	(2,676)	(2,676)	-
Change in fair value of convertible notes conversion feature	109	946	-
Realized loss on put option liability	-	(914)	-
Gain on extinguishment of debt	-	5,933	-
Interest and dividend income	128	871	-
Interest expense	(760)	(1,860)	-
Change in fair value of derivative liability	-	-	10,330
Other (expenses) income, net	(52,561)	(152,529)	24,626

Net (Loss) Income Before Taxes	(67,551)	(175,310)	24,618

Income tax benefit	(2,504)	(2,504)	-

Net (Loss) Income	(65,047)	(172,806)	24,618

(1)	Includes other operating expenses such as professional fees, insurance, rent, and utility expenses.

Note 15. Leases

Office Lease

The Company leases its office facility under a month-to-month operating lease arrangement. The Company has elected the short-term lease practical expedient under ASC 842 for this lease and therefore does not recognize a right-of-use asset or lease liability on the unaudited condensed consolidated balance sheet for this arrangement.

Lease expense for this month-to-month lease is recognized on a straight-line basis and was $20 per month for the period from January 2026 through June 2026. Because the lease is cancellable at any time with no significant penalty, the Company is not committed to future minimum lease payments beyond the monthly term.

Studio Lease

In February 2026, the Company entered into a new operating lease agreement for studio space. The lease has an initial term of 45 months, commencing February 1, 2026 and expiring October 31, 2029. The lease requires monthly base rent payments of $27 with a three-month rent abatement of $82. The Company does not have an option to extend the lease term or to purchase the leased property. The lease contains fees for cleaning services, utilities, building amenities, and other operating items that are non-lease components. These variable lease payments are recognized in the period incurred rather than included in the lease liability, with the Company recording an operating expense when such amounts arise. The Company has recognized a right-of-use asset and lease liability on the unaudited condensed consolidated balance sheet for this arrangement.

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Lease Costs

The components of lease cost for the three months and six months ended June 30, 2026 and 2025 were as follows (In thousands):

	Three Months Ended June 2026	Six Months Ended June 2026
Lease Cost	Amount	Amount
Operating lease cost	$78	128
Short-term lease cost	60	119
Total lease cost	$138	247

Operating lease cost and short-term lease cost are recognized on a straight-line basis over the lease term and are included in general and administrative expenses in the unaudited condensed consolidated statement of operations.

Supplemental Balance Sheet Information

Supplemental balance sheet information related to the Company’s operating lease as of June 30, 2026, is as follows (In thousands):

As of June 30, 2026
Operating lease right-of-use asset	$961
Operating lease liability, current portion	298
Operating lease liability, non-current portion	736
Total operating lease liability	$1,034

Maturities of Lease Liability

Future minimum lease payments under the operating lease as of June 30, 2026, are as follows (In thousands):

Operating Leases
2026 (remaining six months)	$163
2027	328
2028	328
2029	274
Total future minimum lease payments	1,093
Less: present value discount	(59)
Present value of lease liability	$1,034

Supplemental Cash Flow and Other Information

Supplemental cash flow and other information related to the Company’s operating lease for the six months ended June 30, 2026, are as follows (In thousands):

Amount
Amortization of right-of-use asset	$128
Cash paid for amounts included in the measurement of lease liability	55
Right-of-use asset obtained in exchange for new operating lease liability	1,074
Remaining lease term (in years)	3.5
Discount rate (as a percentage)	3.45%

Note 16. Related Party

Prior to the CFO Silvia Acquisition, Inflection Points Inc., an entity controlled by Anthony Pompliano, the Company’s CEO, was the majority owner of CFO Silvia. Accordingly, Inflection Points Inc. was also a selling shareholder in the CFO Silvia Acquisition and received $14.0 million of the total acquisition consideration, consisting of $8.1 million of closing equity consideration and $5.9 million of contingent earnout consideration. The contingent earnout shares underlying the contingent consideration are issuable upon the achievement of specified market-based conditions, including the Company’s common stock reaching trading price at or above $9.00 per share.

In addition, CFO Silvia was party to two promissory notes payable to Inflection Points Inc., an entity controlled by the Company’s Chief Executive Officer. The outstanding principal balance of the notes were $2.4 million as of the Acquisition Date. In connection with the CFO Silvia Acquisition, cash consideration of $1.4 million was used to repay one of the notes, and the remaining $1.0 million note was assumed by the Company and repaid following the acquisition. No amounts remained outstanding as of June 30, 2026.

Note 17. Subsequent Events

The Company evaluated subsequent events through the date the unaudited condensed consolidated financial statements were issued.

Appointment of Independent Director and Nasdaq Compliance

On July 15, 2026, the Company appointed Benjamin Buchanan as an independent director and member of the audit committee of the Board of Directors. As a result of this appointment, the Company regained compliance with Nasdaq corporate governance requirements relating to board and audit committee independence. On July 21, 2026, the Company received notice from Nasdaq confirming that the compliance matter had been resolved and closed.

Proposed Exchange-Traded Funds

On August 13, 2026, Tidal Trust IV, a Delaware statutory trust that is not affiliated with the Company, filed a registration statement on Form N-1A with the SEC with respect to five proposed actively managed exchange-traded funds. ProCap Investment Advisers, LLC, a wholly-owned subsidiary of the Company, is proposed to serve as investment sub-adviser to each fund. The registration statement is subject to SEC review and may be amended, delayed or withdrawn, and no fund may commence operations until its registration statement has become effective, its shares have been approved for listing on a national securities exchange and applicable distribution and operational arrangements are in place. As of the date these unaudited condensed consolidated financial statements were issued, no sub-advisory fees had been earned and no seed capital had been committed or funded by the Company or its subsidiaries. Costs incurred in connection with the proposed funds through the date of issuance were not material.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the costs and expenses payable by us in connection with the offering described in this registration statement, other than underwriting discounts and commissions. All amounts are estimates other than the Securities and Exchange Commission registration fee, which was paid in connection with the original filing of this registration statement. No additional securities are being registered by this Post-Effective Amendment and no additional registration fee is payable.

Securities and Exchange Commission registration fee	$38,045.20 (previously paid)
Accountants’ fees and expenses	$45,000
Legal fees and expenses	$100,000
Transfer Agent’s fees and expenses	$5,000
Printing and engraving expenses	$5,000
Miscellaneous	-
Total expenses	$193,045

Item 14. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Charter eliminates the liability of our officers and directors for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that officers and directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties, except for liability for any transaction from which the director or officer derives an improper personal benefit; for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; for any unlawful payment of dividends or redemption of shares by directors; or for any breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders.

II-1

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Bylaws require us to indemnify and advance expenses, to the fullest extent permitted by applicable law, to our directors, officers and agents. We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Our Charter prohibits any retroactive changes to the rights or protections of, or increasing the liability of, any officer or director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years that were not registered under the Securities Act. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

Convertible Notes. In connection with the Closing, on December 5, 2025, the Convertible Note Investors purchased Convertible Notes issued by the Company in an aggregate principal amount of $235.0 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes, pursuant to the Convertible Note Subscription Agreements. As of the Closing, 18,071,500 shares of Common Stock were issuable upon conversion of the Convertible Notes, and such shares are subject to registration rights as set forth in the Convertible Note Subscription Agreements. The offer and sale of the Convertible Notes was not registered under the Securities Act in reliance on Section 4(a)(2) of the Securities Act. On February 9, 2026, the Company repurchased $135.4 million aggregate principal amount of the Convertible Notes for an aggregate cash purchase price of $119.2 million, and $99.6 million aggregate principal amount of Convertible Notes remained outstanding as of June 30, 2026. As of June 30, 2026, 7,659,240 shares of Common Stock were issuable upon conversion of the Convertible Notes.

CFO Silvia Merger Consideration. On April 6, 2026, in connection with the closing of the merger with CFO Silvia, Inc., the Company issued 7,516,951 shares of Common Stock as closing consideration and deposited 900,000 shares of Common Stock into escrow, for an aggregate of 8,416,951 shares of Common Stock, and the Company agreed to issue up to 9,000,000 additional shares of Common Stock as earnout consideration if the applicable trading price condition is satisfied during the five-year period following the closing date. The offer and sale of those shares was not registered under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of June 23, 2025, by and among CCCM, the Company, ProCap, SPAC Merger Sub, Company Merger Sub and Professional Capital Management (incorporated by reference to Exhibit 2.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
2.2	First Amendment to the Business Combination Agreement, dated as of July 28, 2025, by and among CCCM, the Company, ProCap, SPAC Merger Sub, Company Merger Sub and Professional Capital Management (incorporated by reference to Exhibit 2.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on July 28, 2025).
2.3†#	Agreement and Plan of Merger, dated as of February 9, 2026, by and among the Company, Silvia Merger Sub, Inc., CFO Silvia, Inc., Inflection Points Inc., Shain Noor and Shain Noor, as Stockholder Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on September 17, 2026 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 22, 2026).
3.3	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 22, 2026).
3.4	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
3.5	Second Amended and Restated Bylaws of the Company, effective September 22, 2026 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed with the SEC on September 22, 2026).
4.1	Warrant Agreement, dated May 15, 2025, by and between CCCM and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on May 20, 2025).
4.2	Warrant Assignment, Assumption and Amendment Agreement, dated December 5, 2025, by and among Continental Stock Transfer & Trust Company, as Public Warrant Agent, CCCM and the Company (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
4.3	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
4.4	Indenture, dated as of December 5, 2025, by and among ProCap, the Guarantors listed therein and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026).
5.1**	Opinion of Reed Smith LLP.
10.1	Amended and Restated Registration Rights Agreement, dated as of December 5, 2025, by and among CCCM, the Company, the Sponsor and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
10.2	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on September 18, 2025).
10.3†	Form of Convertible Note Subscription Agreement by and among ProCap, the Company, CCCM and the subscribers thereto (incorporated by reference to Exhibit 10.7 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.4	Non-Competition Agreement, dated as of June 23, 2025, by and among CCCM, ProCap, the Company and Anthony Pompliano (incorporated by reference to Exhibit 10.3 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.5+	Company 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
10.6+	Amendment to the Company 2025 Equity Incentive Plan, approved by the Company’s stockholders on March 27, 2026 (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8, filed with the SEC on May 18, 2026).
10.7	Services Agreement, dated as of June 23, 2025, by and between Professional Capital Management and ProCap (incorporated by reference to Exhibit 10.5 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.8+	Employment Agreement effective as of July 25, 2025, by and between ProCap and Jeffrey Park (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.9+	Amended and Restated Employment Agreement effective as of October 1, 2025, by and between ProCap and Kyle Wood (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.10+	Employment Agreement effective as of August 25, 2025, by and between ProCap and Megan Pacchia (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).

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10.11+	Employment Agreement effective as of October 17, 2025, by and between ProCap and Anthony Pompliano (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.12+	Employment Agreement effective as of October 15, 2025, by and between ProCap and Renae Cormier (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.13	Sponsor Earnout Agreement, by and among CCCM, ProCap, the Company and the Sponsor (incorporated by reference to Exhibit 10.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on December 5, 2025).
10.14	Seller Earnout Agreement, by and among CCCM, ProCap, the Company and the Seller (incorporated by reference to Exhibit 10.2 to CCCM’s Current Report on Form 8-K, filed with the SEC on December 5, 2025).
10.15†+	Employment Agreement, dated as of April 3, 2026, by and between the Company and Shain Noor (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2026).
10.16†	Form of Lock-Up Agreement, dated as of April 6, 2026, by and between the Company and each of the Sellers and SAFE Holders (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
10.17†+	Non-Competition and Non-Solicitation Agreement, dated as of April 6, 2026, by and between the Company and Shain Noor (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2026).
10.18	Registration Rights Agreement, dated as of April 6, 2026, by and among the Company and the equityholders party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2026).
10.19	Form of SAFE Termination Agreement, dated as of April 6, 2026, by and among the Company, CFO Silvia, Inc and each SAFE Holder party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
10.20†	Form of Notes Repurchase Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2026).
10.21+	Separation Agreement and General Release, dated April 3, 2026, by and between ProCap Financial, Inc. and Jeff Park (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2026).
14.1	Company’s Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2025).
16.1	Letter from MaloneBailey, LLP, dated March 27, 2026, addressed to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2026).
21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026).
23.1**	Consent of MaloneBailey, LLP, independent registered public accounting firm.
23.2**	Consent of Reed Smith LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page of this Post-Effective Amendment).
101.INS**	Inline XBRL Instance Document.
101.SCH**	Inline XBRL Taxonomy Extension Schema Document.
101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104**	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table.

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

+ Indicates a management contract or compensatory plan or arrangement.

# Indicates that certain portions of this exhibit that constitute confidential information have been redacted in accordance with Regulation S-K Item 601(b)(2) or (10).

* Previously filed.

** Filed or furnished herewith.

(b) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 9th, 2026.

Silvia, Inc.

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Anthony Pompliano, acting alone or together with another attorney-in-fact, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including further post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Anthony Pompliano	Chief Executive Officer and Chairman	October 9, 2026
Anthony Pompliano	(Principal Executive Officer)

/s/ Renae Cormier	Chief Financial Officer and Treasurer	October 9, 2026
Renae Cormier	(Principal Financial and Accounting Officer)

*	Director	October 9, 2026
Eric Jackson

*	Director	October 9, 2026
Bill Koutsouras

/s/ Benjamin Buchanan	Director	October 9, 2026
Benjamin Buchanan

*	Director	October 9, 2026
Gary Quin

*By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Attorney-in-Fact

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